As filed with the Securities and Exchange Commission on September
24
, 2021.
Registration
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rocket Lab USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4522	98-1550340
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Rocket Lab USA, Inc.
3881 McGowen Street
Long Beach, CA 90808
(714)
465-5737
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Beck
Rocket Lab USA, Inc.
President, Chief Executive Officer and Chairman
3881 McGowen Street
Long Beach, CA 90808
(714)
465-5737
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig Schmitz	Adam Spice
W. Stuart Ogg	Chief Financial Officer
Goodwin Procter LLP	Rocket Lab USA, Inc.
601 Marshall Street	3881 McGowen Street
Redwood City, CA 94063	Long Beach, CA 90808
(650) 752-3100	(714) 465-5737

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value (“Common Stock”) (3)	46,700,000	$14.69 (10)	$686,023,000.00	$74,845.11
Common Stock (4)	8,903,322	$14.69 (10)	$130,789,800.18	$14,269.17
Common Stock (5)	878,887	$14.69 (10)	$12,910,850.03	$1,408.57
Common Stock (6)	8,000,000	n/a	n/a	n/a
Common Stock (7)	16,266,666	n/a	n/a	n/a
Warrants to purchase Common Stock (8)	5,600,000	n/a	n/a	n/a
Common Stock (9)	347,322,185	n/a	n/a	n/a
Total			$829,723,650.21	$90,522.85

(1)
Immediately prior to the consummation of the Business Combination (as defined in the prospectus forming part of this registration statement (the “prospectus”)), Vector Acquisition Corporation, a Cayman Islands exempted company (“Vector”), effected a deregistration by way of continuation under the Cayman Islands Companies Act (2021 Revision) and a domestication under Part XVII of the Delaware General Corporation Law, pursuant to which Vector’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “domestication”). The continuing entity following the domestication and surviving entity in the Business Combination was the registrant, renamed “Rocket Lab USA, Inc.”.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(3)
Represents shares of the registrant’s common stock, par value $0.0001 per share (“common stock”), issued pursuant to subscription agreements, dated as of March 1, 2021, with certain investors in connection with the Business Combination that are being registered for resale by selling securityholders identified in this Registration Statement.

(4)
Represents shares of common stock offered for resale by selling securityholders identified in this Registration Statement underlying outstanding stock options and restricted stock units assumed by the registrant in the Business Combination.

(5)
Represents outstanding shares of common stock offered for resale by selling securityholders identified in this Registration Statement that were issued on cashless exercise of warrants assumed by the registrant in the Business Combination.

(6)
Represents 8,000,000 shares of common stock offered for resale by selling securityholders identified in this Registration Statement issued upon consummation of the Business Combination in exchange for shares of Vector’s Class B ordinary shares originally issued in a private placement to Vector’s initial shareholders, all of which were registered on the registrant’s previous Registration Statement on Form
S-4,
as amended,
(File No. 333-257440)
that was originally declared effective by the Securities and Exchange Commission on July 21, 2021 (the “Prior Registration Statement”) and included in the prospectus herein pursuant to Rule 429 under the Securities Act. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(7)
Represents the issuance and sale by the registrant of up to 16,266,666 shares of common stock upon the exercise of outstanding warrants originally issued by Vector and converted in the domestication, consisting of 10,666,666 shares issuable upon exercise of warrants that were underlying units issued by Vector in its initial public offering (“public warrants”) and 5,600,000 shares underlying units initially issued in a private placement simultaneously with Vector’s initial public offering (the “private placement warrants”), all of which were registered on the registrant’s Prior Registration Statement and included in the prospectus herein pursuant to Rule 429 under the Securities Act. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(8)
Represents the 5,600,000 private placement warrants offered for resale by selling securityholders identified in this Registration Statement, all of which were registered on the registrant’s Prior Registration Statement and included in the prospectus herein pursuant to Rule 429 under the Securities Act. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(9)
Represents shares of common stock issued or issuable at the consummation of the Business Combination, of which 320,620,531 shares of common stock that are currently outstanding and issued in the Business Combination, and up to 26,700,653 shares of common stock that may be issuable as
Earn-Out
Shares (as defined in the prospectus), are offered for resale by selling securityholders identified in this Registration Statement, all of which were registered on the registrant’s Prior Registration Statement and included in the prospectus herein pursuant to Rule 429 under the Securities Act. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(10)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low sale prices of the registrant’s common stock as reported on the Nasdaq Capital Market on September 21, 2021.

Rule 429 Statement
Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form
S-1
(referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form
S-4,
as amended, (File
No. 333-257440)
that was originally declared effective by the Securities and Exchange Commission on July 21, 2021 (the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 1 on From
S-1
to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement on
Form S-1
(this “Registration Statement”) relates to:

•
the resale by selling securityholders named herein (the “Selling Securityholders”) of up to 46,700,000 shares of common stock, $0.0001 par value (“common stock”), of Rocket Lab USA, Inc. (the “Company”) originally issued pursuant to subscription agreements, dated as of March 1, 2021, with certain investors in connection with the Business Combination (as defined herein);

•	the resale by Selling Securityholders of 8,903,322 shares of common stock underlying outstanding stock options and restricted stock units assumed by the Company in the Business Combination; and

•
the resale by Selling Securityholders of 878,887 outstanding shares of common stock by Selling Securityholders that were issued on cashless exercise of warrants assumed by the Company in the Business Combination.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus which also relates to the Registration Statement on
Form S-4 (File
No.
333-257440), which
was declared effective on July 21, 2021, as amended, (the “Prior Registration Statement”), relating, among other securities, to:

•	the issuance by the Company of 16,266,666 shares of common stock upon the exercise of warrants to purchase shares of common stock the Company;

•	the resale by Selling Securityholders of 5,600,000 private placement warrants to purchase common stock;

•	the resale by Selling Securityholders of 5,600,000 shares of common stock underlying the private placement warrants;

•
the resale by Selling Securityholders of 8,000,000 shares of common stock issued upon consummation of the Business Combination in exchange for shares of Vector’s Class B ordinary shares originally issued in a private placement to Vector’s initial shareholders; and

•
the resale by Selling Securityholders of 347,321,184 shares of common stock issued or issuable to former equity holders of Legacy Rocket Lab (defined herein) pursuant to the Business Combination, including 320,620,531 shares of common stock outstanding as of the date of this Registration Statement and up to 26,700,653 Earnout Shares (defined herein) reserved for issuance to Legacy Rocket Lab equity holders in the Business Combination subject to certain market price-based target requirements.

Accordingly, pursuant to Rule 429(b), this Registration Statement also constitutes Post-Effective Amendment No. 1 on
From S-1
to the Prior Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 23, 2021.
PRELIMINARY PROSPECTUS
Rocket Lab USA, Inc.
16,266,666 Shares of Common Stock Underlying Warrants
5,600,000 Warrants by the Selling Securityholders
417,404,393 Shares of Common Stock by the Selling Securityholders
This prospectus relates to the offer and sale by Rocket Lab USA, Inc., a Delaware corporation (the “
Company
,” “
Rocket
Lab
,” “
we
,” or “
us
”) of up to 16,266,666 shares of common stock, $0.0001 par value per share (“
common stock
”) that are issuable by us upon the exercise of 16,266,666 warrants that were previously registered, consisting of 10,666,666 shares issuable upon exercise of warrants that were underlying units issued by Vector Acquisition Corporation (“
Vector
”) in its initial public offering (“
public warrants
”) and 5,600,000 shares underlying warrants initially issued in a private placement simultaneously with Vector’s initial public offering (the “
private placement warrants
”),
In addition, this prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “
Selling Securityholders
”) of up to 5,600,000 private placement warrants and up to 417,404,393 shares of common stock, consisting of (i) up to 46,700,000 shares of common stock (the “
PIPE shares
”) issued in a private placement pursuant to subscription agreements entered into on March 1, 2021 (the “
PIPE Financing
”); (ii) up to 8,903,322 shares attributable to restricted stock units and stock options of Legacy Rocket Lab (defined below) prior to the Business Combination; (iii) up to 878,887 shares of common stock issued on cashless exercise of warrants assumed by the registrant in the Business Combination; (iv) up to 8,000,000 shares of common stock (the “
founder shares
”) issued upon consummation of the Business Combination (defined below), in exchange for shares of our Class B ordinary shares originally issued in a private placement to Vector’s initial shareholders; (v) up to 5,600,000 shares of common stock underlying the private placement warrants; (vi) up to 347,321,184 shares of common stock issued or issuable to former equity holders of Legacy Rocket Lab pursuant to the Business Combination, including 320,620,531 shares of common stock that are currently outstanding and issued in the Business Combination, and up to 26,700,653 Earnout Shares (defined below) reserved for issuance to Legacy Rocket Lab shareholders the Business Combination subject to certain market price-based target requirements.
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock. We will receive an aggregate of up to approximately $187.1 million from the exercise of the public warrants and private placement warrants in full for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See “
Plan of Distribution
” beginning on page 133 of this prospectus.
Our common stock and public warrants are listed on the Nasdaq Capital Market (the “
Nasdaq
”) under the symbols “RKLB” and “RKLBW,” respectively. On September 21, 2021, the last reported sales price of our common stock was $14.47 per share and the last reported sales price of our public warrants was $4.25 per warrant.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “
SEC
”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “
Plan of Distribution
” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any warrants.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “
Where You Can Find More Information.
”
Unless the context otherwise requires, references in this prospectus to the “
Company
,” “
Rocket Lab
,” “
we
,” “
us
” or “
our
” refers to Rocket Lab USA, Inc, a Delaware corporation, prior to the consummation of the Business Combination (the “
Closing
,” and such date of the consummation of the Business Combination, the “
Closing Date
”) and to Rocket Lab and its consolidated subsidiaries following the Business Combination. References to “Vector” refer to our predecessor company prior to the consummation of the Business Combination.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, the following terms shall have the following meanings:

•	“ Board ” means the board of directors of Rocket Lab;

•	“ Business Combination ” means the transactions completed under the Merger Agreement, including the Domestication, the Mergers and the PIPE Financing;

•	“ Bylaws ” means our bylaws;

•	“ Certificate of Incorporation ” means our certificate of incorporation.

•	“ Charter Amendment ” means the amended and restated certificate of incorporation of Rocket Lab entered into concurrently with the Domestication;

•
“
Class
 A ordinary shares
” means the Class A ordinary shares, par value $0.0001 per share, of Vector prior to the Domestication, which automatically converted into an equal number of shares of common stock in connection with the Domestication;

•
“
Class
 B ordinary shares
” or “
founder shares
” means the 8,000,000 Class B ordinary shares, par value $0.0001 per share, of Vector outstanding that were initially issued to our Sponsor (a portion of which were subsequently transferred to the other Initial Shareholders) in a private placement prior to Vector’s initial public offering, and, in connection with the Domestication, which automatically converted into an equal number of shares of common stock;

•	“ Closing ” means the closing of the Business Combination;

•	“ Closing Date ” means August 25, 2021;

•	“ common stock ” means our common stock, par value $0.0001 per share;

•	“ DGCL ” means Delaware General Corporation Law;

•
“
Domestication
” means the transfer by way of continuation and deregistration of Vector from the Cayman Islands and the continuation and domestication of Vector as a corporation incorporated in the State of Delaware;

•
“
Earnout Shares
” means up to 32,150,757 shares of common stock issuable to the Rocket Lab Holders as earn-out
consideration if the closing price of New Rocket Lab Common Stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, which in the aggregate equal the product obtained by multiplying (i) the Aggregate Share Consideration (computed without the deduction for the Management Redemption Shares/ Options) by (ii) 8%.

•	“ Equity Incentive Plan ” means the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan adopted by the stockholders pursuant to the Equity Incentive Plan Proposal;

•	“ ESPP ” means the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan adopted by the stockholders pursuant to the Employee Stock Purchase Plan Proposal;

•
“
Exchange Ratio
” means (i) each issued and outstanding share of preferred stock, par value $0.0001 per share, of Rocket Lab converted into Rocket Lab common stock, in accordance with the terms thereof; (ii) each issued and outstanding share of Rocket Lab Common Stock (after giving effect to the conversion contemplated by clause (i)) converted automatically into a number of shares of Rocket Lab common stock equal to the Exchange Ratio, which was 9.059659; and (iii) corresponding adjustments were made to the outstanding options, warrants, restricted stock units and other rights to acquire stock of Rocket Lab;

•	“ GAAP ” means the United States generally accepted accounting principles, consistently applied;

•	“ initial public offering ” means Vector’s initial public offering that was consummated on September 29, 2020;

•	“ Initial Shareholders ” means the Sponsor, John Herr, and David Kennedy who held Class B ordinary shares;

•	“ Legacy Rocket Lab ” means Rocket Lab USA, Inc., a Delaware corporation, prior to the consummation of the Business Combination;

•
“
Management Redemption Agreement
” means that certain management redemption agreement, dated as of June 17, 2021, among Rocket Lab and certain members of its management pursuant to which Rocket Lab agreed to redeem from such individuals the Management Redemption Shares/ Options for the Management Redemption Amount;

•	“ Management Redemption Amount ” means $40,000,000, the aggregate purchase price for the redemptions of Management Redemption Shares/Options;

•
“
Merger Agreement
” means that certain Agreement and Plan of Merger, dated as of March 1, 2021, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2, thereto dated June 25, 2021 (as may be further amended, supplemented or otherwise modified from time to time), by and among Vector, Rocket Lab and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rocket Lab;

•	“ Mergers ” means the First Merger and the Second Merger;

•	“ Nasdaq ” means The Nasdaq Stock Market LLC;

•	“ New Rocket Lab ” means the surviving corporation of the Second Merger, which was Vector following the Domestication and, in connection with the Second Merger, was renamed “Rocket Lab USA, Inc.”;

•
“
PIPE Financing
” means the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors subscribed for an aggregate of 46,700,000 shares of common stock for an aggregate purchase price of $467,000,000;

•	“ PIPE Investors ” means the investors who agreed to participate in the PIPE Financing and entered into the Subscription Agreements;

•
“
private placement warrants
” means the 5,600,000 private placement warrants outstanding as of the date of this prospectus that were issued to the Sponsor as part of the initial public offering, which are substantially identical to the public warrants sold as part of the units in the initial public offering, subject to certain limited exceptions;

•	“ public warrants ” means the currently outstanding 10,666,666 redeemable warrants to purchase common stock that were issued by Vector in its initial public offering;

•
“
Rocket Lab Holders
” means the holders of (i) common stock of Legacy Rocket Lab, (ii) preferred stock of Legacy Rocket Lab, (iii) Legacy Rocket Lab warrants, and (iv) any other securities of Legacy Rocket Lab that provided the holder thereof the right to acquire shares of common stock of Rocket Lab in connection with the Business Combination, including equity awards of Legacy Rocket Lab, in each case, held immediately prior to the effectiveness of the First Merger;

•
“
Rocket Lab warrants
” means the warrants to purchase up to 891,380 shares of common stock attributable to Legacy Rocket Lab warrants prior to the Business Combination, which had a weighted average exercise price of approximately $0.29 per share;

•	“ SEC ” means the Securities and Exchange Commission;

•	“ Securities Act ” means the Securities Act of 1933, as amended;

•	“ Sponsor ” means Vector Acquisition Partners, L.P., a Cayman Islands exempted limited partnership;

•	“ Subscription Agreements ” means the subscription agreements, entered into by Vector and each of the PIPE Investors in connection with the PIPE Financing;

•
“
units
” means the former units of Vector, each unit consisting of one Class A ordinary share and one-third
of one warrant, with such whole warrant representing the right to acquire one Class A ordinary share, that were offered and sold by Vector in its initial public offering;

•	“ Vector ” means Vector Acquisition Corporation, a Cayman Islands exempted company, prior to giving effect to the Domestication;

•	“ warrants ” means the public warrants and the private placement warrants.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking
statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus has been provided by us and our management, and such forward-looking statements include statements relating to the expectations, hopes, beliefs, intentions or strategies regarding the future of Rocket Lab and its management team. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward- looking. The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on Rocket Lab. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described below. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

•	Our ability to effectively manage future growth and achieve operational efficiencies;

•
changes in the competitive and highly regulated industries in which we plan to operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the combined capital structure;

•	changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;

•
loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;

•	changes in applicable laws or regulations;

•
success in retaining or recruiting, or changes required in, officers, key employees or directors following the completion of the Business Combination, and our ability to attract and retain key personnel, including Peter Beck, New Rocket Lab’s President, Chief Executive Officer and Chairman;

•	any inability of us to operate our Electron Launch Vehicle (“Electron”) at its anticipated launch rate could adversely impact our business, financial condition and results of operations;

•
defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;

•	inability or failure to protect intellectual property;

•	disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials;

•	fluctuations in foreign exchange rates;

•	the ability to implement business plans, forecasts and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

•	the risk of downturns in the commercial launch services, satellite and spacecraft industry;

•	our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;

•	macroeconomic conditions resulting from the global COVID-19 pandemic;

•	the inability to develop and maintain effective internal controls;

•
the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies and success in integrating and otherwise achieving the benefits of future acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•
any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;

•
the effect of the
COVID-19
pandemic on the foregoing, including potential delays in the timing of launches due to government lock-downs, including travel restrictions or other factors impacting travel; and

•	other factors detailed under the section of this prospectus entitled “ Risk Factors .”
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk
Factors.
” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
The following summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock or warrants. You should carefully consider, among other things, our financial statements and related notes and the sections titled “
Risk Factors
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Rocket Lab following the Closing.
Company Overview
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, spacecraft components, satellites and other spacecraft, and on-orbit
management solutions that make it faster, easier, and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.
Corporate Information
We were incorporated on July 28, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name Vector Acquisition Corporation. On September 29, 2020, Vector completed its initial public offering. On August 25, 2021, Vector consummated the Business Combination with Rocket Lab pursuant to the Merger Agreement. In connection with the Business Combination, Vector changed its name to Rocket Lab USA, Inc.
Our address is 3881 McGowen Street, Long Beach, CA 90808. Our telephone number is (714)
465-5737.
Our website address is www.rocketlabusa.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Summary of Risks Related to Rocket Lab’s Business
In evaluating the proposals to be presented at the Vector annual general meeting, a shareholder should carefully read the risks described below, this prospectus and especially consider the factors discussed in the section entitled “
Risk Factors
.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We have a limited operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.

•	We have a history of losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if achieved, maintain profitability.

•
Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.

•
Our business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto.

•
We derive a substantial amount of our revenues from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog.

•	We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.

•	We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.

•	Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

•
We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

•	Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

•	The expansion of our operations subjects us to additional risks that can adversely affect our operating results.

•
Launch vehicles are subject to manufacturing delays, damage or destruction during pre-launch
operations, and launch failures, the occurrence of which can materially and adversely affect our operations.

•	Any inability to operate Electron at our anticipated launch rate could adversely impact our business, financial condition and results of operations.

•	If our satellites fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.

•
Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other extreme space weather events and potential collision with space debris or another spacecraft, which could adversely affect our launch vehicle and spacecraft performance.

•
Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots.

•	Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner.

•
Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

•
We are unable to predict the extent to which epidemics, pandemics and similar outbreaks, including the global
COVID-19
pandemic, may adversely impact our business operations, financial performance, results of operations and stock price, in particular to our New Zealand location.

•	If we cannot successfully protect our intellectual property, our business could suffer.

•	Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.

•	We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman, and if we are unable to retain Mr. Beck, our ability to compete could be harmed.

•	Our inability to hire or retain key personnel could adversely affect our business, operating results and financial condition.

•	Labor-related matters, including labor disputes, may adversely affect our operations.

•	Acquisitions or divestitures could result in adverse impacts on our operations.

•	Fluctuations in foreign exchange rates could have a negative impact on our business.

•	We may require additional capital to support business growth, and this capital might not be available or may be available only by diluting existing stockholders.

•
As a private company, prior to the Mergers, we have not been required to document and test our internal controls over financial reporting nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

•	Our management team has limited experience managing a public company.

•	The release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business could disrupt our operations and adversely affect our financial results.

•
We are obligated to comply with financial and other covenants outlined in our debt indentures and agreements that could restrict our operating activities. A failure to comply could result in a default which would, if not waived by the lenders, likely come with substantial cost and accelerate the payment of our debt.

Recent Developments
The Business Combination and Related Transactions
On March 1, 2021, Vector entered into the Merger Agreement by and among Vector, Rocket Lab, and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rocket Lab (the “
Merger Sub
”).
On August 24, 2021, as contemplated by the Merger Agreement, Vector filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Vector was domesticated and continued as a Delaware corporation under the Domestication, changing its name to “Vector Acquisition Delaware Corporation” (“
Vector Delaware
”).
As a result of and upon the effective time of the Domestication, among other things, (i) Vector’s Class A ordinary shares issued and outstanding immediately prior to the Domestication converted into an equal number of shares of Vector Delaware Class A common stock and Vector’s Class B ordinary shares issued and outstanding immediately prior to the Domestication converted into an equal number of shares of Vector Delaware Class B common stock; (ii) Vector’s warrants to purchase Class A ordinary shares issued and outstanding immediately prior to the Domestication converted into an equal number of Vector Delaware warrants and (iii) Vector’s units that were not separated into Class A ordinary shares and warrants issued and outstanding immediately prior to the Domestication converted into an equal number of Vector Delaware units.
On August 25, 2021 following the Domestication, as contemplated by the Merger Agreement, the parties consummated the merger transactions contemplated by the Merger Agreement, whereby Merger Sub merged with and into Vector Delaware, with the separate corporate existence of Merger Sub ceasing and Vector Delaware being the surviving corporation and a wholly owned subsidiary of Rocket Lab (the “
First Merger
”) and immediately following the First Merger, Rocket Lab merged with and into Vector Delaware with Vector Delaware being the surviving corporation in the merger (the “
Second Merger
,” and, together with the First Merger and the Domestication, referred to as the Business Combination).
Prior to the completion of the Business Combination, Rocket Lab amended and restated its Certificate of Incorporation, and in connection therewith, (i) each issued and outstanding share of preferred stock, par value $0.0001 per share, of Legacy Rocket Lab converted into common stock, in accordance with the terms thereof; (ii) each issued and outstanding share of Legacy Rocket Lab common stock (after giving effect to the conversion contemplated by clause (i)) converted automatically into a number of shares of New Rocket Lab common stock equal to the Exchange Ratio, which was 9.059659; and (iii) corresponding adjustments were made to the outstanding options, warrants, restricted stock units and other rights to acquire stock of Rocket Lab.
In the First Merger, Merger Sub merged with and into Vector Delaware, with Vector Delaware surviving the merger as a wholly owned subsidiary of Rocket Lab, and in connection therewith, (i) the shares of Vector Delaware common stock (other than any treasury shares, shares held by Vector Delaware or any dissenting shares) issued and outstanding immediately prior to the effective time of the First Merger (the “
First Effective Time
”) converted into an equal number of shares of Rocket Lab common stock; (ii) the Vector Delaware warrants that were outstanding and unexercised immediately prior to the First Effective Time converted into an equal number of warrants to purchase Rocket Lab common stock (the “
Assumed Warrants
”); and (iii) the Vector Delaware units that were outstanding immediately prior to the First Effective Time converted into an equal number of Rocket Lab units (the “
Assumed Units
”).
Immediately following the First Effective Time, Rocket Lab merged with and into Vector Delaware, with Vector Delaware surviving the merger and being renamed “Rocket Lab USA, Inc.” also called New Rocket Lab, and in connection therewith, among other things, (i) the shares of Rocket Lab common stock (other than any treasury shares, shares held by Legacy Rocket Lab or dissenting shares) issued and outstanding immediately prior to the effective time of the Second Merger (the “
Second Effective Time
”) converted into an equal number of shares of common stock, par value $0.0001 per share, of New Rocket Lab (the “
New Rocket Lab Common Stock
” and referred to in this prospectus as the common stock); (ii) the Legacy Rocket Lab warrants and the Assumed Warrants outstanding and unexercised immediately prior to the Second Effective Time converted into an equal number of warrants to purchase New Rocket Lab common stock; and (iii) each Assumed Unit that was outstanding immediately prior to the Second Effective Time automatically converted into a New Rocket Lab unit that, at the Closing, was cancelled and entitled the holder thereof to one share of New Rocket Lab common stock and one-third
of one warrant, with each whole warrant representing the right to purchase one share of New Rocket Lab common stock.
In addition to the above consideration, if the closing price of New Rocket Lab common stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, the holders of Legacy Rocket Lab’s equity securities, including options, warrants, restricted stock units and other rights to acquire stock of Rocket Lab (other than pursuant to the First Merger and the Second Merger), immediately prior to the First Effective Time will be entitled to receive an aggregate of 32,150,757 additional

Earnout Shares, subject, in the case of holders of options, warrants, restricted stock units and other rights to acquire stock of Rocket Lab, to the terms of such options, warrants, restricted stock units and other rights.
PIPE Investment
On March 1, 2021, concurrently with the execution of the Merger Agreement, Vector entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Vector has agreed to issue and sell to the PIPE Investors under the PIPE Financing, an aggregate of 46,700,000 shares of our common stock at a price of $10.00 per share, for aggregate gross proceeds of $467,000,000. The PIPE Financing was consummated substantially concurrently with the Closing of the Business Combination. Pursuant to the Subscription Agreements, we are obligated to file a registration statement registering the resale of the shares of common stock sold in the PIPE Financing within 30 days after the Closing and use its reasonable best efforts to have the registration statement declared effective as soon as practicable thereafter. The registration statement of which this prospectus forms a part has been filed to satisfy Rocket Lab’s obligations under the Subscription Agreements.
Immediately after giving effect to the Business Combination and the PIPE Financing, the following were outstanding: (i) 447,919,591 shares of our common stock, consisting of (a) 362,188,208 shares of our common stock issued to holders of Legacy Rocket Lab common stock immediately prior to the First Effective Time, (b) 31,031,383 shares issued to the holders of Vector’s Class A ordinary shares prior to the Domestication, which reflects the redemption of 968,617 Class A ordinary shares with respect to which holders exercised their redemption right, (c) 8,000,000 shares issued to the holders of Vector’s Class B ordinary shares prior to the Domestication, and (d) 46,700,000 shares of our common stock issued in the PIPE Financing; (ii) warrants to purchase 16,266,666 shares of our common stock at an exercise price of $11.50 per share issued upon conversion of the outstanding Vector warrants prior to the Business Combination; (iii) warrants to purchase 891,380 shares of our common stock attributable to Rocket Lab warrants prior to the Business Combination, which had a weighted average exercise price of approximately $0.29 per share, (iv) options to purchase 17,961,673 shares of our common stock attributable to Legacy Rocket Lab options prior to the Business Combination, which had a weighted average exercise price of $1.04 per share and 14,253,283 of which were vested, (v) 14,903,639 restricted stock units attributable to restricted stock units of Legacy Rocket Lab prior to the Business Combination, including 4,065,304 with respect to which the time-based vesting conditions had been satisfied and (vi) an earnout obligation of Legacy Rocket Lab prior to the Business Combination pursuant to which we may be required to issue up to 1,915,356 shares of common stock. In addition, the Earnout Shares may become issuable in the future as described above. Subsequent to the closing of the Business Combination, on September 10, 2021, Rocket Lab issued 878,887 shares of common stock upon a cashless exercise of the Legacy Rocket Lab warrants that were assumed in the Business Combination.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “
JOBS Act
”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “
Sarbanes-Oxley Act
”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. Vector has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Vector, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Vector’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Smaller Reporting Company
We will remain a smaller reporting company until the last day of the fiscal year in which either (i) the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of June 30 of that fiscal year or (ii) our revenues for the fiscal year exceed $100 million and the market value of our ordinary shares held by non-affiliates
exceeds $250 million as of June 30 of that fiscal year.

The Offering

Issuer	Rocket Lab USA, Inc

Shares of common stock offered by us	16,266,666 shares of common stock issuable upon exercise of warrants, comprised of 5,600,000 private placement warrants held by the Sponsor and 10,666,666 public warrants. Each whole warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment on the terms of the warrants.

Shares of common stock offered by the Selling Securityholders	Up to 417,404,393 shares of common stock representing:

Up to 46,700,000 of the PIPE shares;

Up to 5,600,000 of the shares of common stock underlying the private placement warrants;

Up to 8,000,000 shares of common stock issued to the holders of Vector’s Class B ordinary shares prior to the Domestication, or their subsequent transferees;

Up to 320,620,531 shares of common stock issued to Rocket Lab Holders at the consummation of the Business Combination;

Up to 878,887 shares of common stock issued following the Business Combination upon cashless exercise of the Legacy Rocket Lab warrants;

Up to 26,700,653 Earnout Shares; and

Up to 8,903,322 shares attributable to restricted stock units and stock options of Legacy Rocket Lab prior to the Business Combination.

Warrants offering by the Selling Securityholders	5,600,000 private placement warrants

Shares of common stock outstanding as of September 20, 2021	447,919,591

Shares of common stock outstanding after giving effect to the exercise of all warrants offered hereby	464,186,257

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the Selling Securityholders. We will receive an aggregate of up to approximately $187.1 million from the exercise of the public warrants and private placement warrants in full for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. See “ Use of Proceeds .”

The Selling Securityholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Nasdaq symbols	Our common stock and public warrants are listed on the Nasdaq under the symbols RKLB and RKLBW, respectively.

Risk factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
The number of shares of common stock outstanding as of September 20, 2021 excludes:

•	Up to 16,266,666 shares underlying the public warrants and private placement warrants at an exercise price of $11.50 per share

•
Up to 18,520,207 shares of common stock attributable to Legacy Rocket Lab options prior to the Business Combination, which had a weighted average exercise price of approximately $1.04 per share and 14,812,089 of which are vested;

•
Up to 14,903,639 shares attributable to restricted stock units of Legacy Rocket Lab prior to the Business Combination, including 4,065,413 shares with respect to which the time-based vesting conditions had been satisfied;

•	Up to 32,150,757 Earnout Shares;

•	Up to 1,915,356 shares pursuant to an earnout obligation of Legacy Rocket Lab prior to the Business Combination which New Rocket Lab may be required to issue in the future;

•	Up to 59,875,000 shares of common stock reserved for issuance under our 2021 Stock Option and Incentive Plan, plus any annual increases under the terms thereof; and

•	Up to 9,980,000 shares of common stock reserved for issuance under our Employee Stock Purchase Plan, plus any annual increases under the terms thereof.
The number of shares of common stock after giving effect to the warrants offered hereby exclude all of the foregoing other than the 16,266,666 shares underlying the public warrants and private placement warrants.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Business
We have experienced rapid growth in recent periods and those growth rates may not be indicative of our future growth. If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed.
We have experienced, and may continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Additionally, our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures. For example, our headcount has grown from approximately 526 employees as of December 2019 to approximately 625 as of June 2021, and we have expanded across all areas of our business.
To manage growth in our operations, we will need to continue to grow and improve our operational, financial and management controls and our reporting systems and procedures. Our expansion has placed, and our expected future growth will continue to place, a significant strain on our management, sales and marketing, administrative, financial, research and development, and other resources. If we fail to manage our anticipated growth, such failure could negatively affect our reputation and harm our ability to attract new customers and to grow our business.
Our revenue was $48 million and $35 million for the years ended December 31, 2019 and 2020, respectively and was $29.5 million for the six months ended June 30, 2021. In future periods, we may not be able to generate or sustain revenue growth. Our revenue growth has been and may continue to be affected by the
COVID-19
pandemic. We believe our success and revenue growth depends on a number of factors, including, but not limited to, our ability to:

•	scale our revenue and achieve the operating efficiencies necessary to achieve and maintain profitability;

•	anticipate and respond to changing customer preferences;

•	anticipate and respond to macroeconomic changes generally, including changes in the markets for rocket launch services, mission services, satellites and satellite components;

•	improve and expand our operations and information systems;

•	successfully compete against established companies and new market entrants;

•	manage and improve our business processes in response to changing business needs;

•	effectively scale our operations while maintaining high customer satisfaction;

•	hire and retain talented employees at all levels of our business;

•	avoid or manage interruptions in our business from information technology downtime, cybersecurity breaches and other factors affecting our physical and digital infrastructure;

•	adapt to changing conditions in our industry and related to the COVID-19 pandemic and measures implemented to contain its spread; and

•	comply with regulations applicable to our business.
If we are unable to accomplish any of these tasks, our revenue growth will be harmed. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed, and we may not be able to achieve or maintain profitability.
We have a limited operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.
We have a limited operating history in a rapidly evolving industry that may not develop in a manner favorable to our business. While our business has grown rapidly, and much of that growth has occurred in recent periods, the markets for launch services, space systems, spacecraft components and space data applications may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.
We have a history of losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if achieved, maintain profitability.
We experienced net losses of $30 million and $55 million in 2019 and 2020, respectively and was $32.5 million for the six months ended June 30, 2021. We expect to continue to incur net losses for the next several years and we may not achieve or maintain profitability in the future. We believe there is a significant market opportunity for our business, and we intend to invest aggressively to capitalize on this opportunity. Because the markets for rocket launch services, mission services, satellites, and satellite components are evolving, it is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase as we make significant investments, expand our operations and infrastructure, develop and introduce new technologies, and hire additional personnel. These efforts may be more costly than we expect and may not result in revenue growth or increased efficiency. In addition, as we grow and become a public company, we will incur additional significant legal, accounting, and other expenses that we did not incur as a private company. If our revenue does not increase to offset these expected increases in our operating expenses, we will not be profitable in future periods. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, and financial condition could be adversely affected. We cannot assure you that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our common stock to decline.

Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.
Our financial performance is dependent on our ability to generate a sustainable order rate for our products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If we are unable to win new awards or execute existing contracts as expected, our business, results of operations, and financial position could be further adversely affected.
The cyclical nature of the rocket launch services, mission services, satellite and satellite component markets could negatively impact our ability to accurately forecast customer demand. The markets that we serve may not grow in the future and we may not be able to maintain adequate gross margins or profits in these markets. Our growth is dependent on the growth in the sales of services provided by our customers, our customers’ ability to anticipate market trends, and our ability to anticipate changes in the businesses of our customers and to successfully identify and enter new markets. If we fail to anticipate such changes in demand, our business, results of operations, and financial position could be adversely affected.
The rocket launch services, mission services, satellite, and satellite component industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services. Our current development projects include reusability of the Electron first stage; Photon spacecraft capabilities; new reaction wheel sizes; and a new medium-lift rocket, called Neutron, for constellation deployment, interplanetary missions and human spaceflight. Our products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on our business, results of operations, and financial condition. Failure of suppliers to deliver against end customer requirements could lead to a material adverse effect on our financial results.
We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture and commercialization of new rocket launch services, mission services, satellites, satellite components and related technology. If we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, or are inferior to those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.
Our business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto.
Changes in government policies, priorities, regulations, government agency mandates, funding levels through agency budget reductions, the imposition of budgetary constraints, or a decline in government support or deferment of funding for programs in which we or our customers participate could result in contract terminations, delays in contract awards, reduction in contract scope, performance penalties or breaches of our contracts, the failure to exercise contract options, the cancellation of planned procurements, and fewer new business opportunities, all of which could negatively impact our business, financial condition, results of operations and cash flows.
We are subject to the procurement policies and procedures set forth in the Federal Acquisition Regulation (“
FAR
”). The FAR governs aspects of U.S. government contracting, including contractor qualifications and acquisition procedures. The FAR provisions in U.S. government contracts must be complied with in order for the contract to be awarded and provides for audits and reviews of contract procurement, performance, and administration. Failure to comply with the provisions of the FAR could result in contract termination.

In addition, contracts with any government, including the U.S. government, may be terminated or suspended by the government at any time and could result in significant liability obligations for us. Remedies for termination may fall short of the financial benefit associated with full completion and operation of a contract. In addition, we may not be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of government contracts. The loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.
During 2020 and 2019, approximately 46% and 25%, respectively, of our total annual revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government contractors. In addition, during the six months ended June 30, 2021, approximately 8% of our revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government contractors. Our contracts with the U.S. government are fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are priced at a fixed amount without adjustment for actual costs incurred in connection with the contract. Therefore, we bear the risk of loss if costs increase.
Our ability to pursue many of our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Commercial space launches require licenses from the U.S. Department of Transportation (“
DoT
”) and the Federal Aviation Administration (“
FAA
”). The Federal Communications Commission also requires licenses for radio communications during our rocket launches. Our classified programs require that we and certain of our employees maintain appropriate security clearances. We also require export licenses from the U.S. Department of State (“
DoS
”), the U.S. Department of Commerce (“
DoC
”) and, occasionally, the governments of other countries with respect to transactions we have with foreign customers or foreign subcontractors.
Our business with various governmental entities is concentrated in a small number of primary contracts. The loss or reduction in scope of any one of our primary contracts would materially reduce our revenue.
Our business with various governmental entities is concentrated in a small number of primary contracts. We recognize significant revenue from U.S. government agencies and a significant amount of our U.S. government revenue is generated from a single contract, the Rapid Acquisition of a Small Rocket (“
RAS
R
”) program. Under the RASR contract, we expect to perform three rocket launch services. The RASR contract accounted for approximately 15% of our backlog as of June 30, 2021. Given the uncertainty surrounding future government spending and the right of U.S. government customers to terminate our contracts for convenience, there can be no assurance that the remaining backlog for this contract will ultimately be recognized in revenues. The U.S. government could cancel our RASR contract for any reason, including as a result of reductions in appropriations or our failure to achieve milestones due to technical issues or delays. A cancellation of our RASR contract could have a material adverse effect on our financial condition, results of operations and cash flow.
We derive a substantial amount of our revenues from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog.
For the year ended December 31, 2020, our top five customers together accounted for approximately 76% of our revenues. At June 30, 2021, our top five backlog customers together accounted for approximately 67% of our backlog. Our customers could experience a downturn in their business or find themselves in financial difficulties, which could result in their ceasing or reducing their use of our services or becoming unable to pay for services they had contracted to buy. In addition, some of our customers’ industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users
whom they serve. Some customers have in the past defaulted, and our customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins and cash flows. If our contracted revenue backlog is reduced due to the financial difficulties of our customers, our revenues, operating margins, and cash flows would be further negatively impacted.
Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition.
Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.
We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.
The markets in which we operate are characterized by changing technology and evolving industry standards, and we may not be successful in identifying, developing and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition and results of operations could be materially and adversely affected.
We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.
We operate in highly competitive industries and many of our competitors are larger and have substantially greater resources than we have.
We may also face competition in the future from emerging
low-cost
competitors. Competition in the rocket launch, satellite and satellite component businesses is highly diverse, and while our competitors offer different products and services, there is often competition for contracts.
In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with rocket launch, satellite and satellite component development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.
Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.
Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.
We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.
Historically, we have contracted with a single vendor or a limited number of vendors to provide certain key products or services, such as composites, inertial measurement units, construction of launch vehicle structures, and ground network services. In addition, our manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet our needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, our business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to operate our business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause us to make substantial additional investments.
Additionally, some of our suppliers’ employees are represented by labor unions. Labor union actions at suppliers can also affect us. Work stoppages and instability in our relationships with labor unions could delay the production and/or development of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.
Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.
Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although we maintain a qualification and performance surveillance process and we believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ inability to scale production and adjust delivery of long-lead time products during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on our operating results, financial condition, or cash flows.
Key raw materials and components used in our operations include chemicals; composites; electronic, electro-mechanical and mechanical components; subassemblies; and subsystems that are integrated with the manufactured parts for final assembly into finished products and systems. We are impacted by increases in the prices of raw materials used in production on fixed-price business. We monitor sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials, energy, or components could have a material adverse effect on our operating results, financial condition, or cash flows.
The expansion of our operations subjects us to additional risks that can adversely affect our operating results.
We contemplate further expansion of our operations as part of our growth strategy, including the development of our Neutron launch vehicle. Our current and contemplated operations subject us to a variety of risks, including:

•	recruiting and retaining talented and capable management and employees;

•	competition from other companies with significant market share in those markets and with better understanding of demand;

•	difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

•
regulatory, political or contractual limitations on our ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;

•	compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

•	varying security laws and regulations in other countries;

•	increased management, travel, infrastructure and legal compliance costs associated with having multiple operations;

•
differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of our products and services in some jurisdictions;

•	currency translation and transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

•	heightened exposure to political instability, war and terrorism;

•	access to launch capacity at government-controlled launch sites, such as our Launch Complex 2 at the NASA-operated Mid-Atlantic Regional Spaceport at Wallops Island, Virginia;

•	weaker protection of intellectual property rights in some countries; and

•	overlapping of different tax regimes.
Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.
Launch vehicles are subject to manufacturing delays, damage or destruction during pre-launch
operations, and launch failures, the occurrence of which can materially and adversely affect our operations.
Delays in the manufacturing of launch vehicles, damage or destruction during pre-launch
operations, or launch failures could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a launch vehicle could result in significant delays in anticipated revenue to be generated by other rocket launch services using the same or similar launch vehicles or their components.
Satellites are subject to manufacturing and launch delays, damage or destruction during pre-launch
operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations.
Delays in the manufacturing of satellites, launch delays, damage or destruction during pre-launch
operations, launch failures or incorrect orbital placement could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a satellite due to a launch failure could result in significant delays in anticipated revenue to be generated by that satellite. Any significant delay in the commencement of service of a satellite would delay or potentially permanently reduce the revenue anticipated to be generated by that satellite. In addition, if the loss of a satellite were to occur, we may not be able to accommodate affected customers with our other satellites until a replacement satellite is available, and we may not have on hand, or be able to obtain in a timely manner, the necessary funds to cover the cost of any necessary satellite replacement. Any launch delay, launch failure, underperformance, delay, or perceived delay could have a material adverse effect on our results of operations, business prospects and financial condition.
If our launch vehicles and spacecraft fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.
The manufacturing, testing, launching and operation of launch vehicles and spacecraft involves complex processes and technology. Our launch vehicles employ advanced technologies and sensors that are exposed to severe environmental stresses that have and could affect the performance of our launch vehicles. Hardware component problems and software issues could lead to deterioration in performance or loss of functionality of a launch vehicle and spacecraft. In addition, human operators may execute improper commands that may negatively impact a launch vehicle’s or spacecraft performance. Exposure of our launch vehicles and spacecraft to an unanticipated catastrophic event, such as collision with space debris, could reduce the performance of, or completely destroy, the affected launch vehicle and spacecraft. For example, as of June 15, 2021, we have had 17 successful orbital missions and two failed customer launches, which occurred in July 2020 and May 2021. In July 2020, the failed launch resulted from a battery related power-supply issue on the second stage propulsion system. In May 2021, our failed launch resulted from a second stage engine computer malfunction. The failed missions resulted in the loss of all payloads onboard and prevented us from conducting future launches until we had investigated the cause of the failures and obtained authorization from the Federal Aviation Administration to resume launches, which, in each case, took slightly less than three weeks.
During any period of time in which a type of launch vehicle or spacecraft is not operational, we may lose most or all of the revenue that otherwise would have been derived from it. Our inability to repair or replace a defective type of launch vehicle or spacecraft, or correct any other technical problem in a timely manner could result in a significant loss of revenue. If a launch vehicle or spacecraft experiences a significant anomaly such that its type is no longer operational, it would significantly impact our business, prospects and profitability. Additionally, any launch failures could damage our reputation and ability to obtain future customers for our launch services, prevent us from receiving any payments contingent on a successful launch and increase our insurance rates, which could have a material adverse effect on our business and prospects.
Any inability to operate Electron at our anticipated launch rate could adversely impact our business, financial condition and results of operations.
We currently are dependent on Electron. To be successful, we will need to maintain a sufficient launch rate, which will be negatively impacted if we are not able to operate Electron for any reason. We may be unable to operate Electron at our anticipated launch rate for a number of reasons, including, but not limited to, production delays or failures, design and engineering flaws, launch failures, natural disasters, epidemics or pandemics, changes in governmental regulations or in the status of our regulatory approvals or applications, or other events that force us to cancel or reschedule launches.
If our satellites fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.
The manufacturing, testing, launching and operation of satellites involves complex processes and technology. Our satellites employ advanced technologies and sensors that are exposed to severe environmental stresses in space that have and could affect the performance of our satellites. Hardware component problems in space could lead to deterioration in performance or loss of functionality of a satellite. In addition, human operators may execute improper commands that may negatively impact a satellite’s performance. Exposure of our satellites to an unanticipated catastrophic event, such as a meteor shower or a collision with space debris, could reduce the performance of, or completely destroy, the affected satellite.
We cannot provide assurances that our satellites will continue to operate successfully in space throughout their expected operational lives. Even if a satellite is operated properly, technical flaws in that satellite’s sensors or other technical deficiencies or anomalies could significantly hinder its performance.
We may experience other problems with our satellites that may reduce their performance. During any period of time in which a satellite is not fully operational, we may lose most or all of the revenue that otherwise would have been derived from that satellite. Our inability to repair or replace a defective satellite or correct any other technical problem in a timely manner could result in a significant loss of revenue. If a satellite experiences a significant anomaly such that it becomes impaired or is no longer functional, it would significantly impact our business, prospects and profitability.

Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other extreme space weather events and potential collision with space debris or another spacecraft, which could adversely affect our launch vehicle and spacecraft performance.
Space weather, including coronal mass ejections and solar flares have the potential to impact the performance and controllability of launch vehicles and spacecraft on orbit, including completely disabling our launch vehicles or spacecraft on orbit. Although we have some ability to actively maneuver our satellites to avoid potential collisions with space debris or other spacecraft, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and cataloged by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our launch vehicles or satellites should a collision occur.
Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots.
Recent years have seen increases in the number of satellites deployed to low earth orbits, and publicly announced plans call for many thousands of additional satellite deployments over the next decade. The proliferation of these low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and affect our ability to effectively access sufficient orbital slots to support the expected growth across our business.
Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner.
We sell complex and technologically advanced products and services, including rocket launch services, mission services, satellites and satellite components. Sophisticated software used in our products and services, including software developed by us, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that we manufacture or purchase from third parties. Most of the launch vehicles, satellites and satellite components we have developed must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Our products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or we may not be able to detect and fix all defects in the launch vehicles, satellites, satellite components and systems we sell and/or use. Failure to do so could result in lost revenue and damage to our reputation and may adversely affect our ability to win new contract awards.
Our business involves significant risks and uncertainties that may not be covered by insurance.
A significant portion of our business relates to designing, developing and manufacturing advanced space technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, we may incur liabilities that are unique to our products and services.
The amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.
We have historically insured against liability to third parties from launch activities as required by law to the extent that insurance was available on acceptable premiums and other terms. The insurance coverage for third- party damages may not be sufficient to cover the liability. Although the U.S. government may pay claims for third-party damages to the extent they exceed our insurance coverage, this depends on a government appropriation and is subject to a statutory limit. In addition, this insurance will not protect us against our own losses, including to our launch vehicle, launch complex and satellites.
The price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as failure of launch vehicles and satellites, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all.
In addition, even though we carry business interruption insurance policies, any business interruption losses could exceed the coverage available or be excluded from our insurance policies. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair, or insure our assets, which could have a material adverse impact on our financial condition and results of operations.
Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.
We are vulnerable to natural disasters and significant disruptions including tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures and telecommunications failures. In the event of such a natural disaster or other disruption, we could experience: disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.
The availability of many of our products and services depends on the continuing operation of our information technology and communications systems. Any downtime, damage to, or failure of our systems could result in interruptions in our operations and services, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Our manufacturing facilities are also subject to risks associated with an aging infrastructure. An infrastructure failure could result in the destruction of launch vehicles, satellites and satellite components being manufactured or in inventory, manufacturing delays, or additional costs. We do not maintain back-up
manufacturing facilities or operations. The occurrence of any of the foregoing could result in lengthy interruptions in our operations and services and/or damage our reputation, which could have a material adverse effect on our financial condition and results of operations.
Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.
Our operations, products, services and intellectual property are inherently at risk of disruption, loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property and networks. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure, and supply chain, and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and suppliers face similar threats. Customer or supplier proprietary, classified, or sensitive information stored on our networks is at risk. Assets, intellectual property and products in customer or supplier environments are also inherently at risk. We also have risk where we have access to customer and supplier networks and face risks of breach, disruption, or loss as well.
Our systems and processes can be attacked by third parties to obtain access to our data, systems and assets. The techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our highly desired intellectual property and our support of the U.S. government and other governments, we (and our customers and suppliers) may be a particularly attractive target for such attacks by hostile foreign governments. From time to time, we have experienced attacks on our systems from bad actors that, to date, have not had a material adverse effect on our business. We cannot offer assurances, however, that future attacks will not materially adversely affect our business.
A security event or other significant disruption of our operations, systems, assets, products, or services could:

•	disrupt the proper functioning of our networks, applications and systems and therefore our operations and/or those of certain of our customers or suppliers;

•
result in the unauthorized access to, and destruction, loss, theft, misappropriation, or release of, our, our customers’, or our suppliers’ proprietary, confidential, sensitive or otherwise valuable information, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

•	destroy or degrade assets including space, ground and intellectual property assets;

•	manipulate or tamper with our operations, products, services or other systems delivered to our customers or suppliers;

•	compromise other sensitive government functions; and

•	damage our reputation with our customers (particularly agencies of various governments) and the public generally.
A security event that involves classified or other sensitive government information or certain controlled technical information could subject us to civil or criminal penalties and could result in loss of security clearances and other accreditations, loss of our government contracts, loss of access to classified information, loss of export privileges or debarment as a government contractor.
We are unable to predict the extent to which epidemics, pandemics, and similar outbreaks, including the global
COVID-19
pandemic, may adversely impact our business operations, financial performance, results of operations and stock price.
We face a wide variety of risks related to health epidemics, pandemics, and similar outbreaks, including the global outbreak of coronavirus disease 2019 (“
COVID-19
”). Since first reported in late 2019, the
COVID-19
pandemic has dramatically impacted the global health and economic environment, including millions of confirmed cases, business slowdowns or shutdowns, government challenges and market volatility of an unprecedented nature. We cannot predict the future course of events nor can we assure that this global pandemic, including its economic impact, will not have a material adverse impact on our business, financial position, results of operations and/or cash flows.
Our operations may be further impacted by the
COVID-19
pandemic if significant portions of our workforce are unable to work effectively, including because of illness, quarantines or absenteeism; steps the company has taken to protect health and well-being; government actions; facility closures; work slowdowns or stoppages; inadequate supplies or resources (such as reliable personal protective equipment, testing and vaccines); or other circumstances related to the
COVID-19
pandemic. We may be unable to perform fully on our contracts, we may experience interruptions in our business, and we may incur liabilities and suffer losses as a result. We will continue to incur additional costs as a result of the
COVID-19
pandemic, including to protect the health and well-being of our employees and as a result of impacts on operations and performance, which costs we may not be fully able to recover. We may be subject to additional regulatory requirements, enforcement actions and litigation, with costs and liabilities that are not fully recoverable or insured. The ongoing
COVID-19
pandemic may also affect our ability to hire, develop and retain our workforce.
The continued global pandemic, including the economic impact, are likely also to cause further disruption in our supply chain. If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism or government orders), facility closures, access to necessary components and supplies, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant, and cost-effective manner. We may incur additional costs and delays in our business, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers, and we may need to provide additional resources to support our suppliers or otherwise continue performance under our contracts. In some instances, we may be unable to do that, incurring additional liabilities under our current contracts and hampering new ones.
The global
COVID-19
pandemic is putting extraordinary pressures on the U.S. and other governments. It could cause delays or limits in the ability of the government and other customers to perform, including making timely payments and awards to us, negotiating contracts, supporting contractual activities, accepting delivery, approving security clearances (for individuals and facilities), and providing necessary personnel, equipment, and facilities. In addition, as a result of the
COVID-19
pandemic, there may be changes in our customers’ priorities and practices, as our customers in both the U.S. and globally confront competing budget priorities and limited resources. These changes may impact current and future programs, customer priorities, government payments, and other practices, procurements, and funding decisions.
Additionally, due to a recent increase in the number of new COVID-19 cases, New Zealand moved to Alert Level 4 on August 17, 2021 and to Level 3 on September 21, 2021. Under an Alert Level 4 in New Zealand, individuals must stay home other than for essential personal movement. Rocket Lab has significant operations in Auckland, New Zealand, and while some employees were able to continue their work remotely, certain business operations that require direct labor and physical presence, such as vehicle integration and testing, were suspended during this and will be under any other Level 4 Alerts. The extent of the
COVID-19
pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
A prolonged period of generating lower cash from operations could adversely affect both our financial condition and the achievement of our strategic objectives. Additionally, there can be no assurance that we will not face credit rating downgrades, and such downgrades could adversely affect our cost of funds, liquidity, and access to capital markets. The current market volatility may also impact investment performance and our expected asset valuations and returns, which could materially impact the calculation of long-term liabilities. We expect that the longer the
COVID-19
pandemic, including its economic disruption, continues, the greater the adverse impact on our business operations, financial performance, and results of operations could be. Given the tremendous uncertainties and variables, we cannot at this time predict the impact of the
COVID-19
pandemic, or any future pandemic, but anyone could have a material adverse impact on our business, financial position, results of operations, and/or cash flows.
If we cannot successfully protect our intellectual property, our business could suffer.
We rely on a combination of intellectual property rights, contractual protections, and other practices to protect our proprietary information, technologies and processes. We primarily rely on patent, copyright and trade secret laws to protect our proprietary technologies and processes, including the operations systems and technology we use throughout our business. Others may independently develop the same or similar technologies and processes or may improperly acquire and use information about our technologies and processes, which may allow them to provide products and services similar to ours, which could harm our competitive position. To the extent we pursue additional patent protection for our innovations, patents we may apply for may not issue, and patents that do issue or that we acquire may not provide us with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents we obtain will adequately protect our inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights are uncertain. We may be required to spend significant resources to monitor and protect our intellectual property rights, and the efforts we take to protect our proprietary rights may not be sufficient.
We rely in part on trade secrets, proprietary
know-how
and other confidential information to maintain our competitive position. Although we enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic and business relationships, no assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our technologies.
To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by third parties. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay future sales and introductions of new capabilities, result in our substituting inferior or more costly technologies into our business, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new capabilities, and we cannot assure you that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.
Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.
If any of our technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against us. Certain software modules and other intellectual property used by us or in our launch vehicles, satellites, satellite components and systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom we have no control. Any claims brought against us may result in limitations on our ability to use the intellectual property subject to these claims. We may be required to redesign our launch vehicles, satellites, satellite components and systems or to obtain licenses from third parties to continue our offerings without substantially re-engineering
such products or systems. Our intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage we currently derive or may derive from our proprietary rights.
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
Our agreements with certain other parties include indemnification provisions, under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement and, in some cases, for damages caused by us to property or persons. The term of these indemnity provisions is generally perpetual after execution of the corresponding agreement. Large indemnity payments could harm our business, operating results and financial condition.
We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman, and if we are unable to retain Mr. Beck, our ability to compete could be harmed.
Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman. Mr. Beck is the source of many, if not most, of the ideas and execution driving our company. If Mr. Beck were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged. We do not maintain, and we do not expect to maintain in the future, a key person life insurance policy with respect to Mr. Beck.
Our inability to hire or retain key personnel could adversely affect our business, operating results and financial condition.
We depend on the continued contributions of our senior management and other key personnel. The loss of the services of one or more of these individuals could significantly delay or prevent the achievement of our development and strategic objectives and could divert other senior management time in searching for their replacements. We entered into the Management Redemption Agreement with certain members of its management pursuant to which we have redeemed from such individuals shares of common stock and options to purchase shares of common stock for an aggregate purchase price of $40,000,000. In addition, we registered the resale of the shares of common stock issued in the Second Merger and following the Second Merger upon exercise of warrants or settlement of restricted stock units the issuance of which is registered, including those held by members of our management. To the extent that members of our management redeem or sell significant amounts of equity in us, we may have more difficulty in retaining and continuing to incentivize these members of management than we have historically.
Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance and other personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously harm our business, financial condition and results of operations. We face intense competition for qualified individuals from numerous companies. Often, significant amounts of time and resources are required to train technical, sales and other personnel. Qualified individuals are in high demand. We may incur significant costs to attract and retain them, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, and we may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.
Labor-related matters, including labor disputes, may adversely affect our operations.
None of our employees are currently represented by a union. If our employees decide to form or affiliate with a union, we cannot predict the negative effects such future organizational activities will have on our business and operations. If we were to become subject to work stoppages, we could experience disruption in our operations, including delays in manufacturing and operations, and increases in our labor costs, which could harm our business, results of operations, and financial condition.
In addition, we have in the past and could face in the future a variety of employee claims against us, including but not limited to general discrimination, privacy, wage and hour, labor and employment, Employee Retirement

Income Security Act and disability claims. Any claims could also result in litigation against us or regulatory proceedings being brought against us by various government agencies that regulate our business, including the U.S. Equal Employment Opportunity Commission. Often these cases raise complex factual and legal issues and create risks and uncertainties.
Acquisitions or divestitures could result in adverse impacts on our operations.
In order to grow our business, we may acquire additional assets or companies. For example, we acquired Sinclair Interplanetary on April 28, 2020. In connection with the Sinclair Interplanetary acquisition or any future acquisitions, there can be no assurance that we will be able to identify, acquire or obtain the required regulatory approvals, or profitably manage the additional businesses or successfully integrate any acquired businesses, products, or technologies without substantial expenses, delays or other operational, regulatory or financial problems. In addition, any acquired businesses, products or technologies may not achieve anticipated revenues and income growth.
Further, acquisitions may involve a number of additional risks, including diversion of management’s attention, failure to retain key personnel, or failure to attract the necessary talent to manage organizational growth. We may become responsible for unexpected liabilities that were not discovered or disclosed in the course of due diligence in connection with historical acquisitions and any future acquisitions. Additionally, acquisitions with international operations, such as the Sinclair Interplanetary acquisition with operations in Canada, expose us to greater international business risks. If we do not realize the expected benefits or synergies of an acquisition, such as revenue gains or cost reductions, there could be a material adverse effect on our business, results of operations, and financial condition.
We may also seek to divest portions of our businesses which may no longer be aligned with our strategic initiatives and long-term objectives. Various factors could materially affect our ability to successfully do so, including the availability of buyers willing to purchase the assets on terms acceptable to us, difficulties in the separation of operations, the diversion of management’s attention from other business concerns, the disruption of our business, the potential loss of key employees, and the retention of uncertain contingent liabilities related to the divested business. We cannot assure that we will be successful in managing these or any other significant risks that we encounter in divesting a business or product line, and any divestiture we undertake could materially and adversely affect our business, financial condition, results of operations and cash flows.
Fluctuations in foreign exchange rates or future hedging activities could have a negative impact on our business.
We are exposed to foreign exchange risk as certain of our expenses and liabilities are required to be paid in currencies other than the U.S. dollar, primarily the New Zealand dollar, and are translated into U.S. dollars for the purposes of compiling our consolidated financial statements. During 2020, approximately 52% of our cash expenditures, or $49 million, were denominated in foreign currencies, whereas all of our revenues were denominated in U.S. dollars. In addition, we generally maintain our cash and cash equivalents in U.S. dollars or investments denominated in U.S. dollars. Fluctuations in foreign exchange rates, which can be unpredictable, could result in disproportion increases in our expenses and future liabilities as compared to our revenue and current assets. We do not currently, but may in the future, use hedging strategies or seek to maintain a greater portion of our cash and cash equivalents in foreign currencies or investments denominated in foreign currencies to manage and minimize the impact of exchange rate fluctuations on our financial statements. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs, or illiquid markets.
We may require additional capital to support business growth, and this capital might not be available or may be available only by diluting existing stockholders.
Historically, we have funded our operations and capital expenditures primarily through equity issuances, debt and cash generated from our operations. Although we currently anticipate that our existing cash and cash equivalents and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. If we obtain debt financing, the terms of such debt financing may restrict our ability to incur additional indebtedness, require us to maintain certain financial covenants, or restrict our ability to pay dividends. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things, develop new products, technologies and services, enhance our operating infrastructure, expand the markets in which we operate and potentially acquire complementary businesses and technologies.
As a private company, we had not been required to document and test our internal controls over financial reporting nor had our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.
We identified material weaknesses in our internal control over financial reporting that we are currently working to remediate. The material weaknesses we identified were as follows:

•
We did not maintain an effective control environment as we did not maintain a sufficient complement of accounting and financial reporting resources commensurate with our financial reporting requirements. This material weakness contributed to the following material weaknesses:

•
We did not design or maintain appropriate controls over completeness and accuracy of schedules supporting journal entries. This included schedules related to accounting estimates used in calculating revenue and cost of sales for long term contracts in sufficient levels of detail to ensure the accuracy and completeness of inputs.

•
We did not design or maintain the appropriate controls over the review the work of the third parties used to assist management in technical accounting positions such as the accounting for revenue in accordance with ASC 606 and specialists used for income taxes and valuations of common stock, warrants and acquired intangible assets.

•	We did not maintain appropriate controls which were designed over the review of account reconciliations and the preparation of the statement of cash flows.
Our management is in the process of developing a remediation plan. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that its internal control over financial reporting is effective, or if our Independent Registered Public Accounting Firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of the Company’s financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Our management team has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day
management of our business, which could harm our business, results of operations and financial condition but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company.
The release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business could disrupt our operations and adversely affect our financial results.
Our business operations involve the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals, including materials used in rocket propulsion. The handling, production, transport and disposition of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt our manufacturing operations and could cause production delays. A release of these chemicals or an unplanned ignition or explosion could result in death or significant injuries to employees and others. Material property damage to us and third parties could also occur. Extensive regulations apply to the handling of explosive and energetic materials, including but not limited to regulations governing hazardous substances and hazardous waste. The failure to properly store and ultimately dispose of such materials could create significant liability and/or result in regulatory sanctions. Any release, unplanned ignition, or explosion could expose us to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on our operating results, financial condition and/or cash flows.
If we experience cost overruns on our contracts, we would have to absorb the excess costs which could adversely affect our financial results.
In 2020 and the six months ended June 30, 2021, all of our net sales were from fixed-price contracts. Under fixed-price contracts, we agree to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent we incur unanticipated cost overruns on a fixed- price contract, our profitability would be adversely affected. Future profitability is subject to risks including the ability of suppliers to deliver components of acceptable quality on schedule.
Our fixed-price contracts include development work. This type of work is inherently more uncertain as to future events than non-development
contracts, and, as a result, there is typically more variability in estimates of the costs to complete the development stage. While management uses its best judgment to estimate costs associated with fixed-price development, future events could result in adjustments to those estimates.
We are obligated in our existing secured loan agreement to comply with covenants that restrict our operating activities, and we may become obligated in future credit facilities or other debt agreements to comply with financial and other covenants that could further restrict our operating activities. A failure to comply could result in a default which could, if not waived by the lenders, result in increased cost, inability to make future draws on credit facilities to the extent then available, acceleration of the payment of any outstanding amounts and potentially foreclosure on our assets securing our obligations.
Our existing secured loan agreement contains various restrictive covenants which include, among others, provisions which may restrict our ability to do any of the following, subject to certain exceptions:

•	incur additional debt;

•	make distributions or redeem or repurchase our capital stock;

•	make loans or equity investments or advances to entities that are not subsidiary guarantors;

•	enter into transactions with affiliates;

•	create certain liens;

•	purchase assets or businesses other than permitted acquisitions;

•	sell, lease, license, transfer or otherwise dispose of assets; and

•	consolidate, merge or sell all or substantially all of our assets.
Future credit facilities or other debt agreements also may contain similar or additional covenants, which could include requirements that we maintain certain financial ratios.
Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. In addition, our failure to pay principal and interest when due, a material adverse change in our business, operations or financial condition, a default under certain other indebtedness, the existence of unpaid fines, penalties or judgments above specified amounts, material misrepresentation and specified other events will constitute an event of default under our existing secured loan agreement and future credit facilities or other debt agreements also may contain similar event of default provisions. Our failure to comply with these covenants or the occurrence of another event of default, if not cured or waived, could result in increased cost, inability to make future draws on credit facilities to the extent then available, acceleration of the payment of any outstanding amounts and potentially foreclosure on our assets securing our obligations.
Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.
We prepare our consolidated financial statements in accordance with GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, restructuring costs, recoverability of assets including customer receivables, valuation of goodwill and intangibles, contingencies, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.
Our actual operating results may differ significantly from our guidance.
From time to time, we may release guidance regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in the release. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither any independent registered public accounting firm nor any other independent expert or outside party compiles, examines or reviews the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.
Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We may generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of these ranges. The principal reason that we may release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.
Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results, particularly any guidance relating to the results of operations of acquired businesses or companies as our management will be less familiar with their business, procedures and operations. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data will diminish the farther in the future that the data are forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it. Any failure to successfully implement our operating strategy could result in the actual operating results being different than the guidance, and such differences may be adverse and material.
Risks Related to Legal and Regulatory Matters
Our business is subject to various regulatory risks that could adversely affect our operations.
The environment in which we operate is highly regulated due to the sensitive nature of our complex and technologically advanced systems, including launch vehicles, satellites and satellite components, in addition to those regulations broadly applicable to publicly listed corporations. There are numerous regulatory risks that could adversely affect operations, including but not limited to:

•
Changes in laws and regulations
. It is possible that the laws and regulations governing our business and operations will change in the future. A substantial portion of our revenue is generated from customers outside of the U.S. There may be a material adverse effect on our financial condition and results of operations if we are required to alter our business to comply with changes in both domestic and foreign regulations, tariffs, or taxes and other trade barriers that reduce or restrict our ability to sell our products and services on a global basis, or by political and economic instability in the countries in which we conduct business. Any failure to comply with such regulatory requirements could also subject us to various penalties or sanctions.

•
Export Restrictions
. Certain of our launch vehicles, satellites, satellite components, systems, services, or technologies we have developed require the implementation or acquisition of products or technologies from third parties and affiliates, including those in other jurisdictions. In addition, certain of our launch vehicles, satellites, satellite components, systems, services or technologies may be required to be forwarded or exported to other jurisdictions. In certain cases, if the use of the technologies can be viewed by the jurisdiction in which that supplier, subcontractor or affiliate resides as being subject to export constraints or restrictions relating to national security, we may not be able to obtain the technologies and products that we require from subcontractors and suppliers who would otherwise be our preferred choice or may not be able to obtain the export permits necessary to transfer or export our technology. The inability to obtain or maintain export approvals, and export restrictions or changes during contract execution or non-compliance
by our suppliers, subcontractors and customers, could have an adverse effect on our revenues and margins.

•
U.S. Government Approval Requirements
. For certain aspects of our business operations, we are required to obtain U.S. government licenses and approvals and to enter into agreements with various government bodies in order to export launch vehicles, satellites, satellite components and related equipment, to disclose technical data, or provide defense services to foreign persons. The delayed receipt of or the failure to obtain the necessary U.S. government licenses, approvals and agreements may prohibit entry into or interrupt the completion of contracts which could lead to a customer’s termination of a contract for default or monetary penalties. In addition, certain aspects of our business operations depend on the Agreement between the Government of New Zealand and the Government of the United States of America on Technology Safeguards Associated with United States Participation in Space Launches from New Zealand. Any change or termination of this agreement could materially adversely affect our financial condition and results of operations.

•
Other Government Regulations
. Our ability to pursue our business activities is regulated by various agencies and departments of the U.S. government and the governments of other countries. Commercial space launch activities require licenses from the Department of Transportation and, for launches from Launch Complex 1, the New Zealand Space Agency. Our license to conduct launches at Launch Complex 2 requires certification of our flight termination system software by NASA before flight, which has not yet been completed. We cannot provide assurance as to when or if such certification will be completed. Radio communications for launch activities and spacecraft operations require licenses from the Federal Communications Commission and/or New Zealand Radio Spectrum Management and frequency coordination with the International Telecommunication Union. The operation of private remote sensing space systems requires a license from the Department of Commerce. Any failure to comply with these and other regulatory requirements could subject us to various penalties or sanctions and could have a significant adverse effect on our reputation, financial condition and results of operations.

•
Competitive Impact of U.S. Regulations
. Export and import control, economic sanction and trade embargo laws and regulations, including those administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. State Department’s Directorate of Defense Trade Controls and the U.S. Treasury Department’s Office of Foreign Assets Control, may limit certain business opportunities or delay or restrict our ability to contract with potential foreign customers or suppliers. To the extent that our
non-U.S.
competitors are not subject to similar export and import control, economic sanction and trade embargo laws and regulations, they may enjoy a competitive advantage with foreign customers, and it could become increasingly difficult for us to recapture this lost market share.

•
Anti-Corruption Laws
. As part of the regulatory and legal environments in which we operate, we are subject to global anti-corruption laws that prohibit improper payments directly or indirectly to government officials, authorities or persons defined in those anti-corruption laws in order to obtain or retain business or other improper advantages in the conduct of business. Our policies mandate compliance with anti-corruption laws. Failure by our employees, agents, subcontractors, suppliers and/ or partners to comply with anti-corruption laws could impact us in various ways that include, but are not limited to, criminal, civil and administrative fines and/or legal sanctions and the inability to bid for or enter into contracts with certain entities, all of which could have a significant adverse effect on our reputation, operations and financial results.

Our operations in the U.S. government market are subject to significant regulatory risk.
Our operations in the U.S. government market are subject to significant government regulation. A failure by us to maintain the relevant clearances and approvals could limit our ability to operate in the U.S. government market. Further, there can be no assurance that we will continue to be awarded contracts by the U.S. government. In addition, a failure by us to keep current and compliant with relevant U.S. regulations could result in fines, penalties, repayments or suspension or debarment from U.S. government contracting or subcontracting for a period of time and could have an adverse effect on our standing and eligibility for future U.S. government contracts.

U.S. government contractors (including their subcontractors and others with whom they do business) must comply with many significant procurement regulations and other specific legal requirements. These regulations and other requirements, although often customary in government contracting, increase our performance and compliance costs and risks and are regularly evolving. New laws, regulations or procurement requirements or changes to current ones (including, for example, regulations related to cybersecurity, privacy, information protection, cost accounting, counterfeit parts, anti-human trafficking, specialty metals, conflict minerals and use of certain non-US
equipment) can significantly increase our costs and risks and reduce our profitability.
We operate in a highly regulated environment and may be audited and reviewed by the U.S. government and its agencies, such as the Defense Contract Management Agency and agency Offices of Inspector General. These agencies may review performance under our contracts, our cost structure and accounting, and our compliance with applicable laws, regulations, terms, and standards, as well as the adequacy of our systems and processes in meeting government requirements. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties, sanctions, forfeiture of profits or suspension or debarment. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us or our business partners.
If we or those with whom we do business do not comply with the laws, regulations, contract terms and processes to which we are subject or if government customer business practices or requirements change significantly, it could affect our ability to compete and have a material adverse effect on our financial position, results of operations and/or cash flows.
Failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay or suspension of our ability to provide our products and services, and could result in loss of current and future business with the U.S. government.
Certain contracts with the U.S. government may require us to be issued facility security clearances under the National Industrial Security Program. The National Industrial Security Program requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence (“
FOCI
”). Failure to maintain an agreement with the U.S. Department of Defense regarding the appropriate FOCI mitigation arrangement could result in invalidation or termination of the facility security clearances, which in turn would mean that we would not be able to enter into future contracts with the U.S. government requiring facility security clearances, and may result in the loss of our ability to complete existing contracts with the U.S. government.
Changes in tax law, in our tax rates or in exposure to additional income tax liabilities or assessments may materially and adversely affect our financial condition, results of operations and cash flows.
Changes in law and policy relating to taxes may materially and adversely affect our financial condition, results of operations and cash flows. For example, on March 27, 2020 the U.S. enacted the Coronavirus Aid, Relief and Economic Security Act (“
CARES Act
”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, NOL carryback periods, alternative minimum tax credit refunds, modification to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property.
The U.S. also enacted the Tax Cuts and Jobs Act of 2017 (“
2017 Tax Act
”) on December 22, 2017, which significantly changed the U.S. federal income taxation of U.S. corporations. The 2017 Tax Act remains unclear in many respects and has been, and may continue to be, the subject of amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, which have mitigated or increased certain adverse impacts of the 2017 Tax Act and may continue to do so in the future. In addition, it is unclear how certain of these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. We continue to examine the impact the CARES Act and the 2017 Tax Act may have on our business in future quarters.

The U.S. Congress is currently considering other legislative proposals, including increasing the U.S. federal income tax rate on corporations like us, which, if enacted, could materially impact our financial condition and cash flows in the future.
Our ability to use Rocket Lab’s U.S. federal and state NOL carryforwards and certain other tax attributes may be limited.
As of December 31, 2020, Rocket Lab had U.S. federal net operating loss (“
NOL
”) carryforwards of approximately $141.8 million, which is comprised of definite and indefinite NOLs. The company had federal NOL carryforwards of approximately $57.1 million, which begin to expire in varying amounts beginning in 2034. Federal NOLs generated after 2017 of approximately $84.7 million will carryforward indefinitely and are available to offset up to 80% of future taxable income each year. Rocket Lab also had state NOL carryforwards of approximately $10.8 million, available to reduce future taxable income, if any. If not realized, the state NOLs will begin to expire in varying amounts beginning in 2035. The NOL carryforwards may be subject to limitations based on possible ownership changes in the past or in the future, including as a result of this offering. As a result, if the combined company earns net taxable income, our ability to use the pre-change
NOL carryforwards or other
pre-change
tax attributes to offset U.S. federal and state taxable income may still be subject to limitations, which could potentially result in increased future tax liability to us. Additionally, a challenge by a taxing authority, a change in the combined company’s ability to utilize tax benefits such as carryforwards or tax credits, or a deviation from other tax-related
assumptions may cause actual financial results to deviate from previous estimates.
Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
U.S. federal NOL carryforwards and other tax attributes (such as research tax credits) to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over a rolling three-year period. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. While we do not believe that we have experienced ownership changes in the past that would materially limit our ability to utilize these NOL carryforwards, the Section 382 rules are complex and there is no assurance our view is correct. In the event that we experience ownership changes in the future, our ability to use pre-change
NOL carryforwards and other tax attributes to offset post-change taxable income will be subject to limitations. As a result, we may be unable to use a material portion of the NOL carryforwards and other tax attributes, which could adversely affect our future cash flows.
On September 9, 2019, Treasury and the IRS issued proposed regulations regarding the items of income and deduction which are included in the calculation of built-in
gains and losses under section 382. The proposed regulations were subject to a
60-day
comment period and are proposed to be effective for ownership changes occurring after the effective date of temporary or final regulations. In response to concerns expressed in comment letters, in January 2020 the IRS withdrew a portion of the proposed regulations to provide transition relief for eligible taxpayers. Temporary or final regulations have not yet been issued by Treasury and the IRS.
In addition, California has temporarily suspended the NOL carryover deduction, and capped the use of business incentive tax credits, for three years by the enactment of Assembly Bill 85 on June 29, 2020.
Our operations are subject to governmental law and regulations relating to environmental matters, which may expose us to significant costs and liabilities that could negatively impact our financial condition.
We are subject to various federal, state, provincial and local environmental laws and regulations relating to the operation of our businesses, including those governing pollution, the handling, storage, disposal and transportation of hazardous substances, and the ownership and operation of real property. Such laws and regulations may result in significant liabilities and costs to us due to the actions or inactions of the previous owners. In addition, new laws and regulations, more stringent enforcement of existing laws and regulations or the discovery of previously unknown contamination could result in additional costs.

We may experience warranty claims for product failures, schedule delays or other problems with existing or new products.
Many of the products we develop and manufacture are technologically advanced systems that must function under demanding operating conditions. The sophisticated and rigorous design, manufacturing and testing processes and practices we employ do not entirely prevent the risk that we may not be able to successfully launch or manufacture our products on schedule or that our products may not perform as intended.
When our products fail to perform adequately, some of our contracts require us to forfeit a portion of our expected profit, receive reduced payments, provide a replacement product or service or reduce the price of subsequent sales to the same customer. Performance penalties may also be imposed when we fail to meet delivery schedules or other measures of contract performance. We do not generally insure against potential costs resulting from any required remedial actions or costs or loss of sales due to postponement or cancellation of scheduled operations or product deliveries.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, the Equity Incentive Plan or otherwise will dilute all other stockholders.
We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Equity Incentive Plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.
The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members.
As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of the Nasdaq and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition. We may need to hire more employees in the future or engage outside consultants to assist us in complying with these requirements, which will increase our operating expenses.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and being subject to these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, results of operations, and financial condition could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations and financial condition.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. Assuming the exercise of all outstanding public warrants and private placement warrants offered hereby for cash, we will receive an aggregate of approximately $187.1 million, but will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR OUR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our common stock and public warrants are currently listed on the Nasdaq under the symbols “RKLB” and “RKLBW,” respectively. Prior to the Closing, Vector’s Class A ordinary shares and public warrants were listed on the Nasdaq under the symbols “VACQ” and “VACQW,” respectively. On September 21, 2021, the closing sale price of our common stock was $14.69 per share and the closing price of the public warrants was $4.25 per warrant. As of September 20, 2021, there were approximately 185 holders of record of our common stock, two holders of record of the public warrants and one holder of record of the private placement warrants. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEGACY VECTOR
Vector’s statement of operations data and cash flow data for the six months ended June 30, 2021 (unaudited) and the period from July 28, 2020 (inception) through December 31, 2020 and balance sheet data as of June 30, 2021 and December 31, 2020 are derived from Vector’s unaudited interim financial statements and audited financial statements included elsewhere in this prospectus.
The information is only a summary and should be read in conjunction with Vector’s consolidated financial statements and related notes contained elsewhere in this prospectus and the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” in the Form
10-Q
for the quarter ended June 30, 2021 filed by Vector. Vector’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	For the six months ended June 30, 2021 (unaudited)	For the period from July 28, 2020 (inception) through December 31, 2020 (audited)
Statement of Operations Data:
Formation and operating costs	3,075,696	$357,463
Change in fair value of warrant liabilities	(21,553,334)	$11,989,334
Net loss	(24,619,357)	$(12,341,951)
Weighted average Class A and ordinary shares outstanding, basic and diluted	32,000,000	31,553,191
Weighted average Class B ordinary shares outstanding, basic and diluted	8,000,000	7,732,484
Basic and diluted net income per Class A ordinary share	(0.00)	$(0.00)
Basic and diluted net loss per Class B ordinary share	(3.08)	$(1.60)
Condensed Balance Sheet Data (At Period End):
Total assets	320,343,990	$321,327,396
Total liabilities	59,706,013	$35,980,062
Class A ordinary shares; 32,000,000 and 28,025,733 shares subject to possible redemption at 10.00 per share	320,000,000	$280,257,330
Shareholder’s Equity
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; 3,974,267 shares issued and outstanding excluding 32,000,000 and 28,025,733 shares subject to possible redemption)	—	$397
Class B ordinary shares	800	$800
Total shareholders’ equity	(59,362,023)	$5,000,004
Cash Flow Data:
Net cash used in operating activities	(821,057)	$(506,715)
Net cash used in investing activities	—	$(320,000,000)
Net cash provided by financing activities	—	$321,372,618

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEGACY ROCKET LAB
Rocket Lab’s statement of operations data and cash flow data for the years ended December 31, 2020 and 2019 and balance sheet data as of December 31, 2020 and 2019 are derived from audited financial statements included elsewhere in this prospectus. Rocket Lab’s statement of operations data and cash flow data for the six months ended June 30, 2021 and 2020 and balance sheet data as of June 30, 2021 are derived from Rocket Lab’s unaudited financial statements included elsewhere in this prospectus.
The information is only a summary and should be read in conjunction with Rocket Lab’s consolidated financial statements and related notes and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” contained elsewhere in this prospectus. Rocket Lab’s historical results are not necessarily indicative of future results.

	Six months ended June 30,		Year ended December 31,
	2021	2020	2020	2019
	(unaudited, in thousands)		(in thousands)
Statement of Operations Data:
Revenues	$29,472	$8,753	$35,160	$48,399
Cost of revenues	$25,598	$14,632	$46,977	$49,475
Gross profit	$3,874	$(5,879)	$(11,817)	$(1,076)
Total operating expenses	$15,607	$6,106	$43,135	$31,817
Operating loss	$(25,425)	$(23,305)	$(54,952)	$(32,893)
Total other income, net	$(6,418)	$601	$414	$2,887
Loss before income taxes	$(31,843)	$(22,704)	$(54,538)	$(30,006)
Provision for income taxes	$(704)	$(749)	$(467)	$(354)
Net loss	$(32,547)	$(23,453)	$(55,005)	$(30,360)
Weighted-average common shares outstanding, basic and diluted	8,708	8,179	8,324	8,017
Basic and diluted net loss per common share	$(3.74)	$(2.87)	$(6.61)	$(3.79)

	As of		As of December 31,
	June 30, 2021		2020	2019
	(unaudited, in thousands)		(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$107,931		$52,792	$95,878
Total assets	$167,570		$187,869	$195,185
Total liabilities	$51,854		$79,617	$59,254
Total shareholders’ deficit	$(195,030)		$(166,708)	$(118,529)

	Six months ended June 30,		Year ended December 31,
	2021	2020	2020	2019
	(unaudited, in thousands)		(in thousands)
Cash Flow Data:
Net cash used in operating activities	$(36,582)	$(12,098)	$(27,757)	$(25,324)
Net cash used in investing activities	$(5,699)	$(27,826)	$(37,329)	$(20,597)
Net cash provided by (used in) financing activities	$97,369	$20,522	$21,478	$(83)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vector and Rocket Lab adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Vector was derived from the unaudited financial statements of Vector as of and for the six months ended June 30, 2021, and the audited financial statements of Vector as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020 included elsewhere in this prospectus. The historical financial information of Rocket Lab was derived from the unaudited financial statements of Rocket Lab as of and for the six months ended June 30, 2021, and the audited financial statements of Rocket Lab as of and for the year ended December 31, 2020, included elsewhere in this prospectus. This information should be read together with Vector’s and Rocket Lab’s unaudited and audited financial statements and related notes, the sections titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vector
” in the final proxy statement/prospectus, dated July 21, 2021 filed with the SEC, the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” in the Form
10-Q
for the quarter ended June 30, 2021 filed by Vector, the “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” in this prospectus.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Vector will be treated as the “accounting acquiree” and Rocket Lab as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rocket Lab issuing shares for the net assets of Vector, followed by a recapitalization. The consolidated assets, liabilities, and results of operations of Legacy Rocket Lab will become the historical financial statements of the surviving corporation, and Vector’s assets, liabilities and results of operations will be consolidated with Legacy Rocket Lab beginning on the acquisition date. Accordingly, for accounting purposes, the financials statements of the combined entity will represent a continuation of the financial statements of Legacy Rocket Lab, and the net assets of Vector will be stated at historical cost, with no goodwill or other intangible assets recorded. This determination was primarily based on the following:

•	Legacy Rocket Lab stockholders considered in the aggregate have a majority interest of voting power in the combined entity;

•	Members of the board of Legacy Rocket Lab comprise five of the six members of the combined company’s board of directors as of the closing of the Business Combination;

•	Legacy Rocket Lab’s senior management continue to compose the senior management of the combined company;

•	The relative size and valuation of Legacy Rocket Lab compared to Vector; and

•	Legacy Rocket Lab’s business comprises the ongoing operations of the combined company.
The unaudited pro forma condensed combined balance sheet of June 30, 2021 combines the unaudited condensed consolidated balance sheet of Rocket Lab as of June 30, 2021 with the unaudited balance sheet of Vector as of June 30, 2021, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on that date. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed statement of operations for Rocket Lab for the six months ended June 30, 2021 with the unaudited statement of operations of Vector for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited condensed statement of operations for Rocket Lab for the year ended December 31, 2020 with the audited statement of operations of Vector for the period from July 8, 2020

(inception) through December 31, 2020. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. Rocket Lab and Vector have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The Business Combination and Related Transactions
On March 1, 2021, Vector Acquisition Corporation, a Cayman Islands exempted company (“
Vector
”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2 thereto, dated June 25, 2021 (the “
Merger Agreement
”), by and among Vector, Rocket Lab USA, Inc., a Delaware corporation (“
Rocket Lab
”), and Prestige USA Merger Sub, a Delaware corporation and wholly-owned subsidiary of Rocket Lab (“
Merger Sub
”).
In accordance with the terms and subject to the conditions of the Merger Agreement, (A) immediately prior to the Business Combination (i) each of the outstanding shares of common stock and preferred stock of Legacy Rocket Lab was converted into a number of shares of Rocket Lab common stock equal to the Exchange Ratio, which was determined on the basis of an implied Legacy Rocket Lab fully diluted equity value of $4.00 billion and the Implied Vector Share Price, and (ii) corresponding adjustments were made to all outstanding restricted stock units, warrants, options and other rights to acquire Rocket Lab stock to reflect such conversion, including adjustments to the number of shares and, if applicable, purchase price per share of the shares subject to such restricted stock units, warrants, options and other rights, (B) Vector changed its jurisdiction of organization to Delaware (the “
Domestication
”), (C) following such Domestication Merger Sub merged with and into Vector Delaware and Vector Delaware became a wholly owned subsidiary of Rocket Lab (the “
First Merger
”), and at the effective time of the First Merger, (i) each issued and outstanding share of Vector Delaware common stock was converted into a right to receive, on a one-for-one
basis, one share of New Rocket Lab common stock; (ii) each issued and outstanding Vector Delaware warrant was converted into a right to receive, on a one-for-one
basis, one warrant to purchase one share of New Rocket Lab common stock; and (iii) each then issued and outstanding Vector Delaware unit was converted into a right to receive, on a one-for-one
basis, one unit of Rocket Lab, and (D) Rocket Lab merged with and into Vector Delaware, with Vector Delaware surviving the merger (the “
Second Merger
”), and at the effective time of the Second Merger, (i) each outstanding share of Legacy Rocket Lab common stock was converted into a right to receive, on a one-for-one
basis, one share of New Rocket Lab common stock, (ii) each restricted stock unit (whether vested or unvested) relating to a share of Legacy Rocket Lab common stock was converted, on a one-for-one
basis, into a restricted stock unit relating to a share of New Rocket Lab common stock, (iii) each outstanding option (whether vested or unvested) and warrant to purchase Legacy Rocket Lab common stock was converted, on a one-for-one
basis, into an option or warrant, as applicable, to purchase a share of New Rocket Lab common stock at the same per share price and (iv) each other outstanding right to acquire a share of Legacy Rocket Lab common stock was converted, on a one-for-one
basis, into a right to acquire a share of New Rocket Lab common stock (the “
Business Combination
”).
Concurrently with the execution of the Merger Agreement, Vector entered into the Subscription Agreements with certain investors (the “
PIPE Investors
”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Vector agreed to issue and sell to such investors, an aggregate of 46,700,000 shares of New Rocket Lab common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467.0 million, on the terms and subject to the conditions set forth in the Subscription Agreements (the “
PIPE Financing
”).
The closing of the PIPE Financing occurred substantially concurrently with the consummation of the Business Combination. Pursuant to the Subscription Agreements, the investors in the PIPE Financing were granted certain customary registration rights.

The unaudited pro forma condensed combined statement of operations and the unaudited pro forma condensed combined balance sheet give effect to the Business Combination and related transactions, summarized below:

•	the consummation of the Business Combination and reclassification of cash held in Vector’s trust account to cash and cash equivalents, net of redemptions (see below);

•	the consummation of the PIPE Financing;

•
additional compensation expense associated with the vesting of Legacy Rocket Lab’s restricted stock units in connection with the Business Combination as a result of the satisfaction of the performance condition becoming probable;

•	the payment of deferred offering and transaction costs incurred by both Vector and Rocket Lab; and

•	the repurchase of $40 million Legacy Rocket Lab common stock from certain members of Rocket Lab management in connection with the Business Combination, resulting in compensation expense.
The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration in the form of shares of New Rocket Lab common stock will be payable to the Rocket Lab Holders if the closing price of New Rocket Lab common stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing. In evaluating the accounting treatment for the earnout, we have concluded that the earnout is not a liability under ASC 480, Distinguishing Liabilities from Equity, is not subject to the accounting guidance under ASC 718,
Compensation—Stock Compensation
, and that the earnout is not subject to derivative accounting under ASC 815,
Derivative and Hedging
. As such, the Company will recognize the earnout in equity at fair value upon the closing of the merger by crediting additional paid-in-capital
for the fair value of the earnout and record a corresponding deemed dividend to additional paid-in-capital
for a corresponding amount. Because the impact of the earnout has no net impact to equity, the unaudited pro forma condensed combined financial information does not reflect earnout consideration effects.
The unaudited pro forma condensed combined financial information reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate payment of $9,686,170, based on a stock price of approximately $10 per share.
Immediately after giving effect to the Business Combination and the PIPE Financing, the following were outstanding: (i) 447,919,591 shares of New Rocket Lab common stock, consisting of (a) 362,188,208 shares of New Rocket Lab common stock issued to holders of Legacy Rocket Lab common stock immediately prior to the First Effective Time, (b) 31,031,383 shares issued to the holders of Vector’s Class A ordinary shares prior to the Domestication, which reflects the redemption of 968,617 Class A ordinary shares with respect to which holders exercised their redemption right, (c) 8,000,000 shares issued to the holders of Vector’s Class B ordinary shares prior to the Domestication, and (d) 46,700,000 shares of New Rocket Lab common stock issued in the PIPE Financing; (ii) warrants to purchase 16,266,666 shares of New Rocket Lab common stock at an exercise price of $11.50 per share issued upon conversion of the outstanding Vector warrants prior to the Business Combination; (iii) warrants to purchase 891,380 shares of New Rocket Lab common stock attributable to Legacy Rocket Lab warrants prior to the Business Combination, which had a weighted average exercise price of approximately $0.29 per share, (iv) options to purchase 17,961,673 shares of New Rocket Lab common stock attributable to Legacy Rocket Lab options prior to the Business Combination, which had a weighted average exercise price of $1.04 per share and 14,253,283 of which were vested, (v) 14,903,639 restricted stock units attributable to restricted stock units of Legacy Rocket Lab prior to the Business Combination, including 4,065,304 with respect to which the time-based vesting conditions had been satisfied and (vi) an earnout obligation of Legacy Rocket Lab prior to the Business Combination pursuant to which New Rocket Lab may be required to issue up to 1,915,356 shares of New Rocket Lab common stock. In addition, the Earnout Shares may become issuable in the future as described above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands, except share and per share data)

	As of June 30, 2021				As of June 30, 2021
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	107,931	45	320,015	3A	797,882
			(9,686)	3B
			467,000	3D
			(47,423)	3G
			(40,000)	3J
Accounts receivable, net	22,355				22,355
Contract assets	843				843
Inventories	31,516				31,516
Prepaids and other current assets	4,925	284			5,209

Total current assets	167,570	329			857,805
NON-CURRENT ASSETS:
Intangible assets, net	10,689				10,689
Goodwill	3,277				3,277
Right-of-use assets—operating leases	25,712				25,712
Restricted cash	1,110				1,110
Deferred tax assets	2,935				2,935
Deferred transaction costs	3,395		(3,395)	3G	—
Investment held in Trust Account		320,015	(320,015)	3A	—

TOTAL ASSETS	265,908	320,344			952,748

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade payables	3,620				3,620
Accrued expenses	5,026	2,390	(1,096)	3G	6,320
Employee benefits payable	5,238				5,238
Contract liabilities	31,138				31,138
Other current liabilities	6,832				6,832

Total current liabilities	51,854	2,390			53,148
Long-term borrowings, excluding current instalments	98,827				98,827
Non-current lease liabilities	25,916				25,916
Other non-current liabilities	9,381	11,200	(11,200)	3G	4
			(9,377)	3I
Warrant liabilities		46,116			46,116

Total liabilities	185,978	59,706			224,011
Redeemable Convertible Series A Preferred stock, $0.0001 par value; 6,898,281 shares authorized, issued and outstanding as of June 30, 2021	5,500		(5,500)	3E	—
Redeemable Convertible Series B Preferred stock, $0.0001 par value; 11,987,187 shares authorized, 11,953,413 shares issued and outstanding as of June 30, 2021	21,503		(21,503)	3E	—

	As of June 30, 2021				As of June 30, 2021
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Redeemable Convertible Series C Preferred stock, $0.0001 par value; 4,900,204 shares authorized, 4,887,114 shares issued and outstanding as of June 30, 2021	16,471		(16,471)	3E	—
Redeemable Convertible Series D Preferred stock, $0.0001 par value; 2,650,450 shares authorized, 2,573,252 issued and outstanding as of June 30, 2021	73,364		(73,364)	3E	—
Redeemable Convertible Series E Preferred stock, $0.0001 par value; 4,368,313 shares authorized, issued and outstanding as of June 30, 2021	137,622		(137,622)	3E	—
Redeemable Convertible Series E-1 Preferred stock, $0.0001 par value; 650,140 shares authorized, issued and outstanding as of June 30, 2021	20,500		(20,500)	3E	—
Class A ordinary shares subject to possible redemption, 32,000,000 shares at June 30, 2021 (at $10.00 per share)		320,000	(9,686)	3B	—
			(310,314)	3C
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 46,000,000 shares authorized; 8,740,022 shares issued and outstanding as of June 30, 2021	—		27	3E	28
			1	3F
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,000,000 shares issued and outstanding at June 30, 2021		1	(1)	3F	—
Additional paid-in-capital	23,079	—	310,314	3C	971,888
			467,000	3D
			274,933	3E
			(59,363)	3F
			(37,933)	3G
			14,900	3H
			9,377	3I
			(30,359)	3J
Accumulated deficit	(220,238)	(59,363)	59,363	3F	(245,308)
			(529)	3G
			(14,900)	3H
			(9,641)	3J
Accumulated other comprehensive loss	2,129	—			2,129

TOTAL LIABILITIES AND MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	265,908	320,344			952,748

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES	$29,472				$29,472

COST OF GOODS SOLD	25,598	—	2,544	3DD	28,142

GROSS PROFIT	3,874	—	(2,544)		1,330
OPERATING EXPENSES:
Research and development	15,607		1,814	3DD	17,421
Selling, general and administrative	13,692		1,936	3DD	15,628
Formation and operating costs		3,076			3,076

Total operating expenses	29,299	3,076	3,750		36,125

OPERATING LOSS	(25,425)	(3,076)	(6,294)		(34,795)

OTHER INCOME (EXPENSE):
Interest income (expense), net	(402)	10	(10)	3AA	(402)
Loss on foreign exchange	(405)				(405)
Other expense, net	(5,611)	(21,553)	5,126	3CC	(22,038)

Total other income (expense), net	(6,418)	(21,543)	5,116		(22,845)

LOSS BEFORE INCOME TAXES	(31,843)	(24,619)	(1,178)		(57,640)
PROVISION FOR INCOME TAXES	(704)		—	3BB	(704)

NET LOSS	$(32,547)	$(24,619)	$(1,178)		$(58,344)

Net loss per share attributable to Rocket Lab common stockholders—basic and diluted	$(3.74)	$—			$(0.13)
Weighted average shares of Rocket Lab common stock outstanding—basic and diluted	8,708,271				448,476,558
Net loss per share attributable to VACQ Class A ordinary shareholders	$—	$—			$—
Weighted average shares of VACQ Class A ordinary shares outstanding—basic and diluted	—	32,000,000			—
Net loss per share attributable to VACQ Class B ordinary shareholders	$—	$(3.08)			$—
Weighted average shares of VACQ Class B ordinary shares outstanding—basic and diluted	—	8,000,000			—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Year Ended December 31, 2020	Period From July 28, 2020 (Inception) Through December 31, 2020			Year Ended December 31, 2020
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical) (As Restated)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES	$35,160	$—	$—		$35,160
COST OF GOODS SOLD	46,977	—	3,813	3II	50,790

GROSS PROFIT	(11,817)	—	(3,813)		(15,630)

OPERATING EXPENSES:
Research and development	19,142	—	2,063	3II	21,205
Selling, general and administrative	23,993	—	529	3FF	36,893
			2,730	3II
			9,641	3JJ
Operating and formation costs	—	358			358

Total operating expenses	43,135	358	14,963		58,456

OPERATING LOSS	(54,952)	(358)	(18,776)		(74,086)

OTHER INCOME (EXPENSE):
Interest income, net	224	5	(5)	3EE	224
Gain on foreign exchange	2,420	—			2,420
Other income (expense), net	(2,230)	(11,989)	2,417	3HH	(11,802)

Total Other income (expense), net	414	(11,984)	2,412		(9,158)

LOSS BEFORE INCOME TAXES	(54,538)	(12,342)	(16,364)		(83,244)
PROVISION FOR INCOME TAXES	(467)	—	—	3GG	(467)

NET LOSS	$(55,005)	$(12,342)	$(16,364)		$(83,711)

Net loss per share attributable to Rocket Lab common stockholders—basic and diluted	$(6.61)	$—			$(0.19)
Weighted average shares of Rocket Lab common stock outstanding—basic and diluted	8,324,252	—			440,607,388
Net loss per share attributable to VACQ Class A ordinary shareholders	$—	$—			$—
Weighted average shares of VACQ Class A ordinary shares outstanding—basic and diluted	—	31,553,191			—
Net loss per share attributable to VACQ Class B ordinary shareholders	$—	$(1.60)			$—
Weighted average shares of VACQ Class B ordinary shares outstanding—basic and diluted	—	7,732,484			—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and per share data)
NOTE 1—BASIS OF PRESENTATION
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Vector Acquisition Corporation (“
Vector
”) will be treated as the “accounting acquiree” and Rocket Lab as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rocket Lab issuing shares for the net assets of Vector, followed by a recapitalization. The net assets of Vector will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Rocket Lab.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Rocket Lab is the acquirer for accounting purposes.
The unaudited pro forma condensed combined financial information reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate payment of $9,686,170, based on a stock price of approximately $10 per share.
The level of redemptions reflected in the unaudited pro forma condensed combined balance sheet and statement of operations does not reflect adjustments for the outstanding public or private placement warrants issued by Vector as such securities are not exercisable until 30 days after the closing of the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that are believed to be reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Vector and Rocket Lab.
NOTE 2—ACCOUNTING POLICIES AND RECLASSIFICATIONS
In connection with the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Vector’s financial statement presentation with that of Rocket Lab.
NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
to depict the accounting for the transaction (“
Transaction Accounting Adjustments
”) and present other transaction effects that have occurred or are reasonably expected to occur (“
Management’s Adjustments
”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Rocket Lab and Vector have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Rocket Lab’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the reclassification of $320 million held in Vector’s trust account to cash and cash equivalents.

(B)	Reflects the reduction in cash and Vector’s Class A ordinary shares subject to possible redemption in the amount of $9.7 million related to the redemption of the shares.

(C)	Reflects the reclassification of Vector’s remaining Class A ordinary shares subject to possible redemption into permanent equity.

(D)	Reflects cash proceeds from the concurrent PIPE Financing in the amount of $467 million and corresponding offset to additional paid-in-capital.

(E)	Reflects the conversion of the Rocket Lab preferred stock into Rocket Lab common stock in accordance with the Merger Agreement.

(F)
Reflects the reclassification of Vector’s historical accumulated deficit to additional paid-in
capital and the elimination of Vector’s par value of ordinary shares upon consummation of the Business Combination.

(G)
Reflects an adjustment of $47.4 million to reduce cash for estimated unpaid transaction costs expected to be incurred by Vector and Rocket Lab in relation to the Business Combination and PIPE Financing, including advisory, banking, printing, legal and accounting services, which includes the $11.2 million deferred underwriting fee payable by Vector upon completion of the Business Combination and the $1.1 million unpaid portion of Rocket Lab’s deferred transaction costs which total $3.4 million as of June 30, 2021. Approximately $0.5 million is expected to be expensed as part of the Business Combination and recorded in accumulated deficit, and the remaining $46.9 million was determined to be equity issuance costs and offset to additional paid-in
capital.

(H)
Reflects the recognition of $14.9 million of incremental stock-based compensation expense associated with the performance-based
restricted stock units issued by Rocket Lab in 2019 through 2021, which contain both a time-based service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based
vesting condition was not considered probable.

(I)	Reflects the conversion of Rocket Lab preferred stock warrants to warrants to purchase New Rocket Lab common stock, resulting in a reclassification from liability to additional paid-in-capital.

(J)
Reflects the repurchase of $40 million of Rocket Lab common stock and options to purchase Rocket Lab common stock from certain members of Rocket Lab management in connection with the Business Combination. Of the total repurchase amount of $40 million, $10 million was used to purchase shares and options earned by employees through share-based compensation and will result in incremental compensation expense of $9.6 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(AA)	Elimination of interest income and unrealized gain on the trust account.

(BB)
The net effect of all adjustments impacting the pro forma statement of operations results in an income tax benefit of approximately $0.3 million based on the application of a blended statutory tax rate of 25%. However, an income tax benefit has not been reflected because of negative evidence in the form of cumulative losses, resulting in a full valuation allowance being applied to reduce the pro forma income tax benefits.

(CC)
Reflects the elimination of the $5.1 million of expense associated with the remeasurement of the Rocket Lab preferred stock warrants to fair value during the six months ended June 30, 2021, as the warrants have become equity-classified warrants to purchase common stock upon consummation of the Business Combination and will not require remeasurement.

(DD)
Reflects the recognition of $6.3 million stock-based compensation expense associated with the performance-based restricted stock units issued by Rocket Lab in 2019 through 2021, which contain both a time-based
service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based vesting condition was not considered probable.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(EE)	Elimination of interest income and unrealized gain on the trust account.

(FF)
Reflects the estimated transaction costs to be expensed of $0.5 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.

(GG)
The net effect of all adjustments impacting the pro forma statement of operations results in an income tax benefit of approximately $4.1 million based on the application of a blended statutory tax rate of 25%. However, an income tax benefit has not been reflected because of negative evidence in the form of cumulative losses, resulting in a full valuation allowance being applied to reduce the pro forma income tax benefits.

(HH)
Reflects the elimination of the $2.4 million of expense associated with the remeasurement of the Rocket Lab preferred stock warrants to fair value during the year ended December 31, 2020, as the warrants have become equity-classified
warrants to purchase common stock upon consummation of the Business Combination and will not require remeasurement.

(II)
Reflects the recognition of $8.6 million stock-based compensation expense associated with the performance-based restricted stock units issued by Rocket Lab in 2019 and 2020, which contain both a time-based service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based vesting condition was not considered probable.

(JJ)
Reflects the recognition of $9.6 million stock-based compensation expense associated with the repurchase of Rocket Lab common stock and options to purchase Rocket Lab common stock from certain members of management in connection with the Business Combination. The common stock and options that were repurchased were obtained through share-based
compensation arrangements.

NOTE 4—EARNINGS PER SHARE
Represents the net earnings per share calculated using the historical weighted average Rocket Lab outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Financing, assuming the shares were outstanding since January 1, 2020. As the Business Combination and PIPE Financing are being reflected as if they had occurred at the beginning of the first period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Financing have been outstanding for the entire periods presented.
Six months ended June 30, 2021

Numerator
Net loss (in thousands)	$(58,344)
Denominator
Former holders of Rocket Lab common and preferred stock (1)	362,745,175
Founder shares	8,000,000
VACQ public stockholders (2)	31,031,383
Third party investors in PIPE investment	46,700,000

Total shares of Rocket Lab common stock outstanding at closing of the Transaction	448,476,558
Net loss per share
Basic and diluted	$(0.13)

Year ended December 31, 2020

Numerator
Net loss (in thousands)	$(83,711)
Denominator
Former holders of Rocket Lab common and preferred stock (1)	354,876,005
Founder shares	8,000,000
VACQ public stockholders (2)	31,031,383
Third party investors in PIPE investment	46,700,000

Total shares of Rocket Lab common stock outstanding at closing of the Transaction	440,607,388
Net loss per share
Basic and diluted	$(0.19)

(1)
Reflects the repurchase by Rocket Lab of 3.5 million shares of Rocket Lab common stock and 0.6 million options to purchase Rocket Lab common stock held by certain members of management for $40.0 million, based on a Rocket Lab common stock value of $10 per share.

(2)	This presentation reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate redemption payment of $9.7 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “
Selected Historical Financial information of Rocket Lab
” and our audited financial statements and notes thereto and unaudited condensed financial statements and notes thereto included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “
Risk Factors
,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “
Risk Factors
” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “
Cautionary Note Regarding Forward-Looking Statements
.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Rocket Lab following the Closing.
Overview
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, satellites and other spacecraft, and on-orbit
management solutions that make it faster, easier and more affordable to access space.
While our business has historically been centered on the development of small-class
launch vehicles and related sale of launch services, we are currently innovating in the areas of medium-class launch vehicles and launch services, space systems design and manufacturing, on-orbit
management solutions, and space data applications. Each of these initiatives addresses a critical component of the end-to-end
solution and our value proposition for the space economy:

•	Launch Services is the design, manufacture, and launch of orbital rockets to deploy payloads to various Earth orbits and interplanetary destinations.

•	Space Systems is the design and manufacture of spacecraft components and spacecraft, as well as on-orbit constellation management services and space data applications.
Electron is our orbital small launch vehicle that was designed from the ground up to accommodate a high launch rate business model to meet the growing and dynamic needs of our customers for small launch services. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering 105 satellites to orbit for government and commercial customers across 18 successful missions through July 2021. In 2020, Electron was the second most frequently launched rocket by companies operating in the United States and established Rocket Lab as the fourth most frequent launcher globally. Our launch services program has seen us develop many industry innovations, including 3D printed rocket engines, an electric-pump-fed
rocket engine, fully carbon composite first stage fuel tanks, a private orbital launch complex, a rocket stage that converts into a spacecraft on orbit, and the ability to successfully recover a stage from space, providing a path to reusability.
In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle which will increase the payload capacity of our space launch vehicles to approximately 17,000 lbs (8,000 kg), for launches to low-Earth orbit and lighter payloads into higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and capable of human space flight and cargo and crew resupply to the International Space Station. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a level of schedule control and high-flight cadence not available on large and heavy lift rockets. Neutron is expected to have the capability of launching nearly all of the spacecraft that we expect to be launched through 2029 and we expect to be able to leverage Electron’s flight heritage, various vehicle subsystems designs, launch complexes and ground station infrastructure.
Our space systems initiative is centered on the design, manufacture, and sale of the Photon family of small spacecraft, which are configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions. Our Photon family of spacecraft enable us to offer an end-to-end
mission solution encompassing launch, spacecraft, ground services and mission operations to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.
Our space systems initiative is also supported by the design and manufacture of a range of components for satellites and other spacecraft, including reaction wheels, star trackers, magnetic torque rods and batteries and has additional products in development to serve a wide variety of sub-system
functions. We entered this market with our acquisition of leading spacecraft components manufacturer Sinclair Interplanetary, which brought incremental vertically-integrated capabilities for our own spacecraft and also enabled Rocket Lab to deliver high-volume manufacturing of critical spacecraft components at scale prices to the broader spacecraft merchant market.
Key Metrics and Select Financial Data
We monitor the following key financial and operational metrics that assist us in evaluating our business, measuring our performance, identifying trends and making strategic decisions.
Launch Vehicle Build-Rate and Launch Cadence
We built approximately three launch vehicles in 2019 and built approximately eight launch vehicles in 2020. We plan to continue growing our build rate in 2021 with 10 launch vehicles in 2021 and believe the growth in build rate is a positive indicator of our ability to scale our manufacturing operations in support of our anticipated growth rate in revenue in the coming years.
We launched six vehicles in 2019, seven vehicles in 2020 and four vehicles through July 2021. The number of launches is an indicator of our ability to convert mission awards into revenue in a timely manner and demonstrate the scalability of our launch operations. Growth rates between launches and total revenue are not perfectly correlated because our total revenue is affected by other variables, such as the revenue per launch, which can vary considerably based on factors such as unique orbit and insertion requirements, payload handling needs, launch location, time sensitivity of mission completion and other factors.
Recent developments
Business Combination
On March 1, 2021, the Company entered into the Merger Agreement with Vector, and Merger Sub which was subsequently amended on May 7, 2021 and June 25, 2021. The Mergers will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Vector will be treated as the “acquired” company for financial reporting purposes and Rocket Lab will be treated as the accounting acquirer.
The Mergers closed August 25, 2021, and Vector became a Delaware corporation, and Merger Sub merged with and into Vector Delaware, with Vector Delaware surviving the merger as a wholly owned subsidiary of Rocket Lab. Immediately following the First Merger, Rocket Lab merged with and into Vector Delaware, with Vector Delaware surviving the merger for form the post-transaction combined entity and became New Rocket Lab. After the Mergers, the gross amount of cash that that the combined company will receive from Vector’s trust account and concurrent PIPE financing upon the closing of the Mergers, before transaction expenses, is approximately $777 million.

In connection with the Mergers, our shareholders exchanged their interests in Rocket Lab for interests in the New Rocket Lab.
Revenue Growth
Fiscal Years Ended December 31, 2020 and 2019
We generated $48.4 million and $35.2 million in revenue in 2019 and 2020, respectively, representing a year-on-year
decline in revenue of approximately 27%. This
year-on-year
decline was driven by several unique factors, including the fulfillment of lower-than-normal revenue generating missions that were strategically priced to secure early customer commitments to the Electron launch platform and the impact of the
COVID-19
global pandemic which resulted in customer-driven program delays and Rocket Lab production constraints due to plant shutdowns and travel restrictions, which impeded customers’ ability to enter New Zealand to perform satellite spacecraft integration for launches, resulted in certain launches scheduled for 2020 to be delayed and slowed customer activity. We also experienced a shift from over-time revenue to point-in-time
revenue for launch services during 2019 and 2020, which resulted a deferral of contracted revenue until launch in future periods.
Six Months Ended June 30, 2021 and 2020
We generated $29.5 million and $8.8 million in revenue for the six months ended June 30, 2021 and 2020, respectively, representing a year-on-year
increase in revenue of approximately 237%. This
year-on-year
increase was driven by growth in both our Launch Service revenue, which experienced higher revenue per launch as well a higher launch cadence as compared to the prior year period ending June 30, 2020 as well as strong revenue growth in Space Systems across spacecraft component sales and spacecraft engineering services, which benefited not only from full year-to-date
impact of the acquisition of Sinclair Interplanetary that closed in April 2020, but also from initial shipments of reaction wheels to a commercial constellation customer, as well as contribution from six Space Systems satellite engineering services programs.
Revenue Value Per Launch
Revenue value per launch represents the average revenue per launch contract attributable to launches that occurred during a period, regardless of when the revenue was recognized. Revenue value per launch can be a useful metric to provide insight into general competitiveness and price sensitivity in the marketplace. Revenue value per launch can vary considerably, based on factors such as unique orbit and insertion requirements, payload handling needs, launch location, time sensitivity of mission completion and other factors, and as such may not provide absolute clarity with regards to pricing and competitive dynamics in the marketplace.
Fiscal Years Ended December 31, 2020 and 2019
In 2019 and 2020, our revenue value per launch was $5.9 million and $5.5 million, respectively. Meanwhile, our cost per launch was $8.2 million and $6.5 million for 2019 and 2020, respectively.
Six Months Ended June 30, 2021 and 2020
In the six months ended June 30, 2021 and 2020, our revenue value per launch was $7.8 million and $6.9 million, respectively and cost per launch was $5.6 million and $7.3 million for the six months ended June 30, 2021 and 2020, respectively.
Backlog
Backlog represents future revenues that we would recognize in connection with the completion of all contracts and purchase orders that have been entered into by our customers, excluding any customer options for future products or services that have not yet been exercised. Contracts for launch services and spacecraft builds typically include termination rights that may be exercised by customers upon advanced notice and payment of a specified termination fee. As of June 30, 2021, our backlog totaled $141.4 million. We expect to recognize approximately 72% of our backlog over the next 12 months and the remainder recognized thereafter.
Key Factors Affecting Our Performance
COVID-19
Pandemic
In December 2019, the novel coronavirus (“
COVID-19
”) was first detected in Wuhan, China. The World Health Organization (“
WHO
”) declared a global emergency on January 30, 2020 with respect to the outbreak, and several countries have initiated travel restrictions, closed borders and given social distancing directives, including instructions requiring
“shelter-in-place”.
On March 11, 2020, the WHO declared the
COVID-19
outbreak a pandemic. As a result of the pandemic, the United States and New Zealand governments shut down various sectors of the respective economies. In the United States, we were deemed an essential service and no pauses were made to our United States’ based operations. As a result of the shutdown in New Zealand, we had to delay certain scheduled launches to a later date. In addition to existing travel restrictions, some locales may impose prolonged quarantines and further restrict travel, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain certain long lead time components on a timely basis or at a cost-effective price, or may significantly hamper our customers from traveling to our launch facilities to prepare payloads for launch.
Due to a recent increase in the number of new
COVID-19
cases, New Zealand moved to Alert Level 4 on August 17, 2021, which remained in place for Auckland until September 21,
2021 when it was moved to Alert Level 3. Under an Alert Level 4 in New Zealand, individuals must stay home other than for essential personal movement. Rocket Lab has significant operations in Auckland, New Zealand, and while some employees will be able to continue their work remotely, certain business operations that require direct labor and physical presence, such as vehicle integration and testing, were suspended during this and would be again under any other Level 4 Alerts. The extent of the
COVID-19
pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. At this time, it is not possible to determine the magnitude of the overall impact of the
COVID-19
pandemic on our business. However, it could have a material adverse effect on our business, financial condition, liquidity, results of operations and cash flows.
Rocket Lab continues to adhere to all required governmental precautionary measures intended to help minimize the risk of the virus to its employees.
Ability to sell additional launch services, space systems and service and spacecraft components to new and existing customers
Our results will be impacted by our ability to sell our launch services, space systems and services, and spacecraft components to new and existing customers. We have had success with Electron successfully launching 18 times delivering 105 satellites to orbit through July 31, 2021. Our spacecraft components have flown on more than 100 spacecrafts and our family of Photon spacecraft has been awarded missions to the Moon, Mars and Venus. Our growth opportunity is dependent on our ability to expand our addressable launch services market with larger volumetric and higher mass payloads capabilities of our recently announced medium-capacity
Neutron launch vehicle, which will address large commercial and government constellation launch opportunities. Our growth opportunity is also dependent on our ability to win satellite spacecraft constellation missions and expand our portfolio of strategic spacecraft components. Our ability to sell additional products to existing customers is a key part of our success, as follow-on purchases indicate customer satisfaction and decrease the likelihood of competitive substitution. To sell additional products and services to new and existing customers, we will need to continue to invest significant resources in our products and services. If we fail to make the right investment decisions, if customers do not adopt our products and service, or if our competitors are able to develop technology or products and services that are superior to ours, our business, prospects, financial condition and operating results could be adversely affected.

Ability to improve profit margins and scale our business
We intend to continue investing in initiatives to improve our operating leverage and significantly ramp production. We believe continued reduction in costs and an increase in production volumes will enable the cost of launch vehicles to decline and expand our gross margins. Our ability to achieve our production-efficiency objectives could be negatively impacted by a variety of factors including, among other things, lower-than-expected facility utilization rates, manufacturing and production cost overruns, increased purchased material costs and unexpected supply-chain
quality issues or interruptions. If we are unable to achieve our goals, we may not be able to reduce operating costs, which would negatively impact gross margin and profitability.
Government expenditures and private enterprise investment into the space economy
Government expenditures and private enterprise investment has fueled the growth in our target markets. We expect the continued availability of government expenditures and private investment for our customers to help fund purchases of our products and services will remain. This is an important factor in our company’s growth prospects.
Components of Results of Operations
Revenue
Our revenues are derived from a combination of long-term fixed price contracts for launch services and spacecraft builds, and purchase order spacecraft components sales. Revenues from long-term contracts are recognized using either the
“point-in-time”
or “over-time” method of revenue recognition.
Point-in-time
revenue recognition results in cash payments being initially accrued to the balance sheet as deferred revenue as contractual milestones are accomplished and then recognized as revenue once the final contractual obligation is completed. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each project has a contractual revenue value and an estimated cost. The over-time
revenue is recognized based on the percentage of the total project cost that has been realized.
Estimating future revenues and associated costs and profit is a process requiring a high degree of management judgment, including management’s assumptions regarding our future operational performance as well as general economic conditions. Frequently, the period of performance of a contract extends over a long period of time and, as such, revenue recognition and our profitability from a particular contract may be affected to the extent that estimated costs to complete are revised, delivery schedules are delayed, performance-based milestones are not achieved or progress under a contract is otherwise impeded. Accordingly, our recorded revenues and operating profit from period to period can fluctuate significantly depending on when the point-in-time
or over-time contractual obligations are achieved. In the event cost estimates indicate a loss on a contract, the total amount of such loss is recorded in the period in which the loss is first estimated.
For a description of our revenue recognition policies, see the section titled “—
Critical Accounting Policies and Estimates
.”
Cost of revenues
Cost of revenues consists primarily of direct material and labor costs, manufacturing overhead, other personnel-related expenses, which include salaries, bonuses, benefits and stock-based compensation expense, reserves for estimated warranty costs, freight expense and depreciation expense. Cost of revenues also includes charges to write-down the carrying value of inventory when it exceeds its estimated net realizable value, including on-hand
inventory that is either obsolete or in excess of forecasted demand. We expect our cost of revenues to increase in absolute dollars in future periods as we sell more launch services, space systems and components. As we grow into our current capacity and execute on cost-reduction initiatives, we expect our cost of revenues as a percentage of revenue to decrease over time.

Because direct labor costs and manufacturing overhead comprise more than 60% of cost of revenues, increasing our production rate resulting in greater absorption of these costs is our most critical cost reduction initiative. Increasing our production rate is a cross-functional effort involving manufacturing, engineering, supply chain and finance.
Operating expenses
Our operating expenses consist of research and development and selling, general and administrative expenses.
Research and development
Research and development expense consists primarily of personnel-related expenses, consulting and contractor expenses, validation and testing expense, prototype parts and materials and depreciation expense. We intend to continue to make significant investments in developing new products and enhancing existing products. Research and development expense will be variable relative to the number of products that are in development, validation or testing. However, we expect it to decline as a percentage of total revenue over time.
Selling, general and administrative
Selling, general and administrative expenses consist primarily of personnel-related expenses for our sales, marketing, supply chain, finance, legal, human resources and administrative personnel, as well as the costs of customer service, information technology, professional services insurance, travel, allocated overhead and other marketing, communications and administrative expenses. We will continue to actively promote our products. We also expect to invest in our corporate organization and incur additional expenses associated with transitioning to, and operating as, a public company, including increased legal and accounting costs, investor relations costs, higher insurance premiums and compliance costs. As a result, we expect that selling, general and administrative expenses will increase in absolute dollars in future periods but decline as a percentage of total revenue over time.
Interest income, net
Interest income consists primarily of interest income earned on our cash and cash equivalents and short-term investments balances.
Other expense (income), net
Other expense (income), net primarily relates to currency fluctuations that generate foreign exchange gains or losses on invoices denominated in currencies other than the U.S. dollar, and changes in the fair value of warrant liabilities.
Provision for income taxes
We are subject to income taxes in the United States, but due to our NOL position, we have not recognized any provision or benefit in recent years.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. We have established a full valuation allowance to offset our U.S. net deferred tax assets due to the uncertainty of realizing future tax benefits from our NOL carryforwards and other deferred tax assets.

Results of Operations
The following table sets forth our consolidated statements of operations information and data as a percentage of revenue for each of the periods indicated (in thousands):

	2020		2019
	$	%	$	%
Revenues	$35,160	100.0%	$48,399	100.0%
Cost of revenues	46,977	133.6%	49,475	102.2%

Gross profit	(11,817)	-33.6%	(1,076)	-2.2%
Operating Expenses:
Research and development, net	19,142	54.4%	12,727	26.3%
Selling, general and administrative	23,993	68.2%	19,090	39.4%

Total operating expenses	43,135	122.7%	31,817	65.7%

Operating Loss	(54,952)	-156.3%	(32,893)	-68.0%
Other income (expense):
Interest income	224	0.6%	2,792	5.8%
Gain (loss) on foreign exchange	2,420	6.9%	(523)	-1.1%
Other income (expense), net	(2,230)	-6.3%	618	1.3%

Total Other income (expense), net	414	1.2%	2,887	6.0%

Loss before income taxes	(54,538)	-155.1%	(30,006)	-62.0%
Provision for income taxes	(467)	-1.3%	(354)	-0.7%

Net Loss	$(55,005)	-156.4%	$(30,360)	-62.7%

	Six-Months Ended June 30,
	2021		2020
Revenues	$29,472	100.0%	$8,753	100.0%
Cost of revenues	25,598	86.9	14,632	167.2

Gross profit	3,874	13.1	(5,879)	(67.2)
Operating expenses:
Research and development, net	15,607	53.0	6,106	69.8
Selling, general and administrative	13,692	46.4	11,320	129.3

Total operating expenses	29,299	99.4	17,426	199.1

Operating loss	(25,425)	(86.3)	(23,305)	(266.3)
Other income (expense):
Interest income (expense), net	(402)	(1.3)	243	2.8
Loss on foreign exchange	(405)	(1.4)	(435)	(5.0)
Other income (expense), net	(5,611)	(19.0)	793	9.1

Total other income (expense), net	(6,418)	(21.7)	601	6.9

Loss before income taxes	(31,843)	(108.0)	(22,704)	(259.4)
Provision for income taxes	(704)	(2.4)	(749)	(8.6)

Net loss	$(32,547)	(110.4)%	$(23,453)	(268.0)%

Comparison of the Years Ended December 31, 2019 and December 31, 2020
Revenues

(in thousands, except percentages)	2020	2019	$ Change	% Change
Revenues	$35,160	$48,399	$(13,239)	-27%

Revenue decreased by $13.2 million, or 27%, for 2020 as compared to 2019, primarily due to the delayed launch activities resulting from the
COVID-19
pandemic, and fewer over-time revenue contracts recognized in 2020, slightly offset by the revenue contribution from our space systems products, which includes the partial year revenue contribution from the Sinclair Interplanetary acquisition. Launch services product revenue was $33.1 million in 2020, a decrease of $15.3 million or 32%, in 2020 primarily due to the delayed launch activities resulting from the
COVID-19
pandemic and fewer over-time revenue contracts recognized in 2020. Space systems revenue was $2.1 million in 2020, which includes the partial year revenue contribution from the Sinclair Interplanetary acquisition. We did not have any revenue from our space systems products and services in 2019.
Cost of Revenues

(in thousands, except percentages)	2020	2019	$ Change	% Change
Cost of revenues	$46,977	$49,475	$(2,498)	-5%
Cost of revenues decreased by $2.5 million, or 5%, for 2020 as compared to 2019, primarily due to manufacturing efficiencies. Launch services cost of revenue was $45.9 million a decrease of $3.6 million or 7%, as compared to 2019 primarily due to manufacturing efficiencies. Space systems cost of revenues was $1.1 million in 2020, primarily driven by the Sinclair Interplanetary acquisition and the initial production costs related to our space systems products and services. None of our cost of revenues in 2019 was attributable to our space systems products and services. Cost of revenues as a percentage of revenues increased in 2020 as a result a higher mix of lower margin missions in 2020 as compared to 2019. Specifically, we fulfilled missions in 2020 that were contracted as early as 2016 at significant discounts to later pricing in order to secure early users of our launch services.
Research and Development, Net

(in thousands, except percentages)	2020	2019	$ Change	% Change
Research and development, net	$19,142	$12,727	$6,415	50%
Research and development expense increased by $6.4 million, or 50%, for 2020 as compared to 2019, primarily due to increased investment in development of our space systems products, with the primary focus on broadening our spacecraft component product portfolio and developing a baseline platform for low Earth orbit and interplanetary spacecraft.
Selling, General and Administrative

(in thousands, except percentages)	2020	2019	$ Change	% Change
Selling, general and administrative	$23,993	$19,090	$4,903	26%
General and administrative expense increased by $4.9 million, or 26%, for 2020 as compared to 2019, primarily due to increased direct labor and outside services expenses to prepare for a capital market transaction such as the Business Combination.
Interest Income

(in thousands, except percentages)	2020	2019	$ Change	% Change
Interest income	$224	$2,792	$(2,568)	-92%

Interest income decreased by $2.6 million, or 92%, for 2020 as compared to 2019, primarily due to $1.5 million decline in interest income and $1.1 increase in interest expense primarily due to a $2.5 million decline in interest income and $0.1 million in IFRS/GAAP lease accounting adjustments.
Gain (loss) on Foreign Exchange

(in thousands, except percentages)	2020	2019	$ Change	% Change
Gain (loss) on foreign exchange	$2,420	$(523)	$2,943	-563%
Loss on foreign exchange decreased by $2.9 million, or 563%, for 2020 as compared to 2019, primarily due to the strengthening of the New Zealand Dollar and Canadian Dollar as compared to the US dollar.
Other income (expense), net

(in thousands, except percentages)	2020	2019	$ Change	% Change
Other income (expense), net	$(2,230)	$618	$(2,848)	-461%
Other income (expense), net decreased by $2.8 million, or 461%, for 2020 as compared to 2019, primarily due to a $2.4 million expense related to stock warrants and $0.2 million expense related to franchise taxes partially offset by $0.5 million expense related to equipment lease income.
Provision for Income Taxes

(in thousands, except percentages)	2020	2019	$ Change	% Change
Provision for income taxes	$(467)	$(354)	$(113)	32%
Provision for income taxes increased by $0.1 million, or 32%, for 2020 as compared to 2019, primarily due to higher taxes relating to our New Zealand subsidiary.
Comparison of the
Six-Months
Ended June 30, 2020 and June 30, 2021
Revenues

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Revenues	$29,472	$8,753	$20,719	237%
Revenue increased by $20.7 million, or 237%, for the six months ended June 30, 2021 as compared to June 30, 2020, driven by strong growth in both Launch Service revenue, which experienced a higher launch cadence and higher revenue per launch as compared to the prior year period ended June 30, 2020 as well as strong revenue growth in the Space Systems revenue across spacecraft component and spacecraft engineering services, which benefited from full year-to-date
contribution from the acquisition of Sinclair Interplanetary that closed in April of 2020. Launch services product revenue for the six months ended June 30, 2021 was $24.1 million, an increase of $15.6 million or 185%. Space systems revenue for the six months ended June 30, 2021 was $5.4 million, an increase of $5.1 million or 1741%.
Cost of revenues

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Cost of revenues	$25,598	$14,632	$10,966	75%

Cost of revenues increased by $11.0 million, or 75%, for the six months ended June 30, 2021 as compared to June 30, 2020, primarily due to higher launch cadence and direct launch costs as well as increased volume across products and services in our Space System business. Launch services cost of revenue for the six months ended June 30, 2021 was $23.7 million, an increase of $9.2 million or 63%. Space systems cost of revenues for the six months ended June 30, 2021 was $1.9 million, an increase of $1.8 million or 1435%. Cost of revenues as a percentage of revenues decreased to 86.9% from 167.2% for six months ended June 30, 2021 as compared to June 30, 2020 as our launch cadence and space system businesses experienced an increase in volume allowing greater absorption of overhead expenses, combined with average revenue per launch increasing, and a shift in sales mix toward higher margin Space Systems business.
Research and development, net

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Research and development, net	$15,607	$6,106	$9,501	156%
Research and development expense increased by $9.5 million, or 156%, for the six months ended June 30, 2021 as compared to June 30, 2020, primarily due to increased staffing and prototype expenses related to our space systems products, launch vehicle automated flight termination system development efforts, and the initial spend on our recently announced Neutron launch vehicle.
Selling, general and administrative

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Selling, general and administrative	$13,692	$11,320	$2,372	21%
General and administrative expense increased by $2.4 million, or 21%, for the six months ended June 30, 2021 as compared to June 30, 2020, primarily due to increased headcount and related labor expenses, software licenses and subscriptions, and professional services and audit expenses related to preparation for a capital market transaction, partially offset by reductions infacility and other related overhead expenses.
Interest income (expense), net

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Interest income (expense), net	$(402)	$243	$(645)	-265%
Interest income (expense) decreased by $0.6 million, or 265%, for the six months ended June 30, 2021 as compared to June 30, 2020, primarily due a $0.8 million decrease in interest earned on lower cash balances.
Loss on foreign exchange

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Loss on foreign exchange	$(405)	$(435)	$30	-7%

Loss on foreign exchange declined by 7% for the six months ended June 30, 2021 as compared to June 30, 2020.
Other income (expense), net

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Other income (expense), net	$(5,611)	$793	$(6,404)	-808%
Other income (expense), net decreased by $6.4 million, or 808%, for the six months ended June 30, 2021 as compared to June 30, 2020, primarily due to a $5.1 million expense related to fair value mark-to-market
adjustments for customer and lender stock warrants and $0.8 million in interest expense and bank fees related to our term loan initiation with Hercules and the termination of the Silicon Valley Bank (“SVB”) term loan.
Provision for income taxes

	Six-Months Ended June 30,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Provision for income taxes	$(704)	$(749)	$45	-6%
Provision for income taxes were consistent between the six months ending June 30, 2021 as compared to June 30, 2020, income taxes are primarily driven by transfer pricing income taxes related to our New Zealand cost plus subsidiary.
Liquidity and Capital Resources
Cash Flows
The following table summarizes our cash flows for the periods presented:

(in thousands)	2020	2019
Net cash provided by (used in):
Operating activities . . . . . . . . . . . . . . . . . . . .	$(27,757)	$(25,324)
Investing activities . . . . . . . . . . . . . . . . . . . .	$(37,329)	$(20,597)
Financing activities . . . . . . . . . . . . . . . . . . . .	$21,478	$(83)
Effect of exchange rate changes . . . . . . . . . . . . . .	$(153)	$308

Net increase in cash, cash equivalents and restricted cash	$(43,761)	$(45,696)

	Six Months Ended
(in thousands)	June 30, 2021	June 30, 2020
Net cash provided by (used in):
Operating activities	$(36,582)	$(12,098)
Investing activities	$(5,699)	$(27,826)
Financing activities	$97,369	$20,522
Effect of exchange rate changes	$20	$(113)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$55,108	$(19,515)

Cash Flows from Operating Activities
Net cash used for operating activities of $27.8 million for the year ended December 31, 2020 consisted of net loss of $55.0 million, an increase from non-cash
adjustments of $18.5 million and a net increase in cash

related to changes in operating assets and liabilities of $8.8 million.
Non-cash
adjustments primarily consisted of depreciation and amortization of $9.3 million, stock-based compensation expense of $4.2 million, noncash expense associated with preferred stock warrants of $2.6 million, loss on disposal of assets of $1.5 million and noncash lease expense of $1.5 million, partially offset by $0.7 million of deferred income tax expense. The cash generation from operating assets and liabilities was primarily due to an increase in contract liabilities or future revenue related to contracts in process of $15.9 million, a decrease in contract assets or cost related to contracts in process of $5.0 million, an increase in accrued expenses of $4.1 million and an increase in employee benefits payable of $1.5 million. The cash consumed from operating assets and liabilities was primarily driven by an increase in inventory of $11.3 million as Rocket Lab purchased to meet future anticipated demand, a decrease in trade payables of $1.6 million, an increase in prepaids and other current assets of $2.4 million, which primarily consists of pre-paid
expenses, R&D tax credits and deferred prepaids and taxes, a decrease in non-current
lease liabilities of $1.0 million, a decrease in other current liabilities of $0.8 million which largely consists of current lease liabilities and an increase in accounts receivable of $0.5 million.
Net cash used for operating activities of $36.6 million for the six months ended June 30, 2021 consisted of net loss of $32.5 million, an increase from non-cash
adjustments of $13.7 million and a net decrease in cash related to changes in operating assets and liabilities of $17.8 million. The $13.7 million in non-cash
adjustments primarily consisted of preferred stock warrants of $5.5 million, depreciation and amortization of $4.8 million, stock-based compensation expense of $2.4 million, noncash lease expense of $1.0 million and loss on debt extinguishment of $0.5 million, partially offset by $0.6 million of deferred income tax expense. The $17.8 million net decrease in cash related to changes in operating assets and liabilities was primarily due to an increase in accounts receivable of $19.6 million due to lengthened payment terms extended to a strategic customers undergoing a protracted financing process, an increase in inventory of $5.3 million, a net decrease in the remaining current liability accounts of $1.5 million primarily driven by the release of a loss reserve on commercial launch customer contract and a decrease in non-current
lease liabilities of $1.2 million, which were partially offset by an increase in contract liabilities of $5.0 million resulting from collections received in advance of revenue recognition, a net decrease in the remaining current asset accounts of $4.0 million driven by a decline in grant receivables, and an increase in employee benefits payable of $0.8 million.
Cash Flows from Investing Activities
Cash used in investing activities for the year ended December 31, 2020 of $37.3 million was primarily due to investments in property, capital equipment and intangible assets of $25.1 million, which included completion of Rocket Lab global headquarters in Long Beach, California, progress towards the completion of a second launch pad at Launch Complex 1 in Mahia, New Zealand and a state of the art propulsion development and testing facility near Auckland, New Zealand and other infrastructure investments. In addition, $12.2 million of cash was used to acquire Sinclair Interplanetary on April 28, 2020 located in Toronto, Canada.
Cash used in investing activities for the six months ended June 30, 2021 of $5.7 million was primarily driven by continued investment towards our second launch pad at Launch Complex 1 in Mahia, New Zealand and our propulsion development and test facility near Auckland, New Zealand as well as other companywide infrastructure related support initiatives. The decrease in cash used in investing activities for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 primarily resulted from:

•
The $9.9 million
year-on-year
decline in cash consumed by property, equipment and software for the six months ended June 30, 2021, which was primarily driven by the completion of the Rocket Lab headquarters located in Long Beach, California in the six months ended June 30, 2020; and

•
The $12.2 million
year-on-year
decline in cash consumed for acquisitions, net of acquired cash for the six months ended June 30, 2021, which was due to the acquisition of Sinclair Interplanetary that closed in the six months ended June 30, 2020.

Cash Flows from Financing Activities
Cash provided by financing activities for the year ended December 31, 2020 of $21.5 million was primarily derived by an extension to our Series E financing round of $20.5 million with proceeds going towards offsetting purchase price and deal cost associated with the acquisition of Sinclair Interplanetary as well as $1.0 million related to proceeds from the exercise of stock options.
Cash provided by financing activities for the six months ended June 30, 2021 of $97.4 million was primarily derived from the combined proceeds of two distinct and unrelated debt facilities with Hercules Capital, Inc. and SVB totaling $113.9 million, which was partially offset by $15.0 million used in the period to completely retire the SVB credit facility, and $2.3 million of deferred transaction expenses related to the Business Combination with Vector.
Capital Resources and Prospective Capital Requirements
Since inception, we have funded our operations with proceeds from sales of our capital stock, bank debt, research and development grant proceeds, and cash flows from the sale of our products and services. As of December 31, 2020, we had $52.8 million of cash and cash equivalents and as of June, 30 2021 we had $107.9 million of cash and cash equivalents. Our primary requirements for liquidity and capital are investment in new products and technologies, the expansion of existing manufacturing facilities, working capital, debt service, acquisitions and general corporate needs. Historically, these cash requirements have been met through the net proceeds we received through private sales of equity securities, borrowings under our credit facilities, and payments received from customers.
We believe that our existing cash and cash equivalents, and $777 million in gross funds raised in connection with the Business Combination and the PIPE Investment and payments from customers will be sufficient to meet our working capital and capital expenditure needs for at least the next twelve months.
With the funds raised in connection with the Business Combination and the PIPE Investment, we expect no additional capital will be needed to execute our business plan over the next 12 months. We will continue to invest in increasing production and expanding our product offerings through acquisitions.
Our future capital requirements will depend on many factors, including our launch cadence, traction in space system, the expansion of sales and marketing activities, the timing and extent of spending to support product development efforts, the introduction of new and enhanced products, the continuing market adoption of our products, the timing and extent of additional capital expenditures to invest in existing and new office spaces. We may, in the future, enter into arrangements to acquire or invest in complementary businesses, products and technologies. We may be required to seek additional equity or debt financing. In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued product innovation, we may not be able to compete successfully, which would harm our business, operations and financial condition.
Loan and Security Agreement
Hercules Capital Secured Term Loan
On June 10, 2021, the Company entered into a $100 million secured term loan agreement with Hercules Capital, Inc. (the “Hercules Capital secured term loan”) and borrowed the full amount under the secured term loan agreement. The term loan has a maturity date of June 1, 2024 and is secured by substantially all of the assets of the Company. Payments due for the term loan are interest-only
until the maturity date with interest payable monthly in arrears. The outstanding principal bears (i) cash interest at the greater of (a) 8.15% or (b) 8.15% plus the prime rate minus 3.25% and
(ii) payment-in-kind
interest of 1.25% which is accrued and added to the

outstanding principal balance. Prepayment of the outstanding principal is permitted under the loan agreement and subject to certain prepayment fees. In connection with the secured term loan, the Company paid an initial facility charge of $1 million and the Company will be required to pay an end of term charge of $3.25 million upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. The Company is in compliance with all debt covenants related to its long-term
borrowings as of June 30, 2021. As of June 30, 2021, there was $98.8 million outstanding under the Hercules Capital secured term loan, which is classified as long-term borrowings in the Company’s condensed consolidated balance sheets. As of June 30, 2021, the Company had no availability under the Hercules Capital secured term loan.
In connection with the $100 million Hercules Capital secured term loan, the Company repaid the $15 million advance under the SVB Revolving Line and Term Loan Line and terminated the Loan and Security Agreement (see below).
Revolving Line and Term Loan Line
On December 23, 2020, the Company entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with SVB for a maximum of $35 million in financing which includes a warrant to purchase 13,432 shares of common stock at a price of $11.62 per share (see Note 11 to our consolidated financial statements as of June 30, 2021 and December 31, 2020 and for the six months ended June 30, 2021 and 2020). The $35 million may be drawn upon utilizing the Revolving Line and Term Loan Line (the “Revolving Line and Term Loan Line”) subject to certain terms and conditions. On May 13, 2021, the Company borrowed $15 million as a Term Loan advance under its Loan and Security Agreement. On June 10, 2021, the Company repaid the $15 million as a Term Loan advance under its Loan and Security Agreement upon funding of the Hercules Capital Secured Term Loan and the Revolving Line was closed.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates and interest rates.
Foreign Currency Exchange Risk
Our reporting currency is the U.S. dollar, and the functional currency of each of our subsidiaries is either its local currency. The assets and liabilities of each of our subsidiaries are translated into U.S. dollars at exchange rates in effect at each balance sheet date and operations accounts are translated using the average exchange rate for the relevant period. Decreases in the relative value of the U.S. dollar to other currencies may negatively affect revenue and other operating results as expressed in U.S. dollars. Foreign currency translation adjustments are accounted for as a component of accumulated other comprehensive income (loss) within stockholders’ equity. Gains or losses due to transactions in foreign currencies are reflected in the consolidated statements of operations under the line item “Other income, net.” Despite approximately 52% of our cash expenditures in 2020 being denominated in foreign currencies, while materially all of our revenues are denominated in U.S. dollars, we have not engaged in the hedging of foreign currency risk to date, although we may choose to do so in the future. As such, a 10% or greater move in exchange rates versus the U.S. dollar could have a material impact on our financial results and position.
Interest Rate Risk
We had cash and cash equivalents of $107.9 million as of June 30, 2021, comprised of operating accounts and money market instruments. We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure.

Emerging Growth Company Status
In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.
Critical Accounting Policies and Estimates
We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 2 to our consolidated financial statements appearing elsewhere in this prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.
Revenue Recognition
We generate revenue from launch services and space systems. Launch services may be provided as a mission dedicated to a single customer or as a rideshare arrangement with multiple spacecraft from multiple customers. Space systems revenue is comprised of space engineering, program management, satellite components, spacecraft manufacturing and mission operations.
Revenue is recognized when control of the promised product or service is transferred to our customers at an amount that reflects the consideration we expect to be entitled to in exchange for those products or services. Historically, our revenue contracts have been fixed-price contracts. To the extent actual costs vary from the cost upon which the price was negotiated, we will generate variable levels of profit or could incur a loss.
Our launch service contracts generally contain a single performance obligation, to provide launch services, as there are not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of launch services activities. Similarly, our space systems contracts generally contain a single performance obligation as there are typically not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of the manufacturing, engineering or operations activities as specified per the agreement. Where contracts contain a single performance obligation, the entirety of the transaction price is allocated to this one performance obligation. For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount we would sell the product or service to a customer on a standalone basis.
The transaction price represents the amount of consideration to which we expect to be entitled in exchange for transferring the promised services to its customers. The consideration promised within a contract may include fixed amounts and variable amounts. Variable consideration may consist of final milestone payments or mission success fees that are earned when the payload is delivered to the specified orbit, amongst other types.
We estimate variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur.

We recognize revenue when or as control is transferred to the customer, either over time or at a point in time.
Generally, launch services revenue is recognized at a point in time when control transfers upon intentional ignition of the launch or where successful delivery milestones are applicable, such as upon delivery of the satellite to the specified orbit. In some circumstances, launch service revenue is recognized over-time
when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and when we have an enforceable right to payment for the services performed to date including a reasonable profit.
Revenue for space systems is recognized at a
point-in-time
or over-time depending upon the nature of the contract with customer. For contracts to provide space engineering, program management and mission operations, we recognize revenues over-time as the customer simultaneously receives and consumes the benefits provided by our performance as we perform. Similarly, spacecraft manufacturing is recognized over-time when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and where we have an enforceable right to payment for the services performed to date including a reasonable profit, otherwise revenue is recognized point-in-time
when the sale is completed.
For revenue recognized over-time, we use an input method, based on costs incurred relative to total estimated costs at completion to estimate the percentage of completion. The costs incurred are determined by assessing the physical and technical progress on the spacecraft applied to the standard costs. Due to the nature of the work performed under spacecraft construction contracts, the estimation of physical and technical progress requires judgment and is subject to many variables including but not limited to actual progress and costs incurred, labor productivity, changes in cost and availability of materials.
Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to our contracts with customers.
Contract assets include unbilled amounts under contracts when revenue recognized exceeds the amount billed to the customer. Contract assets are transferred to accounts receivable when the right to invoice becomes unconditional and the invoice is issued. Contract assets are classified as current if the invoice will be delivered to the customer within the succeeding
12-month
period with the remaining recorded as
long-term.
Contract liabilities primarily consists of customer billings in advance of revenues being recognized.
Fair Value of Common Stock
Due to the absence of an active market for our common stock prior to the Business Combination, the fair value of our common stock is estimated based on current available information. This estimate requires significant judgment and considers several factors, such as estimated probabilities of future liquidation scenarios, future equity values estimated based on project future cash flows and guideline public company information, discount rates, expected volatility and discounts for lack of marketability. These estimates are highly subjective in nature and involve a large degree of uncertainty.
Such estimates of the fair value of the common stock are used in the measurement of stock-based compensation expense and common stock and preferred stock warrants.
Stock-based Compensation Expense
Our stock compensation plan is classified as an equity plan which permits stock awards in the form of employee stock options and restricted stock awards. For awards that vest solely based on continued service, the fair value of an award is recognized as an expense over the requisite service period on a straight-line basis. For awards that contain performance conditions, the fair value of an award is recognized based on the probability of the performance condition being met.

The fair value of stock options under our employee equity incentive plan are estimated as of the grant date using the
Black-Scholes
option valuation model, which is affected by estimates of the fair value per share of common stock, the risk-free interest rate, expected dividend yield, expected term and the expected share price volatility of its common shares over the expected term, which are estimated as follows:

•
Fair value per share of common stock. Prior to August 25, 2021, we were a privately held company with no active public market. Due to the absence of an active market for our common stock, the fair value of the common stock for purposes of determining the exercise price for stock option grants and the fair value at grant date was estimated based on highly subjective and uncertain information. The exercise price of stock options is set at least equal to the fair value of our common stock on the date of grant.

•
Expected volatility. We estimate the expected volatility based on the weighted average historical volatilities of a pool of public companies that are comparable to us, since our common stock was not publicly traded and does not have a readily determinable fair value. Expected volatility represents the estimated volatility of the shares over the expected life of the options.

•
Expected term. We determine the expected term of the awards using the simplified method due to our insufficient history of option exercise and forfeiture activity. The simplified method estimates the expected term based on the average of the vesting period and contractual term of the stock option.

•	Risk-free interest rate. The risk-free interest rate for periods within the expected life of the option is derived from the U.S. treasury interest rates in effect at the date of grant.

•	Estimated dividend yield. We use an expected dividend yield of zero since no dividends are expected to be paid.
The fair value of restricted stock units granted under our employee equity incentive plan are estimated as of the grant date in an amount equal to the estimated fair value per share of our common stock. There have been no stock-based compensation charges related to the restricted stock units in 2019 and 2020 or the first six months of 2021 due to these awards having neither vested nor having been accelerated per the terms of our Second Amended and Restated 2013 Stock Option and Grant Plan. In connection with the closing of the Business Combination, the achievement of the performance condition associated with the restricted stock units is now considered probable. Accordingly, it is expected that there will be a catch-up stock-based compensation charge of approximately $19,988,629 recorded during the three months ended September 30, 2021, related to the portion of the outstanding restricted stock units for which the time-based vesting requirement has been satisfied.
The assumptions used in calculating the fair value of stock-based awards represent our best estimates, however, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or we use different assumptions, stock-based compensation expense could be materially different in the future.
Income Taxes
We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
We utilize a
two-step
approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We make estimates, assumptions and judgments to determine its provision for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from our estimates, assumptions and judgments thereby impacting its consolidated financial position and results of operations.
Recent Accounting Pronouncements
See Note 2 to our consolidated financial statements included elsewhere in this prospectus for additional details regarding recent accounting pronouncements.

BUSINESS
Business Summary
Unless otherwise indicated or the context otherwise requires, references in this Management Discussion and Analysis of Financial Condition and Results of Operations section to “Rocket Lab,” “we,” “us,” “our” and other similar terms refer to Rocket Lab and its consolidated subsidiaries after the Business Combination.
Who We Are
Our Mission: We Open Access to Space to Improve Life on Earth.
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, spacecraft components, satellites and other spacecraft and on-orbit
management solutions that make it faster, easier and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.
Unprecedented commercial investment and government expenditures are driving rapid growth in the space economy. As one of only two commercial companies delivering regular access to orbit, our proven launch vehicle, spacecraft technology and global infrastructure uniquely position us to capture this growing market. Advances in technologies, materials and components have led to miniaturization of satellites and a significant reduction in cost, while at the same time the need for space applications such as communications, remote sensing, Earth observation, meteorology and navigation is increasing. We provide customers with frequent, reliable and cost-effective access to orbit for this new generation of small satellites with Electron, a fully carbon composite launch vehicle powered by 3D printed engines. Since our first Electron launch in 2017 through July 2021, we have delivered 105 satellites to space across 18 successful orbital missions for commercial and government customers, including the U.S. Department of Defense (DoD), the National Aeronautics and Space Administration (NASA), the Defense Advanced Research Projects Agency (DARPA) and the National Reconnaissance Office (NRO), and a number of domestic and international commercial spacecraft operators including Blacksky Holdings, Canon, Capella Space, Planet, OHB Group and Synspective. We have also had two failed launches, including our most recent launch on July 29, 2021. Since our most recent failed launch, we have completed an extensive internal fault tree analysis, implemented corrective actions and received authorization from the FAA to resume launches. Our next launch currently is expected to occur in October 2021. In 2020, Electron was the second most frequently launched rocket by companies operating in the United States and established us as the fourth most frequent launcher globally.
Rocket Lab’s frequent launch cadence has been enabled through innovative manufacturing techniques for Electron, including 3D printing and automation, but production is only part of the formula for frequent and reliable launch. Our launch infrastructure is a key part of our success. We currently operate a private launch complex located in Mahia, New Zealand, which we refer to as Launch Complex 1. This launch complex is supported by a bi-lateral
treaty between the United States and New Zealand governments that enables us to use U.S. launch and spacecraft technology for launches at Launch Complex 1 that otherwise would not be permitted for launches from foreign soil. This treaty provides us with a competitive advantage over other companies launching rockets from outside the U.S. that do not have the benefit of such a treaty. Additionally, by operating our own private launch complex, we do not have to share the launch complex with other launch providers and, subject to obtaining required regulatory clearances for launches, have complete control over launch schedule and availability. Launch Complex 1 serves as our high-volume launch complex, capable of supporting up to 120 missions every year. We also have access to use a dedicated launch pad at NASA’s Wallops Flight Facility, at Wallops Island, Virginia, which we refer to as Launch Complex 2. We have built out all of the physical infrastructure that we need in order to use this launch complex and, upon certification of our flight termination system software by NASA, we will be able to begin scheduling launches from this launch complex. Rocket Lab’s operations, including this launch complex as part of our overall business, have received the designation of Essential Critical Infrastructure for National Security from the U.S. Department of Defense, and can support
24-hour
rapid
call-up
capability for defense needs and urgent constellation replenishment. We expect to be able to launch up to 12 missions per year from Launch Complex 2 once it becomes operational.
Building on our strong foundation with Electron, we are now developing our Neutron launch vehicle, which will be an advanced
8-ton
payload class launch vehicle tailored for large constellation deployments, interplanetary missions and human spaceflight. We expect constellation missions to make up an increasing percentage of small satellites launched, yet there is currently no commercial medium lift class launch vehicle to meet this demand. Neutron will be tailored to meet demand from this growing market.
From launch services, Rocket Lab has expanded into space systems, delivering spacecraft as a service from low Earth orbit constellations to deep space and interplanetary missions for government and commercial customers. Our space services business utilizes our launch services, our family of Photon spacecraft and partnerships with global ground network service providers, as well as our own ground station network to provide customers a complete solution that encompasses spacecraft build, launch and on-orbit
operation following launch.
Our Competitive Strengths
Our competitive strengths include:

•
Flight Heritage – First Mover Advantage:
Electron is the first small launch vehicle to establish frequent and reliable access to space with 18 successful orbital missions through July 2021. Successfully reaching orbit not just once, but repeatedly delivering mission success across more than three years of launches demonstrates a mature launch vehicle, sophisticated team and robust manufacturing infrastructure and processes. We believe this gives us a significant competitive advantage ahead of potential new competitors to secure higher-value missions from our customer.

•	Unique Technologies and Capabilities: We have innovated around key launch vehicle and spacecraft features and capabilities, including:

•	An all carbon composite orbital launch vehicle, delivering substantial mass-savings while maintaining strong structural integrity

•	A 3D printed, electric-pump fed rocket engine that delivers high-performance while removing the complexity associated with traditional gas turbine engines

•
A unique kick stage that delivers satellites to precise and individual orbits increasing deployment flexibility and cost effectiveness for our customers. The kick stage can also be utilized as a fully- featured satellite, enabling hosted payload opportunities for our customers and for our own constellation applications.

•
Deep Vertical Integration:
We have extensive vertically integrated design and manufacturing capabilities, having developed world-class engineering and manufacturing teams across the United States, New Zealand and Canada. This allows us to manage and control almost every aspect of design, manufacturing and launch operations, enabling rapid prototyping and streamlined production to deliver product to orbit faster.

•
Additive Manufacturing Capabilities:
We believe we were the first company to 3D print an orbital rocket engine, and as of July 2021 have flight heritage with 220 engines launched to space. We leverage our unique 3D printing capabilities beyond engines, to enable ultra-rapid design and testing of new flight hardware and dramatically shorten our time-to-market.

•
Integrated Design and Test Capabilities:
We own and operate our own propulsion test infrastructure, allowing us the capacity and flexibility to accelerate time-to-market
and ensure quality and a high rate of mission success.

•
Private Launch Complex:
Rocket Lab operates its private orbital launch complex, Launch Complex 1 in Mahia, New Zealand. This launch complex can support up to 120 launches every year, which is significantly more than the current annual total number of launches from all U.S. spaceports combined. By operating our own private launch complex, we have eliminated the availability issues commonly faced by other launch providers competing for a limited number of slots on shared launch complexes that they do not control.

•
A complete
end-to-end
space solution
: Providing services and data from space has traditionally meant relying on multiple suppliers and mission partners. By manufacturing and launching our own rockets, producing and operating our own spacecraft, operating our own launch complexes, creating our own spacecraft components and, through our partnerships, as well as our ground station network, securing access to a global ground station network – Rocket Lab has the keys to space. Having successfully proven all aspects of accessing and using space, we are well positioned to move into delivering space applications using our own established products and infrastructure.

Customers
Launch Services.
As of July 2021, we have launched and deployed 105 satellites for our customers, which includes government customers, such as the U.S. Department of Defense, NASA and other U.S. government agencies. We also provide launch service to major domestic and international commercial spacecraft operators. Our launch services have been used by more than 20 organizations. Government customers have accounted for approximately 36% of the revenues through June 30, 2021 with commercial, foreign governments and education customers accounting for the remaining approximately 64%.
Space Systems
.
As of December 31, 2020, we have flight hardware and spacecraft that has flown on over 70 missions, many involving multiple spacecrafts per mission, including legacy missions enabled by Sinclair Interplanetary, which we acquired in April 2020.
Our Growth Strategy
We are pursuing the following growth strategies:

•
Leverage our market position as the first U.S. commercially operational dedicated small launch provider with NASA Category 1 certification, 18 successful launches, and 105 satellite deployed, to be entrusted with increasingly critical payloads and rewarded with higher-valued launch services contracts.

•	Expand our addressable launch market with the development of the Neutron launch vehicle, which will enable significantly higher revenue per launch with its capability to deploy larger spacecraft and greater numbers of spacecraft per launch as compared to our Electron launch vehicle, and will also be capable of supporting crewed flight and cargo resupply to the International Space Station, which our Electron launch vehicle is not capable of supporting.

•
Apply world-class manufacturing scaling and cost-reduction capabilities to the production of our existing family of component subsystems for satellites and other spacecraft to capture large constellation design win opportunities.

•
Expand our portfolio of strategic components for satellites and other spacecraft by commercializing solutions developed for our launch vehicles and family of Photon spacecraft, including; avionics subsystems, radios, batteries, solar panels and separation systems.

•
Leverage our proven Photon spacecraft platform to provide streamlined hosted payload and technology demonstration capabilities in low Earth orbit to commercial and government customers without the need for customers to utilize a separately designed and built third-party satellite bus to place the satellite in the correct position.

•
Build upon ongoing interplanetary Photon spacecraft development efforts as well as our announced Neutron launch vehicle developments to expand our addressable market for interplanetary scientific and commercial missions.

•
Leverage our cost and frequency advantaged “access to space,” enabled by our established launch assets and proven capabilities, to further penetrate the available market for on-orbit
management of previously launched satellites, which we believe to be over $900 million per year, in addition to expanding our own spacecraft assets on orbit to deliver and monetize space data with end-customers.

•	Exploit our in-house launch and space systems capabilities to provide data and services to the market with our own satellites launched by our own rockets.
Product & Services Overview
We design and manufacture small and medium-class rockets, satellite spacecraft components, satellites and other spacecraft to support the space economy. Our launch services are used to place spacecraft into Earth orbit and escape trajectories, and utilize orbital launch vehicles that place payloads into a variety of planes/inclinations and altitude trajectories. Our satellite and other spacecraft components are the building blocks for spacecraft that are sold commercially, which includes reaction wheels, star trackers, magnetic torque rods and batteries with additional products in development to serve a wide variety of sub-system
functions. Our family of Photon spacecraft is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions.

•
Launch Services
: We currently provide reliable and responsive launch services on Electron for small spacecraft up to 300 kg. We also have a Neutron launch vehicle in development to provide efficient constellation launch services for payloads up to 8,000 kg. Between these two launch vehicles, we expect to have the capability of launching nearly all of the satellites that we expect to be launched through 2029. We can support up to 120 launch opportunities every year, from Launch Complex 1, which is our private launch complex in Mahia, New Zealand, and, upon certification of our flight termination system software by NASA, will be able to begin scheduling additional launches from Launch Complex 2 at NASA’s Wallops Flight Facility, at Wallops Island, Virginia.

•
Space Systems
: We provide spacecraft solutions for government and commercial customers ranging from complete spacecraft development, manufacture and operation in low Earth orbit and deep space to selling individual spacecraft components for use by customers in constructing their own spacecraft. With our space systems solutions, customers no longer need to build their own spacecraft. They can buy a launch, spacecraft, ground services and on-orbit
management following launch as a complete package, streamlining their path to orbit.

Launch Services
We design, manufacture and launch orbital rockets to deploy payloads to low Earth orbit and interplanetary destinations.
Electron is our orbital small launch vehicle that was designed from the ground up to accommodate a high launch rate business model to meet the growing and dynamic needs of our customers for small launch services. Combining the use of innovative manufacturing technologies including 3D printing and automation, Electron is optimized for rapid and frequent launch and has established itself as one of the most prolific and reliable launch vehicles in the market. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering 105 satellites to orbit for government and commercial customers across 18 successful orbital missions through July 2021. In 2020, Electron was the second most frequently launched rocket by companies operating in the United States and established Rocket Lab as the fourth most frequent launcher globally. Our launch services program has seen us develop many industry innovations, including 3D printed rocket engines, an electric-pump-fed
rocket engine, fully carbon composite first stage fuel tanks, a private orbital launch complex, a rocket stage that converts into a spacecraft on orbit, and the ability to successfully recover a stage from space, providing a path to reusability.
Electron provides tailored access to orbit for the high-growth small spacecraft market across dedicated and rideshare missions. It is capable of deploying satellites of up to 660 lbs (300 kg) to low Earth orbit across a wide range of orbital inclinations from 38 to 120 degrees. Electron is also capable of delivering spacecraft to deep space and interplanetary destinations, a capability which we will demonstrate in 2021 with the launch of a NASA mission to the Moon in support of the agency’s Artemis program. Electron is a two-stage
launch vehicle with a third kick stage, standing at 18 meters tall, with a diameter of 1.2 meters and a lift-off
mass of approximately 14,000 kg. Electron’s design includes innovative use of electrical systems and advanced carbon-composites for its structures and propellant tanks. Carbon-composite construction decreases mass by as much as 40 percent relative to other materials, contributing to Electron’s mass-to-orbit
performance. Our
in-house
assembly of Electron’s composite tanks and structures improves cost efficiency and supports high rates of production. Electron’s kick stage enables satellites to be placed in circular orbit after launch, which is necessary for satellites to maintain consistent altitude and is capable of engine restarts to deliver multiple payloads to a range of orbits, meeting precise orbit insertion requirements, and deorbiting itself to avoid contributing to orbital debris, also known as space junk.
Electron is propelled by a total of ten Rutherford engines that we manufacture at our headquarters in Long Beach, California. The Rutherford engine is a
5,600-lbf
engine fueled by liquid oxygen and kerosene fed by electric pumps and is based on a propulsion cycle that makes use of electric motors and high-performance lithium polymer batteries to drive liquid oxygen and kerosene fuel pumps. Electric pumps are lower complexity than the turbomachinery typically required for gas generator cycles, yet still achieve high efficiency. We believe our Rutherford engine is the first oxygen/hydrocarbon engine to use additive manufacturing for all primary components, including the regeneratively cooled thrust chamber, injector pumps and main valves.
Electron is currently launched from our private launch complex in Mahia, New Zealand and, upon certification of our flight termination system software by NASA, we plan to begin launching Electron from our new launch complex at NASA’s Wallops Flight Facility, at Wallops Island, Virginia. As of July 2021, Electron had successfully launched 18 times and deployed 105 satellites to orbit. We have also had two failed launches. Since our most recent failed launch in May 2021, we have completed an extensive internal fault tree analysis, implemented corrective actions and received authorization from the FAA to resume launches. Our next launch currently is expected to occur in October 2021.
In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle which will increase the payload capacity of our space launch vehicles to approximately 17,000 lbs (8,000 kg), for launches to low-Earth
orbit and lighter payloads into higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and capable of human space flight and cargo and crew resupply to the International Space Station. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a level of schedule control and high-flight cadence not available on large and heavy lift rockets. Neutron is expected to have the capability of launching nearly all of the spacecraft that we expect to be launched through 2029, and we expect to be able to leverage Electron’s flight heritage, various vehicle subsystems designs, launch complexes and ground station infrastructure.
The medium-lift Neutron will be a
two-stage
launch vehicle that stands 46 meters (150 feet) tall with a
5-meter
(16.4 ft) diameter fairing and a lift capacity of up to 8,000 kg (8 metric tons) to low-Earth
orbit, 2,000 kg to the Moon (2 metric tons), and 1,500 kg to Mars and Venus (1.5 metric tons). Neutron will feature a reusable first stage designed to land on an ocean platform, enabling a higher launch cadence and decreased launch costs for customers. Neutron launches are planned to take place from Virginia’s
Mid-Atlantic
Regional Spaceport located at the NASA Wallops Flight Facility. We aim to leverage existing launch pad and integration infrastructure at the
Mid-Atlantic
Regional Spaceport, with the goal of lessening the incremental investments in a new pad and accelerating the timeline to first launch, expected in 2024.

Space Systems
Our space systems product and services offerings include the Photon family of spacecraft, a portfolio of market and technology leading satellite and other spacecraft components, spacecraft engineering and design services, and on-orbit
constellation management services.
The Photon family of small spacecraft is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit, and interplanetary missions. Photon is a versatile platform that can be adapted to meet a broad range of our customers’ requirements. Photon can operate as the upper stage of Electron (the kick stage) during launch, then with a simple command it will transition to an operational satellite on orbit, eliminating the parasitic mass of deployed spacecraft and enabling full use of the fairing volume for payloads. Photon can also fly on other launch vehicles, such as our recently announced in-development
Neutron launch vehicle, and as a secondary payload on rockets developed under the National Security Space Launch program of the U.S. Space Force. Our Photon family of spacecraft enable us to offer an end-to-end
mission solution encompassing launch, spacecraft, ground services, and mission operations to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.
Our family of Photon spacecraft can be used to conduct space-related scientific research, collect imagery and other remote-sensing data about the Earth, carry out lunar and other deep space planetary missions, and to demonstrate new space technologies. Our family of Photon spacecraft can also be used in combination with Electron to deploy individual spacecraft in different orbital locations and complete constellations in a single mission. Our spacecraft are intended for commercial, defense and civil government customers, including the U.S. Department of Defense, NASA, other U.S. government agencies, and governments worldwide. Our first Photon spacecraft was successfully launched and placed into service in August 2020 and a second operational Photon was successfully launched in March 2021. Photon has been selected by NASA in 2021 for the CAPSTONE mission, which is a pathfinder for the lunar Gateway initiative of the Artemis program, which involves a mini- space station NASA intends to use as a staging point for crewed lunar landings beginning as soon as 2024. Photon has also been selected for interplanetary missions to Mars and Venus.
Spacecraft Components
Rocket Lab designs and manufactures a range of components for satellites and other spacecraft, including reaction wheels, star trackers, magnetic torque rods and batteries, and has additional products in development to serve a wide variety of sub-system
functions. Rocket Lab entered this market with our acquisition of leading spacecraft components manufacturer Sinclair Interplanetary, which brought incremental vertically-integrated capabilities for our own spacecraft, and also enabled Rocket Lab to deliver high-volume manufacturing of critical spacecraft components at scale prices to the broader spacecraft merchant market.
Reaction wheels are motor-driven flywheels used to store angular momentum on a spacecraft. Many spacecrafts use three or four reaction wheels to provide agile
3-axis
pointing control. Some configurations use a single wheel, called a “
momentum wheel
,” for stable Earth-pointing control. All Rocket Lab reaction wheels incorporate an onboard digital processor with speed and torque control loops. We make a large number of different wheel sizes. Wheels are sized by their maximum angular momentum measured in Newton-meters (Nm). Bigger spacecraft require bigger wheels, but determination of the correct size of wheel for a particular spacecraft requires detailed engineering analysis.
Star trackers are optical sensors that determines the spacecraft’s pointing direction and rotation rate by looking at the stars. Our star trackers are fully integrated units, where one box includes the lens, detector, processor, and all of the power supply and support circuits. A catalog of more than two million possible star triangles is loaded before launch, allowing the processor to determine the direction from any single image.
Magnetic torque rods are long bars of special alloy steel, wound with coils of fine copper wire. When a current is passed through the wire, it becomes an electromagnet which generates a twisting force against the Earth’s magnetic field. Magnetic torque rods are used in low Earth orbit to remove angular momentum from reaction wheels, avoiding the requirement to expend irreplaceable propellant.
Batteries include both the high-capacity high-voltage batteries used to power the pumps in the Rutherford rocket engine used by Electron and other batteries used for small spacecraft.
Spacecraft Engineering and Design Services and
On-Orbit
Constellation Management Services
Our space systems engineering team works with customers to develop, design and manufacture full spacecraft solutions from low Earth orbit to interplanetary spacecraft. We also offer constellation management services where we perform command and control operations and leverage our ground station infrastructure and partnerships to deliver data to spacecraft constellation operator customers following launch.
Space Applications
Our
in-house
launch and space systems capabilities provide significant competitive advantages for us to begin providing our own data and services from orbit. By leveraging our Electron and Neutron launch vehicles, our Photon family of spacecraft, our private launch complex and through partnerships with global ground network service providers, as well as our own ground station network, we are able to provide a complete, end-to-end
solution. Rocket Lab is uniquely positioned to deploy its own satellite constellations to meet growing demand for space-based connectivity, Earth observation and other services. The space applications market represents significant untapped potential for value-added services including data management and analytics to support end customer insights.
Sales and Business Development and Mission Management
We sell our launch services and space systems solutions through a unified global business development team that cross-sells across both launch and space systems and leverages shared technical, proposal writing, mission project management and administrative resources. This team is based primarily in the United States and focuses on government customers, such as the U.S. Department of Defense, NASA, other U.S. government agencies, as well as major domestic and international commercial satellite operators and satellite bus manufacturers. The business development team works closely with our engineering teams to develop optimal solutions for our customers. Given the well-defined and consolidated nature of our customer base, we are able to adequately address our market with a lean and focused team. This team also leads customer engagement in the procurement process, assisting with documentation related to the request for information or request for proposal process, as well as detailed customer-specific product configuration.
Many of our business development team members have previously worked for government agencies and large institutional space and technology companies. They have in-depth
knowledge and understanding of the industry and can draw on a vast network of contacts to support business development. With 18 successful orbital missions, 105 satellites deployed and a growing number of Rocket
Lab-built
spacecraft components operating on orbit, our team has a high-level of insight into customer requirements and evolving industry trends, putting us in a strong position to ensure our products and services meet customer needs.
Marketing
We utilize strategic marketing to accelerate sales opportunities and build brand awareness. Rocket Lab has established a strong brand through various activities, including:

•	conferences and industry events at which we participate, sponsor, exhibit and speak;

•	press releases and media engagement;

•	social media postings;

•	merchandising;

•	cooperative marketing efforts with customers; and

•
communicating our differentiated selling points and product features through marketing collateral such as our website, payload user guides, product data sheets, presentations, and high-quality launch webcasts and videos.

To date, with the exception of the
COVID-19
pandemic
in-person
conference cancellations which have moved online, conferences and industry events and direct outreach have been the primary drivers of our sales leads and have helped us achieve sales with relatively low marketing costs.
Engineering
We have made significant investments in our engineering teams. Our team members have a broad range of expertise from a range of industries including; aerospace, automotive, and marine, and broader manufacturing and technology. Rocket Lab’s high level of vertical integration means that these engineering teams design and provide manufacturing support for components, sub-systems,
and assemblies across the full range of our launch vehicles, our Photon family of spacecraft, our satellite, and other spacecraft components and our spacecraft engineering and design services. They support the full product lifecycle from new product innovation to sustaining engineering, including payload lift capacity increases and other performance improvements, new product features such as booster reusability and cost reduction initiatives.
Our engineering teams across New Zealand, the United States, and Canada address all key areas of launch vehicle build, payload integration, launch operations, ground segment communications, on orbit spacecraft operations management, and satellite and other spacecraft component design and manufacturing. Key areas of technical focus include composite structures, additive manufacturing, machining, avionics and power systems, propulsion assembly and test, spacecraft system design assembly and test, printed circuit-board design, optics integration, guidance and navigation, attitude direction and command and control, amongst other engineering focus areas.
These teams are supported by centralized planning and program management functions that guide significant projects across Rocket Lab for consistency and visibility. The company leverages sophisticated product lifecycle management software tools, computer-aided design systems and business processes to drive efficiency and better manage the entire product lifecycle, including design, source and build the products the enable our launch services and end-product
deliveries.
Supply Chain
We are highly vertically integrated, in that we design and manufacture many components and subsystems for our launch vehicles, Photon family of spacecraft, and satellite and other spacecraft components we sell into the merchant market. To support his level of vertical integration we have developed extensive supply chain operations and capabilities that are global in nature and enabled by sophisticated third-party enterprise resource planning systems and tools. These systems and tools are largely supported by an in-house
team of enterprise information systems personnel.
We obtain raw materials, components,
sub-systems
and capital equipment, and other supplies from suppliers that we believe to be reputable and reliable. We have established and follow internal quality control processes to source suppliers, considering engineering validation, quality, cost, delivery and lead-time. We have a quality management team that is responsible for managing and ensuring that supplied components meet quality standards. While we largely source raw materials and other inputs and services from multiple sources, in some cases we also purchase various inputs and services from a sole source. In those sole source supplier situations, as we endeavor to diversify our supply chain, we manage this sole source risk through carrying increased buffer stock, particularly on long-lead items.
Manufacturing, Assembly and Launch Operations
Rocket Lab conducts global operations in support of its research and development manufacturing, assembly and launch operations. We have our Rutherford engines and avionics manufacturing facilities in Long Beach, California, composite manufacturing, high-voltage battery systems, and launch vehicle integration and propulsion testing in Auckland, New Zealand and launch complexes in Mahia, New Zealand and Wallops Island, Virginia. We strive to instill a manufacturing culture of continuous improvement and leverage best practices in quality control and worker safety across our facilities and have achieved
Category-1
certification by the NASA Launch Services Program. We possess differentiated in-house
rapid prototyping capabilities to support both research and development initiatives and to accelerate time-to-market
benefits for critical production ramps. These capabilities include computer numerical control machining stations, balancing machines and 3D printers and related expertise.
Long Beach Corporate Headquarters and Manufacturing Facility
We transferred our U.S. headquarters and production operations from Huntington Beach, California to our state of the art 97,000 square foot Long Beach, California facility in March 2020. From our Long Beach, California facility, in addition to manufacturing, we manage corporate administrative functions, sales and business development, launch services mission management, and conduct a range of research and development activities. Our lease for this location expires on June 30, 2027, and we have the option to extend the term of the lease for up to two additional periods of five years each thereafter.
Our Rutherford engine and avionics production activities are conducted out of our Long Beach facility. We designed our manufacturing technology and processes to operate and scale efficiently as we grow and expand our business. Our proprietary manufacturing processes, which include specialized automated equipment, is comprised of three primary steps; additive manufacturing, machining and assembly of complete engines and avionics subsystems. Our Long Beach facility is also home to a Mission Operations Center from which our team conducts on-orbit
operation of our family of Photon spacecraft. In 2020, we began the process to build-out
a space systems manufacturing line in this facility.
Auckland, New Zealand R&D and Production Complexes
We conduct research and development and design and manufacturing of launch vehicle components and subsystems, our Photon family of spacecraft and satellite and other spacecraft components, vehicle integration, and subsystem testing at three adjacent buildings that we lease comprising our approximately 100,000 square foot research and development and production complex in Auckland, New Zealand. Manufacturing related activities at the Auckland complex include the manufacture, assembly, and testing of high-voltage battery systems that power the Rutherford engines for Electron, the manufacturing and assembly of composite tanks, fairings, and other launch vehicle structures, electrical harnesses, complete kick stages, and final vehicle integration. Within research and development activities, they include those related to launch vehicles, launch operations and space systems initiatives. Additionally, guidance, navigation and control, ground segment communications and remote launch control activities are conducted out of our Auckland complex’s Mission Control Center. Our primary lease for this complex expires on April 30, 2028, and we have the option to renew the lease for four additional years thereafter.
Auckland, New Zealand Propulsion Test Sites
We currently operate two propulsion test sites where we test our rocket engines and related subsystems; a legacy test site at the Auckland New Zealand International Airport that will be closed in the latter part of 2021, and a new consolidated propulsion test complex approximately 45 km outside of Auckland. Our new propulsion test complex features multiple custom-built vertical test stands for liquid propulsion, composite tank, component and static stage fires. Operating our own private test complex means we avoid the delays and schedule conflicts that are common at shared test facilities. We lease the property where our test sites are located. The current term of the lease for our new test complex expires on November 15, 2029, but we have the right to renew this lease agreement for several additional terms of approximately five years each, which would allow us to continuing using this test complex through at least 2054.
Mahia, New Zealand Launch Complex 1
We operate a private orbital launch complex, our Launch Complex 1, in Mahia, New Zealand. Our launch complex in Mahia, New Zealand is currently our only operation launch complex, and we have launched all of our missions from this complex. We lease the property where Launch
Complex-1
is located. The current term of this lease expires on November 30, 2021, but we have the right to renew our lease agreement for six additional terms of three years each, which would allow us to continuing using this launch complex through at least 2039.
This launch complex is capable of supporting up to 120 launches per year. Rocket Lab operates one active pad and has a second launch pad in construction at Launch Complex 1; Pad A and Pad B. The operation of two launch pads within the launch complex will eliminate the time currently required between launches for a full pad recycle, enabling responsive launch opportunities for our customers. The site features a vehicle processing facility that can house two Electron launch vehicles at any one time to support parallel launch campaigns. Launch Complex 1 is home to two identical, state-of-the-art
payload processing facilities that include ISO 8 cleanrooms, dedicated electrical control rooms and comfortable customer lounge-style offices.
Launch Complex 1 also includes a Command and Control Facility located 2.5 km from the launch pads. This location houses workstations for flight safety, payloads, launch vehicle teams and the launch director. This facility is home to a Customer Launch Experience Area, a comfortable private facility that provides our customers with panoramic views of the launch pad, enabling them to experience lift-off
with front row seats. The Command and Control Facility is also the location of the tracking antennas on the day of launch, supported by a downrange facility on the Chatham Islands.
Wallops Island, Virginia Launch Complex 2
Rocket Lab has access to a dedicated pad located at the
Mid-Atlantic
Regional Spaceport within the NASA Wallops Flight Facility in Wallops Island, Virginia as a second launch complex. Our current agreement provides us with rights to access the facilities, launch property and services at this launch complex expires on September 28, 2028.
Launch Complex 2 represents a new responsive launch capability within the United States. The complex is tailored for U.S. government missions, but it can also support commercial missions as required. Launch Complex 2 can support up to 12 missions per year. The site can support launches to inclinations between 38 and 60 degrees. In addition to the dedicated launch pad for Electron, Rocket Lab also operates an Integration and Control Facility within the Wallops Research Park. This facility is dedicated to secure vehicle and payload processing facilities. The facility can process several Electron launch vehicles and customer spacecraft concurrently, enabling rapid and responsive launch opportunities and parallel launch campaigns. We have built out all of the physical infrastructure that we need in order to use this launch complex and, upon certification of our flight termination system software by NASA, we will be able to begin scheduling launches from this launch complex.

Competition
Our main sources of competition fall into 4 categories:

•
companies providing dedicated launch vehicles to deliver payloads to custom planes/inclinations and altitude trajectories, such as Northrop Grumman, SpaceX, United Launch Alliance (a joint venture between Lockheed Martin Corporation and The Boeing Company), Virgin Orbit and established Russian, Indian, Chinese, European and Japanese launch providers.

•	companies that are reported to have plans to provide dedicated launch vehicles that can deliver payloads to custom planes/inclinations and altitude trajectories.

•
companies providing spacecraft solutions, such as Airbus, Lockheed, Boeing, General Atomics, General Dynamics, Maxar Technology, Northrop Grumman, Raytheon Technologies, Thales Alenia Space, Tyvak and York Space Systems.

•	companies providing spacecraft components in the commercial marketplace, such as Ball Aerospace, Raytheon, Collins Aerospace, Bradford Space, Honeywell Aerospace, GOMSpace and Vectronic Aerospace.
The principal competitive factors in our market include:

•	flight heritage and reliability;

•	delivery schedule;

•	ability to customize products to meet specific needs of the customer;

•	performance and technical features;

•	price; and

•	customer experience.
We believe that we compete favorably across these factors.
Intellectual Property
The protection of our technology and intellectual property is an important aspect of our business. We rely upon a combination of patents, trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to, and clarify ownership of, our proprietary information.
As of December 31, 2020, we held three issued U.S. patents and had nine U.S. patent applications pending. Our U.S. issued patents expire between 2032 and 2040. As of December 31, 2020, we held six registered trademarks in the United States, including the Rocket Lab mark, and also held 36 registered trademarks in foreign jurisdictions. We continually review our development efforts to assess the existence and patentability of new intellectual property. We intend to continue to file additional patent applications with respect to our technology.
Properties
Our principal facilities include our offices and production facility in Auckland, New Zealand, our offices and production facility in Long Beach, California, our propulsion test center complex in Kopuku, New Zealand and our launch complexes in Mahia, New Zealand and Wallops Island, Virginia. We lease or have contractual rights to access, but do not own, these facilities.

Our lease for our main office space and production facilities in Auckland, New Zealand expires on April 30, 2028, and we have the option to renew the lease for four additional years thereafter. This facility is our main production facility for Electron. Our location in Long Beach, California, includes office space and production facilities for certain components that we use in Electron. Our lease for this location expires on June 30, 2027, and we have the option to extend the term of the lease for up to two additional periods of five years each thereafter.
We lease a propulsion test complex, which houses rocket engine testing facilities, in Kopuku, New Zealand. Our lease for this complex expires on November 15, 2029. We have the right to renew this lease agreement for four additional terms of five years each, followed by a fifth term of five years, less one day.
We also operate a launch complex in Mahia, New Zealand, and have access rights to a launch complex in Wallops Island, Virginia. Our launch complex in Mahia, New Zealand is currently our only operation launch complex, and we have launched all of our missions from this complex. The current term of the lease agreement for our Mahia, New Zealand, launch complex expires on November 30, 2021. We have the right to renew our lease agreement for six additional terms of three years each. We have entered into an agreement providing us with rights to access the facilities, launch property and services at the Wallops Island, Virginia launch complex, which expires on September 28, 2028. Our ability to use the Wallops Island, Virginia launch complex for launches currently remains subject to NASA completing its certification of certain of our flight termination system software.
Human Capital
As of June 30, 2021, we had 596 full-time permanent employees across the globe. We believe the positive relationship we have with our employees and our strong culture of collaboration and innovation differentiate us and are key drivers of our business success. Our employees are not subject to collective bargaining agreements.
Governmental Regulation
Compliance with various governmental regulations has an impact on our business, including our capital expenditures, earnings and competitive position, which can be material. We incur or will costs to monitor and take actions to comply with governmental regulations that are or will be applicable to our business, which include, among others, federal securities laws and regulations, applicable stock exchange requirements, export and import control, economic sanctions and trade embargo laws and restrictions and regulations of the U.S. Department of Transportation, FAA, the New Zealand Space Agency and other government agencies in the United States and New Zealand. See “
Risk Factors–Risks Relating to Our Business
” for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see “
Management’s Discussion and Analysis of Financial Condition and Results of Operation
” together with our consolidated financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.
Legal Proceedings – Vector
On July 1, 2021, a purported shareholder of Vector filed a complaint against Vector and Vector’s board of directors in the Superior Court of California for the County of San Francisco, in a case captioned Head v. Vector Acquisition Corp., et al., Case No.
CGC-21-592640.
The Head complaint alleges that Vector’s board of directors breached their fiduciary duties by, among other things, omitting allegedly material information in the Registration Statement filed by Vector on Form
S-4
on June 25, 2021 in connection with the Business Combination (the “Registration Statement”), and that Vector aided and abetted such alleged breaches of fiduciary duty. As relief, the Head complaint seeks, among other things, an injunction barring Vector from proceeding with the Business Combination, or, alternatively, rescission of the Business Combination in the event that it is consummated, as well as unspecified costs and attorneys’ fees. On July 7, 2021, another purported shareholder of Vector filed a complaint against Vector and Vector’s board of directors in the Supreme Court of the State of New York for the County of New York, in a case captioned Hill v. Vector Acquisition Corp., et al., Index No. 654237/2021. The Hill complaint makes claims and seeks relief similar to those made and that sought in the Head complaint. On July 9, 2021, another purported shareholder wrote to Vector’s counsel, alleging that the Registration Statement omitted allegedly material information in the Registration Statement and demanding that Vector provide supplemental disclosures. Vector believes the allegations in the lawsuits and demands are without merit. If additional similar complaints are filed or demands received, absent new or different allegations that are material, Vector will not necessarily announce such additional filings.
Legal Proceedings – Rocket Lab
We are not a party to any material pending legal proceedings. From time to time, we may be subject to legal proceedings and claims arising in the ordinary course of business.

MANAGEMENT
Executive Officers and Directors after the Business Combination
The following table lists the names, ages as of June 30, 2021, and positions of the individuals serving as directors and executive officers of our Company:

Name	Age	Position(s)
Executive Officers
Peter Beck	44	President, Chief Executive Officer and Chairman
Adam Spice	53	Chief Financial Officer
Shaun O’Donnell	43	Executive Vice President, Global Operations
Non-Employee Directors
Alex Slusky	54	Director
David Cowan	55	Director
Michael Griffin	71	Director
Sven Strohband	48	Director
Matt Ocko	52	Director
Merline Saintil	45	Director
Jon Olson	68	Director
Executive Officers
Peter Beck
. Mr. Beck is the founder, Chief Executive Officer and chief engineer of Rocket Lab. Since founding the company in 2006, Mr. Beck has grown it into a global organization that develops and launches advanced rockets, satellites and spacecraft
.
Mr. Beck has served on our Board, and as our President and Chief Executive Officer since July 2013 and was appointed Chairman of the Board in May 2021. Further, he served as our Treasurer from July 2013 until May 2021, and as our Secretary and Chief Financial Officer from July 2013 until September 2015.
From 2013, Mr. Beck led the development of the Electron launch vehicle, which was designed from the ground up to accommodate a high launch rate business model to meet the needs of customers for small launch services. Under Mr. Beck’s leadership, Rocket Lab pioneered advanced aerospace manufacturing techniques for Electron, including 3D printed rocket engines, electric-pump-fed
rocket engines and fully carbon composite fuel tanks. Mr. Beck also led the development of our private orbital launch site, Launch Complex 1, located in Mahia, New Zealand, which required the establishment of an international treaty and legislation to enable us to use U.S. launch and spacecraft technology that otherwise would not be permitted for launches from foreign soil.
Prior to founding Rocket Lab, Mr. Beck began his career in 1993 with an apprenticeship as precision engineer at global appliance manufacturer Fisher & Paykel, before moving into production machinery design, product design and analysis. He later went to a government research institute in 2003 where he focused on advanced composites structures and materials for high performance applications. While at the government lab, Mr. Beck led several complex engineering programs to optimize technologies including wind turbines and superconductors. In his own time, Mr. Beck began building rockets at an early age, steadily increasing their size and complexity. In 2006, Mr. Beck founded Rocket Lab and led its efforts to successfully launch
Atea-1
in 2009, which we believe is the first commercially-developed rocket to reach space from the Southern Hemisphere.
An award-winning engineer, Mr. Beck has been presented with the Gold Medal from the Royal Aeronautical Society, Meritorious Medal from the New Zealand Division of the Royal Aeronautical Society and Cooper Medal and Pickering Medal from the Royal Society of New Zealand. In addition, in recognition of Mr. Beck’s outstanding contributions to aerospace, entrepreneurship and technical innovation he was appointed as an adjunct professor in aerospace engineering by the University of Auckland. We believe that Mr. Beck is qualified to serve as a member of our Board because of his track record of success as the founder and Chief Executive Officer of Rocket Lab, as well as his knowledge and extensive experience.

Adam Spice
.
Mr. Spice has served as our Chief Financial Officer since May 2018, and has served as our Secretary and Treasurer since May 2021. From January 2011 until May 2018, he was Vice President and Chief Financial Officer at MaxLinear, Inc., a provider of radio frequency, analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. From October 2009 to November 2010, Mr. Spice was the Chief Financial Officer of Symwave Corporation, a venture- backed fabless semiconductor company until its sale to Standard Microsystems Corporation (SMSC). From July 2000 until September 2009, Mr. Spice held a variety of financial and operational executive roles at Broadcom Corporation, a creator of semiconductor solutions for wired and wireless communications. From June 1996 until July 2000, Mr. Spice worked as a finance manager for Intel, a microchips manufacturer. Mr. Spice has a Bachelor’s of Business Administration from the Brigham Young university and an MBA from The University of Texas at Austin.
Shaun O’Donnell
.
Mr. O’Donnell has served as our Executive Vice President, Global Operations at Rocket Lab since September 2019. Mr. O’Donnell has been with Rocket Lab since September 2007 and is responsible for the day-to-day
operations of Rocket Lab globally and manages cross-functional teams across the business. Prior to his current role, from August 2017 to December 2019, Mr. O’Donnell served as our Vice President of Global Operations. From November 2016 to August 2017, Mr. O’Donnell served as our Vice President of New Zealand Operations. From September 2013 to November 2016, Mr. O’Donnell served as our Head of the Guidance, Navigation and Control, Avionics department. From September 2007 to September 2013, Mr. O’Donnell served as our Senior Systems Engineer. Prior to Mr. O’Donnell’s roles at Rocket Lab, he was a lead engineer at a contract engineering firm. Mr. O’Donnell holds an Electrical and Electronic Engineering degree from the University of Auckland.
Non-Employee
Directors
Alex Slusky
.
Mr. Slusky has served as a member of our Board since 2021. Since its inception in 1997, Mr. Slusky has served as Managing Partner and Chief Investment Officer of Vector Capital and its affiliated funds. He has also served as a director of Cambium Networks Corp., a wireless technology company, since 2011 and served as a director of Technicolor SA, a manufacturer of digital media solutions, from July 2013 until 2016. From 1995 until 1997, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, managing a portfolio of public and private technology investments which later became Vector Capital. From 1992 until 1995, Mr. Slusky was an investor at New Enterprise Associates, a venture capital firm where he focused on venture investments in software, communications, and digital media. Mr. Slusky has a degree in Economics from Harvard University and an MBA from Harvard Business School.
We believe that Mr. Slusky is qualified to serve as a member of our Board because of his significant investment and business management experience and deep technical experience in technology companies
.
David Cowan
.
Mr. Cowan has served as a member of our Board since December 2015. Mr. Cowan has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 1992 and has been a partner since 1996. He also served as a director of LifeLock, an identity theft protection services company, from 2006 through 2017. Mr. Cowan has degrees in Computer Science and Math from Harvard University and an MBA from Harvard Business School.
We believe that Mr. Cowan is qualified to serve as a member of our Board because of his experience in the venture capital industry and his operating and management experience with technology companies.
Michael Griffin
.
Dr. Griffin has served as a member of our Board since July 2020. Since July 2020, Dr. Griffin co-founded
and has served as the
Co-President
of LogiQ Inc, a business consulting practice in the aerospace, defense and national security sector. From February 2018 until July 2020, Dr. Griffin worked in the Pentagon for the U.S. Department of Defense as the Under Secretary of Defense, Research & Engineering, where he was responsible for all U.S. Defense Department research and development. From August 2012 until May 2017, Dr. Griffin served as Chairman & CEO of the Schafer Corporation, a professional services provider in the national security sector. From April 2005 to January 2008, Dr. Griffin served as the 11th Administrator of NASA. Dr. Griffin has a BA in Physics and an MS degree in Applied Physics from Johns Hopkins University, an MSE in Aerospace Science from the Catholic University of America, a PhD in Aerospace Engineering from the University of Maryland, an MS degree in Electrical Engineering from the University of Southern California, an MBA from Loyola College of Maryland, and an MS degree in Civil Engineering from George Washington University.
We believe that Dr. Griffin is qualified to serve as a member of our Board because of his extensive experience as a scientist, engineer and administrator in the aerospace field.
Sven Strohband
.
Dr. Strohband has served as a member of our Board since August 2013. Since May 2018, Dr. Strohband has served as Managing Director at venture capital firm Khosla Ventures and has served as a partner and CTO at Khosla Ventures since November 2012. In July 2021, Dr. Strohband became a director for Berkshire Grey, Inc. From 2006 to 2012, Dr. Strohband served as a partner, and later CTO, of Mohr Davidow Ventures, a venture capital and private equity company, where he led technical diligence for the infrastructure IT and sustainability practices. From 2005 to 2006, Dr. Strohband was the lead engineer of the Stanford racing team autonomous car, “Stanley,” which became the foundation for the Google self-driving car project and also won the 2005 DARPA Grand Challenge. From 2003 to 2006, Dr. Strohband was a project manager for the Electronics Research Lab of auto-maker Volkswagen, where he led technical projects for Volkswagen brands. Dr. Strohband has a degree in mechanical engineering from Purdue University and a PhD in Mechanics and Computation from Stanford University.
We believe that Dr. Strohband is qualified to serve as a member of our Board because of his experience in the venture capital industry, as an engineer, and as a director of numerous private technology companies.
Matt Ocko
.
Mr. Ocko has served as a member of our Board since January 2017. Since 2010, Mr. Ocko has served as the
Co-Founder
and
Co-Managing
Partner of venture capital fund DCVC. Prior to
co-founding
DCVC, Mr. Ocko was an investor at numerous firms, including VantagePoint Ventures, LLC, SOFTBANK Technology Ventures Corp (aka Mobius Venture Capital), Sevin Rosen Funds and Helix Investments. From 1984 – 1991, Mr. Ocko served as a member of the Board (in his capacity as co-founder)
and Vice President of Research and Development of Da Vinci Systems, an
e-mail
software vendor. Mr. Ocko has a degree in Physics from Yale University.
We believe that Mr. Ocko is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry, advising technology companies as both a director and executive.
Merline Saintil.
Ms. Saintil has served as a member of our Board since June 2021. Ms. Saintil is an experienced senior executive, having served a number of Fortune 500 and privately-held companies, including Change Healthcare Inc., Intuit Inc., Yahoo! Inc., PayPal Holdings Inc., Adobe Inc. and Joyent, Inc. From April 2019 to February 2020, Ms. Saintil served as the Chief Operating Officer, R&D/IT, for Change Healthcare Inc., a payment management software company. Prior to joining Change Healthcare, Ms. Saintil was a senior executive in the Product & Technology group at Intuit Inc., a software company, from November 2014 to August 2018, where her core responsibilities included driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and leading business operations for nearly half of Intuit’s workforce. Prior to Intuit, Ms. Saintil served as Head of Operations for Mobile & Emerging Products for Yahoo! Inc. from January 2014 to November 2014. Prior to joining Yahoo!, Ms. Saintil held various roles at Joyent, Inc., a software company, from November 2011 to September 2013; PayPal Holdings Inc., a payments company, from July 2010 to November 2011; Adobe Inc., a software company, from April 2006 to July 2010; and Sun Microsystems, Inc. from October 2000 to April 2006. Ms. Saintil is currently serving as a member of the Board of Banner Corporation, Lightspeed POS Inc., Alkami Technology, Inc., Aequi Acquisition Corp., Evolv Technologies, Inc. and Synnex Corp., and

has previously served as a member of the Board of ShotSpotter, Inc. Ms. Saintil received a B.S. in Computer Science from Florida A&M University, an M.S. in Software Engineering Management from Carnegie Mellon University, and has completed Stanford Directors’ College and Harvard Business School’s executive education program. She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute and has completed Stanford Directors’ College and Harvard Business School’s executive education programs.
We believe Ms. Saintil is qualified to serve as a member of our Board because of her extensive experience advising technology companies as both a director and executive.
Jon Olson.
Mr. Olson has served as a member of our Board since June 2021. Mr. Olson served as the Chief Financial Officer at Xilinx, Inc., a provider of programmable semiconductor platforms, from June 2005 until his retirement in July 2016. While serving as Chief Financial Officer, he also held a variety of other senior management positions at Xilinx, including most recently as Executive Vice President from May 2014 to July 2016 and, prior to that, Senior Vice President of Finance from August 2006 to May 2014 and Vice President of Finance from June 2005 to August 2006. Prior to joining Xilinx, he served from 1979 to 2005 at Intel Corporation in various senior financial positions, including Vice President, Finance and Enterprise Services and Director of Finance. Mr. Olson currently serves as a member of the Board of Xilinx and Kulicke and Soffa Industries, Inc., and has previously served as a member of the Board of Mellanox Technologies, Ltd. and InvenSense Inc., among others. Mr. Olson holds an MBA in Finance from Santa Clara University and a B.S. in Accounting from Indiana University.
We believe Mr. Olson is qualified to serve as a member of our Board because of his financial expertise and extensive experience advising technology companies as both a director and executive.
Election of Executive Officers
Our executive officers are appointed by, and serve at the discretion of, the Board.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Board Composition
Our business and affairs will be organized under the direction of the Board. The primary responsibility of the Board is to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.
Classified Board of Directors
In accordance with the terms of our Certificate of Incorporation, the Board will consist of eight members and be divided into classes of directors that will serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The Board will be divided among the three classes as follows:

•
the Class I directors, are Jon Olson, Merline Saintil, and Alex Slusky, and their terms will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

•	the Class II directors, are Michael Griffin and Matt Ocko, and their terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination; and

•
the Class III directors, are Peter Beck, David Cowan, and Sven Strohband, and their terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The Certificate of Incorporation and Bylaws authorize only the Board to fill vacancies on the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third
of the directors. This classification of the Board may have the effect of delaying or preventing changes in control of our Company.
Director Independence
The Board determined that each of the directors on the Board (except for Peter Beck) will qualify as independent directors under the rules of the Nasdaq, and SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Rocket Lab with regard to each director’s business and personal activities and relationships as they may relate to Rocket Lab and its management, including the beneficial ownership of capital stock by each non-employee
director and the transactions involving them as described in the section entitled “
Certain Relationships and Related Party Transactions
.”
Audit committee members must also satisfy the independence criteria set forth in Rule
10A-3
under the Exchange Act. In order to be considered independent for purposes of Rule
10A-3,
a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Additionally, compensation committee members must not have a relationship with Rocket Lab that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Committees of the Board of Directors
The Board has three standing committees—an audit committee, a compensation committee and a nominating and governance committee. Copies of the charters for each committee are available on our website at www.rocketlabusa.com.
Audit Committee
Our audit committee consists of Jon Olson, Merline Saintil, and Matt Ocko, with Jon Olson serving as the chair. The Board determined that each of the members of the audit committee meet the independence requirements under Nasdaq and SEC rules and is financially literate, and Jon Olson qualifies as an audit committee financial expert within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board considered Jon Olson’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The functions of this committee include, among other things:

•	selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters;

•	considering the adequacy of our internal controls;

•	reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

•	approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our compensation committee consists of Merline Saintil, Michael Griffin, and Matt Ocko, with Merline Saintil serving as the chair. Our Board has determined that each of the members of compensation committee meets the independence requirements under Nasdaq and SEC rules. Each member of this committee is also a
“non-employee
director” within the meaning of Rule
16b-3
under the Exchange Act.
The functions of the compensation committee include:

•	reviewing and approving, or recommending that the Board approve, the compensation and the terms of any compensatory agreements of our Chief Executive Officer and our other executive officers;

•	reviewing and recommending to the Board the compensation of its directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;

•	establishing Rocket Lab’s overall compensation philosophy; and

•	such other functions as are required to comply with Nasdaq listing rules.
The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Nominating and Governance Committee
Our nominating and governance committee consists of Michael Griffin, David Cowan, Alex Slusky, and Jon Olson, with Michael Griffin serving as the chair. Our Board determined that each of the members of the nominating and governance committee meet the independence requirements under Nasdaq and SEC rules.
The functions of the nominating and governance committee include:

•	identifying and recommending candidates for membership on the Board;

•	recommending directors to serve on Board committees;

•	oversight of the Company’s governance initiatives;

•	reviewing and recommending to the Board any changes to our corporate governance principles;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of the Board; and

•	advising the Board on corporate governance matters.
The composition and function of the nominating and governance committee complies all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Rocket Lab will comply with future requirements to the extent they become applicable to us.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is currently, or has been at any time, one of Rocket Lab’s officers or employees. No executive officer or executive officer of Rocket Lab has served as a member of our Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during 2020.
Code of Ethics and Employee Conduct
We have adopted a code of ethics and employee conduct that applies to all of our employees, officers and directors, including our President, Chief Executive Officer and Chairman, Chief Financial Officer, and other executive and senior officers. The full text of this code of ethics and employee conduct is posted on the investor relations page of our website at www.rocketlabusa.com. The reference to Rocket Lab’s website address in this filing does not include or incorporate by reference the information on that website into this filing. Rocket Lab intends to disclose future amendments to certain provisions of this code of ethics and employee conduct, or waivers of these provisions, on its website or in public filings to the extent required by the applicable rules.
Non-Employee
Director Compensation
During the fiscal year ended December 31, 2020, or 2020, we did not provide any compensation to our directors affiliated with Khosla Ventures, Bessemer Venture Partners and DCVC for their services on our Board. While we did not have a formal non-employee
director compensation program prior to the Business Combination, Mr. Griffin, our independent director who joined out Board in July 2020, received a cash retainer of $40,000 and a grant of 67,139 restricted stock units of Rocket Lab. The restricted stock units are subject to both a time-based vesting condition and a liquidity-based vesting condition, both of which must be satisfied prior to the expiration date before the restricted stock units will be deemed vested. The time-based vesting condition is satisfied in equal quarterly installments over three years following the vesting commencement date, subject to Mr. Griffin’s continued service relationship with Rocket Lab through each applicable date. The liquidity-based vesting condition was satisfied by Rocket Lab’s Initial Public Offering and such shares are now fully vested. After the Business Combination, we intend to approve and implement a compensation program that consists of annual cash retainer fees and equity awards for our non-employee
directors. The details of this program have not yet been determined.

2020 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee
director of our board during 2020. Mr. Beck, our President Chief Executive Officer and Chairman, did not receive any additional compensation from us for his services on our Board. The compensation received by Mr. Beck as a named executive officer (“NEO”) is set forth below in “
Executive Compensation—2020 Summary Compensation Table.
”

Name	Fees Paid or Earned in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David Cowan (2)	—		—	—	—
Mike Griffin (3)	20,000	(3)	690,189	—	710,189
Matt Ocko (4)	—		—	—	—
Scott Smith (5)	—		—	—	—
Sven Strohband (6)	—		—	—	—

(1)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our directors during 2020, calculated in accordance with FASB ASC Topic 718, assuming that the liquidity- based vesting condition was satisfied. Such grant date fair values do not take into account any estimated forfeitures.

(2)	As of December 31, 2020, Mr. Cowan did not hold any outstanding equity awards.
(3)
Mr. Griffin joined our Board in July of 2020 and pursuant to the director offer letter we entered into with Mr. Griffin dated as of July 21, 2020, Mr. Griffin is eligible to receive an annual cash retainer of $40,000 for his service on our Board, as well as a grant of 67,139 restricted stock units. Mr. Griffin’s annual cash retainer has been prorated accordingly. As of December 31, 2020, Mr. Griffin held 67,139 restricted stock units.

(4)	As of December 31, 2020, Mr. Ocko did not hold any outstanding equity awards.
(5)	Mr. Smith passed away on January 31, 2020. As of December 31, 2020, Mr. Smith did not hold any outstanding equity awards.
(6)	As of December 31, 2020, Dr. Strohband did not hold any outstanding equity awards.

COMPENSATION DISCUSSION AND ANALYSIS
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Rocket Lab following the Closing. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
Executive Compensation
This section discusses the material components of the executive compensation program offered to our executive officers who would have been “named executive officers” for 2020.
Such executive officers consist of the following persons, referred to herein as our “
NEOs
”:

•	Peter Beck, our President, Chief Executive Officer and Chairman;

•	Adam Spice, our Chief Financial Officer; and

•	Shaun O’Donnell, Executive Vice President, Global Operations.
Each of our NEOs continue to serve us in the same capacities. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the consummation of the Business Combination could vary significantly from our historical practices and currently planned programs summarized in this discussion.
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to Rocket Lab’s NEOs for services during 2020. Certain amounts were paid in New Zealand Dollars and converted to United States Dollars for purposes of reporting such amounts below using an exchange ratio of NZD 1:USD 0.7304 reported on the Wall Street Journal on February 22, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Peter Beck
President Chief Executive Officer and Chairman	2020	327,000		46,434	(1)	373,434
Adam Spice
Chief Financial Officer	2020	309,000	123,600	6,747	(2)	439,347
Shaun O’Donnell
Executive Vice President, Global Operations	2020	248,000	99,280			347,280

(1)	Represents the incremental cost to us of Mr. Beck’s personal use of a Company car ($44,607) and cell phone reimbursements ($1,826).
(2)	Represents the Company’s matching contributions to the NEO’s 401(k) account.
Narrative Disclosure to the Summary Compensation Table
2020 Base Salaries
The offer letter we entered into with each NEO, described below, establishes an annual base salary, which is subject to discretionary increases. For 2020, the base salaries for Messrs. Beck, Spice and O’Donnell were $327,000, $309,000 and $248,000, respectively.

2020 Annual Bonuses
During the year ended December 31, 2020, Messrs. Spice and O’Donnell were eligible to earn an annual discretionary bonus based on individual performance. For the year ended December 31, 2020, the target annual bonuses for Messrs. Spice and O’Donnell were each equal to 40% of their applicable annual base salary.
Equity Incentive Compensation
In August 2013 our Board adopted the Company’s 2013 Stock Option and Grant Plan, which has been amended and restated from time to time and most recently amended and restated as of October 2020 (as amended and restated, the “
2013 Plan
”). Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our NEOs and from time to time may grant equity incentive awards to them. In 2020, we did not make any equity grants to our NEOs.
Perquisites
We generally do not provide perquisites to our employees, other than personal use of a Company car and cell phone reimbursements for Mr. Beck, and certain other de minimis perquisites available to all of our employees, including our named executive officers.
Offer Letters and Employment Agreements with Rocket Lab’s Named Executive Officers
Rocket Lab has entered into an employment agreement or offer letter with each of its NEOs. The material terms of such agreements with Messrs. Beck, O’Donnell and Spice are described below.
Peter Beck and Shaun O’Donnell
. We entered into an individual employment agreement with Mr. Beck, dated as of August 12, 2014 and Mr. O’Donnell, dated as of September 9, 2013 (collectively, the “
Employment Agreements
”). The Employment Agreements set forth the term of the applicable executive’s employment, his position and duties, his eligibility to receive equity incentive awards, and his eligibility to participate in our benefit plans generally. Mr. O’Donnell’s Employment Agreement also provides for his eligibility for an annual bonus. Messrs. Beck and O’Donnell are each subject to certain confidentiality and assignment of intellectual property provisions, as well as noncompetition and non-solicitation
of customers and employees covenants under the Employment Agreements during the term of each executive’s employment and for a six month period thereafter. Pursuant to the Employment Agreements, Rocket Lab and the applicable executive must each provide four weeks’ written notice, as applicable, in the event of a termination of the executive’s employment unless otherwise mutually agreed upon; provided that we may terminate the applicable executive’s employment without notice in the event that it determine serious misconduct or gross negligence has been committed by the executive and the executive may receive payment in lieu of notice if his position is terminated due to redundancy; provided further, that if the applicable executive decides to voluntarily terminate his employment early, he will be liable to the Company for an amount equivalent to his base salary for the balance of the notice period.
Adam Spice
.
We entered into an offer letter with Mr. Spice, dated as of March 8, 2018 (the “
Spice Offer Letter
”). The Spice Offer Letter provided for Mr. Spice’s employment and set forth the term of his employment, his positions and duties, his eligibility to receive a bonus, his eligibility to receive equity incentive awards, and his eligibility to participate in our employee benefit plans generally. Mr. Spice is subject to our standard confidentiality and proprietary information agreement.

Outstanding Equity Awards at 2020 Fiscal
Year-End
The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of December 31, 2020. The numbers in the table below reflect numbers after the stock split effected by the Charter Amendment.

	Option Awards (1)						Stock Awards (1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Peter Beck	—	—	—		—	—	—		—
Adam Spice	5/25/2018	4,056,570	1,065,081	(3)	9.86	8/03/2028
Shaun O’Donnell	8/03/2018	1,292,926	502,811	(4)	9.86	8/03/2028	724,772	(5)	7,247,727

(1)	Each equity award is subject to the terms of our 2013 Plan.
(2)
As no public market existed for shares of our common stock as of December 31, 2020, there was no market value for these shares as of such date. The dollar amount included is based on $90.59659 per share of common stock, which equals the Implied Vector Share Price of approximately $10 multiplied by the Exchange Ratio of 9.059659.

(3)
1/4 of the shares subject to the stock option vest on the one year anniversary of the vesting commencement date, and 1/48 of the shares subject to the stock option vest on a monthly basis each month thereafter, in each case, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date. Notwithstanding the foregoing, in the event of a “sale event” (as defined in the applicable award agreement) where the stock option will be terminated, the shares subject to the stock option shall be fully vested immediately prior to such sale event. Furthermore, in the event that (i) following a sale event the successor entity assumes or continues the stock option and (ii) at any time following such sale event (a) the NEO’s employment is terminated by the successor entity other than for “cause” (as defined in the applicable award agreement), or (b) the NEO terminates his employment for “good reason” (as defined in the applicable award agreement), then 100% of the shares subject to the stock option shall vest and become immediately exercisable as of the date of such termination.

(4)
1/48 of the shares subject to the stock option vest on a monthly basis each month following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with us through each applicable vesting date.

(5)
The restricted stock units are subject to both a time-based vesting condition and a liquidity-based vesting condition, both of which must be satisfied prior to the expiration date before the restricted stock units will be deemed vested. The time-based vesting condition is satisfied as follows: 25% of the restricted stock units shall satisfy the Time Condition on the first March 1st, May 22nd, August 22nd or November 22nd (each, a vesting date) following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date. Thereafter, the remaining 75% of the restricted stock units satisfy the time-based vesting condition in 12 equal quarterly installments on each vesting date thereafter, in each case subject to the NEO’s continuous service relationship with us through each applicable vesting date. The restricted stock units will satisfy the liquidity based vesting condition on the first to occur of (i) a sale event (as defined in the 2013 Plan) or (ii) Rocket Lab’s initial public offering (as defined in the 2013 Plan), in either case, prior to the expiration date.

Employee Benefit and Equity Compensation Plans and Arrangements
The following table contains information about Rocket Lab’s equity compensation plans as of December 31, 2020.
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	33,886,820	(2)	$1.03	(2)	7,778,913	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	33,886,820		$1.03		7,778,913

(1)
Includes information related to the 2013 Plan. All numbers retroactively reflect adjustments made in connection with the Business Combination. Following the Closing, no further awards may be made under the 2013 Plan. Does not include information regarding the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan, which had not been adopted as of December 31, 2020.

(2)
Includes (a) 22,055,765 shares of common stock issuable upon the exercise of outstanding options and (b) 11,831,055 shares of common stock issuable upon settlement of outstanding restricted stock units. Because there is no exercise price associated with the restricted stock units, such awards are not included in the weighed-average exercise price calculation.

(3)	Represent shares that remained available under the 2013 Plan as of December 31, 2020. Following the Closing, no further awards may be made under the 2013 Plan.
Second Amended and Restated 2013 Stock Option and Grant Plan
The 2013 Plan allows for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of nonqualified stock options, restricted stock, unrestricted stock and restricted stock units awards to our employees, officers, directors and consultants of ours and our subsidiary corporations. The 2013 Plan was terminated in connection with the consummation of the Business Combination, and accordingly, no shares will be available for future issuance under the 2013 Plan following the Closing Date. The 2013 Plan will continue to govern outstanding awards granted thereunder.
The 2013 Plan is administered by the Company’s Board or a committee appointed by it (the “plan administrator”). The plan administrator has full power to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to accelerate the time at which a stock award may be exercised or vest, to amend the 2013 Plan and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Additionally, the plan administrator may delegate to a committee comprised of the chief executive officer and one or more other officer(s) of Rocket Lab, the power to designate non-officer
employees to be recipients of stock options and/or restricted stock units under the 2013 Plan and to determine the number of such stock options and/or restricted stock units to be received by such employee, pursuant to the terms and limitations as provided in the 2013 Plan.
The plan administrator may exercise its discretion to reduce the exercise price of outstanding stock options under the 2013 Plan or effect repricing through cancellation of such outstanding and by granting such holders new awards in replacement of the cancelled options in accordance with the terms of the 2013 Plan.

Stock options may be granted under our 2013 Plan. The exercise price per share of all stock options must equal at least 100% of the fair market value per share of our common stock on the date of grant. The term of a stock option may not exceed ten years. An incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of our stock on the date of grant, or any subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value per share of our common stock on the date of grant. The plan administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or certain other property or other consideration acceptable to the plan administrator. After a participant’s termination of service, the participant generally may exercise his or her stock options, to the extent vested as of such date of termination, during a period of 90 days after termination of service. If a termination of service is due to death or disability, the option generally will remain exercisable, to the extent vested as of such date of termination, until the one-year
anniversary of such termination of service. However, in no event may an option be exercised later than the expiration of its term. If a termination of service is for cause (as defined in an applicable award agreement), the stock option automatically expires upon the date of the termination of service.
Restricted stock units were permitted be granted under our 2013 Plan. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. The plan administrator determines the terms and conditions of restricted stock units, including the number of units granted, the vesting criteria (which may include specified performance criteria and/or continued service to us) and the form and timing of payment.
The 2013 Plan generally does not allow for the transfer or assignment of awards, other than, at the discretion of the plan administrator, by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners, and only the recipient of an award may exercise such an award during his or her lifetime.
In the event of certain changes in our capitalization, the exercise prices of and the number of shares subject to outstanding awards, and the purchase price of and the numbers of shares subject to outstanding awards will be proportionately adjusted, subject to any required action by our Board or stockholders.
The 2013 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2013 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2013 Plan. To the extent that awards granted under the 2013 Plan are not assumed or continued or substituted by acquirer or the successor entity, all stock options and all other awards granted under the 2013 Plan shall terminate. In the event of such termination, individuals holding stock options will be permitted to exercise such options (to the extent exercisable) prior to the consummation of the sale event. In addition, in connection with the termination of the 2013 Plan upon a sale event, we may make or provide for a cash payment equal to (A) in the case of vested and exercisable options, the difference between (1) the per share cash consideration payable to stockholders (as determined by the plan administrator) in the sale event times the number of shares subject to the options being cancelled and (2) the aggregate exercise price of the options and (B) in the case of restricted stock and restricted stock unit awards, the per share cash consideration payable to stockholders in the sale event multiplied by the number of shares of stock subject to such stock awards (payable at the time of the sale event or upon the later vesting of the awards). In the event of the forfeiture of shares of restricted stock issued under the 2013 Plan, such shares of restricted stock shall be repurchased from the holder at a price per share equal to the original per share purchase price paid by the recipient of such shares. Additionally, our Board may resolve, in its sole discretion, to subject any assumed options or payments in respect of options to any escrow, holdback, indemnification, earn-out
or similar provisions in the transaction agreements as such provisions apply to holders of our common stock.
As of December 31, 2020, options to purchase up to 2,434,510 shares of our common stock were outstanding under the 2013 Plan. Additionally, as of December 31, 2020, restricted stock units awards to acquire up to 1,305,918 shares of our common stock were outstanding under the 2013 Plan.

2021 Equity Incentive Plan
A total of 59,875,000 shares of common stock is reserved for issuance under the Equity Incentive Plan.
Summary of the 2021 Stock Option and Incentive Plan
The following description of certain provisions of the Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is included as an exhibit to this prospectus.
The Equity Incentive Plan became effective upon the date immediately prior to the Closing. The Equity Incentive Plan allows us to make equity and equity-based incentive awards to officers, employees, directors and consultants.
An aggregate of 59,875,000 shares is reserved for the issuance of awards under the Equity Incentive Plan (the “
Initial Limit
”). The Equity Incentive Plan provides that the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the “
Annual Increase
”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in capitalization. The maximum aggregate number of shares of common stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase or 59,875,000 shares of common stock. Shares underlying any awards under the Equity Incentive Plan and the shares of common stock underlying the 2013 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.
The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by us to any non-employee
director may not exceed $650,000 in any calendar year; provided, however, that such amount will be $1,000,000 for the first calendar year a non-employee
director is initially appointed to the Board.
The Equity Incentive Plan will be administered by the compensation committee of the Board or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially is the compensation committee of the Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines set forth in the Equity Incentive Plan.
Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee
directors and consultants of the Company as selected from time to time by the plan administrator in its discretion.
The Equity Incentive Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified
options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and certain subsidiaries in accordance with the Code.
Non-qualified
options may be granted to any persons eligible to awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by our plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified
options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.
The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised.
The plan administrator may award restricted shares of common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The plan administrator may also grant shares of common stock that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.
The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants.
The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards, in each case, to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
The Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in the Equity Incentive Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the Equity Incentive Plan. To the extent that awards granted under the Equity Incentive Plan are not assumed or continued or substituted by the successor entity, all awards granted under the Equity Incentive Plan shall terminate and, in such case, except as may be otherwise provided in the relevant award agreement, all stock options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (a) receive a payment in cash or in kind for each share subject to such award that is exercisable in an amount equal to the per share cash consideration payable to stockholders in the sale event less the applicable per share exercise price (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration payable to stockholders in the sale event, such option or stock appreciation right shall be cancelled for no consideration) or (b) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event. The plan administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares under such awards.
Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company to be satisfied, in whole or in part, by us withholding from shares of common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to New Rocket Lab in an amount that would satisfy the withholding amount due.
The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified
stock options by gift to an immediate family member, to trusts for the benefit of family members or to partnerships in which such family members are the only partners.
The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan require the approval of our stockholders.
No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan Effective Date. No awards under the Equity Incentive Plan have been made prior to the date hereof.
2021 Employee Stock Purchase Plan
A total of 9,980,000 shares of common stock are reserved and authorized for issuance under the ESPP.
Summary of the Material Provisions of the ESPP
The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is included as an exhibit to this prospectus. It is our intention that a component of the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
An aggregate of 9,980,000 shares are reserved and available for issuance under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of 9,980,000 shares of common stock, 1% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

The ESPP will be administered by the person or persons appointed by the Board. Initially, the compensation committee of the Board will administer the plan and will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.
Any employee of Rocket Lab or one of its subsidiaries that has been designated to participate in the ESPP is eligible to participate in the ESPP so long as the employee is customarily employed for more than 20 hours a week and has been employed for at least 30 days on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total combined voting power or value of all classes of stock of the Company or any parent or subsidiary is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.
Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to the ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.
Unless otherwise determined by the plan administrator of the Board, we will make one or more offerings, consisting of one or more purchase periods, each year to our employees to purchase shares under the ESPP, which we refer to as an “offering period.” Shares are purchased on the last business day of each purchase period or if such purchase period is the last purchase period of the offering period, the last business day of such offering period, with that day being referred to as an “
exercise date
.” The plan administrator may establish different offering periods or exercise dates under the ESPP.
On the first day of an offering period, we will grant to employees participating in that offering period an option to purchase shares of common stock. On the exercise date of each purchase period, the employee is deemed to have exercised the option, at the exercise price, for the lowest of (i) a number of shares of common stock determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) 5,000 shares of common stock; or (iii) such lesser number as established by the plan administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of the common stock on the exercise date. The maximum number of shares of common stock that may be issued to any employee under the ESPP in a calendar year is a number of shares of common stock determined by dividing $25,000, valued at the start of the offering period, or such other lesser number of shares as determined by the plan administrator from time to time.
In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
To the extent permitted by applicable laws, if the fair market value of the common stock on any exercise date in an offering period is lower than the fair market value of the common stock on the first day of such offering, then all participants in such offering will be automatically withdrawn from such offering immediately after the exercise of their option on such exercise date and will be automatically re-enrolled
in the immediately following offering as of the first day thereof.
Except as may be permitted by the plan administrator in advance of an offering, a participant may only increase or decrease the amount of his or her payroll deductions once during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning 15 business days before the first day of such offering period and ending on the day prior to the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the beginning of the next business day immediately following the date that the plan administrator receives the employee’s written notice of withdrawal under the ESPP.
In the case of and subject to the consummation of a “sale event,” the plan administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions under the ESPP or with respect to any right under the ESPP or to facilitate such transactions or events: (a) to provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the plan administrator in its sole discretion; (b) to provide that the outstanding options under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) to provide that the offering with respect to which an option relates will be shortened by setting a new exercise date on which such offering will end; and (e) to provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
The ESPP will automatically terminate on the
10-year
anniversary of the ESPP effective date. The Board may, in its discretion, at any time, terminate or amend the ESPP.
401(k) Plan
Rocket Lab maintains the Rocket Lab USA Inc 401(k) Profit Sharing Plan & Trust, a
tax-qualified
retirement plan that provides eligible employees, including its United States-based NEOs, with an opportunity to save for retirement on a tax-advantaged
basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Code. Participants pre-tax
or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. Rocket Lab matches each participant’s contribution up to a maximum of 3% of their eligible compensation, subject to three-year vesting. Rocket Lab’s 401(k) plan is intended to be qualified under Section 401(a) of the Code with its 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
Executive Compensation
We intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the combined company. The executive compensation program may include an executive compensation plan for which the combined company may seek stockholder approval following the Closing. Decisions on the executive compensation program will be made by the compensation committee of the Board.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our common stock as of September 20, 2021 by:

•	each person who is the beneficial owner of more than 5% of the outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the record date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the record date or subject to restricted stock units that vest within 60 days of the record date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Voting Power

Directors and Executive Officers:
Peter Beck (2)	54,551,250	12.2%
Adam Spice (3)	5,121,650	*
Shaun O’Donnell (4)	1,473,639	*
Matt Ocko (5)	10,132,385	2.3%
David Cowan (6)	—	—
Michael Griffin (7)	—	—
Sven Strohband (8)	—	—
Jon Olson (7)	—	—
Merline Saintil (7)	—	—
Alex Slusky (9)	—	—
All directors and executive officers as a group	70,213,489	15.5%

Five Percent Holders:
Future Fund Investment Company No. 5 (10)	42,364,939	9.5%
Entities Affiliated with Khosla Ventures (11)	115,004,795	25.7%
Entities Affiliated with Bessemer Venture Partners (12)	81,450,954	18.2%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and officers is 3881 McGowen Street, Long Beach, CA 90808.
(2)
Represents shares held by Equatorial Trust, which is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares.

(3)	Includes 4,056,575 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of September 20, 2021.
(4)	Includes 1,292,926 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of September 20, 2021. Excludes shares of common stock issuable upon settlement of restricted stock units held by Mr. O’Donnell where settlement remains contingent upon satisfaction of a liquidity based vesting condition.
(5)
Matt Ocko, a member of our Board, is a partner at DCVC. DCVC’s holdings consist of (a) 2,929,350 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by Data Collective IV, L.P., or DCVC IV, and (b) 7,203,035 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by DCVC Opportunity Fund II, L.P., or DCVC Opportunity Fund II. Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV, and DCVC Opportunity Fund II GP, LLC, or DCVC Opportunity Fund II GP, is the general partner of DCVC Opportunity Fund II. Zachary Bogue and Matt Ocko are the managing members of each of DCVC IV GP and DCVC Opportunity Fund II GP and share voting and dispositive power over the shares held by DCVC IV and DCVC Opportunity Fund II. Mr. Ocko disclaims beneficial ownership interest of the securities held by DCVC IV and DCVC Opportunity Fund II except to the extent of his pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(6)
David Cowan, a member of our board of directors, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote 12 below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his interest in Deer VIII L.P. (as defined below) and his indirect limited partnership interest in the Bessemer Entities.

(7)	Excludes shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of a liquidity based vesting condition.
(8)	Sven Strohband, a member of our Board, is a partner at Khosla Ventures.
(9)	Does not include any shares that may be deemed to be indirectly owned by Mr. Slusky because of his indirect ownership interest in the Sponsor or in Vector Acquisition Partners Aggregator, L.L.C.
(10)
Consists of 42,364,939 shares of common stock held by the Northern Trust Company. Shares are held by The Northern Trust Company in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd (ABN 134 338 926) (FFIC 5). FFIC 5 is a wholly owned subsidiary of the Future Fund Board of Guardians. Investment and voting decisions for the Future Fund are made by the Future Fund Board of Guardians, which is governed by a non-executive
board comprised of three or more individuals, and therefore no individual is the beneficial owner of the shares held by Future Fund. The principal business address of the Future Fund is Level 14, 447 Collins Street, Melbourne VIC 3000.

(11)
Consists of (a) 53,762,806 shares of common stock held by Khosla Ventures Seed B, LP, or Khosla Seed B, (b) 3,051,809 shares of common stock held by Khosla Ventures Seed B (CF), LP, or Khosla Seed B CF, and (c) 58,190,180 shares of common stock held by Khosla Ventures V, LP, or Khosla V, the general partner of Khosla Seed B and Khosla Seed B CF is Khosla Ventures Seed Associates B, LLC, or KVSA B. The general partner of Khosla V is Khosla Ventures Associates V, LLC, or KVA V. Vinod Khosla is the managing member of VK Services, LLC, or VK Services, which is the manager of KVSA B and KVA V. Each of KVSA B, KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Seed B, Khosla Seed B CF and Khosla V, and each of KVSA B, KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Seed B, Khosla Seed B CF and Khosla V. Each reporting person disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The principal business address for each of the Khosla entities is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, California 94025.

(12)
Consists of (a) 44,472,226 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional, and (b) 36,978,728 shares of common stock held by Bessemer Venture Partners VIII L.P., or Bessemer VIII and, together with Bessemer VIII Institutional, the Bessemer Entities. Deer VIII & Co. L.P., or Deer VIII L.P., is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee. The address for each of the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

SELLING SECURITYHOLDERS AND RELATED INFORMATION
Selling Securityholders
This prospectus relates to the resale by the Selling Securityholders of:

•	Up to 417,403,393 shares of common stock representing:

•	up to 46,700,000 PIPE Shares;

•	Up to 8,903,322 shares attributable to restricted stock units and stock options of Legacy Rocket Lab prior to the Business Combination;

•	up to 878,887 shares of common stock issued on cashless exercise of warrants assumed by the registrant in the Business Combination;

•	up to 8,000,000 shares of common stock issued to the holders of Vector’s Class B ordinary shares prior to the Domestication;

•	up to 5,600,000 shares of common stock underlying the private placement warrants;

•	up to 320,620,531 shares of common stock issued to Rocket Lab Holders at the consummation of the Business Combination;

•	Up to 26,700,653 Earnout Shares; and

•	Up to 5,600,000 private placement warrants.
The term “Selling Securityholders” includes the securityholders listed in the tables below and their permitted transferees.
The following tables provide, as of the date of this prospectus, information regarding the ownership of our common stock and warrants of each selling securityholder, the number of shares of common stock and number of warrants that may be sold by each selling securityholder under this prospectus and that each selling securityholder will own after this offering.
Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

						Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to this Offering	Warrants Beneficially Owned Prior to this Offering	Earnout Shares**	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number	Percentage	Number	Percentage
Adam Spice (1)	5,121,651	—	413,876	5,535,527	—	0	*	0	*
Alyeska Master Fund, LP (2)	750,000	—	—	750,000	—	0	*	0	*
Entities affiliated with ArrowMark Partners (3)	2,000,000	—	—	2,000,000	—	0	*	0	*

						Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to this Offering	Warrants Beneficially Owned Prior to this Offering	Earnout Shares**	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number	Percentage	Number	Percentage
Entities affiliated with Bessemer Venture Partners (4)	81,450,954	—	6,581,983	88,032,937	—	0	*	0	*
Blackrock, Inc. (5)	6,000,000	—	—	6,000,000	—	0	*	0	*
Citadel Multi-Strategy Equities Master Fund Ltd. (6)	1,500,000	—	—	1,500,000	—	0	*	0	*
Cohanzick Absolute Return Master Fund, Ltd. (7)	28,500	—	—	28,500	—	0	*	0	*
Entities affiliated with D.E. Shaw (8)	500,000	—	—	500,000	—	0	*	0	*
Entities affiliated with Data Collective (9)	10,132,385		818,789	10,951,174	—	0	*	0	*
David Kennedy (10)	25,000	—	—	25,000	—	0	*	0	*
Destinations Global Fixed Income Opportunities Fund (11)	246,967	—	—	246,967	—	0	*	0	*
Entities affiliated with Diameter Capital Partners LP (12)	500,000	—	—	500,000	—	0	*	0	*
Empyrean Capital Overseas Master Fund Ltd (13)	500,000	—	—	500,000	—	0	*	0	*
The Equatorial Trust (14)	54,551,250	—	4,408,241	58,959,491	—	0	*	0	*
Future Fund Investment Company No.5 Pty Ltd (15)	42,364,939	—	3,423,475	45,788,414	—	0	*	0	*
Ghisallo Master Fund LP (16)	500,000	—	—	500,000	—	0	*	0	*
Healthcare of Ontario Pension Plan Trust Fund (17)	1,000,000	—	—	1,000,000	—	0	*	0	*
Integrated Core Strategies (US) LLC (18)	1,500,000	—	—	1,500,000	—	0	*	0	*
Jane Street Global Trading, LLC (19)	500,000	—	—	500,000	—	0	*	0	*
JAWS Equity Owner 157, LLC (20)	500,000	—	—	500,000	—	0	*	0	*
John Herr (21)	25,000	—	—	25,000	—	0	*	0	*
Jon Olson (22)	362,386	—	29,284	391,670	—	0	*	0	*
Entities affiliated with Khosla Ventures (23)	115,004,795		9,293,441	124,298,236	—	0	*	0	*
Entities affiliated with Light Street (24)	750,000	—	—	750,000	—	0	*	0	*
Linden Capital, L.P. (25)	750,000	—	—	750,000	—	0	*	0	*
Entities affiliated with Luxor Capital (26)	750,000	—	—	750,000	—	0	*	0	*
Entities affiliated with Magnetar Capital (27)	250,000	—	—	250,000	—	0	*	0	*

						Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to this Offering	Warrants Beneficially Owned Prior to this Offering	Earnout Shares**	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number	Percentage	Number	Percentage
Marcho Partners Master Fund ICAV (28)	500,000	—	—	500,000	—	0	*	0	*
Meritage Fund LLC (29)	400,000	—	—	400,000	—	0	*	0	*
Merline Saintil (30)	362,386	—	29,284	391,670	—	0	*	0	*
Michael D. Griffin (31)	608,256	—	49,152	657,408	—	0	*	0	*
MMF LT, LLC (32)	500,000	—	—	500,000	—	0	*	0	*
Neuberger Berman Group LLC and certain affiliates (33)	1,750,000	—	—	1,750,000	—	0	*	0	*
Entities affiliated with Park West (34)	1,000,000	—	—	1,000,000	—	0	*	0	*
Petrus Special Situations Fund, L.P. (35)	1,600,000	—	—	1,600,000	—	0	*	0	*
Potentum Partners RL Pty Ltd (36)	1,000,000	—	—	1,000,000	—	0	*	0	*
President and Fellows of Harvard College (37)	1,000,000	—	—	1,000,000	—	0	*	0	*
RiverPark Strategic Income Fund (38)	124,533	—	—	124,533	—	0	*	0	*
Shaun O’Donnell (39)	2,629,356	—	212,475	2,841,832	—	0	*	0	*
SMALLCAP World Fund, Inc. (40)	5,500,000	—	—	5,500,000	—	0	*	0	*
Soroban Opportunities Master Fund LP (41)	1,750,000	—	—	1,750,000	—	0	*	0	*
Space Angels LV, LLC (42)	400,000	—	—	400,000	—	0	*	0	*
Spring Creek Capital, LLC (43)	1,000,000	—	—	1,000,000	—	0	*	0	*
SQN Investors Master Fund, LP (44)	400,000	—	—	400,000	—	0	*	0	*
Entities affiliated with StepStone Group LP (45)	17,436,495		1,368,622	18,805,117		0	*	0	*
Entities affiliated with Suvretta (46)	750,000	—	—	750,000	—	0	*	0	*
SVB Financial Group (47)	878,887	—	72,031	950,918	—	0	*	0	*
Entities affiliated with Third Point Loan LLC (48)	1,500,000	—	—	1,500,000	—	0	*	0	*
TIMF LP (49)	500,000	—	—	500,000	—	0	*	0	*
Entities managed by UBS O-Connor LLC (50)	250,000	—	—	250,000	—	0	*	0	*
Vector Acquisition Partners Aggregator, L.L.C. (51)	5,000,000	—	—	5,000,000	—	0	*	0	*
Vector Acquisition Partners, L.P. (52)	13,550,000	5,600,000	—	13,550,000	5,600,000	0	*	0	*
Entities affiliated with Washington Harbour (53)	1,750,000	—	—	1,750,000	—	0	*	0	*
WO Select Investments, LLC (54)	1,000,000	—	—	1,000,000	—	0	*	0	*

*	less than 1%
**
represents shares of common stock issuable as
earn-out
consideration if the closing price of the Company’s common stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following August 25, 2021 and ending on the 180th day following such date.

1.
The number of shares owned prior to the offering and that may be offered for resale includes 5,121,651 shares of common stock issuable upon exercise of options subject to certain vesting conditions. The number of shares of common stock being offered includes 413,876 Earnout Shares subject to exercise of such options. The principal business address of this individual is 3881 McGowen Street, Long Beach CA 90808.

2.
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by the selling securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the selling securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

3.
Consists of (i) 170,732 shares of common stock held by Meridian Contrarian Fund, (ii) 30,000 shares of common stock held by Meridian Enhanced Equity Fund, (iii) 825,410 shares of common stock held by Meridian Growth Fund, (iv) 638,004 shares of common stock held by Meridian Small Cap Growth Fund, and (v) 335,854 shares of common stock held by ArrowMark Fundamental Opportunity Fund LP. James England, the portfolio manager for the investment adviser of Meridian Contrarian Fund, has voting and/or investment control over the shares held by Meridian Contrarian Fund. Clay Freeman, the portfolio manager for the investment adviser of Meridian Enhanced Equity Fund, has voting and/or investment control over the shares held by Meridian Enhanced Equity Fund. Chad Meade, the portfolio manager for the investment adviser of Meridian Small Cap Growth Fund and Meridian Growth Fund, has voting and/or investment control over the shares held by Meridian Small Cap Growth Fund and Meridian Growth Fund. David Corkins, the portfolio manager for the investment adviser of ArrowMark Fundamental Opportunity Fund LP., has voting and/or investment control over the shares held by ArrowMark Fundamental Opportunity Fund LP. The principal business address of the entity is 100 Fillmore Street Suite 325, Denver, CO 80206.

4.
Consists of (i) 48,065,989 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional, including 3,593,763 Earnout Shares, and (ii) 39,966,948 shares of common stock held by Bessemer Venture Partners VIII L.P., or Bessemer VIII and together with Bessemer VIII Institutional, the Bessemer Entities, including 2,988,220 Earnout Shares. Deer VIII & Co. L.P. is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. is the general partner of Deer VIII & Co. L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII & Co. Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII & Co. Ltd. acting as an investment committee. David Cowan, a member of our Board, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The principal business address of the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

5.
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Funds – Global Dynamic Equity Fund ; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Technology Opportunities Fund, a series of BlackRock Funds; and BlackRock Global Funds – World

Technology Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
6.
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisors registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The principal business address of the entity is c/o Citadel Enterprise Americas LLC, 131 Dearborn Street, Chicago, IL 60603.

7.
Mr. David K. Shannon has voting and/or investment control over the shares held by Cohanzick Absolute Return Master Fund, Ltd. Mr. Shannon disclaims beneficial ownership of the shares held by Cohanzick Absolute Return Master Fund, Ltd. except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road, Suite 230, Pleasantville, NY 10570.

8.
Consists of (i) 125,000 shares of common stock held by D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”), and (ii) 375,000 shares of common stock held by D. E. Shaw Valence Portfolios, L.L.C. (“Valence,” and such offered shares held by Oculus and Valence, the “Subject Shares”). Oculus and Valence each have the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of the Common Stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The principal business address of the entities is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

9.
Consists of (i) 3,166,068 shares of common stock held by Data Collective IV, L.P. (“DCVC IV”), including 236,718 Earnout Shares, and (ii) 7,785,106 shares of common stock held by DCVC Opportunity Fund II, L.P. (“DCVC Opportunity Fund II”), including 582,071 Earnout Shares. Data Collective IV GP, LLC (“DCVC IV GP”) is the general partner of DCVC IV, and DCVC Opportunity Fund II GP, LLC (“DCVC Opportunity Fund II GP”) is the general partner of DCVC Opportunity Fund II. Matt Ocko, a member of our Board, and Zachary Bogue are the managing members of each of DCVC IV GP and DCVC Opportunity

Fund II GP and share voting and dispositive power over the shares held by DCVC IV and DCVC Opportunity Fund II. Mr. Ocko and Mr. Bogue disclaim beneficial ownership interest of the securities held by DCVC IV and DCVC Opportunity Fund II, except to the extent of their pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, CA 94301.
10.
Mr. Kennedy was on the Board of Directors of Vector prior to the Business Combination. The principal business address of this individual is c/o Serent Capital, 515 Congress Avenue, Suite 1410, Austin, TX 78701.

11.
Mr. David K. Shannon has voting and/or investment control over the shares held by Destinations Global Fixed Income Opportunities Fund. Mr. Shannon disclaims beneficial ownership of the shares held by Destinations Global Fixed Income Opportunities Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

12.
Includes 500,000 shares of common stock held by Diameter Master Fund LP (“DMF”). Diameter Capital Partners LP is the investment manager of DMF and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of Diameter Capital Partners LP, make voting and investment decisions on behalf of Diameter Capital Partners LP. As a result, Diameter Capital Partners LP, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The principal business address of the entity is 55 Hudson Yards, 29 th
 Floor, New York, NY 10001.

13.
Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has voting and investment control of the shares held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares held by ECOMF. The address of each of ECOMF, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

14.
Equatorial Trust is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares. Mr. Beck is a member of our Board, as well as its President, Chief Executive Officer and Chairman. Equatorial Trust, Peek Street Equatorial Trustee Limited, Mr. Beck, Kerryn Beck and Warren Butler beneficially owns greater than 5% of the outstanding common stock as a result of the holdings of Equatorial Trust. The principle business address of the entity is 3881 McGowen Street, Long Beach CA 90808.

15.
Future Fund Investment Company No.5 Pty Ltd is a wholly owned subsidiary of the Future Fund Board of Guardians (located at Level 14, 447 Collins Street, Melbourne VIC 3000 Australia), which is an Australian statutory body corporate established pursuant to the Future Fund Act 2006 (Cth). The Future Fund Board of Guardians does not have any shareholders. The principal business address of the entity is Level 14, 447 Collins Street, Melbourne, VIC 3000.

16.
Michael Germino, Managing Member of Ghisallo Management LLC, has voting and/or investment control over the shares held by Ghisallo Master Fund LP. The principal business address of the entity is c/o Walkers Corporate, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands, KY 1-9008.

17.	The principal business address of the entity is 1 York Street, Suite 1900, Toronto Ontario Canada, M5J 0B6.
18.
Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The principal business address of the entity is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.
19.
Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. By virtue of the relationship between Jane Street Global Trading, LLC, Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri, each of Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri may be deemed to beneficially own the shares held by Jane Street Global Trading, LLC. Each of Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest. The principal business address of the entity is 250 Vesey Street, 3rd Floor, New York, NY 10281.

20.	Barry S. Sternlicht has voting and/or investment control over the shares held by JAWS Equity Owner 157, LLC. The principal business address of the entity is 591 Putnam Avenue, Greenwich, CT 06830.
21.	Mr. Herr was on the Board of Directors of Vector prior to the Business Combination. The principal business address of this individual is c/o Arcoro, 9362 East Raintree Drive, Scottsdale, AZ 85260.
22.
The number of shares owned prior to the offering and that may be offered for resale includes 362,386 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. The number of shares of common stock being offered includes 29,284 earnout shares subject to settlement of such restricted stock units. Mr. Olson is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach CA, 90808.

23.
Consists of (i) 3,298,423 shares of common stock held by Khosla Ventures Seed B CF L.P., including 246,614 Earnout Shares, (ii) 58,107,333 shares of common stock held by Khosla Ventures Seed B L.P., including 4,344,527 earnout shares, and (iii) 62,892,480 shares of common stock held by Khosla Ventures V L.P., including 4,702,300 Earnout Shares. Khosla Ventures Seed Associates B, LLC (“KVA Seed B”) is the general partner of Khosla Ventures Seed B (CF), L.P. (“KV Seed B (CF)”) and Khosla Ventures Seed B, L.P. (“KV Seed B”). Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed B (CF). Each of KVA Seed B, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV Seed B (CF) and KV Seed B, and each of KVA Seed B, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed B (CF) and KV Seed B. Each of KVA Seed B, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, L.P. (“KV V”). Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA V. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV V. Each of KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Sven Strohband, a member of our Board, is a partner at Khosla Ventures. The principal business address of the entity is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, CA 94025.

24.
Consists of (i) 14,738 shares of common stock held by Light Street Halo, L.P. , (ii) 675,000 shares of common stock held by Light Street Mercury Master Fund, L.P., and (iii) 60,262 shares of common stock held by Light Street Tungsten Master Fund, L.P. Mr. Glen Kacher, Manager of Light Street Capital Management, LLC, the general partner of each of the selling securityholders, has voting and/or investment control over the shares held by each of the selling securityholders. The principal business address of the entity is 525 University Avenue Suite 300, Palo Alto, CA 94301.

25.
The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The principal business address of the entity is c/o Linden Advisors LP, 590 Madison Avenue 15th Floor, New York, NY 10022.
26.
Consists of (i) 237,965 shares of common stock held by Lugard Road Capital Master Fund, LP, (ii) 7,622 shares of common stock held by Luxor Capital Partners Long, LP, (iii) 148,183 shares of common stock held by Luxor Capital Partners Offshore Master Fund, LP, (iv) 2,547 shares of common stock held by Luxor Capital Partners Long Offshore Master Fund, LP, (v) 235,729 shares of common stock held by Luxor Capital Partners, LP, (vi) 16,006 shares of common stock held by Luxor Gibraltar, LP, and (vii) 101,948 shares of common stock held by Luxor Wavefront, LP. Jonathan Green, Portfolio Manager, Luxor Capital Group, LP, the investment manager for Lugard Road Capital Master Fund, LP, has voting and/or investment control over the shares held by such entity. Christian Leone, Portfolio Manager, Luxor Capital Group, LP, the investment manager for each of Luxor Capital Partners Long, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners, LP, Luxor Gibraltar, LP and Luxor Wavefront, LP, has voting and/or investment control over the shares held by such entities. The principal business address of the entity is 1114 Avenue of the Americas 28th Floor, New York, NY 10036.

27.
Consists of (i) 100,000 shares of common stock held by Magnetar Capital Master Fund, Ltd., (ii) 13,000 shares of common stock held by Magnetar Constellation Fund II, Ltd., (iii) 48,000 shares of common stock held by Magnetar Constellation Master Fund, Ltd., (iv) 25,000 shares of common stock held by Magnetar Discovery Master Fund Ltd., (v) 7,000 shares of common stock held by Magnetar Lake Credit Fund LLC, (vi) 5,000 shares of common stock held by Magnetar Longhorn Fund LP, (vii) 10,000 shares of common stock held by Magnetar SC Fund Ltd., (viii) 18,000 shares of common stock held by Magnetar Structured Credit Fund, LP, (ix) 16,000 shares of common stock held by Magnetar Xing He Master Fund Ltd., (x) 2,000 shares of common stock held by Purpose Alternative Credit Fund—T LLC, and (xi) 6,000 shares of common stock held by Purpose Alternative Credit Fund LTD. The principal business address of the entity is c/o Magnetar Financial LLC, 1603 Orrington Avenue 13th Floor, Evanston, IL 60201.

28.	The principal business address of the entity is Berkeley Square House, London United Kingdom, W1J6DA.
29.	The principal business address of the entity is 66 Field Point Road, Greenwich, CT 06830.
30.
The number of shares owned prior to the offering and that may be offered for resale includes 362,386 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. The number of shares of common stock being offered includes 29,284 Earnout Shares subject to settlement of such restricted stock units. Ms. Saintil is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach, CA 90808.

31.
The number of shares owned prior to the offering and that may be offered for resale includes 608,256 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. The number of shares of common stock being offered includes 49,152 Earnout Shares subject to settlement of such restricted stock units. Mr. Griffin is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach, CA 90808.

32.
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The principal business address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, 38th Floor, New York, NY 10036.

33.
Consists of (i) 1,025,000 shares of common stock held by MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC, and (ii) 725,000 shares of common stock held by Neuberger Berman Principal Strategies Master Fund L.P. Neuberger Berman Investment Advisers LLC is the investment manager to each of MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC, and Neuberger Berman Principal Strategies Master Fund L.P. Neuberger Berman Investment Advisers LLC may be deemed to be the beneficial owner of all of the securities held by MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC, and Neuberger Berman Principal Strategies Master Fund L.P. Neuberger Berman Investment Advisers LLC disclaims beneficial ownership of such shares. The principal business address of the entity is 190 South LaSalle Street, Chicago, IL 60603.

34.
Consists of (i) 910,800 shares of common stock held by Park West Investors Master Fund, Limited, and (ii) 89,200 shares of common stock held by Park West Partners International, Limited (collectively, the “PW Funds”). Park West Asset Management LLC is the investment manager to the PW Funds. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC. The business address for the PW Funds is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

35.
Certain officers of Petrus Special Situations Fund, L.P., including Mr. Boaz Sidikaro, President, Mr. Brian Rose, Chief Operating Officer, and Mr. Jonathan Covin, General Counsel, have voting and/or investment control over the shares held by Petrus Special Situations Fund, L.P. and thus may be deemed to beneficially own such shares. Each of Mr. Sidikaro, Mr. Rose and Mr. Covin disclaims beneficial ownership of the shares held by Petrus Special Situations Fund, L.P., except to the extent of their pecuniary interest. Petrus Special Situations Fund, L.P. The principal business address of the entity is 3000 Turtle Creek Boulevard, Dallas, TX 75219.

36.
Stephen Peter Byrom, David John Simons and Jasmina Osmanovic are all directors of Potentum Partners RL Pty Ltd with the power to vote and dispose of the securities. The principal business address of the entity is Como Centre, 644 Chapel Street Suite 1920, South Yarra Victoria Australia, 3141.

37.
President and Fellows of Harvard College has delegated investment authority over the securities being registered for resale to Harvard Management Company, Inc. Narv Narvekar, Chief Executive Officer of Harvard Management Company Inc., located at 600 Atlantic Ave, Boston, MA 02210, may be deemed to have voting and investment power over the securities being registered for resale in the Registration Statement. The principal business address of the entity is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210.

38.
Mr. David K. Shannon has voting and/or investment control over the shares held by RiverPark Strategic Income Fund. Mr. Shannon disclaims beneficial ownership of the shares held by RiverPark Strategic Income Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

39.
The number of shares owned prior to the offering and that may be offered for resale includes 724,772 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions and 1,723,871 shares of common stock issuable upon exercise of stock options. The number of shares of common stock being offered includes 139,304 Earnout Shares subject to exercise of such options and 58,568 Earnout Shares subject to settlement of such restricted stock units. Mr. O’Donnell is Rocket Lab’s Executive Vice President, Global Operations. The principal business address of this individual is 3881 McGowen Street, Long Beach CA 90808.

40.
Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities to be held by SCWF; however, each of CRMC and CRGI expressly disclaims that it is the beneficial owner of such securities. Julian N. Abdey, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt, Dimitrije Mitrinovic, Samir Parekh, Renaud H. Samyn, Arun Swaminathan and Michael Beckwith, as portfolio managers, have voting and investment power over the securities to be held by SCWF. The business address of SCWF is 333 S. Hope Street, 54th Floor, Los Angeles, CA 90071.

41.
The shares are held in the account of Soroban Opportunities Master Fund LP. Soroban Capital GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Opportunities Master Fund LP. Soroban Capital Partners LP may be deemed to beneficially own the shares by virtue of its role as investment manager of Soroban Opportunities Master Fund LP. Soroban Capital Partners GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Capital Partners LP. Eric W. Mandelblatt may be deemed to beneficially own the shares by virtue of his role as Managing Partner of Soroban Capital Partners GP LLC. Each of Soroban Capital GP LLC, Soroban Capital Partners LP, Soroban Capital Partners GP LLC and Eric W. Mandelblatt disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest. The principal business address of the entity is 55 West 46th Street 32nd Floor, New York, NY 10036.

42.	Chad Clark Anderson has voting and/or investment control over the shares held by Space Angels LLC. The principal business address of the entity is 54 W 21st Street Suite 508, New York, NY 10010.

43.
Mr. Eric Butcher is the Senior Managing Director of Spring Creek Capital, LLC. By virtue of such role he may be deemed to beneficially own the shares held by Spring Creek Capital, LLC. Mr. Butcher disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. The principal business address of the entity is 4111 E. 37th Street North, Wichita, KS 67220.

44.	The principal business address of the entity is 201 Redwood Shores Parkway Suite 242, Redwood City, CA 94065.
45.
Consists of (i) 3,253,664 shares of common stock held by Greenspring Global Partners VII-A L.P., including 243,267 earnout shares, (ii) 313,903 shares of common stock held by Greenspring Global Partners VII-C L.P., including 23,469 earnout shares, (iii) 2,052,689 shares of common stock held by Greenspring Master G L.P., including 116,090 earnout shares, (iv) 7,604,556 shares of common stock held by Greenspring Opportunities IV L.P., including 568,572 earnout shares, and (v) 5,580,305 shares of common stock held by Greenspring Secondaries Fund III, L.P., including 417,224 earnout shares. StepStone Group LP acts as registered investment advisor to the selling security holders with discretionary authority over the securities offered hereby. StepStone Group LP has replaced Greenspring Associates LLC as the investment advisor effective September 20, 2021. StepStone Group LP is a subsidiary of StepStone Group Inc., a publicly traded company. The principal business address of the entity is 450 Lexington Avenue, 31st Floor, New York, NY 10017.

46.
Consists of (i) 6,000 shares of common stock held by Suvretta Long Master Fund, Ltd., and (ii) 744,000 shares of common stock held by Suvretta Master Fund, Ltd. Suvretta Capital Management, LLC is the investment manager of Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. Aaron Cowen is the Chief Investment Officer of Suvretta Capital Management, LLC. Suvretta Capital Management, LLC and Mr. Cowen may be deemed to be the beneficial owners of the securities beneficially owned by Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. Mr. Cowen has the power to vote and dispose of the securities held by Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. The principal business address of the entity is 540 Madison Avenue 7th Floor, New York, NY 10022.

47.
Daniel Beck, Chief Financial Officer of SVB Financial Group, Michael Kruse, Treasurer of SVB Financial Group, Ryan Henry, Portfolio Manager for SVB Financial Group, Bradford Davis, Senior Portfolio Manager for SVB Financial Group, and David Busch, Head of Corporate Investments and Capital Markets for SVB Financial Group, have voting and/or investment control over the shares held by SVB Financial Group. The principal business address of the entity is 3003 Tasman Drive, Santa Clara, CA 95054.

48.
The securities of the Company set forth herein are directly beneficially owned by Third Point Loan LLC (“TP Loan”). TP Loan is an affiliate of Third Point LLC (“Third Point”) and holds the securities listed herein as nominee for funds managed and/or advised by Third Point and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point. By reason of the provisions of
Rule 13d-3
under the Securities Exchange Act of 1934, as amended, Third Point and Mr. Loeb may be deemed to be the beneficial owners of the securities beneficially owned by TP Loan. Third Point and Mr. Loeb hereby disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. The business address for Mr. Loeb and the entities identified in this footnote is c/o Third Point LLC, 55 Hudson Yards, 51st Floor, New York, NY 10001.

49.
Shashin Shah, general partner of TIMF LP, has voting and/or investment control over the shares held by TIMF LP. The principal business address of the entity is 1 Letterman Drive, Building C, Suite
CM-420,
San Francisco, CA 94129.

50.
Consists of (i) 114,975 shares of common stock held by Nineteen77 Global Merger Arbitrage Master Limited, (ii) 19,200 shares of common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, (iii) 114,975 shares of common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, and (iv) 850 shares of common stock held by IAM Investments ICAV - O’Connor Event Driven. Mr. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of the selling securityholders, has voting and/or investment control over the shares held by the selling securityholders. As a result, Mr. Russell may be deemed to beneficially own the shares held by the selling securityholder. Notwithstanding the foregoing, Mr. Russell disclaims any such beneficial ownership, except to the extent of his pecuniary interest. The principal business address of the entity is One N Wacker Drive 31st Floor, Chicago, IL 60606.

51.
David Baylor, Robert Amen and David Fishman have voting and/or investment control over the shares held by Vector Acquisition Partners Aggregator, L.L.C. The principal business address of the entity is One Market Street Steuart Tower, 23rd Floor, San Francisco, CA 94015.

52.
David Baylor, Robert Amen and David Fishman have voting and/or investment control over the shares held by Vector Acquisition Partners Aggregator, L.L.C. Vector Acquisition Partners, L.P. is controlled by Vector Capital Partners V, Ltd. (“Vector Partners”). Accordingly, all of the shares held by the Sponsor may be deemed to be beneficially held by Vector Partners. Vector Partners disclaims such beneficial ownership except to the extent of its pecuniary interests therein. The principal business address of the entity is One Market Street, Steuart Tower 23rd Floor, San Francisco, CA 94105.

53.
Consists of (i) 70,000 shares of common stock held by Washington Harbour Capital Long Only Master Fund LP, and (ii) 1,680,000 shares of common stock held by Washington Harbour Capital Master Fund, LP. The principal business address of the entity is 1201 Wilson Blvd. 22nd Floor, Arlington, VA 22209.

54.
Mr. Aaron Wolfson has voting and/or investment control over the shares held by WO Select Investments, LLC. Mr. Wolfson disclaims beneficial ownership of the shares held by WO Select Investments, LLC except to the extent of his pecuniary interest. The principal business address of the entity is One State Street Plaza 29th Floor, New York, NY 10025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2018 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below under this section titled “
Certain Relationships and Related Party Transactions
,” since January 1, 2018, we have not entered into any transactions, nor are there any currently proposed transactions, between Rocket Lab and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Certain Relationships and Related Person Transactions—Vector
Founder Shares
On July 30, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain expenses on Vector’s behalf in consideration of 8,625,000 Class B ordinary shares. In September 2020, the Sponsor transferred 25,000 Class B ordinary shares to each of Vector’s independent directors. The Class B ordinary shares currently represent 20% of Vector’s issued and outstanding shares. The underwriters partially exercised their over-allotment option in October 2020, with the remaining portion of the over-allotment option expiring at the conclusion of the
45-day
option period. As a result of the expiration of the over-allotment option, an aggregate of 625,000 Class B ordinary shares were forfeited by the Sponsor, and currently 8,000,000 Class B ordinary shares remain outstanding.
Related Party Loans
On July 30, 2020, the Sponsor agreed to loan Vector up to $300,000 to be used for the payment of costs related to the initial public offering pursuant to a promissory note (the “
Note
”). The Note was
non-interest
bearing, unsecured and due upon the closing of the initial public offering. The outstanding balance under the Note of $300,000 was repaid at the Closing of the initial public offering. Prior to the Closing, Vector borrowed $300,000 from the Sponsor pursuant to the unsecured working capital loan promissory note issued by Vector to the Sponsor on August 1, 2021 and, in connection with the Closing, repaid all such amounts to the Sponsor upon the maturity of such note.
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of Vector’s officers and directors may, but are not obligated to, loan Vector funds as may be required (“
Working Capital Loans
”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a business combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a business combination does not close, Vector could use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Vector had no borrowings under the Working Capital Loans.
Administrative Services Agreement
Vector entered into an agreement, commencing on September 24, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, administrative and support services. Vector has ceased paying these monthly fees as of the Closing Date.

Expense Reimbursement
The Sponsor, officers and of Vector, or their respective affiliates were reimbursed for any out-of-pocket
expenses related to identifying, investigating, negotiating and completing a business combination. Vector’s audit committee reviewed on a quarterly basis all payments that are made by Vector to the Sponsor or officers or directors of Vector, or their respective affiliates. Any such payments prior to the Business Combination were made using funds held outside the trust account.
Private Placement Warrants
Simultaneously with the closing of the Vector initial public offering, the Sponsor purchased an aggregate of 5,333,333 private placement warrants at a price of $1.50 per private placement warrant in a private placement, generating gross proceeds of $8,000,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option in October 2020, the Sponsor purchased an aggregate of 266,667 private placement warrants at a price of $1.50 per private placement warrant in a private placement, generating gross proceeds of $400,000.
The private placement warrants (including the shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of the Business Combination.
Each whole private placement warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the initial public offering held in the trust account. The private placement warrants will be non-redeemable,
except as described herein when the price per share of common stock equals or exceeds $10.00, so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein), and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Second Amended and Restated Registration Rights Agreement
On August 25, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Vector, the Sponsor, and certain former stockholders of Rocket Lab, entered into the Second Amended and Restated Registration Rights Agreement pursuant to which, among other things, the Sponsor and other holders party thereto were granted certain registration rights, on the terms and subject to the conditions therein, and agreed to a lockup pursuant to which they will not to transfer their common stock acquired in the Business Combination for 180 days following the closing of the Business Combination. Pursuant to the Second Amended and Restated Registration Rights Agreement, we have agreed to file a registration statement registering the resale of 338,294,331 shares of common stock (including shares issuable upon exercise of options or warrants or settlement of restricted stock units) within 45 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. The Second Amended and Restated Registration Rights Agreement superseded the Registration and Shareholder Rights Agreement, dated as of September 24, 2020, by and among Vector, the Sponsor and certain other holders.
PIPE Financing
In connection with the consummation of the Business Combination, the PIPE Investors purchased $467,000,000 of common stock in a private placement. The funds from such private placement will be used for working capital in our Company. As part of the 46,700,000 shares of Vector Delaware Class A common stock to be issued pursuant to the Subscription Agreements, certain affiliates of Vector have agreed to subscribe for and purchase 5,000,000 shares of common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000.

Sponsor Letter Agreement
Concurrently with the execution of the Merger Agreement, Vector entered into the Sponsor Letter Agreement with the Sponsor, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of Vector’s shareholders, and in any action by written resolution of Vector’s shareholders, all of its Class B ordinary shares (or other equity securities of Vector) or Vector Delaware Class A common stock, as applicable, in favor of the Business Combination and the other proposals to be voted upon at the Vector shareholder meeting; (ii) be bound by certain other covenants and agreements related to the Business Combination; and (iii) waive the anti-dilution protection with respect to the Class B ordinary shares, in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.
Certain Relationships and Related Person Transactions—Rocket Lab
Series E Convertible Preferred Stock Financing
On September 14, 2018 and through subsequent closings, Rocket Lab sold an aggregate of 4,368,313 shares of its Series E convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $137,739,898. The following table summarizes purchases of our Series E convertible preferred stock by related persons:

Stockholder	Shares of Series E Convertible Preferred Stock	Total Purchase Price
Future Fund Investment Company No. 5	3,171,422	$100,000,010
Khosla Ventures (1)(2)	158,571	$4,999,997
DCVC (3)	63,428	$1,999,986
Bessemer Ventures Partners (4)(5)	112,268	$3,539,989

(1)
Affiliates of Khosla Ventures holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Khosla Ventures Seed B, LP, Khosla Ventures Seed B (CF), LP, and Khosla Ventures V, LP. Affiliates of Khosla Ventures beneficially own approximately 31.7% of our outstanding capital stock as of June 7, 2021.

(2)	Sven Strohband, a member of our Board, is a partner at Khosla Ventures.
(3)	Matt Ocko, a member of our Board, is a partner at DCVC.
(4)
Affiliates of Bessemer Ventures Partners holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Bessemer Venture Partners VIII Institutional L.P. and Bessemer Venture Partners VIII L.P. Affiliates of Bessemer Venture Partners beneficially own approximately 22.5% of our outstanding capital stock as of June 7, 2021.

(5)	David Cowan, a member of our Board, is a partner at Bessemer Venture Partners.
In connection with this transaction, we entered into that certain Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement, and Amended and Restated First Refusal and
Co-Sale
Agreement with each of the purchasers of our Series E convertible preferred stock, and certain other stockholders (collectively, the “Investor Agreements”). Such Investor Agreements were subsequently amended and restated in connection with our Series
E-1
convertible preferred stock financing. Other than the terms of the market stand-off
provision contained in the Amended and Restated Investors’ Rights Agreement, the provisions of the Investor Agreements will cease to apply following the Closing of the Business Combination.

Series
E-1
Convertible Preferred Stock Financing
On May 18, 2020, we sold an aggregate of 650,140 shares of its Series
E-1
convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $20,499,954. The following table summarizes purchases of Series
E-1
convertible preferred stock by related persons:

Stockholder	Shares of Series E-1 Convertible Preferred Stock	Total Purchase Price
Khosla Ventures (1)(2)	63,428	$1,999,986
DCVC (3)	31,714	$999,993
Bessemer Ventures Partners (4)(5)	47,571	$1,499,989

(1)
Affiliates of Khosla Ventures holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Khosla Ventures Seed B, LP, Khosla Ventures Seed B (CF), LP, and Khosla Ventures V, LP. Affiliates of Khosla Ventures beneficially own approximately 31.7% of our outstanding capital stock as of June 7, 2021.

(2)	Sven Strohband, a member of our Board, is a partner at Khosla Ventures.
(3)	Matt Ocko, a member of our Board, is a senior managing partner at DCVC.
(4)
Affiliates of Bessemer Ventures Partners holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Bessemer Venture Partners VIII Institutional L.P. and Bessemer Venture Partners VIII L.P. Affiliates of Bessemer Venture Partners beneficially own approximately 22.5% of our outstanding capital stock as of June 7, 2021.

(5)	David Cowan, a member of our Board, is a partner at Bessemer Venture Partners.
In connection with this transaction, Rocket Lab, the purchasers of the Series
E-1
convertible preferred stock, and certain other stockholders, amended and restated the Investor Agreements. Other than the terms of the market stand-off
provision contained in the Amended and Restated Investors’ Rights Agreement, the terms of the Investor Agreements will cease to apply following the Closing of the Business Combination.
2019 Stock Repurchase
In March 2019, Rocket Lab facilitated the sale of an aggregate of 625,564 shares of our outstanding common stock from holders of our common stock to Greenspring Opportunities IV, L.P. and Greenspring Secondaries Fund III, L.P., at a purchase price of $23.6487 per share for an aggregate purchase price of $14.3 million. Pursuant to this transaction, Greenspring Opportunities IV, L.P. and Greenspring Secondaries Fund III, L.P. repurchased 422,857 shares of common stock from Peter Beck for $10,000,018.
Management Redemption Agreements
Pursuant to the Merger Agreement, we entered into the Management Redemption Agreement with Peter Beck, Adam Spice and Shaun O’Donnell pursuant to which Rocket Lab redeemed from such individuals the following number of shares of Legacy Rocket Lab common stock or options to purchase shares of common stock for the following redemption price (equal to $40,000,000 in the aggregate) in connection with the Closing of the Business Combination: Peter Beck—329,925 shares of common stock to be redeemed for $30,000,000; Adam Spice—options to purchase 61,675 shares of common stock at a price per share of $9.86 to be redeemed for $5,000,000 and Shaun O’Donnell—54,987 shares of common stock to be redeemed for $5,000,000. The foregoing number of shares and options (and the exercise price per share) represent numbers prior to the stock split effectuated pursuant to the Charter Amendment. The actual numbers of shares and options redeemed were the numbers that the foregoing shares and options were converted into pursuant to the Charter Amendment based on the Exchange Ratio of 9.059659 per share of common stock.

Second Amended and Restated Registration Rights Agreement
At the Closing, Rocket Lab, the Sponsor and the certain other holders entered into the Second Amended and Restated Registration Rights Agreement, which superseded the registration and shareholder rights agreement between Vector and its initial shareholders, pursuant to which, among other things, the Sponsor and other holders party thereto have been be granted certain registration rights, on the terms and subject to the conditions therein.
In particular, the Second Amended and Restated Registration Rights Agreement provides for the following:

•
Shelf registration rights
. Within 45 calendar days after the Closing Date, Rocket Lab is required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than the earlier of (a) the 90 th
 calendar day following the filing date thereof if the SEC notifies us that it will “review” the Registration Statement and (b) the 10 th
business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. At any time we have an effective shelf registration statement with respect to registrable securities of the Sponsor and certain other holders who previously held Class B ordinary shares (the “
Sponsor Holders
”) and the other parties thereto who hold our common stock (the “
New Holders
”), a holder may make a written request to effect an underwritten shelf takedown provided that such holder reasonably expects the aggregate gross proceeds in excess of $50,000,000 from such underwritten shelf takedown.

•
Underwritten offering rights
. At any time when there is an effective shelf registration statement, any holders of registrable securities may request to sell all or a portion of their registrable securities in an underwritten offering and we will facilitate such offerings; provided that we will only have such obligation if the registrable securities proposed to be sold by the holders is at least $50 million. Additionally, each of the holders may not demand more than one underwritten offering within any six month period or two underwritten offerings within any
12-month
period, for an aggregate of not more than four underwritten offerings within any
12-month
period. We are required, upon the written request of (i) the Sponsor and certain other holders who are party to the current amended and restated registration rights agreement who previously held ordinary shares of Vector (ii) the other parties thereto who hold New Rocket Lab common stock (the “
New Holders
”), to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Rocket Lab is not obligated to effect any demand registration during the period starting with the date 60 days prior to the date of filing of, and ending on a date one hundred and twenty (120) days after the effective date of a registration, provided that we are only required to file such registration statement twice per calendar year for each of the Sponsor, Sponsor members and Rocket Lab holders.

•
Piggyback rights
. At any time after the Closing Date, if we propose to conduct a registered offering of, or file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the holders of registrable securities under the Second Amended and Restated Registration Rights Agreement are entitled to include their registrable securities in such registered offering or registration statement. These piggyback rights will not be available if there is an effective shelf registration statement available for the resale of holders’ registrable securities at such time.

•
Expenses and indemnification
. We will bear all expenses incident to registering the shares, including any underwritten offerings, except such expenses shall not include any selling expenses such as underwriters’ commissions and discounts, brokerage fees, underwriter marking costs and legal fees incurred by the holders above a specified amount. The Second Amended and Restated Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

•
Registrable securities
. Out securities shall cease to be registrable securities upon the earliest to occur of: a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred, such securities shall have ceased to be outstanding, such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145, such securities have been sold to, or through, a broker, dealer or underwriter in a public securities transaction.

•
Lock-up
. Stockholders who entered into the Second Amended and Restated Registration Rights Agreement agreed not to transfer their shares of our common stock received in the Business Combination for 180 days following the Closing Date, other than pursuant to specified permitted transfers.

•
Amendment/Waiver
. Amendments or waivers of compliance with the terms of the Second Amended and Restated Registration Rights Agreement may occur with our consent and the consent of the holders of a majority of the total registrable securities and, for so long as the Sponsor and its affiliates or any Rocket Lab stockholder party to the agreement, holds at least one percent of our outstanding shares of common stock, the Sponsor and such Rocket Lab stockholder, as applicable.

Indemnification Agreements
On August 25, 2021, Rocket Lab entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of Rocket Lab or, at its request, service to other entities to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Each of Vector and Rocket Lab had also entered into similar agreements with each of its directors and certain of its executive officers prior to the Business Combination, which related to their service as directors and/or officers of Vector and Rocket Lab, as applicable.
Rocket Lab Stockholder Support Agreements
Concurrently with the execution of the Merger Agreement, certain stockholders of Rocket Lab representing the requisite votes necessary to approve the Business Combination entered into support agreements with Vector and Legacy Rocket Lab, pursuant to which each such holder agreed to (i) vote at any meeting of Legacy Rocket Lab’s stockholders, and in any action by written consent of Legacy Rocket Lab’s stockholders, all of its Rocket Lab equity securities in favor of the adoption and approval of the Charter Amendment, the Merger Agreement and the transactions contemplated thereby, including the Mergers; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Rocket Lab Stockholder Support Agreements.
Lock-up
Restrictions
In connection with the Closing, certain of our stockholders who enter into a Stockholder Support Agreement (as described above), will enter into a lockup agreement with Rocket Lab pursuant to which they will agree not to transfer, sell or assign their shares of our common stock for six months following the Closing; provided that the lockup agreement will not apply to our stockholders who enter in the Second Amended and Restated Registration Rights Agreement and become subject to the lock-up
provisions thereof. In addition, Sponsor has agreed not to transfer, sell or assign its shares of common stock received in connection with the Business Combination until the earliest of (a) one year after the Closing and (b) subsequent to Closing, (i) if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after Closing, or (y) the date on which we completes a liquidation, merger, share exchange or other similar transaction that results in all of its public stockholders having the right to exchange their common stock for cash, securities or other property.
Earnout Shares
In consideration for the consummation of the Business Combination, if the closing price of our common stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, the Rocket Lab Holders will be entitled to receive additional shares of common stock equal to 8% of the Aggregate Share Consideration (computed without the deduction for the Management Redemption Shares/ Options), which following the Business Combination equaled 32,150,757 shares, which are referred to as the Earnout Shares. All Rocket Lab Holders will be entitled to a proportionate share of the Earnout Shares if they become issuable. Earnout Shares that are issuable with respect to outstanding shares of our common stock will be issued promptly after they are earned. Earnout Shares attributable to restricted stock units, options, warrants or other rights to acquire common stock will result in an adjustment to the terms of such restricted stock units, options, warrants or other rights, in the same manner as if the Exchange Ratio had been higher to account for the Earnout Shares, and the issuance of such Earnout Shares will be subject to the terms and conditions of such restricted stock units, options, warrants or other rights, as adjusted. The Aggregate Share Consideration means the quotient obtained by dividing (i) an amount equal to $4,000,000,000 minus the Management Redemption Amount by (ii) (x) an amount equal to $10.00 plus (y) an amount equal to (a) the interest earned on funds held in Vector’s trust account divided by (b) the number of Class A ordinary shares outstanding immediately prior to the Closing. The Management Redemption Amount means the total consideration paid to management redemption participants, which is equal to $40,000,000.
Related Party Transaction Policy—Vector
Vector did not have a related party transaction policy; however, the charter of the audit committee of Vector’s board of directors provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation
S-K
as promulgated by the SEC, by the audit committee. At its meetings, the audit committee would be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that Vector has already committed to, the business purpose of the transaction, and the benefits of the transaction to Vector and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee was required to abstain from voting on the approval of the related party transaction, but, if so requested by the chairman of the committee, could participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee would determine to permit or to prohibit the related party transaction.
Related Party Transaction Policy—Rocket Lab
Our Board has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to its audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
All of the transactions described above under “
Certain Relationships and Related Person Transactions—Rocket Lab
”, as they relate to Rocket Lab, were entered into prior to the adoption of the written policy.

DESCRIPTION OF SECURITIES
The following summary of certain provisions of our securities does not purport to be complete and is subject to our Certificate of Incorporation, the Bylaws and the provisions of applicable law. In case of any conflict between the following summary and the provisions they purport to describe, the terms of the Certificate of Incorporation, the Bylaws and the provisions of applicable law shall govern.
Authorized Capitalization
General
The total amount of our authorized share capital consists of 2,500,000,000 shares of common stock and 100,000,000 shares of preferred stock. We had 447,919,591 shares of common stock outstanding as of September 23, 2021. No shares of preferred stock were outstanding as of September 23, 2021.
The following summary describes all material provisions of our capital stock. We urge you to read the Certificate of Incorporation and the Bylaws (copies of which are exhibits to the registration statement of which this prospectus is a part).
Common Stock
Voting rights
. Each share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividend rights
. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.
Rights upon liquidation
. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Other rights
. No holders of our common stock will be entitled to preemptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.
Preferred Stock
Under the Certificate of Incorporation, the Board will have the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.
Election of Directors and Vacancies
Subject to the rights of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will initially consist of eight directors, and be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial term of office of the Class I directors will expire at our first annual meeting of stockholders following the initial classification of the Board, the initial term of office of the Class II directors shall expire at our second annual meeting of stockholders following the initial classification of the Board and the initial term of office of the Class III directors shall expire at our third annual meeting of stockholders following the initial classification of the Board. At each annual meeting of stockholders following the initial classification of the Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of our stockholders after their election.
Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring on the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.
Subject to the rights of any series of preferred stock then outstanding, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for the class in which the vacancy was created or occurred or, in the case of newly created directorships, the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal.
Quorum
Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, the stockholders representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock (or units or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
The Certificate of Incorporation provides that holders of our common stock may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of our stockholders called in accordance with the Bylaws. The Bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board, the Chairperson of the Board or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
The Bylaws provide for advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Amendment to Certificate of Incorporation and Bylaws
We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law, (i) the affirmative vote of the holders of at least two-thirds
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, and (ii) the affirmative rate of two-thirds
of the voting power of the outstanding shares of each class entitled to vote thereon as a class will be required to amend or repeal certain provisions of the Certificate of Incorporation.
Our Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by our Board shall require the approval of a majority of the directors on our Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws, provided that, if our Board recommends that the holders of our capital stock approve any amendment or repeal of the Bylaws at a meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote on such amendment or repeal, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

(1)
the board of directors approves the acquisition of stock resulting in such person becoming an interested stockholder or the business combination before the time that the person becomes an interested stockholder;

(2)
upon consummation of the transaction resulting in such person becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the business combination commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(3)
the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Limitations on Liability and Indemnification of Officers and Directors
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, our Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify our other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving one of our directors or executive officers for which indemnification is sought.

The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of its directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carries liability insurance for our directors and officers. Certain of our directors are also indemnified by their employers with regard to service on our Board.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of ours to us or our stockholders; (iii) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; or (iv) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours governed by the internal affairs doctrine.
In addition, the Certificate of Incorporation require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce this provision of the Certificate of Incorporation.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of twelve months from closing of Vector’s initial public offering (which will occur on September 29, 2021) and 30 days after August 25, 2021, provided in each case that we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole exercised at a given time by a warrant holder. The warrants will expire August 25, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to our common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of our common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
We have agreed that as soon as practicable, but in no event later than 20 business days after the Closing Date, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the shares of our common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing Date, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of our common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our shares of our common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of our common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of our common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of our common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
Redemption of warrants when the price per share of common stock equals or exceeds $18.00.

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those common stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of our common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of common stock equals or exceeds $10.00.
Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of common stock (as defined below) except as otherwise described below;

•
if, and only if, the closing price of the shares of common stock equals or exceeds $10.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the
30-trading
day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the common stock for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of the shares of common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of common stock issuable upon exercise of a warrant is adjusted as set forth below in the first three paragraphs discussing anti-dilution adjustments. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of the shares of common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant. Finally, as reflected in the warrant may be table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares of common stock for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares were trading at a price higher than the exercise price of $11.50.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, we will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
. If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up
of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up
or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of common stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of share of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent. On August 25, 2021, the Warrant agreement was amended and American Stock Transfer & Trust Company was appointed warrant agent at the time of the Business Combination. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in Vector’s prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of shares of our common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of the common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing of the Business Combination, except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants, and they will not be redeemable by us, except as described above when the price per share of common stock equals or exceeds $10.00, so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.
Except as described above regarding redemption procedures and cashless exercise in respect of the public warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Registration Rights
Following the Business Combination, the Sponsor and certain other holders of common stock are entitled to the registration rights set forth in the Second Amended and Restated Registration Rights Agreement. For a description of such rights, please see the section entitled “
Certain Relationships and Related Person Transactions
—
Vector Second Amended and Restated Registration Rights Agreement.”
As described under “—
Warrants
,” we also agreed pursuant to the warrant agreement to file a registration statement covering the shares of common stock issuable upon exercise of the warrants.
In connection with the Business Combination, the PIPE Investors purchase an aggregate of 46,700,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467,000,000. The issuance of common stock in this PIPE Financing was not registered under the Securities Act, and instead was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. We granted the PIPE Investors certain customary registration rights.
Lock-up
Restrictions
Certain stockholders who entered into a stockholder support agreement, also entered into a lockup agreement with Vector pursuant to which they will agree not to transfer their common stock for six months following the Closing of the Business Combination; provided that the lockup agreement will not apply to stockholders who enter in the Second Amended and Restated Registration Rights Agreement and become subject to the lock-up
provisions thereof. In addition, the Sponsor has agreed not to transfer its shares of common stock received in connection with the Business Combination until the earliest of (a) one year after the closing of the Business Combination and (b) subsequent to closing, (x) if the closing price of the common stock equals or exceeds $12.00 per share for any 20 trading days within any
30-trading
day period commencing at least 150 days after Closing or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its public stockholders having the right to exchange their common stock for cash, securities or other property.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our public warrants and private placement warrants is American Stock Transfer & Trust Company, LLC (“AST”).
Listing of Common Stock and Warrants
Our common stock and the public warrants are listed on Nasdaq under the trading symbols “RKLB” and “RKLBW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Resales under Rule 144
Under the Securities Act, securities may be sold only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144 under the Securities Act (“
Rule 144
”).
Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of common stock or warrants that constitute “restricted securities” as defined in Rule 144 without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell securities pursuant to Rule 144(b)(1) are as follows: (i) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates or (B) if we satisfies the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates.
Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of its stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of stock of ours pursuant to Rule 144(b)(2) are as follows (1) if the shares being sold are restricted securities, at least six months must have elapsed since the date of acquisition of the shares of stock from us or any of its affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than the following number of shares:

•	1.0% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us;

•
the average weekly reported volume of trading in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required to be filed by the seller under Rule 144 or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or

•
the average weekly volume of trading in such securities reported pursuant to an effective transaction report plan or an effective national market system plan, as defined in Regulation NMS under the Exchange Act, during the four week period described in the preceding bullet.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of shares of common stock.
Rule 145
The shares of common stock to be issued to certain persons or entities pursuant to the registration statement of which this prospectus forms a part will be subject to the provisions of Rule 145 under the Securities Act (“
Rule 145
”). Under Rule 145, a person or entity that is an affiliate of a party to a merger, acquisition or reclassification (the “
merger
”) at the time they are submitted for vote or consent is deemed to be an underwriter in connection with any transaction to publicly offer or sell securities acquired in the merger unless the following conditions are met:

•	the conditions set forth under “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” are met; and

•
either (i) the sale occurs at least 90 days after the securities were acquired in the merger and the conditions applicable to resales under Rule 144(b)(2), other than the notice requirement, are satisfied or (ii) for a person who is not an affiliate of ours on the date of sale (and has not been an affiliate of ours within three months prior to the date of sale), either (A) at least one year has elapsed since the securities were acquired in the merger or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the securities were acquired in the merger.

Securities subject to Rule 145 may be resold pursuant to a registration statement registering their resale which is also registering the resales of the securities acquired in the merger.

PLAN OF DISTRIBUTION
The Selling Securityholders may resell or redistribute the shares of common stock from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter
market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named Selling Securityholders (including but not limited to persons who receive shares of common stock from a named selling stockholder as a gift, partnership distribution or other non-sale-related
transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “Selling Securityholders” in this prospectus. The Selling Securityholders may sell shares of our common stock by one or more of the following methods, without limitation:

•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any Selling Stockholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
The Selling Securityholders may also transfer the securities by gift.
The Selling Securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell shares of the common stock acting as agent for a Selling Stockholder, it may purchase as principal any unsold shares of the common stock at the stipulated price. Broker-dealers who acquire shares of our common stock as principals may thereafter resell the shares of the common stock from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares of the common stock are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the Selling Securityholders may pledge, hypothecate or grant a security interest in some or all of the shares of the common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Securityholders. The number of a Selling Stockholder’s shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that Selling Stockholder’s shares of common stock will otherwise remain unchanged. In addition, a Selling Stockholder may, from time to time, sell the shares of the common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of the common stock offered under this prospectus may be used to cover short sales.
Any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.
A Selling Stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares of the common stock by those broker-dealers. A Selling Stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares of the common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares of the common stock. A Selling Stockholder may also loan or pledge the shares of common stock offered hereby to a broker-dealer and the broker-dealer may sell the shares of common stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares of common stock offered hereby.
The Selling Securityholders and other persons participating in the sale or distribution of the shares of the common stock will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of the common stock to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.
We will agree to indemnify the Selling Securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities pursuant to the Second Amended and Restated Registration Rights Agreement. The Selling Securityholders will agree to indemnify us, the other Selling Securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the Selling Securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws pursuant to the Second Amended and Restated Registration Rights Agreement. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. For additional information
, see “Certain Relationships and Related Person Transactions—Second Amended and Restated Registration Rights Agreement.”
We will not receive any proceeds from sales of any securities by the Selling Securityholders.
We cannot assure you that the Selling Securityholders will sell all or any portion of the securities offered hereby.

We will supply the Selling Securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a Selling Stockholder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a Selling Stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS
Goodwin Procter LLP has passed upon the validity of the securities of Rocket Lab offered by this prospectus.
EXPERTS
The financial statements of Rocket Lab USA, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements (as restated) of Vector Acquisition Corporation as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC (“
Withum
”), independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.rocketlabusa.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS
Unaudited Financial Statements of Rocket Lab USA, Inc.

Page(s)
Condensed Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020	F-2
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2021 and 2020	F-3
Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the Six Months Ended June 30, 2021 and 2020	F-4
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020	F-5
Notes to Condensed Consolidated Financial Statements	F-6
Audited Financial Statements of Rocket Lab USA, Inc.

Unaudited Financial Statements of Vector Acquisition Corporation

Audited Financial Statements of Vector Acquisition Corporation

ROCKET LAB USA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020
(unaudited; in thousands, except per share data)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$107,931	$52,792
Accounts receivable, net	22,355	2,730
Contract assets	843	2,045
Inventories	31,516	26,135
Prepaids and other current assets	4,925	9,412

Total current assets	167,570	93,114
Non-current assets:
Property, plant and equipment, net	51,220	49,832
Intangible assets, net	10,689	11,349
Goodwill	3,277	3,133
Right-of-use assets — operating leases	25,712	26,902
Restricted cash	1,110	1,141
Deferred tax assets, net	2,935	2,398
Deferred transaction costs	3,395	—

Total assets	$265,908	$187,869

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Trade payables	$3,620	$3,368
Accrued expenses	5,026	6,571
Employee benefits payable	5,238	4,582
Contract liabilities	31,138	26,132
Other current liabilities	6,832	7,766

Total current liabilities	51,854	48,419
Non-current liabilities:
Long-term borrowings, excluding current installments	98,827	—
Non-current lease liabilities	25,916	27,299
Other non-current liabilities	9,381	3,899

Total liabilities	185,978	79,617

COMMITMENTS AND CONTINGENCIES (Note 15)
Redeemable convertible preferred stock
Series A Preferred stock, $0.0001 par value; authorized, issued and outstanding shares:
6,898,281 at June 30, 2021 and December 31, 2020, respectively	5,500	5,500
Series B Preferred stock, $0.0001 par value; authorized shares: 11,987,187; issued and outstanding shares:
11,953,413 at June 30, 2021 and December 31, 2020, respectively	21,503	21,503
Series C Preferred stock, $0.0001 par value; authorized shares: 4,900,204; issued and outstanding shares:
4,887,114 at June 30, 2021 and December 31, 2020, respectively	16,471	16,471
Series D Preferred stock, $0.0001 par value; authorized shares: 2,650,450; issued and outstanding shares:
2,573,252 at June 30, 2021 and December 31, 2020, respectively	73,364	73,364
Series E Preferred stock, $0.0001 par value; authorized, issued and outstanding shares:
4,368,313 at June 30, 2021 and December 31, 2020, respectively	137,622	137,622
Series E-1 Preferred stock, $0.0001 par value; authorized, issued and outstanding sha re s:
650,140 at June 30, 2021 and December 31, 2020, respectively	20,500	20,500
Shareholders’ deficit:
Common stock, $0.0001 par value; authorized shares: 46,000,000; issued and outstanding shares: 8,740,022 and 8,654,869 at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	23,079	19,928
Accumulated deficit	(220,238)	(187,691)
Accumulated other comprehensive loss	2,129	1,055

Total shareholders’ deficit	(195,030)	(166,708)
Total liabilities, redeemable convertible preferred stock and shareholders’ deficit	$265,908	$187,869

F-
2

ROCKET LAB USA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited; in thousands, except per share data)

	Six-Months Ended June 30,
	2021	2020
Revenues	$29,472	$8,753
Cost of revenues	25,598	14,632

Gross profit (loss)	3,874	(5,879)
Operating expenses:
Research and development, net	15,607	6,106
Selling, general and administrative	13,692	11,320

Total operating expenses	29,299	17,426

Operating loss	(25,425)	(23,305)

Other income (expense):
Interest income (expense), net	(402)	243
Loss on foreign exchange	(405)	(435)
Other income (expense), net	(5,611)	793

Total other income (expense), net	(6,418)	601

Loss before income taxes	(31,843)	(22,704)
Provision for income taxes	(704)	(749)

Net loss	$(32,547)	$(23,453)

Other comprehensive income (loss), net of tax:
Foreign currency translation income loss	1,074	(367)

Comprehensive loss	$(31,473)	$(23,820)

Net loss per share attributable to Rocket Lab USA., Inc.:
Basic and diluted	$(3.74)	$(2.87)

Weighted-average common shares outstanding:
Basic and diluted	8,708	8,179

F-
3

ROCKET LAB USA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited; in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	31,330,513	$274,960	8,654,869	$—	$19,928	$(187,691)	$1,055	$(166,708)
Net loss	—	—	—	—	—	(32,547)	—	(32,547)
Exercise of stock options	—	—	85,153	—	772	—	—	772
Stock-based compensation	—	—	—	—	2,379	—	—	2,379
Other comprehensive income	—	—	—	—	—	—	1,074	1,074

Balance as of June 30, 2021	31,330,513	$274,960	8,740,022	$—	$23,079	$(220,238)	$2,129	$(195,030)

Balance as of December 31, 2019	30,680,373	$254,460	8,076,275	$—	$14,236	$(132,686)	$(79)	$(118,529)
Net loss	—	—	—	—	—	(23,453)	—	(23,453)
Exercise of stock options	—	—	10,506	—	22	—	—	22
Stock-based compensation	—	—	—	—	1,923	—	—	1,923
Issuance of Series E-1 redeemable preferred stock for cash	650,140	20,500	—	—	—	—	—	—
Issuance of stock for acquisition	—	—	272,727	—	—	—	—	—
Other comprehensive loss	—	—	—	—	—	—	(367)	(367)

Balance as of June 30, 2020	31,330,513	$274,960	8,359,508	$—	$16,181	$(156,139)	$(446)	$(140,404)

F-
4

ROCKET LAB USA, INC. AND SUBSIDIARIES CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Six-Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(32,547)	$(23,453)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	4,847	3,663
Amortization of deferred debt costs	149	—
Stock compensation expense	2,379	1,923
Loss on disposal of assets	55	3,451
Loss on extinguishment of long-term debt	496	—
Noncash lease expense	997	1,532
Noncash expense associated with preferred stock warrants	5,478	(137)
Deferred taxes	(612)	(459)
Changes in operating assets and liabilities:
Accounts receivable	(19,580)	(5,794)
Contract assets	1,201	4,707
Inventories	(5,347)	(11,080)
Prepaids and other current assets	2,796	(915)
Increase (decrease) in liabilities:
Trade payables	(3,384)	598
Accrued expenses	2,849	152
Employee benefits payable	756	1,406
Contract liabilities	5,006	11,901
Other current liabilities	(930)	1,703
Non-current lease liabilities	(1,191)	(720)
Other non-current liabilities	—	(576)

Net cash used in operating activities	(36,582)	(12,098)
Cash flows from investing activities:
Purchases of property, equipment and software	(5,699)	(15,618)
Cash paid for acquisition, net of acquired cash	—	(12,208)

Net cash used in investing activities	(5,699)	(27,826)
Cash flows from financing activities:
Payment of deferred transaction costs associated with planned reverse recapitalization transaction	(2,298)	—
Proceeds from the exercise of stock options	772	22
Proceeds from long-term revolving line of credit	15,000	—
Proceeds from long-term secured term loan	98,895	—
Repayments on long-term revolving line of credit	(15,000)	—
Net Proceeds from issuance of Series E-1 Preferred Stock	—	20,500

Net cash provided by financing activities	97,369	20,522
Effect of exchange rates on cash and cash equivalents	20	(113)

Net increase (decrease) in cash and cash equivalents and restricted cash	55,108	(19,515)
Cash and cash equivalents, and restricted cash, beginning of period	53,933	97,694

Cash and cash equivalents, and restricted cash, end of period	$109,041	$78,179

Supplemental disclosures of non-cash investing and financing activities:
Unpaid purchases of property, equipment and software	$1,231	$1,062
Deferred transaction costs in accrued expenses	1,096	—

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(unaudited; in thousands, except share and per share data)

(1)	DESCRIPTION OF THE BUSINESS
Rocket Lab USA, Inc. (“Rocket Lab” and, together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”) is an end-to-end
space company with an established track record of mission success headquartered in Long Beach California and is the parent company for several wholly owned operating subsidiaries located in the United States, New Zealand and Canada. We deliver reliable launch services, satellites and other spacecraft, and on-orbit
management solutions that make it faster, easier and more affordable to access space. We operate one of the only private orbital launch ranges in the world, located in Mahia, New Zealand, enabling a unique degree of operational flexibility and control of customer launch manifests and mission assurance. While our business has historically been centered on the development of small-class launch vehicles and related sale of launch services, we are currently innovating in the areas of medium-class launch vehicles and launch services, space systems design and manufacturing, on-orbit
management solutions, and space data applications.
The Company believes its existing cash and cash equivalents, and $

million in gross funds raised in connection with the Business Combination and the PIPE Investment and payments from customers will be sufficient to meet its working capital and capital expenditure needs for at least the next twelve months. Accordingly, the Company has determined that previous conditions that raised substantial doubt about the Company’s ability to continue as a going concern have been resolved.

(2)	SIGNIFICANT ACCOUNTING POLICIES
Principals of Consolidation and Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting standards generally accepted in the United States of America (“GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim financial information and include the accounts of Rocket Lab USA, Inc. and its wholly owned subsidiaries after elimination of intercompany accounts and transactions. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP can be condensed or omitted. These condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2021, or for any other interim period or for any other future year.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
On an ongoing basis, our management evaluates estimates and assumptions including those related to revenue recognition, contract costs, loss reserves, fair value of common and preferred stock issued, and deferred tax valuation allowances. We based our estimates on historical data and experience, as well as various other factors that our management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from these estimates and assumptions.

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Deferred Transaction Costs
Deferred transaction costs primarily consist of legal and other costs incurred that are directly related to the Company’s reverse recapitalization transaction. These costs will be charged to stockholders’ deficit in connection with the completion of the reverse recapitalization transaction. During the six months ended June 30, 2021 the Company incurred and capitalized transaction costs of approximately $
3,395
which are included in the accompanying condensed consolidated balance sheets.
Other Significant Accounting Policies
There have been no other significant changes to the Company’s significant accounting policies during the six months ended June 30, 2021. Refer to
Note 2 — Significant Accounting Policies
disclosed in the “
Notes to Consolidated Financial Statements as of and for the Years Ended December
 31, 2019 and 2020”
in the Company’s
S-4
filed with the SEC on June 25, 2021.
Recently Adopted Accounting Pronouncements
The Company is an “emerging growth company.” The Jumpstart Our Business Startups Act, or the JOBS Act, allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement.
The ASU removed some disclosures; modified others and added some new disclosure requirements. For all entities, the new guidance is effective for fiscal years beginning after December 15, 2019. The Company adopted this ASU on January 1, 2020, and the adoption of this ASU resulted in additional fair value measurement disclosures in these notes to the consolidated financial statements.
In June 2018, the FASB issued ASU
2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting
and subsequently issued amendments to the initial guidance through ASU
2019-08,
Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements — Share-Based Consideration Payable to a Customer
. Under the revised, amended guidance, the accounting for awards issued to non-employees
will be similar to the accounting for employee awards. Additionally, for share-based consideration payable to a customer, the amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with Topic 718. The Company adopted this guidance as of January 1, 2020, which did not have a material impact on the condensed consolidated financial statements.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
and also issued subsequent amendments to the initial guidance: ASU
2018-19,
ASU
2019-04,
ASU
2019-05,
ASU
2019-10,
ASU
2019-11
and ASU
2020-02.
The updated guidance revises the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses on financial instruments, including, but not limited to, available for sale debt securities and accounts receivable. The Company adopted this guidance as of January 1, 2020, which did not have a material impact on the condensed consolidated financial statements.

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(3)	REVENUES
The Company disaggregates revenue by reportable segment and revenue recognition pattern, as it believes these categories best depict how the nature, timing and uncertainty of revenue and cash flows are affected by economic factors. The following tables provide information about disaggregated revenue and a reconciliation of the disaggregated revenue during the six months ended June 30:

	Six-Months Ended June 30, 2021
Revenues by recognition model	2021	2020
Point-in-time.	$26,815	$7,534
Over-time	2,657	1,219

Total revenue by recognition model	29,472	8,753

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (presented within Contract assets) and customer advances and deposits (presented within Contract liabilities) on the condensed consolidated balance sheets, where applicable. Amounts are generally billed as work progresses in accordance with agreed-upon milestones. These individual contract assets and liabilities are reported in a net position on a contract-by-contract
basis on the condensed consolidated balance sheets at the end of each reporting period.
The following table presents the balances related to enforceable contracts as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Contract balances
Accounts receivable	$22,355	$2,730
Contract assets	843	2,045
Contract liabilities	(31,138)	(26,132)
Changes in contract liabilities were as follows:

Contract liabilities, at December 31, 2020	$26,132
Customer advances received	17,116
Recognition of unearned revenue	(12,110)
Contract liabilities, at June 30, 2021	$31,138
The revenue recognized from the contract liabilities consisted of the Company satisfying performance obligations during the normal course of business.
The amount of revenue recognized from changes in the transaction price associated with performance obligations satisfied in prior years during six months ended June 30, 2021 and 2020 was not material.
Remaining unsatisfied performance obligations represent the total dollar value of work to be performed on contracts awarded and in progress. The amount of remaining unsatisfied performance obligations increases with new contracts or additions to existing contracts and decreases as revenue is recognized on existing contracts. Contracts are included in the amount of remaining unsatisfied performance obligations when an enforceable agreement has been reached. Remaining unsatisfied performance obligations totaled $141,371 and $82,039 as of June 30, 2021 and December 31, 2020, respectively. Of the $
141,371
June 30, 2021 balance, approximately 72% is expected to be recognized within 12 months, with the remaining 28% to be recognized beyond 12 months.

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(4)	BUSINESS COMBINATION
On April 28, 2020, the Company acquired 100% of the outstanding capital stock and voting interest of Sinclair Interplanetary (“Sinclair Interplanetary”), pursuant to a stock purchase agreement with Sinclair, dated March 6, 2020. The results of Sinclair’s operations have been included in the condensed consolidated financial statements since the acquisition close date. Sinclair Interplanetary is a leading provider of high-quality, flight- proven satellite hardware and is headquartered in Toronto, Canada. As a result of the acquisition, management expects to strengthen and expand the Company’s ability to become a one stop shop for customers who desire to design, build and launch a satellite.
Acquisition Consideration
The acquisition-date consideration transferred consisted of cash of $12,340.
The following table presents estimates of the fair value of the assets acquired and the liabilities assumed by the Company in the acquisition:

Description	Amount
Cash and cash equivalents	$132
Accounts receivable	1,024
Inventories	718
Prepaids and other current assets	16
Property and equipment	380
Intangible assets, net	10,250
Right-of-use assets	94
Trade payables	(143)
Other current liabilities	(2,494)
Lease liabilities	(94)
Non-current deferred tax liabilities	(438)
Identifiable net assets acquired	9,445
Goodwill	2,895
Total purchase price	$12,340

The following is a summary of identifiable intangible assets acquired and the related expected lives for the finite-lived intangible assets (in thousands):

Type	Estimated Life in Years	Fair Value
Developed technology	7	$9,200
In-process technology	N/A	100
Customer relationships	3	600
Backlog	0.7	50
Trademark and tradenames	3	100
Non-compete agreement	4	200

Total identifiable intangible assets acquired		$10,250

Goodwill of $2,895 was recorded for the Sinclair Interplanetary acquisition, representing the excess of the purchase price over the fair value of the identifiable net assets. Goodwill recognized primarily represents the future revenue and earnings potential and certain other assets which were acquired, but that do not meet the recognition criteria, such as assembled workforce. None of the goodwill is expected to be deductible for income tax purposes.

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Compensation Arrangements
In connection with the acquisition, the Company issued 272,727 shares of common stock to the seller upon closing of the acquisition. The shares are subject to a share restriction agreement which restricts the transferability of the shares and provides the Company with a right to repurchase the shares for $0 upon termination of employment of the seller. The Company’s repurchase right lapses in eight equal quarterly installments over the two-year
period subsequent to the acquisition date as the seller continues to provide service as an employee, such that at the end of the two-year
period following the acquisition date, the shares will be fully transferable, and the Company will no longer have a right to repurchase the shares. Therefore, the shares are accounted for as post-combination compensation expense for services as an employee over the two-year
vesting period following the acquisition date.
Additionally, the Company agreed to issue to the seller of Sinclair Interplanetary an earnout of up to 211,416 additional shares of the Company common stock to be paid over a two-year
period following the acquisition close date. Issuance of the earnout shares is contingent upon the acquired business meeting certain post-acquisition gross revenue and gross margin targets and the seller continuing to provide services to the Company as an employee during the earnout period. The earnout shares are divided into three tranches. The number of shares to be earned in the first tranche (between 0 and 105,708 shares) is based on revenue and gross margin of the acquired business during the first one-year
period following acquisition. The number of shares to be earned in second tranche (between 0 and 105,708 shares) is based on revenue and gross margin of the acquired business during the second one-year
period following acquisition. The arrangement also provides for a make-up
share tranche, whereby the seller may earn additional shares not earned in the first one-year
period following acquisition if the revenue and gross margin of the second one-year
period following acquisition met certain specified thresholds. In no event will more than 211,416 shares be earned.
Due to the continuing employment requirement of the shares issued upon closing of the transaction and continuing employment requirement of the earnout shares, the costs associated with the shares are recognized as post-combination compensation expense recognized in research and development expenses in the condensed consolidated statements of operations and comprehensive loss.
The following table provides stock-based compensation expense recognized in conjunction with the Sinclair Interplanetary acquisition:

	Six-Months Ended June 30,
Acquisition stock-based compensation	2021	2020
Shares issued in conjunction with the acquisition	$701	$234
Earnout share achievement	181	—

Total stock compensation related to the acquisition	882	234

(5)	FAIR VALUE OF FINANCIAL INSTRUMENTS
As of June 30, 2021 and December 31, 2020 the following financial assets and liabilities are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as follows:

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$24,888	$—	$—	$24,888

Total	$24,888	$—	$—	$24,888

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	June 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Other non-current liabilities:
Warrants-preferred stock (Note 11)	$—	$—	$9,377	$9,377

Total	$—	$—	$9,377	$9,377

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$49,869	$—	$—	$49,869

Total	$49,869	$—	$—	$49,869

Liabilities:
Other non-current liabilities:
Warrants-preferred stock (Note 11)	$—	$—	$3,899	$3,899

Total	$—	$—	$3,899	$3,899

The estimated fair value amounts shown above are not necessarily indicative of the amounts that the Company would realize upon disposition, nor do they indicate the Company’s intent or ability to dispose of the financial instrument.
There were no transfers between fair value measurement levels during the six months ended June 30, 2021. The change in the warrant liabilities measured at fair value using level three unobservable inputs is as follows for the quarter ended June 30, 2021:

Balance, at December 31, 2020	$3,899
Cost of warrants vesting during the period	352
Change in fair value included in earnings	5,126
Balance, at June 30, 2021	$9,377

As of June 30, 2021 and December 31, 2020, the fair value of the warrants was estimated primarily using a combination of the guideline public company method, an income approach based on discounted estimated future cash flows, the probability-weighted expected return method and the option pricing method. Under these approaches, the value of the warrants was estimated for various future scenarios and then probability-weighted based on the likelihood of each future scenario. The estimates used in the valuation of the warrants are highly subjective in nature and involve a large degree of uncertainty. The valuation of the warrants is considered to be at Level 3 of the fair value hierarchy due to the need to use assumptions in the valuation that are both significant to the fair value measurement and unobservable.

(6)	INVENTORIES
Inventories as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Raw materials	$13,962	$14,023
Work in process	17,554	12,112

Total inventories — net	$31,516	$26,135

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(7)	PREPAIDS AND OTHER CURRENT ASSETS
Prepaids and other current assets as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Prepaid expenses	$2,370	$2,628
Government grant receivables	—	5,870
Other current assets	2,555	914

Total prepaids and other current assets	$4,925	$9,412

(8)	PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, net, as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Buildings and improvements	$23,305	$20,330
Machinery, equipment, vehicles and office furniture	24,387	23,755
Computer equipment, hardware and software	4,632	3,836
Launch site assets	8,845	7,582
Construction in process	9,133	10,177

Property, plant and equipment, gross	70,302	65,680
Less accumulated depreciation and amortization	(19,082)	(15,848)

Property, plant and equipment, net	$51,220	$49,832

Depreciation expense recorded in the condensed consolidated statements of operations and comprehensive loss during the six months ended June 30, 2021 consisted of the following:

	Six-Months Ended June 30,
Depreciation expense	2021	2020
Cost of revenues.	$1,977	$1,941
Research and development, net	116	119
Selling, general and administrative	1,462	938

Total depreciation expense	3,555	2,998

(9)	GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
The following table presents the changes in the carrying amount of goodwill for the Space Systems reportable segment for the six months ended June 30, 2021:

Balance at December 31, 2020	$3,133
Foreign currency translation adjustment	144

Balance at June 30, 2021	$3,277

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Intangible Assets
The components of intangible assets consisted of the following as of June 30, 2021:

	June 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Developed technology	$10,414	$(1,748)	$8,666
Capitalized software	3,758	(2,683)	1,075
Customer relationships	679	(266)	413
Non-compete agreement	226	(67)	159
Capitalized intellectual property	225	(66)	159
Trademarks and tradenames	153	(49)	104
Indefinite-Lived Intangible Assets
In-process research and development	113	—	113

Total	$15,568	$(4,879)	$10,689

Amortization expense recorded in the condensed consolidated statements of operations and comprehensive loss during the six months ended June 30, 2021 and 2020, respectively consisted of the following:

	Six-Months Ended June 30,
Amortization expense	2021	2020
Cost of revenues.	$236	$141
Research and development, net	743	12
Selling, general and administrative	313	513

Total amortization expense	1,292	666

The following table outlines the estimated future amortization expense related to intangible assets held as of June 30, 2021:

2021 (for the remaining period)	$1,190
2022	2,112
2023	1,768
2024	1,624
2025	1,523
Thereafter	2,472

Total	$10,689

(10)	LOAN AND SECURITY AGREEMENT
Hercules Capital Secured Term Loan
On June 10, 2021, the Company entered into a $100,000 secured term loan agreement with Hercules Capital, Inc. (the “Hercules Capital secured term loan”) and borrowed the full amount under the secured term loan agreement. The term loan has a maturity date of June 1, 2024 and is secured by substantially all of the assets of the Company. Payments due for the term loan are interest-only until the maturity date with interest payable monthly in arrears. The outstanding principal bears (i) cash interest at the greater of (a) 8.15% or (b) 8.15% plus the prime rate minus 3.25% and
(ii) payment-in-kind
interest of 1.25% which is accrued and added to the outstanding principal balance. Prepayment of the outstanding principal is permitted under the loan agreement and subject to certain prepayment fees. In connection with the secured term loan, the Company paid an initial facility charge of $1,000 and the Company will be required to pay an end of term charge of $3,250 upon repayment of the loan.

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The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. The Company is in compliance with all debt covenants related to its long-term borrowings as of June 30, 2021. As of June 30, 2021, there was $98,827 outstanding under the Hercules Capital secured term loan, which is classified as long-term borrowings in the Company’s condensed consolidated balance sheets. As of June 30, 2021, the Company had no availability under the Hercules Capital secured term loan.
In connection with the $100,000 Hercules Capital secured term loan, the Company repaid the $15,000 advance under the SBV Revolving Line and Term Loan Line and terminated the Loan and Security Agreement (see below).
Revolving Line and Term Loan Line
On December 23, 2020, the Company entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”) for a maximum of $35,000 in financing and issued SVB warrants to purchase 13,432 shares of common stock at a price of $11.62 per share (see Note 11). The $35,000 could be drawn upon utilizing the Revolving Line and Term Loan Line (the “Revolving Line and Term Loan Line”) subject to certain terms and conditions. On May 13, 2021, the Company borrowed $15,000 as a Term Loan advance under its Loan and Security Agreement. On June 10, 2021, the Company repaid the $15,000 as a Term Loan advance under its Loan and Security Agreement upon funding of the Hercules Capital Secured Term Loan and the Revolving Line was closed.

(11)	WARRANTS
Equity Classified
During December 2020, in connection with the Loan and Security Agreement (see Note 10), the Company issued warrants to acquire 13,432 shares of common stock at an exercise price of $11.62 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The fair value of these warrants was $496 at issuance which was recorded to interest expense upon repayment of the amounts outstanding under the Loan and Security Agreement during the six months ended June 30, 2021.
During 2016, the Company issued warrants to acquire 51,184 shares of common stock at an exercise price of approximately $0.82 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The estimated fair value of these warrants was $23 at issuance, reflected as equity in the consolidated balance sheets within additional paid-in
capital.
The warrants are classified as equity in accordance with ASC 480,
Distinguishing Liabilities from Equity
, as the agreements provide for the settlement of the instruments in shares of common stock. The warrants are required to be measured at fair value at inception and recorded as a component of equity in the consolidated balance sheets. The warrants have not been exercised as of June 30, 2021.
Liability Classified
During 2015, the Company issued warrants to acquire 33,774 shares of Series B Preferred Stock at an exercise price of approximately $1.80 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The fair value of the warrants was $2,863 and $1,466 as of June 30, 2021 and December 31, 2020, respectively, and none have been exercised.
During 2016, the Company issued warrants to acquire 13,090 shares and 77,198 shares of Series C and D Preferred Stock, respectively, at an exercise price of $2.25 and $19.05 per share, respectively, as a sales incentive for entering into a development agreement with a current customer. The warrants vest as certain milestones within the development agreement are achieved and cost associated with the vesting of the warrants is recognized as a reduction in revenues within the condensed consolidated statements of operations and comprehensive loss as

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the related revenue is recognized. The cost associated with the remeasurement of the vested warrants to fair value is recognized within other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss. As of June 30, 2021, all warrants to purchase shares of Series C Preferred Stock and Series D Preferred Stock were vested. As of December 31, 2020, warrants to purchase 9,600 shares of Series C Preferred Stock and 56,612 shares of Series D Preferred Stock were vested. The estimated fair value of the vested warrants was $6,514 and $2,433 as of June 30, 2021 and December 31, 2020, respectively, and none have been exercised.
The above warrants are classified as liabilities in accordance with ASC 480,
Distinguishing Liabilities from Equity
, as the agreements provide for net cash settlement upon a change in control, which is outside the control of the Company. The warrants are required to be remeasured to fair value at each reporting period with any changes in fair value recorded within other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss and the fair value reported as a liability in the condensed consolidated balance sheets.

(12)	CAPITALIZATION
Common Stock
The holder of each share of common stock has the right to one vote for each share and is entitled to notice of any stockholders’ meeting and to vote upon certain events.
In the event of any liquidation event, only upon completion of distribution of proceeds to preferred stockholders, all of the remaining proceeds available, if any, shall be distributed among common stockholders pro rata based on the number of shares held by each.
Redeemable Convertible Preferred Stock
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series
E-1
Preferred Stock together will be referred as “Preferred Stock”.
The dividend rate and issue price of Preferred Stock, par value of $0.0001, as of June 30, 2021 were as follows:
Redeemable Convertible Preferred Stock
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series
E-1
Preferred Stock together will be referred as “Preferred Stock”.
The dividend rate and issue price of Preferred Stock, par value of $0.0001, as of June 30, 2021 were as follows:

Preferred Stock	Dividend Rate	Issue Price
Series A	$0.05	$0.80
Series B	$0.11	$1.80
Series C	$0.20	$3.37
Series D	$1.71	$28.57
Series E	$1.89	$31.53
Series E-1	$1.89	$31.53
On May 18, 2020, the Company issued 650,140 shares of Series
E-1
Redeemable Convertible Preferred Stock in exchange for $20,500 in cash. Issuance costs in conjunction with this issuance were not material.

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The significant rights, privileges and preferences of the Preferred Stock are as follows:
Dividend Rights
The Preferred Stock shall be entitled to receive
non-cumulative
dividends when declared by board of directors prior and in preference to any declaration or payment of any dividend on the Common Stock at a dividend rate per share as noted above.
The Preferred Stockholders have the right to waive any dividend preference upon the affirmative vote or written consent of majority of the holders of such series Preferred Stock then outstanding. Any additional dividends after payment to Preferred Stock shall be distributed among all holders on an as-if
converted basis.
Liquidation Preferences
In the event of any liquidation event, either voluntary or involuntary, which includes (i) a change of control with respect to the Company, (ii) a sale of the Company, (iii) an IPO and (iv) a liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Company, prior and in preference to any distribution of the proceeds of a liquidation event to the holders of common stock, an amount per share equal to original issue price per share as noted above of each series of Preferred Stock plus declared but unpaid dividends. Any remaining proceeds available for distribution shall be distributed among holders of common stock.
If the Preferred Stockholder receives an amount greater than the amount on an as if-converted
basis, then such amount would be considered for distribution and any such holder who deemed to have converted shall not be entitled to receive any distribution made otherwise to holders of Preferred Stock that have not converted. The treatment of any particular transaction or series of related transactions as liquidation event may be waived by the vote or written consent of holders of the outstanding Preferred Stock.
The Company classifies the Preferred Stock outside of permanent equity in the mezzanine portion of our consolidated balance sheets due to the contingent redemption feature, which is contingent upon certain change of control events, the occurrence of which is not solely within the control of the Company. These contingent events were not considered probable of occurring and as such the Company did not remeasure Preferred Stock to its redemption value each period.
Conversion Rights
Each share of each series of Preferred Stock is convertible, at the option of the holder, at any time after issuance, into the number of fully paid shares of common stock that results from dividing the original issue price of the Preferred Stock by applicable conversion price in effect at the time of conversion. The initial conversion price of the Preferred Stock is equal to its original issue price.
The conversion price of the Preferred Stock is subject to adjustment for any stock dividends, stock splits, combination or other similar recapitalization to protect the holders of the Preferred Stock from dilution.
Each share of Preferred Stock shall automatically be converted, at their then effective conversion price, upon earlier of the following: (i) the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering, the public offering price of which is not less than $31.53 per share (subject to appropriate adjustment in the event of stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) and resulting in at least $100,000 of gross proceeds to the Company, or (ii) at the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of respective Preferred Stock, voting as a single class on an as converted to Common Stock basis.

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Voting Rights
The holders of Preferred Stock have the right to vote as a single class on as-converted
basis to Common Stock for treatment of any particular transaction or series of related transactions or certain events. The holders of Preferred Stock have majority voting rights and control the board of directors.
Down-Round Protections
The holders of Series D, Series E and Series
E-1
Preferred Stock contain anti-dilutive features apart from customary adjustments for splits and reverse splits of common stock. As a result of these down round features, the Company is required to adjust the consideration per share price in the event of future sales at a lower per share price. In the event down round adjustments are triggered, the values attributable to the adjustment to the convertible preferred stock conversion price are recorded as an increase to additional paid-in
capital and increase to accumulated deficit.

(13)	STOCK-BASED COMPENSATION
Equity Incentive Plans
The Company has a single stock option and grant plan, the Rocket Lab 2013 Stock Option and Grant Plan (the “2013 Plan”), with the objective of attracting and retaining available employees and directors by providing stock-based and other performance-based compensation. The 2013 Plan provides for the grant of equity awards to officers, employees, directors and other key employees as well as service providers which include incentive stock options, non-qualified
stock options, restricted stock awards, unrestricted stock awards, restricted stock units or any combination of the foregoing any of which may be performance based, as determined by the Company’s Compensation Committee.
Total stock-based compensation recorded related to the 2013 Plan in the condensed consolidated statements of operations and comprehensive loss during the six months ended June 30, 2021 and 2020, respectively consisted of the following:

	Six-Months Ended June 30,
Stock-based compensation	2021	2020
Cost of goods sold	$604	$715
Research and development	966	421
Selling, general and administrative	809	787

Total stock-based compensation expense	2,379	1,923

The Company was authorized to issue up to 5,481,202 shares of common stock as equity awards to participants under the 2013 Plan as of June 30, 2021. There were 626,110 shares of common stock available for grant as of June 30, 2021.
There have been no material changes in the 2013 Plan since December 31, 2020.
Options
Options issued to all optionees under the 2013 Plan vest over four years from the date of issuance (or earlier vesting start date, as determined by the board of directors) as follows: 25% on the first anniversary of date of grant and the remaining vest monthly over the remaining vesting term.
As of June 30, 2021, total estimated unrecognized stock compensation expense related to unvested options granted under the 2013 Plan was $2,661, which is expected to be recognized over the next 4 years.

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Performance-based Restricted Stock Units
Performance-based restricted stock units are subject to both a time-based service vesting condition and a performance-based vesting condition, both of which must be satisfied before the restricted stock units will be deemed vested. The time-based service vesting condition is generally satisfied over a period of approximately four years as the employees provide service. The performance-based vesting condition is only satisfied upon a sale event (e.g., (i) liquidation of the Company, (ii) sale of all or substantially all of the assets of the Company, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity) or the Company’s initial public offering.
As of June 30, 2021, the Company believed it is not probable that the performance condition for the performance-based restricted stock units will be satisfied as such events which would satisfy the performance condition are generally not deemed probable until the event occurs. Accordingly, the Company has not recognized any stock-based compensation expense for these awards. The total unrecognized compensation expense for performance- based restricted stock units as of June 30, 2021 is $39,146 and will be recognized upon vesting.

(14)	LEASES
The Company has operating leases for properties, vehicles and equipment. The Company’s leases have remaining lease terms of one year to eighteen years, some of which include options to extend the lease term, and some of which include options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.
There have been no material changes in the Company’s lease portfolio since December 31, 2020.

(15)	COMMITMENTS AND CONTINGENCIES
Litigation and Claims
The Company is, and from time to time may be, a party to claims and legal proceedings generally incidental to its business that are principally covered under contracts with its customers and insurance policies. In the opinion of management, there are no legal matters or claims likely to have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Other Commitments
The Company has commitments under its lease obligations (See Note 14).
Contingencies
The Company records a contingent liability when it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.
On May 23, 2016, the Company entered into a launch services agreement with a customer to provide three commercial dedicated launches which would deliver the customer’s payloads over the period of 2017 through 2020. Per the terms of the agreement, each dedicated launch shall have a firm fixed price below current launch vehicle costs. During the year ended December 31, 2018, the Company determined that it was probable that the

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costs to provide the services as stipulated by the launch services agreement would exceed the fixed firm price of each launch. As such, the Company recorded a provision for contract loss for these three dedicated launches. During the year ended December 31, 2020, one of the three launches occurred. and the provision as of December 31, 2020 was $
5,109
. On April 21, 2021, the launch services agreement was amended, resulting in one additional launch and the potential for price increases on the second and third launches dependent on the customer’s desired payload configuration. The provision for contract losses outstanding as of June 30, 2021 related to the remaining three remaining launches is $4,066.

(16)	INCOME TAXES
Income tax expense and the effective tax rate for the six months ended June 30, 2021 and 2020 were as follows (dollar amounts in thousands):

	Six-Months Ended June 30,
	2021	2020
Income tax expense	$704	$749
Effective tax rate	-2.2%	-3.3%
The tax provisions for the six months ended June 30, 2021 and 2020 were computed using the estimated effective tax rates applicable to each of the domestic and international taxable jurisdictions for the full year. The Company’s tax rate is subject to management’s quarterly review and revision, as necessary.
The annual effective tax rate was lower than the federal statutory rate due primarily to a full valuation allowance in the United States and partially offset by recurring items such as foreign taxes based on local country statutory rates, the effect of stock-based compensation, and foreign withholding taxes, as well as by discrete items that may occur in any given year but are not consistent from year to year.
On March 11, 2021, the President signed the American Rescue Plan Act of 2021 into law. The new law provides extensive and varied stimulus relief meant to mitigate the impact of
COVID-19.
The Company will continue to evaluate the impact that the American Rescue Plan will have, if any, on its financial position and effective tax rate in 2021 and beyond.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provided numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary changes to the prior and future limitations on interest deductions, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, the creation of certain refundable employee retention credits, and technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property. These and other provisions of the CARES Act are not expected to have a material impact on the Company’s income tax expense and effective tax rate.
On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA on its financial statements in 2021 and beyond.
The Company is not currently under examination by the IRS, foreign or state and local tax authorities. Due to the net operating loss (“NOL”) carryforwards, the Company remains subject to examination for U.S. federal and state jurisdictions for all years beginning with the year ended March 31, 2016. The Company’s foreign subsidiaries are generally subject to examination within four years from the end of the tax year during which the tax return was filed.
No significant changes in the Company’s unrecognized tax benefits are expected to occur within the next 12 months.

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(17)	NET LOSS PER SHARE
Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during each period. Each series of Preferred Stock is considered to be a participating security. Therefore, the Company applies the two-class
method in calculating its net loss per share for periods when the Company generates net income. Net losses are not allocated to the Preferred Stockholders, as they were not contractually obligated to share in the Company’s losses.
Diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common and dilutive common equivalent shares outstanding for the period using the treasury-stock method or the as-converted
method, or
two-class
method for participating securities, whichever is more dilutive. Potentially dilutive shares are comprised of Preferred Stock, Preferred Stock warrants, common stock warrants, restricted stock units and stock options. For the six months ended June 30, 2021 and 2020, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss and potentially dilutive shares being anti-dilutive.
The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for the six months ended June 30, 2021 and 2020:

	Six-Months Ended June 30,
	2021	2020
Numerator
Net loss attributable to common shareholders-basic and diluted	$32,547	$23,453
Denominator
Weighted average common shares outstanding-basic and diluted	8,708,271	8,178,946
Net loss per share attributable to common stockholders-basic and diluted	$3.74	$2.87
The following equity shares were excluded from the calculation of diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive for the six months ended June 30, 2021 and 2020:

	Six-Months Ended June 30,
	2021	2020
Preferred stock	31,330,513	31,330,513
Preferred stock warrants	124,062	124,062
Common stock warrants	64,616	51,184
Stock options	2,357,382	2,945,022

(18)	SEGMENTS
The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. The Company manages its business primarily based upon two operating segments, Launch Services and Space Systems. Each of these operating segments represents a reportable segment. Launch Services provides launch services to customer on a dedicated mission or ride share basis. Space Systems is comprised of space engineering, program management, satellite components, spacecraft manufacturing and mission operations. Although many of the Company’s contracts with customers contain elements of Space Systems and Launch Services, each reporting segment is managed separately to better align with customer’s needs and the Company’s growth plans. The Company evaluates the performance of its

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reportable segments based on gross profit. For contracts with customers that contain both Space Systems and Launch Services elements, revenues for each reporting segment are generally allocated based upon the overall costs incurred for each of the reporting segments in comparison to total overall costs of the contract.
The following table shows information by reportable segment:

	Six-Months Ended June 30,
	2021	2021	2020	2020
	Launch Services	Space Systems	Launch Services	Space Systems
Revenues	$24,080	$5,392	$8,460	$293
Cost of revenues	23,695	1,903	14,508	124

Gross profit (loss)	$385	$3,489	$(6,048)	$169

Management does not regularly review either reporting segment’s total assets or operating expenses. This is because in general, the Company’s long-lived assets, facilities, and equipment are shared by each reporting segment.

(19)	RELATED PARTY TRANSACTIONS
There are three members of our Board of Directors that are affiliated with three separate entities that are invested in our common stock, two of which individually hold greater than 5% beneficial ownership. Each entity was granted one seat on our board which is filled by a partner of the affiliated entity. On September 14, 2018 and through subsequent closings, Rocket Lab sold an aggregate of 4,368,313 shares of its Series E convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $137,739. In connection with this transaction, these entities acquired 334,267 of Series E convertible preferred stock for $10,539 and Rocket Lab entered into certain Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement, and Amended and Restated First Refusal and
Co-Sale
Agreement with each of the purchasers of Rocket Lab’s Series E convertible preferred stock, and certain other Rocket Lab stockholders (collectively, the “Investor Agreements”). Such Investor Agreements were subsequently amended and restated in connection with Rocket Lab’s Series
E-1
convertible preferred stock financing on May 18, 2020 whereby Rocket Lab sold an aggregate of 650,140 shares of its Series
E-1
convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $20,500. These entities with an affiliated director purchased 142,713 shares of Series
E-1
convertible preferred stock for $4,499.
In March 2019, Rocket Lab facilitated the sale of an aggregate of 625,564 shares of our outstanding common stock from holders of our common stock to funds affiliated with Greenspring Opportunities at a purchase price of $23.6487 per share for an aggregate purchase price of $14,300. Pursuant to this transaction, Greenspring Opportunities repurchased 422,857 shares of Rocket Lab common stock from the Rocket Lab CEO, Peter Beck, for $10,000.
As of June 30, 2021 and December 31, 2020, there are no amounts due to or from related parties.

(20)	SUBSEQUENT EVENTS
On March 1, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Vector Acquisition Corporation, a publicly traded special purpose acquisition company and Cayman Islands exempted company (“Vector”), and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Rocket Lab (“Merger Sub”) which was subsequently amended on May 7, 2021 and June 25, 2021.

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The Mergers closed August 25, 2021, and Vector became a Delaware corporation (“Delaware Vector”), and Merger Sub merged with and into Delaware Vector, with Delaware Vector surviving the merger as a wholly owned subsidiary of Rocket Lab (the “First Merger”). Immediately following the First Merger, Rocket Lab merged with and into Delaware Vector, with Delaware Vector surviving the merger (“Second Merger”, and together with the First Merger, the “Mergers”) for form the post-transaction combined entity (“Pubco”).
The Mergers will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Vector Acquisition Corporation will be treated as the “acquired” company for financial reporting purposes and the Company will be treated as the accounting acquirer.
In connection with the Mergers, the shareholders of the Company exchanged their interests in the Company for interests in the Pubco.
The Company has evaluated subsequent events through August 31, 2021, the date that the financial statements were available to be issued and management is not aware of any other subsequent events that would require recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Rocket Lab USA, Inc
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Rocket Lab USA, Inc and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, consolidated statements of changes in redeemable convertible preferred stock and shareholders’ deficit, and consolidated statements of cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America
. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche
,
LLP
Los Angeles, California
May 7, 2021 (June 25, 2021 as to the effects of the immaterial restatement discussed in Note 1)
We have served as the Company’s auditor since 2018.

ROCKET LAB USA, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019
(In thousands, except share data)

Assets	2020	2019
Current assets:
Cash and cash equivalents	$52,792	$95,878
Accounts receivable, net	2,730	1,185
Contract assets	2,045	7,064
Inventories	26,135	14,157
Prepaids and other current assets	9,412	6,346

Total current assets	93,114	124,630
Non-Current Assets:
Property, plant and equipment, net	49,832	36,193
Intangible asset, net	11,349	1,329
Goodwill	3,133	—
Right-of-use assets — operating leases	26,902	26,608
Right-of-use assets — finance leases	—	2,924
Restricted cash	1,141	1,816
Deferred tax assets	2,398	1,685

Total Assets	$187,869	$195,185

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity
Current liabilities:
Trade payables	3,368	6,460
Accrued expenses	6,571	3,567
Employee benefits payable	4,582	3,045
Contract liabilities	26,132	10,211
Finance lease liabilities	—	2,246
Other current liabilities	7,766	6,415

Total current liabilities	48,419	31,944
Non-Current liabilities:
Non-current lease liabilities	27,299	26,025
Other non-current liabilities	3,899	1,285

Total liabilities	79,617	59,254

COMMITMENTS AND CONTINGENCIES (Note 16)
Redeemable convertible preferred stock
Series A Preferred stock, $0.0001 par value; authorized, issued and outstanding shares: 6,898,281 at December 31, 2020 and 2019, respectively	5,500	5,500
Series B Preferred stock, $0.0001 par value; authorized shares: 11,987,187, issued and outstanding shares: 11,953,413 at December 31, 2020 and 2019, respectively	21,503	21,503
Series C Preferred stock, $0.0001 par value; authorized shares: 4,900,204 and 4,887,114 at December 31, 2020 and 2019 respectively; issued and outstanding shares: 4,887,114 at December 31, 2020 and 2019, respectively	16,471	16,471
Series D Preferred stock, $0.0001 par value; authorized shares: 2,650,450 and 2,651,993 at December 31, 2020 and 2019, respectively; issued and outstanding shares: 2,573,252 at December 31, 2020 and 2019, respectively	73,364	73,364
Series E Preferred stock, $0.0001 par value; authorized shares: 4,368,313 and 6,342,843 at December 31, 2020 and 2019, respectively; issued and outstanding shares: 4,368,313 at December 31, 2020 and 2019, respectively	137,622	137,622
Series E-1 Preferred stock, $0.0001 par value; authorized shares: 650,140; issued and outstanding shares: 650,140 at December 31, 2020	20,500	—
Shareholders’ deficit:
Common stock, $0.0001 par value; authorized shares: 46,000,000 and 47,000,000 at December 31, 2020 and 2019, respectively; issued and outstanding shares: 8,654,869 and 8,076,275 at December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	19,928	14,236
Accumulated deficit	(187,691)	(132,686)
Accumulated other comprehensive loss	1,055	(79)

Total shareholders’ deficit	(166,708)	(118,529)

Total Liabilities, Redeemable Convertible Preferred Stock And Shareholders’ Deficit	$187,869	$195,185

The accompanying notes are an integral part of these consolidated financial statements.

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ROCKET LAB USA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except per share data)

	2020	2019
Revenues	$35,160	$48,399
Cost of revenues	46,977	49,475

Gross profit	(11,817)	(1,076)
Operating Expenses:
Research and development, net	19,142	12,727
Selling, general and administrative	23,993	19,090

Total operating expenses	43,135	31,817

Operating loss	(54,952)	(32,893)
Other income (expense):
Interest income	224	2,792
Gain (loss) on foreign exchange	2,420	(523)
Other (expense) income, net	(2,230)	618

Total other (expense) income, net	414	2,887

Loss before income taxes	(54,538)	(30,006)
Provision for income taxes	(467)	(354)

Net loss	(55,005)	(30,360)
Other comprehensive loss, net of tax:
Foreign currency translation gain	1,134	257

Comprehensive loss	$(53,871)	$(30,103)

Net loss per share attributable to common stockholders:
Basic and diluted	$(6.61)	$(3.79)
Weighted-average common shares outstanding
Basic and diluted	$8,324	$8,017
The accompanying notes are an integral part of these consolidated financial statements.

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ROCKET LAB USA, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance as of January 1, 2019	30,680,373	$254,460	7,924,028	$—	$9,651	$(102,326)	$(336)	$(93,011)
Net loss	—	—	—	—		$(30,360)	—	(30,360)
Exercise of stock options	—	—	152,247	—	655	—	—	655
Stock-based compensation	—	—	—	—	3,930	—	—	3,930
Other comprehensive loss	—	—	—	—		—	257	$257

Balance as of December 31, 2019	30,680,373	$254,460	8,076,275	$—	$14,236	$(132,686)	$(79)	$(118,529)
Net loss	—	—	—	—	—	$(55,005)	—	(55,005)
Exercise of stock options	—	—	305,867	—	978	—	—	978
Stock-based compensation	—	—	—	—	4,218	—	—	4,218
Issuance of Series E-1 redeemable preferred stock for cash	650,140	20,500	—	—	—	—	—	—
Issuance of common stock for business combination	—	—	272,727	—	—	—	—	—
Issuance of common stock warrant	—	—	—	—	496	—	—	496
Other comprehensive income	—	—	—	—	—	—	1,134	1,134

Balance as of December 31, 2020	31,330,513	$274,960	8,654,869	$—	$19,928	$(187,691)	$1,055	$(166,708)

The accompanying notes are an integral part of these consolidated financial statements.

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ROCKET LAB USA, INC. CONSOLIDATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands)

	2020	2019
Cash flows from operating activities
Net loss	$(55,005)	$(30,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,339	4,872
Stock compensation expense	4,218	3,930
Loss on disposal of assets	1,473	—
Noncash lease expense	1,533	2,164
Noncash expense associated with preferred stock warrants	2,615	88
Deferred income tax expense	(713)	(618)
Changes in operating assets and liabilities:
Accounts receivable	(522)	6,907
Contract assets	5,019	(5,181)
Inventories	(11,260)	(10,434)
Prepaids and other current assets	(2,375)	(1,727)
Trade payables	(1,603)	2,989
Accrued expenses	4,104	394
Employee benefits payables	1,538	1,287
Contract liabilities	15,921	(1,380)
Other current liabilities	(832)	2,988
Non-current lease liabilities	(965)	(1,243)
Other non-current liabilities	(242)	—

Net cash used in operating activities	(27,757)	(25,324)
Cash flows from investing activities
Purchases of property, equipment and software	(25,148)	(20,597)
Proceeds on disposal of equipment	27	—
Cash paid for acquisition, net of acquired cash	(12,208)	—

Net cash used in investing activities	(37,329)	(20,597)
Cash flows from financing activities
Proceeds from issuance of Series E-1 Preferred Stock	20,500	—
Proceeds from the exercise of stock options	978	654
Principal payments under finance lease liabilities	—	(737)

Net cash provided by (used in) financing activities	21,478	(83)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(153)	308

Net decrease in cash and cash equivalents and restricted cash	(43,761)	(45,696)
Cash and cash equivalents, and restricted cash, beginning of year	97,694	143,390

Cash and cash equivalents, and restricted cash, end of year	$53,933	$97,694

Supplemental disclosures of cash flow information Cash refunds/(paid) for income taxes	$300	$(757)
Supplemental disclosures of non-cash investing and financing activities Unpaid purchases of property, equipment and software	$2,090	$5,004
Issuance of common stock warrants and accrued issuance costs in connection with loan and security agreement	$677	$—
The accompanying notes are an integral part of these consolidated financial statements.

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ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

1.	DESCRIPTION OF THE BUSINESS
Rocket Lab USA, Inc. and its consolidated subsidiaries (“
Rocket Lab
” or the “
Company
”) is an aerospace company focused on developing rocket launch and control systems for the space and defense industries. The Company is a Delaware corporation and was formed on July 13, 2013 to act initially as the holding company for Rocket Lab Limited, a New Zealand limited liability company, and has since evolved into an operating entity with a range of activities including engine and avionics manufacturing, business and corporate development, sales and marketing, and corporate planning and financial management. The Company researches, designs, and fabricates complete rocket systems, incorporating propulsion, vehicle launch and electronic control systems. Since formation, the Company has successfully developed several complete rocket-based systems, from sounding rockets to new advanced propulsion technologies. The Company’s primary focus is the market for small, low-cost,
low earth orbit satellite delivery systems, an emerging segment of the space and defense markets. Rocket Lab leases the only private orbital launch range in the world, located in Mahia, New Zealand, and controls its entire value chain.
Rocket Lab is headquartered in Long Beach California and is the parent company for several wholly owned operating subsidiaries located in the United States, New Zealand, Canada and elsewhere.
Immaterial Restatement
Subsequent to the issuance of our consolidated financial statements for the years ending December 31, 2020 and 2019, we concluded that $5,004 of cash payments made during 2020 for capital expenditures that were accrued during 2019 were incorrectly presented in the Consolidated Statement of Cash Flows. During 2019, $5,004 of accrued capital expenditures were presented as an investing cash outflow, and when these payments were made during 2020, these payments were not presented as an investing cash outflow. Further, $1,285 of cash payments made during 2019 for capital expenditures that were accrued during 2018 were incorrectly presented in the Consolidated Statement of Cash Flows and not presented as an investing cash outflow during 2019, resulting in a net effect of $5,004 in 2020 and $3,719 in 2019. The accompanying Consolidated Statement of Cash Flows for the year ended December 31, 2020 and December 31, 2019 have been revised from amounts previously reported to present the payment of accrued capital expenditures in the proper periods in the Consolidated Statement of Cash Flows. We assessed the significance of the misstatements and concluded that they were not material to any periods presented. As a result of these corrections, the Consolidated Statement of Cash Flows for 2019 reflects a decrease in purchases of property, equipment, and software of $3,719 reported within cash used in investing activities and an increase in cash used in operating activities due to adjustments made to the change in trade payables of $2,334 and the change in accrued expenses of $1,387. During 2020, the Consolidated Statement of Cash Flows reflects an increase in purchases of property, equipment, and software reported within cash used in investing activities of $5,004 and a decrease in cash used in operating activities due to adjustments made to the change in trade payables of $3,723 and the change in accrued expenses of $1,281.

2.	SIGNIFICANT ACCOUNTING POLICIES
Principals of Consolidation and Basis of Presentation
The consolidated financial statements are presented in conformity with accounting standards generally accepted in the United States of America (“
U.S. GAAP
”) and include the accounts of Rocket Lab USA, Inc. and its wholly owned subsidiaries after elimination of intercompany accounts and transactions.

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ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Going Concern
Since its inception in 2013, the Company has invested a significant amount into research and development. The Company is currently in the early stages of revenue generation.
As of December 31, 2020 and 2019, the Company had an accumulated deficit of $187,691 and $132,686, respectively, including a net loss of $55,005 and $30,360 for the years then ended. The Company used cash of $27,757 and $25,324 for operations during 2020 and 2019, respectively, compared to combined cash and cash equivalents balances of $52,792 and $95,878 as of December 31, 2020 and 2019. Cash used for operations during 2020 and 2019 was primarily financed through the issuance of preferred stock.
Management’s plans to continue as a going concern one year after the issuance of these financial statements include raising additional financing through the issuance of equity and entering into business transactions that provide revenue with respect to the Company’s products and services. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all and, as such, management concluded that substantial doubt exists about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or on the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
The Company’s financial statements have been prepared in accordance with GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
On an ongoing basis, our management evaluates estimates and assumptions including those related to revenue recognition, contract costs, loss reserves, fair value of common and preferred stock issued, and deferred tax valuation allowances. We based our estimates on historical data and experience, as well as various other factors that our management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
The Company considers cash and cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. The carrying amounts for the Company’s cash equivalents approximate fair value due to their short maturities. Cash equivalents are recorded at fair value and consist primarily of money market funds.

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29

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Restricted Cash
The Company considers restricted cash to include any cash that is legally restricted as to withdrawal or usage. The Company had $1,141 and $1,816 as of December 31, 2020 and 2019, respectively. The balance relates to collateral for letters of credit and money market accounts and is presented in restricted cash in the consolidated balance sheets.
Accounts Receivable, Net
Accounts receivables represent amounts billed and currently due from customers. The amounts are stated at their net estimated realizable value. The Company monitors collections and payments from its customers and maintains an allowance for doubtful accounts, which effective January 1, 2020, is based upon applying an expected credit loss rate to receivables based on the historical loss rate from similar high-risk customers adjusted for current conditions, including any specific customer collection issues identified, and forecasts of economic conditions. Prior to January 1, 2020, the allowance for doubtful accounts was based on the Company’s historical experience, its anticipation of uncollectible accounts receivable, and any specific customer collection issues that the Company had identified. Delinquent account balances are written off after management has determined that the likelihood of collection is remote. The allowance for credit losses as of December 31, 2020 and 2019, and the activity in this account, including the current-period provision for expected credit losses for the years ended December 31, 2020 and 2019, were not material.
Inventories
Inventories consist of components and subassemblies, spare parts and consumable goods. Inventories are recorded at actual acquisition costs and adjusted to the lower of cost or estimated net realizable value. The determination of net realizable value of long-term contract costs is based upon quarterly contract reviews that determine an estimate of costs to be incurred to complete all contract requirements. When actual contract costs and the estimate to complete exceed total estimated contract revenues, a loss provision is recorded.
Prepaids and Other Current Assets
Prepaids and other current assets include goods and services tax, prepaid expenses, government grant receivables and miscellaneous receivables.
Property, Plant and Equipment, Net
Property, plant and equipment, are stated at cost, less accumulated depreciation. Depreciation is calculated using a diminishing value method which approximates a double-declining method over the estimated useful lives of assets which are as follows:

Asset Category	Estimated Useful Lives
Buildings and improvements	15 to 30 years
Machinery, equipment, vehicles and office furniture	2 to 12 years
Computer equipment, hardware and software	3 to 5 years
Launch site assets	3 to 10 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

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ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Launch site assets include buildings, machinery and equipment at launch sites.
Repair and maintenance costs are expensed as incurred. Assets disposed of or retired are removed from cost and accumulated depreciation accounts and any resulting gain or loss is reflected in the Company’s consolidated statements of operations and comprehensive loss.
Business Combination
The results of businesses acquired in a business combination are included in our consolidated financial statements from the date of the acquisition. The Company uses the acquisition method of accounting for business combinations and recognizes assets acquired and liabilities assumed measured at their fair values on the date acquired. Goodwill is measured as of the acquisition date as the excess of consideration transferred over the net acquisition date fair value of the assets acquired and the liabilities assumed.
The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires us to use significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates and selection of comparable companies. The Company engages the assistance of valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination.
Intangible Assets, Net
Intangible assets consist of purchased intangible assets including developed technology, in-process
research and development, customer relationships, backlog, trademarks and tradenames, non-compete
agreements, capitalized software and capitalized intellectual property and are amortized over their useful lives ranging from one to twenty years using the straight-line method of amortization. The Company evaluates the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.
Impairment of Long-Lived Assets
Long-lived assets consist of property, plant equipment and intangible assets with estimable useful lives subject to depreciation and amortization. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of an asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of the asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. There was no impairment of long-lived assets during the years ended December 31, 2020 and 2019.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combination. We test goodwill for impairment at least annually during the fourth fiscal quarter, or more frequently if indicators of impairment exist during the fiscal year. Events or circumstances which could

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31

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

trigger an impairment review include a significant adverse change in legal factors or in the business climate, loss of key customers, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business, significant negative industry or economic trends or significant underperformance relative to expected historical or projected future results of operations.
When testing goodwill for impairment, the Company first performs a qualitative assessment. If the Company determines it is more likely than not that a reporting unit’s fair value is less than its carrying amount, then a
one-step
impairment test is required. If the Company determines it is not more likely than not a reporting unit’s fair value is less than its carrying amount, then no further analysis is necessary. To identify whether a potential impairment exists, the Company compares the estimated fair value of the reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If, however, the fair value of the reporting unit is less than its carrying amount, then such balance would be recorded as an impairment loss. Any impairment loss is limited to the carrying amount of goodwill allocated to the reporting unit. There was no impairment of goodwill during the year ended December 31, 2020. The Company did not have goodwill as of December 31, 2019.
Fair Value of Financial Instruments
We utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. We estimate fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which is categorized in one of the following levels:

•	Level 1 —Quoted prices in active markets for identical assets or liabilities.

•
Level 2
—Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•
Level 3
—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. The inputs to the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

The Company considers the carrying values of cash, restricted cash, accounts receivable, accounts payable, and accrued expenses to approximate fair value for these financial instruments due to the short maturities of these instruments. The Company’s preferred stock warrant options are carried at fair value and determined according to the fair value hierarchy above (Note 5).

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ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Assets and Liabilities Recorded at Fair Value on a
Non-Recurring
Basis
Certain assets and liabilities, including goodwill and intangible assets, are subject to measurement at fair value on a non-recurring
basis upon initial acquisition in a business combination or if they are deemed to be impaired as a result of an impairment review.
Fair Value of Common Stock
Due to the absence of an active market for the Company’s common stock, the fair value of the Company’s common stock is estimated based on current available information. This estimate requires significant judgment and considers several factors, such as estimated probabilities of future liquidation scenarios, future equity values estimated based on project future cash flows and guideline public company information, discount rates, expected volatility and discounts for lack of marketability. These estimates are highly subjective in nature and involve a large degree of uncertainty.
Such estimates of the fair value of the Company’s common stock are used in the measurement of stock- based compensation expense and common stock and preferred stock warrants.
Revenue Recognition
The Company generates revenue from launch services and space systems. Launch services may be provided as a mission dedicated to a single customer or as a rideshare arrangement with multiple spacecraft from multiple customers. Space systems revenue is comprised of space engineering, program management, satellite components, spacecraft manufacturing and mission operations.
Revenue is recognized when control of the promised product or service is transferred to our customers at an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. Historically, the Company’s revenue contracts have been fixed-price contracts. To the extent actual costs vary from the cost upon which the price was negotiated, the company will generate variable levels of profit or could incur a loss.
The Company’s launch service contracts generally contain a single performance obligation, to launch a satellite or other spacecraft, as there are not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of the various activities required to launch a satellite or other spacecraft for a customer. Similarly, the Company’s space systems contracts generally contain a single performance obligation as there are typically not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of the manufacturing, engineering or operations activities as specified per the agreement. Where contracts contain a single performance obligation, the entirety of the transaction price is allocated to this one performance obligation. For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis.
The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to its customers. The consideration promised within a contract may include fixed amounts and variable amounts. Variable consideration may consist of final

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33

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

milestone payments or mission success fees that are earned when the payload is delivered to the specified orbit, amongst other types.
The Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur.
The Company recognizes revenue when or as control is transferred to the customer, either over time or at a point in time.
Generally, launch services revenue is recognized at a point in time when control transfers upon intentional ignition of the launch or where successful delivery milestones are applicable, such as upon delivery of the satellite to the specified orbit. In some circumstances, launch service revenue is recognized over-time when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and when the Company has an enforceable right to payment for the services performed to date including a reasonable profit.
Revenue for space systems is recognized at a
point-in-time
or over-time depending upon the nature of the contract with customer. For contracts to provide space engineering, program management and mission operations, the Company recognizes revenues over-time as the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs. Similarly, spacecraft manufacturing is recognized over-time when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and where the Company has an enforceable right to payment for the services performed to date including a reasonable profit. Contracts to provide components for satellites and other spacecrafts that do not qualify for over-time recognition are recognized at a point in time when control is transferred.
For revenue recognized over-time, the Company uses an input method, based on costs incurred relative to total estimated costs at completion to estimate the percentage of completion. The costs incurred are determined by assessing the physical and technical progress on the spacecraft applied to the standard costs. Due to the nature of the work performed under spacecraft construction contracts, the estimation of physical and technical progress requires judgment and is subject to many variables including but not limited to actual progress and costs incurred, labor productivity, changes in cost and availability of materials.
Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to our contracts with customers.
Contract assets include unbilled amounts under contracts when revenue recognized exceeds the amount billed to the customer. Contract assets are transferred to accounts receivable when the right to invoice becomes unconditional and the invoice is issued. Contract assets are classified as current if the invoice will be delivered to the customer within the succeeding
12-month
period with the remaining recorded as long- term. Contract liabilities primarily consists of customer billings in advance of revenues being recognized.

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34

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Cost of Revenues
Cost of revenues includes direct material costs, compensation and benefits and other costs, such as launch service supplies and consumables, lab supplies, insurance, travel, vehicle and equipment related costs directly associated with generating revenues.
Selling, General and Administrative
Selling, general and administrative expenses consist of indirect costs, including management and executive compensation, corporate costs related to finance, accounting, human resources, information technology, legal, administrative, safety, professional services, rent and other general expenses.
Advertising costs are expensed as incurred and presented within selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. For the years ended December 31, 2020 and 2019, advertising costs were not material.
Research and Development Costs, net
Research and development costs, net primarily includes propulsion and avionics development costs. These costs are based on a cost model for research and development relating to internal product development programs not associated with customer contractual arrangements. These costs are presented net of government grants on the consolidated statements of operations and comprehensive loss.
Government Grants
The Company entered into a funding agreement for a research and development growth grant with an agency of the New Zealand federal government during the year ended 2013. The grant will reimburse up to 20% of the Company’s qualifying research and development costs incurred. The Company may recognize a grant receivable once eligible reimbursable research and development expenses are incurred and submitted for reimbursement. Any corresponding grant receivable will be presented within prepaids and other current assets on the consolidated balance sheets. The Company received $3,695 and $3,296 in grant proceeds during the years ended December 31, 2020 and 2019, respectively, which is presented within research and development costs, net in consolidated statements of operations and comprehensive loss.
Stock-Based Compensation
The Company’s stock compensation plan is classified as an equity plan which permits stock awards in the form of employee stock options and restricted stock awards. For awards that vest solely based on continued service, the fair value of an award is recognized as an expense over the requisite service period on a straight- line basis. For awards that contain performance conditions, the fair value of an award is recognized based on the probability of the performance condition being met.
The fair value of stock options under the Company’s employee equity incentive plan are estimated as of the grant date using the Black-Scholes option valuation model, which is affected by estimates of the fair value per share of the Company’s common stock, the risk-free interest rate, expected dividend yield, expected term and the expected share price volatility of its common shares over the expected term, which are estimated as follows:

•	Fair value per share of common stock . The Company is privately held with no active public market. Due to the absence of an active market for the Company’s common stock, the fair value of the

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35

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Company’s common stock for purposes of determining the exercise price for stock option grants and the fair value at grant date was estimated based on highly subjective and uncertain information. The exercise price of stock options is set at least equal to the fair value of the Company’s common stock on the date of grant.

•
Expected volatility
. The Company estimates the expected volatility based on the weighted average historical volatilities of a pool of public companies that are comparable to the Company since the Company’s common stock is not publicly traded and does not have a readily determinable fair value. Expected volatility represents the estimated volatility of the shares over the expected life of the options.

•
Expected term
. The Company determines the expected term of the awards using the simplified method due to the Company’s insufficient history of option exercise and forfeiture activity. The simplified method estimates the expected term based on the average of the vesting period and contractual term of the stock option.

•	Risk-free interest rate . The risk-free interest rate for periods within the expected life of the option is derived from the U.S. treasury interest rates in effect at the date of grant.

•	Estimated dividend yield . The Company uses an expected dividend yield of zero since no dividends are expected to be paid.
The fair value of restricted stock units granted under the Company’s employee equity incentive plan are estimated as of the grant date in an amount equal to the estimated fair value per share of the Company’s common stock.
Forfeitures are recognized as incurred for as they occur. Unless otherwise approved, options must be exercised while the individual is an employee or within
90-days
of termination when applicable. The expiration date of newly issued options is ten years after grant date unless earlier terminated as provided for in the Plan.
The assumptions used in calculating the fair value of stock-based awards represent our best estimates, however, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or we use different assumptions, stock-based compensation expense could be materially different in the future.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
The Company utilizes a
two-step
approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company makes estimates, assumptions and judgments to determine its provision for income taxes and also

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36

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from the Company’s estimates, assumptions and judgments thereby impacting its consolidated financial position and results of operations.
The Company’s policy is to recognize interest and/or penalties related to all tax positions in income tax expense. To the extent that accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision in the period that such determination is made. Interest and penalties related to uncertain tax positions were not material as of and for the years ended December 31, 2020 and 2019.
Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“
CODM
”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in two reportable segments: Launch Services and Space Systems.
Foreign Currencies
The functional currency of certain of the Company’s wholly owned subsidiaries is the currency of the primary economic environment in which they operate. Assets and liabilities denominated in currencies other than the functional currency are remeasured at the exchange rate in effect on the balance sheet date, with exchange differences or remeasurement included in other (expense) income, net on our consolidated statement of operations and comprehensive loss. Revenue and expenses are translated at average rates of exchange prevailing during the respective period. Translation adjustments resulting from this process are recorded as a component of accumulated other comprehensive income (loss) in the consolidated statement of redeemable convertible preferred stock and shareholders’ deficit.
Leases
The Company leases certain property, vehicles and equipment. At contract inception, the Company determines if contract contains a lease and whether the lease should be classified as an operating or financing lease.
ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, it uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease prepayments made and excludes lease incentives. The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Finance leases result in the recognition of depreciation expense, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

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37

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The Company excludes short-term leases (term of 12 months or less) from the balance sheet presentation and accounts for non-lease
and lease components in a contract as a single lease component for certain asset classes.
Recently Adopted Accounting Pronouncements
If the Company, or its prospective parent company becomes public or is public, the Company expects such public company to be an “emerging growth company.” The Jumpstart Our Business Startups Act, or the JOBS Act, allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
In December 2019, the Financial Accounting Standards Board (“
FASB
”) issued Accounting Standards Update (“
ASU
”)
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.
The updated guidance was issued to remove certain exceptions and improve consistency of application, including, among other things, requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The amendments in this update are effective for public companies for annual periods beginning after December 31, 2020, including interim periods within those fiscal years. Most amendments are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company has elected to early adopt this guidance as of January 1, 2019, which did not have a material impact on the consolidated financial statements.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement
. The ASU removed some disclosures; modified others and added some new disclosure requirements. For all entities, the new guidance is effective for fiscal years beginning after December 15, 2019. The Company adopted this ASU on January 1, 2020, and the adoption of this ASU resulted in more robust fair value measurement disclosures in these notes to the consolidated financial statements.
In June 2018, the FASB issued ASU
2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting
and subsequently issued amendments to the initial guidance through ASU
2019-08,
Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements — Share-Based Consideration Payable to a Customer
. Under the revised, amended guidance, the accounting for awards issued to non-employees
will be similar to the accounting for employee awards. Additionally, for share-based consideration payable to a customer, the amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with Topic 718. The Company adopted this guidance as of January 1, 2020, which did not have a material impact on the consolidated financial statements.

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38

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

In June 2016, the FASB issued ASU
2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
and also issued subsequent amendments to the initial guidance: ASU
2018-19,
ASU
2019-04,
ASU
2019-05,
ASU
2019-10,
ASU
2019-11
and ASU
2020-02
.
The updated guidance revises the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses on financial instruments, including, but not limited to, available for sale debt securities and accounts receivable. The Company adopted this guidance as of January 1, 2020, which did not have an impact on the consolidated financial statements.

3.	REVENUES
The Company disaggregates revenue by reportable segment and revenue recognition pattern, as it believes these categories best depicts how the nature, timing and uncertainty of revenue and cash flows are affected by economic factors. The following tables provide information about disaggregated revenue and a reconciliation of the disaggregated revenue during the years ended December 31:

	2020
	Launch Services	Space Systems	Total
Revenues by recognition model
Point-in-time	$31,993	$1,910	$33,903
Over-time	1,092	165	1,257

Total revenue by recognition model	$33,085	$2,075	$35,160

	2019
	Launch Services	Space Systems	Total
Revenues by recognition model
Point-in-time	$26,361	$—	$26,361
Over-time	22,038	—	22,038

Total revenue by recognition model	$48,399	$—	$48,399

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (presented within Contract assets) and customer advances and deposits (presented within Contract liabilities) on the consolidated balance sheets, where applicable. Amounts are generally billed as work progresses in accordance with agreed-upon milestones. These individual contract assets and liabilities are reported in a net position on a contract-by-contract
basis on the consolidated balance sheets at the end of each reporting period.
The following table presents the balances related to enforceable contracts as of December 31:

	2020	2019
Contract balances
Accounts receivable	$2,730	$1,185
Contract assets	2,045	7,064
Contract liabilities	(26,132)	(10,211)

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39

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Changes in contract liabilities were as follows:

	2020	2019
Contract liabilities, beginning of year	$10,211	$11,590
Customer advances received	24,694	8,672
Recognition of unearned revenue	(8,773)	(10,051)

Contract liabilities, end of year	$26,132	$10,211

The revenue recognized from the contract liabilities consisted of the Company satisfying performance obligations during the normal course of business.
The amount of revenue recognized from changes in the transaction price associated with performance obligations satisfied in prior years during the years ended December 31, 2020 and 2019 was not material.
Remaining unsatisfied performance obligations represent the total dollar value of work to be performed on contracts awarded and in progress. The amount of remaining unsatisfied performance obligations increases with new contracts or additions to existing contracts and decreases as revenue is recognized on existing contracts. Contracts are included in the amount of remaining unsatisfied performance obligations when an enforceable agreement has been reached. Remaining unsatisfied performance obligations totaled $82,039 as of December 31, 2020, of which approximately 83% is expected to be recognized within 12 months, with the remaining 17% to be recognized beyond 12 months.

4.	BUSINESS COMBINATION
On April 28, 2020, the Company acquired 100% of the outstanding capital stock and voting interest of Sinclair Interplanetary (“
Sinclair Interplanetary
”), pursuant to a stock purchase agreement with Sinclair, dated March 6, 2020. The results of Sinclair’s operations have been included in the consolidated financial statements since the acquisition close date. Sinclair Interplanetary is a leading provider of high-quality, flight-proven satellite hardware and is headquartered in Toronto, Canada. As a result of the acquisition, management expects to strengthen and expand the Company’s ability to become a one stop shop for customers who desire to design, build and launch a satellite.
Acquisition Consideration
The acquisition-date consideration transferred consisted of cash of $12,340.

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40

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The following table presents estimates of the fair value of the assets acquired and the liabilities assumed by the Company in the acquisition:

Description	Amount
Cash and cash equivalents	$132
Accounts receivable	1,024
Inventories	718
Prepaids and other current assets	16
Property and equipment	380
Intangible assets, net	10,250
Right-of-use assets	94
Trade payables	(143)
Other current liabilities	(2,494)
Lease liabilities	(94)
Non-current deferred tax liabilities	(438)

Identifiable net assets acquired	9,445
Goodwill	2,895

Total purchase price	$12,340

The following is a summary of identifiable intangible assets acquired and the related expected lives for the finite-lived intangible assets (in thousands):

Type	Estimated Life in Years	Fair Value
Developed technology	7	$9,200
In-process technology	N/A	100
Customer relationships	3	600
Backlog	0.7	50
Trademark and tradenames	3	100
Non-compete agreement	4	200

Total identifiable intangible assets acquired		$10,250

Goodwill of $2,895 was recorded for the Sinclair Interplanetary acquisition, representing the excess of the purchase price over the fair value of the identifiable net assets. Goodwill recognized primarily represents the future revenue and earnings potential and certain other assets which were acquired, but that do not meet the recognition criteria, such as assembled workforce. None of the goodwill is expected to be deductible for income tax purposes.
The results of Sinclair Interplanetary operations since the acquisition date have been combined with those of the Company. The Company’s 2020 consolidated statement of operations includes revenue and net loss of $2,075 and $936, respectively, related to this acquisition.
The Company recognized $1,026 of acquisition and integration related costs that were expensed in the current period. These costs are included in the consolidated statement of operations in the line item entitled “Selling, General and Administrative Expense.”

F-
41

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Compensation Arrangements
In connection with the acquisition, the Company issued 272,727 shares of the Company common stock to the seller upon closing of the acquisition. The shares are subject to a share restriction agreement which restricts the transferability of the shares and provides the Company with a right to repurchase the shares for $0 upon termination of employment of the seller. The Company’s repurchase right lapses in eight equal quarterly installments over the two-year
period subsequent to the acquisition date as the seller continues to provide service as an employee, such that at the end of the two-year
period following the acquisition date, the shares will be fully transferable, and the Company will no longer have a right to repurchase the shares. Therefore, the shares are accounted for as post-combination compensation expense for services as an employee over the two-year
vesting period following the acquisition date.
Additionally, the Company agreed to issue to the seller of Sinclair Interplanetary an earnout of up to 211,416 additional shares of the Company common stock to be paid over a two-year
period following the acquisition close date. Issuance of the earnout shares is contingent upon the acquired business meeting certain post-acquisition gross revenue and gross margin targets and the seller continuing to provide services to the Company as an employee during the earnout period. The earnout shares are divided into three tranches. The number of shares to be earned in the first tranche (between 0 and 105,708 shares) is based on revenue and gross margin of the acquired business during the first one-year
period following acquisition. The number of shares to be earned in second tranche (between 0 and 105,708 shares) is based on revenue and gross margin of the acquired business during the second one-year
period following acquisition. The arrangement also provides for a make-up
share tranche, whereby the seller may earn additional shares not earned in the first one-year
period following acquisition if the revenue and gross margin of the second one-year
period following acquisition met certain specified thresholds. In no event will more than
211,416
shares be earned.
Due to the continuing employment requirement of the shares issued upon closing of the transaction and the earnout shares, the costs associated with the shares are recognized as post-combination compensation expense recognized in selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. For the year ended December 31, 2020, the Company recognized $934 in stock-based compensation expense related to the shares issued in conjunction with the acquisition. No expense has been recognized for the earnout shares as the achievement of the gross revenue and gross margin targets for the first tranche and make-up
tranche was not considered probable of occurring as of December 31, 2020.
Unaudited Proforma Combined Financial Information
The following table presents unaudited pro forma net revenues for each of the periods presented, as if the acquisition of Sinclair Interplanetary had occurred at the beginning of fiscal year ended December 31, 2019:

	2020	2019
Net revenues	$35,611	$56,045
It is impracticable to present pro forma net income due to the availability and reliability of the pre-combination
financial information of the acquired business.

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42

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Pro forma net revenues have been prepared for informational purposes only and do not include pro forma adjustments. Pro forma net revenues do not assume any impact from synergies that are expected as a result of the acquisition. These unaudited pro forma net revenues are presented for illustrative purposes only and are not indicative of the net revenues that would have been achieved had the acquisitions occurred on January 1, 2019, nor does the information project results for any future period.

5.	FAIR VALUE OF FINANCIAL INSTRUMENTS
As of December 31, the following financial assets and liabilities are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as follows:

	2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$49,869	$—	$—	$49,869

Total	$49,869	$—	$—	$49,869

Liabilities:
Other non-current liabilties:
Warrants-preferred stock (Note 11)	$—	$—	$3,899	$3,899

Total	$—	$—	$3,899	$3,899

	2019
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$93,314	$—	$—	$93,314

Total	$93,314	$—	$—	$93,314

Liabilities:
Other non-current liabilties:
Warrants-preferred stock (Note 11)	$—	$—	$1,284	$1,284

Total	$—	$—	$1,284	$1,284

The estimated fair value amounts shown above are not necessarily indicative of the amounts that the Company would realize upon disposition, nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

F-
43

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

There were no transfers between fair value measurement levels during the years ended December 31, 2020 and 2019. The change in the warrant liabilities measured at fair value using level three unobservable inputs is as follows for the years ended December 31, 2020 and 2019:

Balance, at January 1, 2019	$1,197
Change in fair value included in earnings	87

Balance, at December 31, 2019	$1,284
Cost of warrants vesting during the year	198
Change in fair value included in earnings	2,417

Balance, at December 31, 2020	$3,899

As of December 31, 2019, the fair value of the warrants was estimated primarily using the subject company transaction method. Under this method, the Company’s own stock transactions were used as a basis for estimating the total equity value of the Company, which was then allocated to the Company’s various securities using the option pricing method. As of the December 31, 2020, the fair value of the warrants was estimated primarily using a combination of the guideline public company method, an income approach based on discounted estimated future cash flows, the probability-weighted expected return method and the option pricing method. Under these approaches, the value of the warrants was estimated for various future scenarios and then probability-weighted based on the likelihood of each future scenario. The valuation technique changed as of December 31, 2020, due to the lack of a recent and relevant stock transaction as well as recent developments in the Company’s likely liquidation scenarios. The estimates used the valuation of the warrants are highly subjective in nature and involve a large degree of uncertainty. The valuation of the warrants is considered to be at Level 3 of the fair value hierarchy due to the need to use assumptions in the valuation that are both significant to the fair value measurement and unobservable.

6.	INVENTORIES
Inventories as of December 31 consisted of the following:

	2020	2019
Raw materials	$14,023	$8,523
Work in process	12,112	5,635

Total inventories — net	$26,135	$14,157

7.	PREPAIDS AND OTHER CURRENT ASSETS
Prepaids and other current assets as of December 31 consisted of the following:

	2020	2019
Prepaid expenses	$2,628	$833
Government grant receivables	5,870	3,475
Other current assets	914	2,038

Total prepaids and other current assets	$9,412	$6,346

F-
44

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

8.	PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, net, as of December 31 consisted of the following:

	2020	2019
Buildings and improvements	$20,330	$7,129
Machinery, equipment, vehicles and office furniture	23,755	20,427
Computer equipment, hardware and software	3,836	2,588
Launch site assets	7,582	3,365
Construction in process	10,177	11,732

Property, plant and equipment, gross	65,680	45,241
Less accumulated depreciation and amortization	(15,848)	(9,048)

Property, plant and equipment, net	$49,832	$36,193

Depreciation expense recorded in the consolidated statements of operations and comprehensive loss during the years ended December 31 consisted of the following:

	2020	2019
Cost of revenues	$4,527	$3,310
Research and development, net	416	190
Selling, general and administrative	1,591	577

Total depreciation expense	$6,534	$4,077

9.	GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
The following table presents the changes in the carrying amount of goodwill by reportable segment for the years ended December 31:

	Launch Services	Space Systems	Total
Balance at December 31, 2019	$—	$—	$—
Acquisitions	—	2,895	2,895
Foreign currency translation adjustment	—	238	238

Balance at December 31, 2020	$—	$3,133	$3,133

F-
45

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Intangible Assets
The components of intangible assets consisted of the following as of December 31:

	2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Developed technology	$10,090	$(973)	$9,117
Capitalized software	3,541	(2,379)	1,162
Customer relationships	658	(148)	510
Non-compete agreement	219	(37)	182
Capitalized intellectual property	199	(51)	148
Trademarks and tradenames	149	(29)	120
Backlog	55	(55)	—
Indefinite-Lived Intangible Assets
In-process research and development	110	—	110

Total	$15,021	$(3,672)	$11,349

	2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Capitalized software	$2,259	$(1,118)	$1,141
Capitalized intellectual property	329	(141)	188

Total	$2,588	$(1,259)	$1,329

Amortization expense was approximately $2,222 and $746 during the years ended December 31, 2020 and 2019, respectively.
The following table outlines the estimated future amortization expense related to finite intangible assets held as of December 31:

2021	$2,353
2022	2,040
2023	1,717
2024	1,533
2025	1,484
Thereafter	2,112

Total	$11,239

F-
46

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

10.	LOAN AND SECURITY AGREEMENT
On
December 23, 2020
, the Company entered into a Loan and Security Agreement for a maximum of $
35,000
in financing which includes a warrant to purchase
13,432
shares of common stock at a price of $
11.62
per share (see Note 11). The $
35,000
may be drawn upon utilizing the Revolving Line and Term Loan Line subject to certain terms and conditions.
Amounts borrowed under the Revolving Line, an aggregate principal amount of up to $
35,000
, may be repaid and, prior to the maturity date of
December 23, 2022
, reborrowed. The Revolving Line terminates on the maturity date of December 23, 2022, when the outstanding principal amount of all advances, any accrued and unpaid interest, and all other obligations shall be immediately due and payable.
The Company can request an advance from the Term Loan from December 23, 2020 through September 30, 2021 in an aggregate principal amount not to exceed the lesser of (i) $15,000, or (ii) measured at the time of each advance request, the difference of $35,000 less the aggregate outstanding amount of advances received under the revolving line. The aggregate outstanding principal amount of the Term Loan advances shall not exceed $15,000. The Term Loan maturity date is December 1, 2024. The Term Loan advances are interest only through December 31, 2021, payable beginning on January 1, 2022 and continuing the first day of each month thereafter
in
thirty-six
equal installments of principal plus accrued interest. The Company has the option to make up to two prepayments of the Term Loan advances in minimum increments of $
1,000
subject to certain prepayment terms and conditions. If the Term Loan advances are accelerated following the occurrence and during an event of default, the Company shall be subject to mandatory prepayment provisions which require the immediate payment of all outstanding principal plus accrued and unpaid interest including all other amounts due and payable with respect to Term Loan advances, including interest at the default rate with respect to any past due amounts.
The Revolving Line advances shall accrue interest on the outstanding principal amount at a floating per annum rate equal to the greater of the prime rate plus applicable margin, and the floor rate, which interest shall be payable monthly in arrears. The Term Loan Advances shall accrue interest on the principal amount at a floating per annum rate equal to the greater of 2.00% above the Prime Rate, and 5.25%, which interest shall be payable monthly in arrears. Interest is payable monthly in arrears and shall computed based on a three hundred sixty-day
year for the actual number of days elapsed. Immediately upon the occurrence and during an event of default, outstanding obligations shall bear interest at a rate per annum which is 5.00% above the applicable rate.
The Company paid a revolving line commitment fee of $105 on December 23, 2020. Additionally, the Company shall pay an anniversary fee of $
105
on the earlier of December 23, 2021 or termination of the Loan and Security Agreement. The Company is required to pay a monthly unused revolving line facility fee equal to the sum of 0.20% per year of the average unused portion of the revolving line, as determined by the lender, computed on the basis of a year.
In addition, the Loan and Security Agreement contains certain covenants applicable to the Company and its subsidiaries, including, among others: (i) access to financial statements, reports, collateral, books and records, (ii) maintain business and collateral insurance and good legal standing (iii) maintain operating accounts, the cash collateral account and excess cash with the lender subject to certain limitations and restrictions, (vi) maintain an adjusted quick ratio of at least 0.85 to
1.00
and (vii) protection of intellectual property rights. The Loan and Security Agreement includes negative covenants which prohibits the

F-
47

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Company of disposing of any part of the business, change businesses, merge or consolidate, take on new indebtedness, pay dividends or make distributions, or make or permit any payment on any subordinated debt without the lender’s prior written consent. Subject to customary grace periods and notice requirements, the Loan and Security Agreement also contains certain customary events of default.
As of December 31, 2020, the Company had $35,000 of availability under the Revolving Line and Term Loan, and the Company had not drawn on Revolving Line and Term Loan.

11.	WARRANTS
Equity Classified
During 2020, in connection with the Loan and Security Agreement (see Note 10), the Company issued warrants to acquire 13,432 shares of common stock at an exercise price of $11.62 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The estimated fair value of these warrants was $496 at issuance, reflected as equity in the consolidated balance sheets within additional paid-in
capital, with a corresponding entry to deferred issuance costs within prepaids and other current assets.
During 2016, the Company issued warrants to acquire 51,184 shares of Common Stock at an exercise price of approximately $0.82 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The estimated fair value of these warrants was $23 at issuance, reflected as equity in the consolidated balance sheets within additional paid-in
capital.
The warrants are classified as equity in accordance with ASC 480, Distinguishing Liabilities from Equity, as the agreements provide for the settlement of the instruments in shares of common stock. The warrants are required to be measured at fair value at inception and recorded as a component of equity in the consolidated balance sheets. The warrants have not been exercised as of December 31, 2020.
Liability Classified
During 2015, the Company issued warrants to acquire 33,774 shares of Series B Preferred Stock at an exercise price of approximately $1.80 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The fair value of the warrants was $1,466 and $515 as of December 31, 2020 and 2019, respectively, and none have been exercised.
During 2016, the Company issued warrants to acquire 13,090 shares and 77,198 shares of Series C and D Preferred Stock, respectively, at an exercise price of $2.25 and $19.05 per share, respectively, as a sales incentive for entering into a development agreement with a current customer. The warrants vest as certain milestones within the development agreement are achieved and cost associated with the vesting of the warrants is recognized as a reduction in revenues within the consolidated statements of operations and comprehensive loss as the related revenue is recognized. The cost associated with the remeasurement of the vested warrants to fair value is recognized within other (expense) income, net within the consolidated statements of operations and comprehensive loss. As of December 31, 2020, warrants to purchase 9,600 shares of Series C Preferred Stock and 56,612 shares of Series D Preferred Stock were vested. As of December 31, 2019, warrants to purchase 7,636 shares of Series C Preferred Stock and 45,032 shares of Series D Preferred Stock were vested. The estimated fair value of the vested warrants was $2,433 and $769 as of December 31, 2020 and 2019, respectively, and none have been exercised.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The above warrants are classified as liabilities in accordance with ASC 480,
Distinguishing Liabilities from Equity
, as the agreements provide for net cash settlement upon a change in control, which is outside the control of the Company. The warrants are required to be remeasured to fair value at each reporting period with any changes in fair value recorded within other (expense) income, net within the consolidated statements of operations and comprehensive loss and the fair value reported as a liability in the consolidated balance sheets.

12.	CAPITALIZATION
Common Stock
The holder of each share of common stock has the right to one vote for each share and is entitled to notice of any stockholders’ meeting and to vote upon certain events.
In the event of any liquidation event, only upon completion of distribution of proceeds to preferred stockholders, all of the remaining proceeds available, if any, shall be distributed among common stockholders pro rata based on the number of shares held by each.
Redeemable Convertible Preferred Stock
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series
E-1
Preferred Stock together will be referred as “Preferred Stock”.
The number of authorized, issued and outstanding preferred stock, par value of $0.0001, as of December 31, 2020 was as follows:

Preferred Stock	Dividend Rate	Issue Price
Series A	$0.05	$0.80
Series B	$0.11	$1.80
Series C	$0.20	$3.37
Series D	$1.71	$28.57
Series E	$1.89	$31.53
Series E-1	$1.89	$31.53
On May 18, 2020, the Company issued 650,140 shares of Series
E-1
Redeemable Convertible Preferred Stock in exchange for $20,500 in cash. Issuance costs in conjunction with this issuance were not material.
The significant rights, privileges and preferences of the Preferred Stock are as follows:
Dividend Rights
The Preferred Stock shall be entitled to receive
non-cumulative
dividends when declared by board of directors prior and in preference to any declaration or payment of any dividend on the Common Stock at a dividend rate per share as noted above.
The Preferred Stockholders have the right to waive any dividend preference upon the affirmative vote or written consent of majority of the holders of such series Preferred Stock then outstanding. Any additional dividends after payment to Preferred Stock shall be distributed among all holders on an as-if
converted basis.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Liquidation Preferences
In the event of any liquidation event, either voluntary or involuntary, which includes (i) a change of control with respect to the Company, (ii) a sale of the Company, (iii) an IPO and (iv) a liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Company, prior and in preference to any distribution of the proceeds of a liquidation event to the holders of common stock, an amount per share equal to original issue price per share as noted above of each series of Preferred Stock plus declared but unpaid dividends. Any remaining proceeds available for distribution shall be distributed among holders of common stock.
If the Preferred Stockholder receives an amount greater than the amount on an as if-converted
basis, then such amount would be considered for distribution and any such holder who deemed to have converted shall not be entitled to receive any distribution made otherwise to holders of Preferred Stock that have not converted. The treatment of any particular transaction or series of related transactions as liquidation event may be waived by the vote or written consent of holders of the outstanding Preferred Stock.
The Company classifies the Preferred Stock outside of permanent equity in the mezzanine portion of our consolidated balance sheets due to the contingent redemption feature, which is contingent upon certain change of control events, the occurrence of which is not solely within the control of the Company. These contingent events were not considered probable of occurring and as such the Company did not remeasure Preferred Stock to its redemption value each period.
Conversion Rights
Each share of each series of Preferred Stock is convertible, at the option of the holder, at any time after issuance, into the number of fully paid shares of common stock that results from dividing the original issue price of the Preferred Stock by applicable conversion price in effect at the time of conversion. The initial conversion price of the Preferred Stock is equal to its original issue price.
The conversion price of the Preferred Stock is subject to adjustment for any stock dividends, stock splits, combination or other similar recapitalization to protect the holders of the Preferred Stock from dilution.
Each share of Preferred Stock shall automatically be converted, at their then effective conversion price, upon earlier of the following: (i) the closing of the sale of shares of Common Stock in a firm commitment underwritten public offering, the public offering price of which is not less than $31.53 per share (subject to appropriate adjustment in the event of stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock) and resulting in at least $100,000 of gross proceeds to the Company, or (ii) at the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of respective Preferred Stock, voting as a single class on an as converted to Common Stock basis.
Voting Rights
The holders of Preferred Stock have the right to vote as a single class on as-converted
basis to Common Stock for treatment of any particular transaction or series of related transactions or certain events. The holders of Preferred Stock have majority voting rights and control the board of directors.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Down-Round Protections
The holders of Series D, Series E and Series
E-1
Preferred Stock contain anti-dilutive features apart from customary adjustments for splits and reverse splits of common stock. As a result of these down round features, the Company is required to adjust the consideration per share price in the event of future sales at a lower per share price. In the event down round adjustments are triggered, the values attributable to the adjustment to the convertible preferred stock conversion price are recorded as an increase to additional paid-in
capital and increase to accumulated deficit.

13.	STOCK-BASED COMPENSATION
Equity Incentive Plans
The Company has a single stock option and grant plan, the Rocket Lab 2013 Stock Option and Grant Plan (the “Plan”), with the objective of attracting and retaining available employees and directors by providing stock-based and other performance-based compensation. The plan provides for the grant of equity awards to officers, employees, directors and other key employees as well as service providers which include incentive stock options, non-qualified
stock options, restricted stock awards, unrestricted stock awards, restricted stock units or any combination of the foregoing any of which may be performance based, as determined by the Company’s Compensation Committee.
Total stock-based compensation recorded in the consolidated statements of operations and comprehensive loss during the years ended December 31 consisted of the following:

	2020	2019
Cost of goods sold	$1,400	$1,394
Research and development	1,183	162
Selling, general and administrative	1,636	2,374

Total stock-based compensation expense	$4,218	$3,930

The Company was authorized to issue up to 5,481,202 shares of common stock as equity awards to participants under the Plan as of December 31, 2020. There were 858,632 shares of common stock available for grant as of December 31, 2020.
Options
— Options issued to all optionees under the Plan vest over four years from the date of issuance (or earlier vesting start date, as determined by the board of directors) as follows: 25% on the first anniversary of date of grant and the remaining vest monthly over the remaining vesting term.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The following summarizes the stock option activity of the Plan for the years ended December 31:

	Options to Purchase Common Stock	Weighted- Average Exercise Price per Share	Weighted- Average Grant Date Fair Value per Share	Weighted- Average Remaining Contract Life (In Years)	Aggregate Intrinsic Value
Outstanding — at January 1, 2019	3,093,543	$8.08	$4.22	8.68	$9,131
Granted	416,549	11.83	6.84
Exercised	(152,247)	3.82		5.43	1,366
Forfeited	(254,051)	9.70
Expired	(94,434)	3.15

Outstanding — at December 31, 2019	3,009,360	$8.83	$4.57	7.95	$11,941
Granted	10,000	12.80	7.11
Exercised	(305,867)	3.23		3.21	2,565
Forfeited	(166,479)	11.38
Expired	(108,873)	9.55

Outstanding — at December 31, 2020	2,438,141	$9.35	$4.81	7.12	$85,853

Options vested and exercisable — at December 31, 2020	1,626,906	$8.82	$4.44	6.83	$57,660
Options vested and exercisable — at December 31, 2019	1,310,763	7.03	$3.40	7.09	$7,552
The following weighted-average assumptions were used in the Black-Sholes option-pricing model calculation for stock options granted for the years ended December 31:

	2020	2019
Fair value per share of common stock	12.80	11.84
Expected volatility	60.0%	60.0%
Risk-free interest rate	0.6%	1.9% - 2.5%
Expected life (years)	6.25	6.25
Dividend rate	None	None
As of December 31, 2020, total estimated unrecognized stock compensation expense related to unvested options granted under the Plan was $4,303, which is expected to be recognized over the next 4 years.
Performance-based Restricted Stock Units
— During the years ended December 31, 2020 and 2019, the Company granted 657,239 and 761,430 performance-based restricted stock units, respectively, to certain key employees pursuant to the Plan. Performance-based restricted stock units granted in 2019 and 2020 are subject to both a time-based service vesting condition and a performance-based vesting condition, both of which must be satisfied before the restricted stock units will be deemed vested. The time-based service vesting condition is generally satisfied over a period of approximately four years as the employees provide service. The performance-based vesting condition is only satisfied upon a sale event (e.g., (i) liquidation of the Company, (ii) sale of all or substantially all of the assets of the Company, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity) or the Company’s initial public offering.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

As of December 31, 2020 and 2019, the Company believed it is not probable that the performance condition for the performance-based restricted stock units will be satisfied as such events which would satisfy the performance condition are generally not deemed probable until the event occurs. Accordingly, the Company did not recognize any stock-based compensation expense during the years ended December 31, 2020 and 2019, for these awards. The total unrecognized compensation expense for performance-based restricted stock units as of December 31, 2020 is $15,749 and will be recognized upon vesting.
The following summarizes the performance-based restricted stock unit activity of the Plan for the years ended December 31:

	Number of Units	Weighted- Average Grant Date Fair Value
Outstanding — at January 1, 2019	—	$—
Granted	761,430	12.80
Forfeited	(8,813)	12.80

Outstanding — at December 31, 2019	752,617	12.80
Granted	657,239	11.32
Forfeited	(103,938)	12.70

Outstanding — at December 31, 2020	1,305,918	$12.06

Units expected to vest — at December 31, 2020	—	$—
Units expected to vest — at December 31, 2019	—	$—

14.	EMPLOYEE BENEFITS
Defined Contribution Plans
The Company’s 401(k) Savings and Retirement Plan covers any eligible employee on the active payroll of the Company. The Company’s contributions were approximately $277 and $98 during the years ended December 31, 2020 and 2019, respectively. The Company’s contributions consist of matching contributions, and non-elective
contributions on behalf of employees.

15.	LEASES
The Company has operating leases for properties, vehicles and equipment. The Company’s leases have remaining lease terms of one year to eighteen years, some of which include options to extend the lease term for up to one year, and some of which include options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.
In October 2019, the Company entered into an operating lease agreement to lease certain building premises in Long Beach, CA. The commencement date of the lease is April 1, 2020 and the expiration date is June 30, 2027. Under the terms of the agreement, the Company transferred $124 in security deposits and recognized prepaid rent of $124 upon execution. Payments under the lease will continue through the initial lease term of 87 months. Tenant allowance, net of construction management fee, initially recognized was $454. The Company has options to renew the lease for two five-year periods.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

As of December 31, 2019, the Company had a finance lease for certain equipment with an option to purchase the equipment. During the year ended December 31, 2020, the Company exercised the purchase option.
Supplemental balance sheet information related to leases as of December 31, were as follows:

Liabilities	Presentation	2020	2019
Current:
Operating lease liabilities	Other current liabilities	$1,670	$1,001
Finance lease liabilities	Finance lease liabilities	—	2,246

Total lease liabilities, current		1,670	3,247
Non-current:
Operating lease liabilities	Non-current lease liabilities	27,299	26,025

Total lease liabilities		$28,969	$29,272

The components of lease expense were as follows during the years ended December 31:

	2020	2019
Operating lease costs	$2,552	$2,752

Finance lease costs:
Amortization of right-of-use assets	$583	$50
Interest on lease liabilities	95	9

Total finance lease costs	$678	$59

Supplemental cash flow information related to leases is as follows for the years ended December 31:

	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,080	$2,301
Operating cash flows from finance leases	95	9
Finance cash flows from finance leases	—	737
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2,410	$20,011
Finance leases	—	2,974
The weighted average remaining lease term related to operating leases was 12.1 years and 11.7 years as of December 31, 2020 and 2019, respectively. The weighted average discount rate related to operating leases was 5.5% and 5.4% as of December 31, 2020 and 2019, respectively.
The weighted average remaining lease term related to finance leases was 0.9 years as of December 31, 2019. The weighted average discount rate related to finance leases was 5% as of December 31, 2019.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The following is a schedule of the future minimum operating lease payments by year as of December 31:

Operating Leases
2021	$3,076
2022	3,109
2023	3,236
2024	3,143
2025	3,145
Thereafter	24,749

Total lease payments	40,458
Less imputed interest	(11,489)

Total	$28,969

16.	COMMITMENTS AND CONTINGENCIES
Litigation and Claims
The Company is, and from time to time may be, a party to claims and legal proceedings generally incidental to its business that are principally covered under contracts with its customers and insurance policies. In the opinion of management, there are no legal matters or claims likely to have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Other Commitments
The Company has commitments under its lease obligations (Note 15).
Contingencies
The Company records a contingent liability when it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.
On May 23, 2016, the Company entered into a launch services agreement with a customer to provide three commercial dedicated launches which would deliver the customer’s payloads over the period of 2017 through 2020. Per the terms of the agreement, each dedicated launch shall have a firm fixed price of $3,000. During the year ended December 31, 2018, the Company determined that it was probable that the costs to provide the services as stipulated by the launch services agreement would exceed the fixed firm price of each launch. As such, the Company recorded a provision for contract loss for these three dedicated launches. During the year ended December 31, 2020, one of the three launches occurred. The balance outstanding as of December 31, 2020 related to the remaining two launches is $5,109.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

17.	INCOME TAXES
The components of the pretax loss from domestic and foreign operations for the years ended December 31, were as follows:

	2020	2019
US loss before income taxes	$(56,439)	$(34,076)
Foreign income before income taxes	1,901	4,070

Pretax loss from operations	$(54,538)	$(30,006)

The provision (benefit) for income taxes for the years ended December 31, 2020 and 2019 is as follows:

	2020	2019
Current:
Federal	$—	$—
State	—	1
Foreign	1,410	956

Total	1,410	957

Deferred:
Foreign	(943)	(603)

Total	(943)	(603)

Provision for income taxes	$467	$354

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	2020		2019
Federal statutory rate	$(11,453)	21.00%	$(6,301)	21.00%
Adjustments for tax effects of:
Permanent differences and other	631	-1.16%	42	-0.14%
Increase in valuation allowance	11,289	-20.70%	6,613	-22.04%

Provision for income taxes	$467	-0.86%	$354	-1.18%

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The significant components of the Company’s deferred tax assets and liabilities were as follows as of December 31:

	2020	2019
Deferred tax assets:
Accrued expenses	$1,969	$1,791
Inventories	353	—
Deferred revenue	5,503	2,150
Lease liability	7,426	6,462
Stock options	2,082	1,386
Warrants	519	162
Net operating losses	30,264	23,625
Tax credits	923	857
Other	4	67

Total deferred tax assets	49,043	36,500
Valuation allowance	(39,084)	(27,794)

Total deferred tax assets, net	9,959	8,706

Deferred tax liabilities:
Right of use asset	(6,954)	(6,978)
Depreciation and amortization	—	(43)
Unrealized gain	(757)	—

Total deferred tax liabilities	(7,711)	(7,021)

Net deferred tax assets	$2,248	$1,685

The net deferred tax assets as presented in the consolidated balance sheets consists of the following as of December 31:

	2020	2019
Deferred tax assets	$2,398	$1,685
Deferred tax liabilities (included in Other non-current liabilities)	(150)	—

Net deferred tax assets	$2,248	$1,685

The realization of deferred tax assets may be dependent on the Company’s ability to generate sufficient income in future years in the associated jurisdiction to which the deferred tax assets relate. A valuation allowance against the net deferred tax assets has been recorded at December 31, 2020 and 2019, in the amount of $39.1 million and $27.8 million, respectively, as realization of the deferred tax assets is uncertain.
The Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial performance. Based on the review of all positive and negative evidence, including a three-year cumulative pre-tax
book loss, it was concluded that a full valuation allowance should be recorded against all U.S. deferred tax assets at December 31, 2020 and 2019. In the event that the Company were to determine that it

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

would be able to realize all or part of its U.S. deferred tax assets in the future, it would decrease the valuation allowance and recognize a corresponding tax benefit in the period in which it made such a determination.
At December 31, 2020 and 2019, the Company has unrecognized tax benefits of $800 related to net operating losses incurred in prior years, of which $632 will affect the effective tax rate if recognized when the Company no longer has a valuation allowance offsetting its deferred tax assets.
The reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits for the years ended December 31 is as follows:

	2020	2019
Balance at beginning of year	$800	$800
Increases (decreases) related to prior year tax positions	—	—

Balance at end of year	$800	$800

The Company believes it is reasonably possible it will not reduce its unrecognized tax benefits within the next year.
Due to the net operating loss (“
NOL
”) carryforwards, the U.S. federal and state returns are open to examination by the Internal Revenue Service and state jurisdictions for all years beginning with the year ended March 31, 2016. Our foreign subsidiaries are generally subject to examination within four years from the end of the tax year during which the tax return was filed. The years subject to audit may be extended if the entity substantially understates corporate income tax. The Company is not currently under examination by the IRS, foreign or state and local tax authorities.
The Company recognizes interest and penalties related to uncertain tax positions as a component of the income tax provision. As of December 31, 2020 and 2019, there were no accrued interest and penalties.
At December 31, 2020 and 2019, the Company had federal NOL carryforwards of approximately $143.7 million and $112.2 million, respectively, which is comprised of definite and indefinite NOLs. The Company had definite federal NOL carryforwards of approximately $57.1 million as of December 31, 2020 and 2019, which begin to expire in varying amounts beginning in 2034. Federal NOLs generated after 2017 of approximately $86.6 million and $55.1 million as of December 31, 2020 and 2019, respectively will carryforward indefinitely and are available to offset up to 80% of future taxable income each year. The Company also had state NOL carryforwards of approximately $10.8 million and $10.4 million as of December 31, 2020 and 2019, respectively, available to reduce future taxable income, if any. If not realized, the state NOLs will begin to expire in varying amounts beginning in 2035. Utilization of the NOL carryforwards may become subject to annual limitations due to ownership changes that could occur in the future as provided by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state and foreign provisions. These ownership changes may limit the amount of the NOL and tax credit carryforwards that can be utilized annually to offset future taxable income. The Company has not prepared a Section 382 analysis as of December 31, 2020.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The Company does not record U.S. income taxes on the undistributed earnings of its foreign subsidiaries based upon the Company’s intention to permanently reinvest undistributed earnings to ensure sufficient working capital and further expansion of existing operations outside the United States. In the event the Company is required to repatriate funds from outside of the United States, such repatriation would be subject to local laws, customs and tax consequences.
The Jobs Act subjects a U.S. shareholder to tax on global intangible low-taxed
income (“
GILTI
”) earned by certain foreign subsidiaries. The Company has elected to account for GILTI in the year the tax is incurred in accordance with the FASB Staff Q&A, Topic 740, No. 5, Accounting for Global Intangible
Low-Taxed
Income, which states that an entity can make an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years or to provide for the tax expense related to GILTI in the year the tax is incurred as a period expense.
On March 27, 2020, the CARES Act was signed into law in response to the economic challenges facing US businesses. The CARES Act provides sweeping tax changes in response to the
COVID-19
pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of December 31, 2020, the Company has not recorded any material adjustments to its income tax provision related to the provisions within the CARES Act. The Company will continue to analyze the impact that the CARES Act will have, if any, on its financial position, results of operations or cash flows.
On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“
CAA
”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA on its financial statements in 2021 and beyond.

18.	NET LOSS PER SHARE
Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during each period. Each series of Preferred Stock is considered to be a participating security. Therefore, the Company applies the two-class
method in calculating its net loss per share for periods when the Company generates net income. Net losses are not allocated to the Preferred Stockholders, as they were not contractually obligated to share in the Company’s losses.
Diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common and dilutive common equivalent shares outstanding for the period using the treasury-stock method or the as-converted
method, or
two-class
method for participating securities, whichever is more dilutive. Potentially dilutive shares are comprised of Preferred Stock, Preferred Stock warrants, common stock warrants, restricted stock units and stock options. For the years ended December 31, 2020 and 2019, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss and potentially dilutive shares being anti- dilutive.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for the years ended December 31:

	2020	2019
Numerator
Net loss attributable to common shareholders-basic and diluted	$55,005	$30,360
Denominator
Weighted average common shares outstanding-basic and diluted	8,324,252	8,016,507
Net loss per share attributable to common stockholders-basic and diluted	$6.61	$3.79
The following equity shares were excluded from the calculation of diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive for the years ended December 31, 2020 and 2019:

	2020	2019
Preferred stock	31,330,513	30,680,373
Preferred stock warrants	124,062	124,062
Common stock warrants	64,616	51,184
Stock options	2,438,141	3,009,360

19.	SEGMENTS
The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. The Company manages its business primarily based upon two operating segments, Launch Services and Space Systems. Each of these operating segments represents a reportable segment. Launch Services provides launch services to customer on a dedicated mission or ride share basis. Space Systems is comprised of space engineering, program management, satellite components, spacecraft manufacturing and mission operations. Although many of the Company’s contracts with customers contain elements of Space Systems and Launch Services, each reporting segment is managed separately to better align with customer’s needs and the Company’s growth plans. The accounting policies of the various segments are the same as those described in Note 2. The Company evaluates the performance of its reportable segments based on gross profit. For contracts with customers that contain both Space Systems and Launch Services elements, revenues for each reporting segment are generally allocated based upon the overall costs incurred for each of the reporting segments in comparison to total overall costs of the contract. The following table shows information by reportable segment for the years ended December 31:

	2020		2019
	Launch Services	Space Systems	Launch Services	Space Systems
Revenues	$33,085	$2,075	$48,399	$—
Cost of revenues	$45,872	$1,105	$49,475	$—

Gross profit	$(12,787)	$970	$(1,076)	$—

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Management does not regularly review either reporting segment’s total assets or operating expenses. This is because in general, the Company’s long-lived assets, facilities, and equipment are shared by each reporting segment.

20.	CONCENTRATION OF CREDIT RISK, SIGNIFICANT CUSTOMERS AND GEOGRAPHIC INFORMATION
Concentration of Credit Risk and Significant Customers
The Company is subject to concentration of credit risk with respect to its cash, cash equivalents and accounts receivable. The Company maintains bank accounts in the United States and New Zealand and attempts to minimize by maintaining its cash, cash equivalents with major high credit quality financial institutions. From time to time cash balances held may exceed limits federally insured by the Federal Deposit Insurance Corporation. The Company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk associated with these accounts.
The services provided by Rocket Lab are to U.S. Government and commercial customers. The Company has a significant concentration of credit risk associated with its accounts receivables that is solely based on the good faith and credit of the U.S. Government. We extend differing levels of credit to commercial customers, do not require collateral deposits, and, when necessary, maintain reserves for potential credit losses based upon the expected collectability of accounts receivable. We manage credit risk related to our customers by following credit approval processes, establishing credit limits, performing periodic evaluations of credit worthiness and applying other credit risk monitoring procedures.
As of December 31, the Company’s customers that accounted for 10% or more of the total accounts receivable, net, were as follows:

	2020	2019
U.S. commercial customer A	62%	*
U.S. commercial customer B	13%	*
International customer C	12%	*

*	Accounts receivable was less than 10%
For the years ended December 31, the Company’s customers that accounted for 10% or more of the total revenue were as follows:

	2020	2019
U.S. government customer D	21%	12%
International customer E	18%	*
U.S. commercial customer F	15%	*
U.S. commercial customer G	14%	26%

*	Revenue was less than 10%

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

Geographic Information
The Company’s consolidated net revenues by geographic area based on customer billing location are as follows as of December 31:

	2020		2019
	Amount	% of total revenues	Amount	% of total revenues
United States	$25,881	74%	$47,848	99%
Japan	6,498	18%	—	0%
Rest of world	2,781	8%	551	1%

Total	$35,160	100%	$48,399	100%

Long-lived assets, which consists of property, plant and equipment, net, leased right-of-use
assets, intangible assets, net and goodwill, by geographic area are as follows as of December 31:

	2020		2019
	Amount	% of Long- Lived Assets	Amount	% of Long- Lived Assets
United States	$34,303	38%	$30,693	46%
New Zealand	43,323	47%	36,362	54%
Canada	13,590	15%	—	0%

Total	$91,216	100%	$67,055	100%

20.	RELATED PARTY TRANSACTIONS
There are three members of our Board of Directors that are affiliated with three separate entities that are invested in our common stock, two of which individually hold greater than 5% beneficial ownership. Each entity was granted one seat on our board which is filled by a partner of the affiliated entity. On September 14, 2018 and through subsequent closings, Rocket Lab sold an aggregate of 4,368,313 shares of its Series E convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $137,739. In connection with this transaction, these entities acquired 334,267 of Series E convertible preferred stock for $10,539 and Rocket Lab entered into certain Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement, and Amended and Restated First Refusal and
Co-Sale
Agreement with each of the purchasers of Rocket Lab’s Series E convertible preferred stock, and certain other Rocket Lab stockholders (collectively, the “Investor Agreements”). Such Investor Agreements were subsequently amended and restated in connection with Rocket Lab’s Series
E-1
convertible preferred stock financing on May 18, 2020 whereby Rocket Lab sold an aggregate of 650,140 shares of its Series
E-1
convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $20,499. These entities with an affiliated director purchased 142,713 shares of Series
E-1
convertible preferred stock for $4,499.
In March 2019, Rocket Lab facilitated the sale of an aggregate of 625,564 shares of our outstanding common stock from holders of our common stock to funds affiliated with Greenspring Opportunities at a purchase price of $23.6487 per share for an aggregate purchase price of $14,300. Pursuant to this transaction, Greenspring Opportunities repurchased 422,857 shares of Rocket Lab common stock from the Rocket Lab CEO, Peter Beck, for $10,000.

ROCKET LAB USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020
(In thousands, except share and per share data)

As of December 31, 2019 and 2020, there are no amounts due to or from related parties.

21.	SUBSEQUENT EVENTS
On March 1, 2021, the Company entered into an Agreement and Plan of Merger (“
Merger Agreement
”) with Vector Acquisition Corporation, a publicly traded special purpose acquisition company and Cayman Islands exempted company (“
Vector
”), and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Rocket Lab (“
Merger Sub
”) which was subsequently amended on May 7, 2021.
At the closing, Vector will become a Delaware corporation (“
Delaware Vector
”), and Merger Sub will merge with and into Delaware Vector, with Delaware Vector surviving the merger as a wholly owned subsidiary of Rocket Lab (the “
First Merger
”). Immediately following the First Merger, Rocket Lab will merge with and into Delaware Vector, with Delaware Vector surviving the merger (“
Second Merger
”, and together with the First Merger, the “
Mergers
”) for form the post-transaction combined entity (“
Pubco
”).
In connection with the Mergers, the shareholders of the Company will exchange their interests in the Company for interests in the Pubco. The Mergers are expected to close during 2021.
The Company has evaluated subsequent events through the date that the financial statements were available to be issued on May 7, 2021. Management was not aware of any other subsequent events that would require recognition or disclosure in the financial statements.

VECTOR ACQUISITION CORPORATION
CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$44,846	$865,903
Prepaid expenses	284,625	366,647

Total Current Assets	329,471	1,232,550
Investment held in Trust Account	320,014,519	320,004,846

TOTAL ASSETS	$320,343,990	$321,237,396

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,390,012	$217,395
Total current liabilities	2,390,012	217,395
Warrant liabilities	46,116,001	24,562,667
Deferred underwriting fee payable	11,200,000	11,200,000
Total Liabilities	59,706,013	35,980,062
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 32,000,000 and 28,025,733 shares at June 30, 2021 and December 31, 2020 (at $10.00 per share), respectively	320,000,000	280,257,330
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; 0 and 3,974,267 shares issued and outstanding (excluding 32,000,000 and 28,025,733 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	—	397
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	800	800
Additional paid-in capital	—	17,340,758
Accumulated deficit	(59,362,823)	(12,341,951)
Total Shareholders’ Equity	(59,362,023)	5,000,004
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$320,343,990	$321,237,396

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-
64

VECTOR ACQUISITION CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Operating costs	$1,145,290	$3,075,696
Loss from operations	(1,145,290)	(3,075,696)
Other income (loss):
Interest earned on investments held in Trust Account	4,863	9,673
Change in fair value of warrant liabilities	81,333	(21,553,334)
Total other income (loss)	86,196	(21,543,661)
Net Loss	$(1,059,094)	$(24,619,357)
Weighted average shares outstanding of Class A redeemable ordinary shares	32,000,000	32,000,000
Basic and diluted net income per share, Class A redeemable ordinary shares	$0.00	$0.00
Weighted average shares outstanding of Class B
non-redeemable
ordinary shares	8,000,000	8,000,000
Basic and diluted net loss per share, Class B
non-redeemable
ordinary shares	$(0.13)	$(3.08)
The accompanying notes are an integral part of these unaudited condensed financial statements.

F-
65

VECTOR ACQUISITION CORPORATION
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
THREE AND SIX MONTHS ENDED JUNE 30, 2021
(Unaudited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance — January 1, 2021	3,974,267	$397	8,000,000	$800	$17,340,758	$(12,341,951)	$5,000,004
Change in value Class A ordinary shares subject to possible redemption	2,356,026	236	—	—	23,560,024	—	23,560,260
Net loss	—	—	—	—	—	(23,560,263)	(23,560,263)
Balance — March 31, 2021 (Unaudited)	6,330,293	$633	8,000,000	$800	$40,900,782	$(35,902,214)	$5,000,001
Change in value Class A ordinary shares subject to possible redemption	(6,330,293)	(633)	—	—	(40,900,782)	(22,401,515)	(63,302,930)
Net income (loss)	—	—	—	—	—	(1,059,094)	(1,059,094)
Balance — June 30, 2021 (Unaudited)	—	$—	8,000,000	$800	$—	$(59,362,823)	$(59,362,023)
The accompanying notes are an integral part of these unaudited condensed financial statements.

F-
66

VECTOR ACQUISITION CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2021
(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(24,619,357)
Adjustments to reconcile net income loss to net cash used in operating activities:
Change in fair value of warrant liabilities	21,553,334
Interest earned on investment held in Trust Account	(9,673)
Changes in operating assets and liabilities:
Prepaid expenses	82,022
Accrued expenses	2,172,617
Net cash used in operating activities	(821,057)
Net Change in Cash	(821,057)
Cash — Beginning of period	865,903
Cash — End of period	$44,846
Non-Cash
Investing and Financing Activities:
Change in value of Class A ordinary shares subject to possible redemption	$39,742,670
The accompanying notes are an integral part of these unaudited condensed financial statements.

F-
67

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
Note 1 — Description of Organization and Business Operations
Vector Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 28, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). For the avoidance of doubt, Business Combination also includes the Rocket Lab Business Combination (defined below). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from July 28, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 24, 2020. On September 29, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Vector Acquisition Partners, L.P. (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 4.
In October 2020, the underwriters notified the Company of their intention to partially exercise their over-allotment option on October 20, 2020. As such, on October 20, 2020, the Company consummated the sale of an additional 2,000,000 Units, at $10.00 per Unit, and the sale of an additional 266,667 Private Placement Warrants, at $1.50 per Private Warrant, generating total gross proceeds of $20,400,000.
Transaction costs amounted to $18,252,382, consisting of $6,400,000 of underwriting fees, $11,200,000 of deferred underwriting fees and $652,382 of other offering costs.
Following the closing of the Initial Public Offering on September 29, 2020 and the underwriters’ partial exercise of their over-allotment on October 20, 2020, an amount of $320,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule
2a-7
of the Investment Company Act as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net

F-6
8

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share
amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the

F-
69

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.
The Company will have until September 29, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The

F-
70

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2 — Summary of Significant Accounting Policies Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form
10-K
for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, as amended by Amendment No. 1 thereto, filed with the SEC on May 3, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither

F-
71

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.
Liquidity
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the sponsor has the financial wherewithal to fund the company, that are sufficient to fund the working capital needs of the Company until one year from the date of issuance of these condensed financial statements.
Warrant Liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

F-
72

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the statements of operations. The initial fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 9) while the June 30, 2021 and December 31, 2020 fair value of the warrants was based on the public trading price of the warrants.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 32,000,000 and 28,025,733 Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
ASC Topic 740,
Income Taxes
, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Loss Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted loss per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) Private Placement Warrants since the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 16,266,667 shares of Class A ordinary shares in the aggregate.

F-
73

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

The Company’s statements of operations includes a presentation of loss per ordinary share for ordinary shares subject to possible redemption in a manner similar to the two-class
method of loss per share. Net loss per ordinary share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable ordinary shares outstanding since original issuance. Net loss per ordinary share, basic and diluted, for Class B non-redeemable
ordinary shares is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable ordinary shares, by the weighted average number of Class B non-redeemable
ordinary shares outstanding for the period. Class B
non-redeemable
ordinary shares includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Redeemable Class A Ordinary Shares
Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest Income	$4,863	$9,673
Redeemable Net Earnings	$4,863	$9,673
Denominator: Weighted Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	32,000,000	32,000,000
Earnings/Basic and Diluted Redeemable Class A Ordinary Shares	$0.00	$0.00
Non-Redeemable Class B Ordinary Shares
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(1,059,094)	$(24,619,357)
Less: Redeemable Net Earnings	(4,863)	(9,673)
Non-Redeemable Net Loss	$(1,063,957)	$(24,629,030)
Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted	8,000,000	8,000,000
Loss/Basic and Diluted Non-Redeemable Class B Ordinary Shares	$(0.13)	$(3.08)
At three and six months ended June 30, 2021, basic and diluted shares are the same as there are no non-redeemable
securities that are dilutive to the shareholders.

F-
74

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed balance sheet, primarily due to their short-term nature.
As of June 30, 2021 and December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. ASU
2020-06
is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU
2020-06
would have on its financial position, results of operations or cash flows.
Note 3 — Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units, at a purchase price of $10.00 per Unit. In connection with the underwriters’ partial exercise of the over-allotment option on October 20, 2020, the Company sold an additional 2,000,000 Units, at a purchase price of $10.00 per Unit (see Note 8). Each Unit consists of one Class A ordinary share and one-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

F-
75

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Note 4 — Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $8,000,000. In connection with the underwriters’ partial exercise of the over-allotment option on October 20, 2020, the Company sold an additional 266,667 Private Placement Warrants, at a purchase price of $1.50 per Private Placement Warrants, for an aggregate purchase price of $400,000 (see Note 8). Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On July 30, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 625,000 Founder Shares were forfeited and 500,000 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 8,000,000 Founder Shares outstanding at October 20, 2020.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on September 24, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 in fees for these services, respectively. At June 30, 2021 and December 31, 2020, $60,000 and $32,000, respectively, of such fees are included in accrued expenses in the accompanying condensed balance sheets.

F-
76

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2021 and December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.
Note 6 — Commitments and Contingencies
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or close of the proposed business combination, the specific impact is not readily determinable as of the date of these financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholders Rights
Pursuant to a registration and shareholder rights agreement entered into on September 24, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period.
Underwriting Agreement
Pursuant to the underwriting agreement, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,200,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Rocket Lab Business Combination
On March 1, 2021, the Company entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 thereto dated as of May 7, 2021, and Amendment No. 2 dated thereto, dated June 25, 2021, and as the same may be further amended or supplemented, the “Merger Agreement”) with Rocket Lab USA, Inc. (“Rocket Lab”),

F-
77

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Rocket Lab (“Merger Sub”). The Merger Agreement and the transactions contemplated thereby (the “Rocket Lab Business Combination”) were unanimously approved by the boards of directors of each of the Company and Rocket Lab.
In contemplation of the Rocket Lab Business Combination, the Company will domesticate as a Delaware corporation (the “Domestication” and the company following the Domestication, “Vector Delaware”) and, in connection therewith, (a) the Class A ordinary shares and the Class B ordinary shares issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, of Vector Delaware, respectively (such shares of Class A common stock and Class B common stock, together the “Vector Delaware Common Stock”); (b) Company’s warrants to purchase Class A ordinary shares issued and outstanding immediately prior to the Domestication will convert into an equal number of warrants to purchase Vector Delaware Class A common stock (the “Vector Delaware Warrants”) and (c) the Company’s units that have not been separated into Class A ordinary shares and warrants issued and outstanding immediately prior to the Domestication will convert into an equal number of units of Vector Delaware (the “Vector Delaware Units”).
The Merger Agreement further contemplates that the Rocket Lab Business Combination will be effected through the following transactions:

•
in connection with the Domestication, (i) Vector’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of Class A common stock, par value $0.0001 per share, of Vector Delaware (the “Vector Delaware Class A common stock”), and Vector’s Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”) issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of Class B common stock, par value $0.0001 per share, of Vector Delaware (together with the Vector Delaware Class A common stock, the “Vector Delaware common stock”); (ii) Vector’s warrants to purchase Class A ordinary shares issued and outstanding immediately prior to the Domestication will convert into an equal number of warrants to purchase Vector Delaware Class A common stock (the “Vector Delaware warrants”) and (iii) Vector’s units that have not been separated into Class A ordinary shares and warrants issued and outstanding immediately prior to the Domestication will convert into an equal number of units of Vector Delaware (the “Vector Delaware units”);

•
concurrently with the Domestication, Rocket Lab will amend and restate its certificate of incorporation (the “Charter Amendment”), and in connection therewith, among other things, (i) each issued and outstanding share of preferred stock, par value $0.0001 per share, of Rocket Lab will convert into shares of common stock, par value $0.0001 per share, of Rocket Lab (the “Rocket Lab Common Stock”), in accordance with the terms thereof; (ii) each issued and outstanding share of Rocket Lab Common Stock (after giving effect to the conversion contemplated by clause (i)) will convert automatically into a number of shares of Rocket Lab Common Stock equal to the Exchange Ratio (as defined below) and (iii) each then issued and outstanding Rocket Lab warrant will convert into a new warrant of Rocket Lab (a “Rocket Lab New Warrant”) for a number of shares of Rocket Lab Common Stock and with the applicable exercise price per share determined in accordance with the Merger Agreement;

•
Rocket Lab will enter into redemption agreements with certain members of its management pursuant to which Rocket Lab will redeem from such individuals shares of Rocket Lab Common Stock (the “Management Redemption Shares”) for an aggregate purchase price not to exceed $40,000,000;

F-
78

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

•
immediately following the Domestication, Merger Sub will merge with and into Vector Delaware, with Vector Delaware surviving the merger as a wholly owned subsidiary of Rocket Lab (the “First Merger”), and in connection therewith, (a) the shares of Vector Delaware Common Stock (other than any treasury shares, shares held by Vector Delaware or any dissenting shares) issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”) will convert into an equal number of shares of Rocket Lab Common Stock; (b) the Vector Delaware Warrants that are outstanding and unexercised immediately prior to the First Effective Time will convert into an equal number of warrants to purchase Rocket Lab Common Stock (the “Assumed Warrants”) and (c) the Vector Delaware Units that are outstanding immediately prior to the First Effective Time will convert into an equal number of units of Rocket Lab (the “Assumed Units”); and

•
immediately following the First Effective Time, Rocket Lab will merge with and into Vector Delaware, with Vector Delaware surviving the merger (Vector Delaware as the surviving corporation, “New Rocket Lab” and such merger, the “Second Merger”), and in connection therewith, among other things, (i) the shares of Rocket Lab Common Stock (other than any treasury shares, shares held by Rocket Lab or dissenting shares) issued and outstanding immediately prior to the effective time of the Second Merger (the “Second Effective Time”) will convert into an equal number of shares of common stock, par value $0.0001 per share, of New Rocket Lab (the “New Rocket Lab Common Stock”); (ii) the Rocket Lab New Warrants and the Assumed Warrants outstanding and unexercised immediately prior to the Second Effective Time will convert into an equal number of warrants to purchase New Rocket Lab Common Stock; and (iii) each Assumed Unit that is outstanding immediately prior to the Second Effective Time will automatically be converted into a New Rocket Lab unit that, upon the closing of the Rocket Lab Business Combination (the “Closing”), will be cancelled and will entitle the holder thereof to one share of New Rocket Lab Common Stock and one-third
of one warrant, with each whole warrant representing the right to purchase one share of New Rocket Lab Common Stock.

In addition to the above consideration, if the closing price of New Rocket Lab Common Stock is equal to or greater than $20.00 for a period of at least 20 days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, the Rocket Lab stockholders will be entitled to receive additional shares of New Rocket Lab Common Stock equal to 8% of the Aggregate Share Consideration (as defined below) (computed without the deduction for the Management Redemption Shares). For purposes of the Merger Agreement, the “Exchange Ratio” equals the quotient obtained by dividing (i) the Aggregate Share Consideration by (ii) the aggregate number of shares of Rocket Lab Common Stock outstanding immediately prior to the Charter Amendment on a fully diluted basis (other than the Management Redemption Shares). The “Aggregate Share Consideration” means the quotient obtained by dividing (i) an amount equal to $4,000,000,000 minus the Management Redemption Amount by (ii) (x) an amount equal to $10.00 plus (y) an amount equal to (a) the interest earned on funds held in the Company’s trust account divided by (b) the number of Class A ordinary shares outstanding immediately prior to the Closing.
The Rocket Lab Business Combination is expected to close in the third quarter of 2021, subject to the satisfaction of certain customary closing conditions.
Concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such PIPE Investors, immediately prior to Closing, an aggregate of 46,700,000 shares of New Rocket Lab Common Stock for a

F-
79

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

purchase price of $10.00 per share, for aggregate gross proceeds of $467,000,000 (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Rocket Lab Business Combination.
Note 7 — Shareholders’ Equity
Preference Shares
— The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares
— The Company is authorized to issue 450,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were zero and 3,974,267 Class A ordinary shares issued and outstanding, excluding 32,000,000 and 28,025,733 Class A ordinary shares subject to possible redemption, respectively.
The Company determined the common stock subject to redemption to be equal to the redemption value of approximately $10.00 per share of common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Upon considering the impact of the PIPE Investment and associated PIPE Subscription Agreements, it was concluded that the redemption value should include all the Public Shares resulting in the common stock subject to possible redemption being equal to $320,000,000.
Class B Ordinary Shares
— The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 8,000,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

F-
80

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Note 8 — Derivative Warrant Liabilities
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus rlating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

F-
81

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00

. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the
F-
82

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Note 9 — Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
At June 30, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $320,014,519 and $320,004,826, respectively in money market funds which are primarily invested in U.S. Treasury securities. During the three and six months ending June 30, 2021, the Company did not withdraw any interest income from the Trust Account.

F-
83

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$320,014,519	$320,004,846
Liabilities:
Warrant Liabilities — Public Warrants	1	$30,240,001	$16,106,667
Warrant Liabilities — Private Placement Warrants	2	$15,876,000	$8,456,000
The warrants are accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liabilities on the Company’s condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.
The Company established the initial fair value for the warrants on September 29, 2020, the date of the Company’s Initial Public Offering, and measured the fair value of the warrants on September 30, 2020, using a Monte Carlo simulation model. The warrants were classified as Level 3 at the initial measurement date and at September 30, 2020 due to the use of unobservable inputs. The Monte Carlo model’s primary unobservable input utilized in determining the fair value of the warrants was the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target.
The subsequent measurement of the Public Warrants as of December 31, 2020 and June 30, 2021 is classified as Level 1 due to the use of an observable market quote in an active market and the subsequent measurement of the Private Placement Warrants as of December 31, 2020 and June 30, 2021 is classified Level 2 due to the use of observable inputs other than Level 1 inputs.
The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
January 1, 2021	$8,456,000	$16,106,667	$24,562,667
Change in fair value	7,420,000	14,133,334	21,553,334
Fair value as of June 30, 2021	15,876,000	30,240,001	46,116,001
Transfers to/from Levels 1,2 and 3 are recognized at the end of the reporting period in which change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the three and six months ended June 30, 2021.

F-
84

VECTOR ACQUISITION CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
On August 1, 2021, the Company issued an unsecured working capital loan promissory note (the “Working Capital Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to $300,000 from the Sponsor, for ongoing expenses related to a Business Combination. All unpaid borrowings under the Working Capital Promissory Note will be due and payable in full on the day on which the Company consummates a Business Combination.

F-
85

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Vector Acquisition Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Vector Acquisition Corporation (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 28, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 28, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled
Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)
(the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 3, 2021

VECTOR ACQUISITION CORPORATION
BALANCE SHEET
DECEMBER 31, 2020
(As Restated)

ASSETS
Current assets
Cash	$865,903
Prepaid expenses	366,647

Total Current Assets	1,232,550
Investment held in Trust Account	320,004,846

TOTAL ASSETS	$321,237,396

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities — accrued expenses	$217,395
Warrant liabilities	24,562,667
Deferred underwriting fee payable	11,200,000

Total Liabilities	35,980,062

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 28,025,733 shares at $10.00 per share	280,257,330
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; 3,974,267 shares issued and outstanding (excluding 28,025,733 shares subject to possible redemption)	397
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,000,000 shares issued and outstanding	800
Additional paid-in capital	17,340,758
Accumulated deficit	(12,341,951)

Total Shareholders’ Equity	5,000,004

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$321,237,396

The accompanying notes are an integral part of these financial statements.

F-
87

VECTOR ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 28, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

Formation and operating costs	$357,463

Loss from operations	(357,463)
Other income:
Interest earned on investment held in Trust Account	4,846
Change in fair value of warrant liabilities	11,989,334

Net Loss	$(12,341,951)

Weighted average shares outstanding of Class A redeemable ordinary shares	31,553,191

Basic and diluted net income per share, Class A redeemable ordinary shares	$0.00

Weighted average shares outstanding of Class B non-redeemable ordinary shares	7,732,484

Basic and diluted net loss per share, Class B non-redeemable ordinary shares	$(1.60)

The accompanying notes are an integral part of these financial statements.

F-
88

VECTOR ACQUISITION CORPORATION STATEMENT OF
CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 28, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance — July 28, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of 32,000,000 Units, net of underwriting discounts, offering costs, and warrant liabilities	32,000,000	3,200	—	—	293,544,418	—	293,547,618
Excess of proceeds from the sale of private placement warrants to Sponsor	—	—	—	—	4,026,667	—	4,026,667
Forfeiture of Founder Shares	—	—	(625,000)	(63)	63	—	—
Class A ordinary shares subject to possible redemption	(28,025,733)	(2,803)	—	—	(280,254,527)	—	(280,257,330)
Net loss	—	—	—	—	—	(12,341,951)	(12,341,951)

Balance — December 31, 2020	3,974,267	$397	8,000,000	$800	$17,340,758	$(12,341,951)	$5,000,004

The accompanying notes are an integral part of these financial statements.

F-
89

VECTOR ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 28, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

Cash Flows from Operating Activities:
Net loss	$(12,341,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(4,846)
Change in fair value of warrant liabilities	11,989,334
Changes in operating assets and liabilities:
Prepaid expenses	(366,647)
Accrued expenses	217,395

Net cash used in operating activities	(506,715)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(320,000,000)

Net cash used in investing activities	(320,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	313,600,000
Proceeds from sale of Private Placement Warrants	8,400,000
Proceeds from promissory note — related party	300,000
Repayment of promissory note — related party	(300,000)
Payments of offering costs	(627,382)

Net cash provided by financing activities	321,372,618

Net Change in Cash	865,903
Cash — Beginning	—

Cash — Ending	$865,903

Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$291,793,080

Change in value of Class A ordinary shares subject to possible redemption	$(11,535,750)

Initial classification of warrant liability	$12,573,333

Deferred underwriting fee payable	$11,200,000

Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000

Forfeiture of Founder Shares	$(68)

The accompanying notes are an integral part of these financial statements.

F-
90

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Vector Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 28, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 28, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Rocket Lab USA, Inc., a Delaware corporation (“Rocket Lab”) (see Note 11). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 24, 2020. On September 29, 2020 the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000 which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Vector Acquisition Partners, L.P. (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 5.
In October 2020, the underwriters notified the Company of their intention to partially exercise their over- allotment option on October 20, 2020. As such, on October 20, 2020, the Company consummated the sale of an additional 2,000,000 Units, at $10.00 per Unit, and the sale of an additional 266,667 Private Placement Warrants, at $1.50 per Private Warrant, generating total gross proceeds of $20,400,000.
Transaction costs amounted to $18,252,382, consisting of $6,400,000 of underwriting fees, $11,200,000 of deferred underwriting fees and $652,382 of other offering costs.
Following the closing of the Initial Public Offering on September 29, 2020 and the underwriters’ partial exercise of their over-allotment on October 20, 2020, an amount of $320,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net

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91

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the final prospectus relating to our initial public offering. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the

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92

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.
The Company will have until September 29, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to

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93

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering (see Note 5) as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of ordinary shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
In connection with the release of the Securities and Exchange Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” on April 12, 2021, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, in consultation with the Company’s audit committee, the Company’s management concluded that the Company’s Private Placement Warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC
Section 815-40-15
because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, in consultation with the Company’s audit committee, the Company’s management concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

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94

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 29, 2020 (audited)
Warrant Liability	$—	$12,573,333	$12,573,333
Ordinary Shares Subject to Possible Redemption	285,853,760	(12,573,333)	273,280,427
Class A Ordinary Shares	141	126	267
Additional Paid-in Capital	5,017,854	(126)	5,017,728
Shareholders’ Equity	5,000,010	0	5,000,010
Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$13,340,000	$13,340,000
Ordinary Shares Subject to Possible Redemption	285,851,910	(13,340,000)	275,511,910
Class A Ordinary Shares	141	134	275
Additional Paid-in Capital	5,019,704	766,533	5,786,237
Accumulated Deficit	(20,698)	(766,667)	(787,365)
Shareholders’ Equity	5,000,010	0	5,000,010
Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$24,562,667	$24,562,667
Ordinary Shares Subject to Possible Redemption	304,820,000	(24,562,670)	280,257,330
Class A Ordinary Shares	152	245	397
Additional Paid-in Capital	5,351,666	11,989,092	17,340,758
Accumulated Deficit	(352,617)	(11,989,334)	(12,341,951)
Shareholders’ Equity	5,000,001	3	5,000,004
Period from July 28, 2020 (inception) to September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$766,667	$766,667
Net loss	(20,698)	(766,667)	(787,365)
Basic and diluted net loss per share, Class B	(0.00)	(0.10)	(0.10)
Period from July 28, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$(11,989,334)	$(11,989,334)
Net loss	(352,617)	(11,989,334)	(12,341,951)
Basic and diluted net loss per share, Class B	(0.05)	(1.55)	(1.60)

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95

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

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96

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Marketable Securities Held in Trust Account
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
Warrant Liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 10) while the December 31, 2020 fair value of the warrants was based on the public trading price of the warrants.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Income Taxes
ASC Topic 740,
Income Taxes
, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing

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97

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Loss Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per ordinary share is computed by dividing net loss by the weighted average number of Class A ordinary shares outstanding for the period. The calculation of diluted loss per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 16,266,667 shares of Class A ordinary shares in the aggregate.
The Company’s statements of operations includes a presentation of income (loss) per ordinary share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per ordinary share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable ordinary shares outstanding since original issuance. Net loss per ordinary share, basic and diluted, for Class B non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable ordinary shares, by the weighted average number of Class B non-redeemable ordinary shares outstanding for the period. Class B non-redeemable ordinary shares includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

For the Period from July 28, 2020 (inception) Through December 31, 2020
Redeemable Class A Ordinary Shares
Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest Income	$4,846

Net Earnings	$4,846
Denominator: Weighted Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	31,553,191
Earnings/Basic and Diluted Redeemable Class A Ordinary Shares	$0.00

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98

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

For the Period from July 28, 2020 (inception) Through December 31, 2020
Non-Redeemable Class B Ordinary Shares
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(12,341,951)
Redeemable Net Earnings	$(4,846)

Non-Redeemable Net Loss	$(12,346,797)
Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted(1)	7,732,484
Loss/Basic and Diluted Non-Redeemable Class B Ordinary Shares	$(1.60)

(1)	As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the shareholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.
As of December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4 — INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units, at a purchase price of $10.00 per Unit. In connection with the underwriters’ partial exercise of the over-allotment option on October 20, 2020, the Company sold an additional 2,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 9).

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99

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 5 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $8,000,000. In connection with the underwriters’ partial exercise of the over-allotment option on October 20, 2020, the Company sold an additional 266,667 Private Placement Warrants, at a purchase price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $400,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6 — RELATED PARTY TRANSACTIONS
Founder Shares
On July 30, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over- allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 625,000 Founder Shares were forfeited and 500,000 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 8,000,000 Founder Shares outstanding at October 20, 2020.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on September 24, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For period from July 28, 2020 (inception) through December 31, 2020, the Company incurred $32,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying balance sheet.
Promissory Note — Related Party
On July 30, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the

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100

VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Initial Public Offering. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on September 29, 2020.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholders Rights
Pursuant to a registration and shareholder rights agreement entered into on September 24, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,200,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 8 — SHAREHOLDERS’ EQUITY
Preference Shares
— The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares
— The Company is authorized to issue 450,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 3,974,267 Class A ordinary shares issued and outstanding, excluding 28,025,733 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares
— The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 8,000,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
NOTE 9 — DERIVATIVE WARRANT LIABILITIES
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00
. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

•
if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, any holder that wishes to exercise the Public Warrants may do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10 — FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
At December 31, 2020, assets held in the Trust Account were comprised of $320,004,846 in money market funds which are invested primarily in U.S. Treasury Securities. During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$320,004,846
Liabilities:
Warrant Liability — Public Warrants	1	$16,106,667
Warrant Liability — Private Placement Warrants	3	$8,456,000
The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
Initial Measurement
The Company established the initial fair value for the warrants on September 29, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-third of one Public Warrant) and (ii) the sale of Private Placement Warrants, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as Class A ordinary shares subject to possible redemption, and Class A ordinary shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The key inputs into the Monte Carlo simulation model were as follows at their measurement dates:

Input	September 29, 2020 (Initial Measurement)
Risk-free interest rate	0.3%
Expected term to initial business combination (years)	0.6
Expected volatility	15.0%
Exercise price	$11.50
Fair value of Units	$10.12
On September 29, 2020, the Private Placement Warrants and Public Warrants were determined to be $0.82 per warrant for aggregate values of $4.4 million and $8.2 million, respectively.
Subsequent Measurement
The warrants are measured at fair value on a recurring basis. The subsequent measurement of the warrants as of September 30, 2020 is classified as Level 3 due to the use of unobservable inputs. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market and the subsequent measurement of the Private Placement Warrants as December 31, 2020 is classified Level 3 due to the use of unobservable inputs.
As of September 30, 2020, the aggregate value of the Private Placement Warrants and Public Warrants was $4.9 million and $9.3 million, respectively.

Input	September 30, 2020
Risk-free interest rate	0.3%
Expected term to initial business combination (years)	0.6
Expected volatility	15.0%
Exercise price	$11.50
Fair value of Units	$10.14
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $8.5 million and $16.1 million, respectively.
The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Level	Public	Level	Warrant Liabilities
Fair value as of July 28, 2020 (inception)	$—		$—		$—
Initial measurement on September 29, 2020	4,373,333	3	8,200,000	3	12,573,333
Change in valuation inputs or other assumptions	266,667		500,00		766,667
Fair value as of September 30, 2020	4,640,000	3	8,700,000	3	13,340,000
Change in valuation inputs or other assumptions	3,816,000		7,406,667		11,222,667

Fair value as of December 31, 2020	$8,456,000	3	$16,106,667	1	$24,562,667

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $16,106,667 during the period from September 29, 2020 through December 31, 2020.
To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3.
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
NOTE 11 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On March 1, 2021, the Company entered into an Agreement and Plan of Merger with Rocket Lab, and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Rocket Lab (“Merger Sub”). The Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of each of the Company and Rocket Lab.
As a consequence of the merger, the Company will domesticate as a Delaware corporation (the “Domestication” and the Company following the Domestication, “Delaware Vector”) and, in connection therewith, (a) the Class A ordinary shares, par value $0.0001 per share, of Vector (the “Class A Shares”) and the Class B ordinary shares, par value $0.0001 per share, of Vector (the “Class B Shares”), issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of common stock, par value $0.0001 per share, of Vector Delaware (the “Delaware Vector Common Stock”); (b) Vector’s warrants to purchase Class A Shares issued and outstanding immediately prior to the Domestication will convert into an equal number of warrants to purchase Delaware Vector Common Stock (the “Delaware Vector Warrants”) and (c) Vector’s units that have not been separated into Class A Shares and warrants issued and outstanding immediately prior to the Domestication will convert into an equal number of units of Delaware Vector (the “Delaware Vector Units”).
Immediately following the Domestication, Merger Sub will merge with and into Delaware Vector, with Delaware Vector surviving the merger as a wholly owned subsidiary of Rocket Lab (the “First Merger”), and in connection therewith, (a) the shares of Delaware Vector Common Stock (other than any treasury shares, shares held by Delaware Vector or any dissenting shares) issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”) will convert into an equal number of shares of Rocket Lab Common Stock; (b) the Delaware Vector Warrants that are outstanding and unexercised immediately prior to the First Effective Time will convert into an equal number of warrants to purchase Rocket Lab Common Stock (the “Assumed Warrants”) and (c) the Delaware Vector Units that are outstanding immediately prior to the First Effective Time will convert into an equal number of units of Rocket Lab (the “Assumed Units”); and immediately following the First Effective Time, Rocket Lab will merge with and into Delaware Vector, with

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VECTOR ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Delaware Vector surviving the merger (Delaware Vector as the surviving corporation, “Pubco” and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). If the closing price of Pubco Common Stock is equal to or greater than $20.00 for a period of at least 20 days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, the Rocket Lab stockholders will be entitled to receive additional shares of Pubco Common Stock equal to 8% of the Aggregate Share Consideration.
The Domestication, the Mergers and the other transactions contemplated by the Agreement are hereinafter referred to as the “Business Combination”. The Business Combination is expected to close in the third quarter of 2021, subject to the satisfaction of certain customary closing conditions.
Concurrently with the execution of the Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Vector agreed to issue and sell to such PIPE Investors, immediately prior to Closing, an aggregate of 46,700,000 shares of Pubco Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467,000,000 (the “PIPE Financing”).
The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Vector will grant the investors in the PIPE Financing certain customary registration rights.

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108

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount*
SEC registration fee		$90,524.45
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, transfer agent and miscellaneous fees		*

Total	$	*

*	Estimates not presently known.
Item 14. Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Rocket Lab’s Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability: (i) for any breach of a director’s duty of loyalty to Rocket Lab or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws of Rocket Lab provide that: (i) Rocket Lab is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) Rocket Lab may indemnify its other employees and agents as set forth in the DGCL; (iii) Rocket Lab is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
Rocket Lab has also entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of Rocket Lab for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between Rocket Lab and each of its directors and executive officers may be sufficiently broad to permit indemnification of Rocket Lab’s directors and executive officers for liabilities arising under the Securities Act. Rocket Lab carries liability insurance for its directors and officers. Certain of Rocket Lab’s directors will also indemnified by their employers with regard to service on our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Rocket Lab pursuant to the foregoing provisions, Rocket Lab has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15. Recent Sales of Unregistered Securities.
On September 10, 2021, we issued 878,887 shares of common stock to SVB Financial Group upon exercise of warrants for Rocket Lab common stock originally issued on March 23, 2015, March 24, 2016, and December 23,

2020 with Silicon Valley Bank on a cashless basis as provided for in the terms of the respective warrant agreements. The issuance of shares of common stock upon the cashless exercise of the SVB Financial Group warrants were not registered under the Securities Act, in reliance on the exemption for registration provided by Section 3(a)(9) of the Securities Act.
On March 1, 2021, concurrently with the execution of the Merger Agreement, we entered into the Subscription Agreements with the PIPE Financing, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such PIPE Investors, immediately prior to the Closing, an aggregate of 46,700,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467,000,000. The securities that may be issued in connection with the Subscription Agreements were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and are being registered pursuant to this prospectus.
On September 29, 2020, we consummated our initial public offering of 30,000,000 Vector units consisting of one Class A ordinary shares and one-third
of one redeemable warrant. On October 20, 2020, in connection with underwriters’ election to partially exercise their option to purchase additional units, we sold an additional 2,000,000 units, at a price of $10.00 per unit, generating total gross proceeds of $320,000,000. Deutsche Bank Securities Inc. and BofA Securities, Inc. acted as the joint book-running managers for our initial public offering. The securities sold in the offering were registered under the Securities Act on registration statements on
Form S-1
(No. 333-248665).
The registration statements became effective on September 24, 2020.
Simultaneously with the consummation of the initial public offering, and the exercise of the over-allotment option, we consummated a private placement of 5,600,000 private placement warrants to our Sponsor at a price of $1.50 per private placement warrant, generating total proceeds of $8,400,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Of the gross proceeds received from the initial public offering including the partial exercise of the option to purchase additional Units, and the sale of the Private Placement Warrants, $320,000,000 was placed in the Trust Account.
We paid a total of $6,400,000 in underwriting discounts and commissions and $652,382 for other offering costs related to the initial public offering. In addition, the underwriters agreed to defer $11,200,000 in underwriting discounts and commissions which were paid upon the consummation of the Business Combination.
Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of March 1, 2021, by and among Vector Acquisition Corporation, Rocket Lab USA, Inc. and Prestige Merger Sub, Inc., as amended by Amendment No. 1 thereto, dated May 7, 2021, and Amendment No. 2 thereto, dated June 25, 2021 (incorporated by reference to Annex A to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

3.1	Certificate of Incorporation of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

3.2	Bylaws of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

Exhibit No.	Description

4.1	Warrant Agreement between Vector Acquisition Corporation and Continental Stock Transfer & Trust Company, dated September 24, 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

4.2	Amendment to Warrant Agreement, dated as of August 25, 2021 between Rocket Lab USA, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed by Vector Acquisition Corporation on September 18, 2020).

5.1**	Opinion of Goodwin Procter LLP.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.2	Second Amended and Restated Registration Rights Agreement, dated as of August 25, 2021, by and among Rocket Lab USA, Inc. (formerly known as Vector Acquisition Delaware Corporation), Vector Acquisition Partners, L.P. and certain other parties thereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.3	Letter Agreement , dated as of September 24, 2020, among Vector Acquisition Corporation, Vector Acquisition Partners, L.P. and the company’s officers and directors (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

10.4	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex H to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.5	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.6	Sponsor Letter Agreement, dated as of March 1, 2021, between Vector Acquisition Corporation and Vector Acquisition Partners, L.P. (incorporated by referenced to Exhibit 10.2 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on March 1, 2021).

10.7	Employment Agreement, dated August 12, 2014, between Rocket Lab Limited and Peter Beck (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.8	Employee Offer Letter, dated March 8, 2018, between Rocket Lab USA, Inc. and Adam Spice (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.9	Employment Agreement, dated September 9, 2013, between Rocket Lab Limited and Shaun O’Donnell, as updated on August 21, 2014 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.10	Second Amended and Restated 2013 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.10 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.11	Deed of Lease between Rocket Lab Limited and Kawatiri Properties Ltd., dated March 8, 2018, for the premises located at 25 Levene Place, Mount Wellington, Auckland 1060, New Zealand (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

Exhibit No.	Description

10.12	Standard Industrial Lease between Rocket Lab USA, Inc. and Douglas Park Associates III, LLC, dated October 4, 2019, for the premises located at 3881 McGowen Street, Long Beach, CA 90808 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.13	Amended and Restated Deed of Lease of Rural Land between Rocket Lab Limited and the Proprietors of Tawapata South, dated November 15, 2019, for the premises located at Onenui Station, Mahia 4198, New Zealand (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.14††	Launch Site Access and Operations Support Agreement for LC-2 between Rocket Lab USA, Inc. and the Virginia Commercial Space Flight Authority, dated September 28, 2018, for the premises located at Mid-Atlantic Regional Spaceport, NASA Wallops Flight Facility, Wallops Island, VA (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.15	Deed of Lease between Rocket Lab Limited and Class One Services Ltd., dated November 15, 2019, for the premises located at 387 Coalfields Road, Kopuku 2471, New Zealand (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.16	Loan and Security Agreement, dated as of June 10, 2021, by and among Rocket Lab USA, Inc., Rocket Lab Global Services, LLC, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.17	Management Redemption Agreement, dated as of June 17, 2021 by and between Rocket Lab USA, Inc., Peter Beck, Adam Spice, and Shaun O’Donnell (incorporated by reference to Annex L to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.18	Form of Subscription Agreement (incorporated by referenced to Annex E to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

23.1*	Consent of Deloitte Touche LLP.

23.2*	Consent of WithumSmith+Brown, PC.

23.3**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of the Registration Statement).

101.INS*	Inline XBRL Instance Document – the instance document does not appear in the interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101).

*	Filed herewith
**	To be filed by amendment.
+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv).

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Rocket Lab USA, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 24th day of September, 2021.

ROCKET LAB USA, INC.

By:	/s/ Peter Beck
Name:	Peter Beck
Title:	President, Chief Executive Officer and
Chairman

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Beck and Adam Spice, and each of them, as his or her true and lawful attorneys-in-fact, proxies
and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies
and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies
and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Peter Beck Peter Beck	President, Chief Executive Officer and Chairman ( Principal Executive Officer )	September 24, 2021

/s/ Adam Spice Adam Spice	Chief Financial Officer ( Principal Financial Officer and Accounting Officer )	September 24, 2021

/s/ David Cowan David Cowan	Director	September 24, 2021

/s/ Michael Griffin Michael Griffin	Director	September 24, 2021

/s/ Matthew Ocko Matthew Ocko	Director	September 24, 2021

/s/ Jon Olson Jon Olson	Director	September 24, 2021

/s/ Merline Saintil Merline Saintil	Director	September 24, 2021

/s/ Alex Slusky Alex Slusky	Director	September 24, 2021

/s/ Sven Strohband Sven Strohband	Director	September 24, 2021